Use these links to rapidly review the document
INDEX TO FINANCIAL STATEMENTS XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

TABLE OF CONTENTS 3

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. This prospectus supplement and the accompanying prospectuses are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2004

Prospectus Supplement (To Prospectuses dated April 28, 2003, August 8, 2003 and August 8, 2003, respectively)	Filed Pursuant to Rule 424(b)(3) File Nos. 333-89132, 333-106824 and 333-102966

18,000,000 shares

Class A Common Stock

        We are offering 7,000,000 shares of our Class A common stock and the selling stockholders are offering 11,000,000 shares of our Class A common stock. We will receive all of the net proceeds from the sale of the shares sold by us. We will not receive any of the proceeds from the sale of the shares sold by the selling stockholders.

Our Class A common stock is traded on The Nasdaq National Market under the symbol "XMSR." On January 9, 2004, the last reported sale price of our Class A common stock on The Nasdaq National Market was $27.50 per share.

See "Risk Factors" beginning on page S-10 of this prospectus supplement and pages 7, 3 and 3, respectively, of the accompanying prospectuses to read about the risks you should consider before buying shares of our Class A common stock.

	Per Share	Total
Public Offering Price
Underwriting Discount
Proceeds, Before expenses, to us
Proceeds, Before expenses, to the selling stockholders

         The selling stockholders have granted the underwriters a 30-day option to purchase up to 2,700,000 additional shares to cover any over-allotments.

Delivery of the shares will be made on or about January    , 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectuses. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.	Goldman, Sachs & Co.
Banc of America Securities LLC
Citigroup
Credit Suisse First Boston
Merrill Lynch & Co.
UBS Investment Bank

The date of this prospectus supplement is                         , 2004.

ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about this offering of shares of our Class A common stock in two separate documents. The accompanying prospectuses provide general information, some of which may not apply to this offering, and this prospectus supplement, which describes the specific details regarding this offering. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectuses, you should rely on this prospectus supplement.

        You should rely only upon the information contained or incorporated by reference in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Class A common stock offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume the information appearing in this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference is accurate only as of those documents' respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

        This prospectus supplement summary does not contain all the information you should consider before investing in our Class A common stock. Please read the entire prospectus supplement and accompanying prospectuses carefully, including the sections entitled "Risk Factors." The terms "we," "our," and "us" refer to XM Satellite Radio Holdings Inc. and its subsidiaries.

Our Business

        We are America's leading satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide to over 1.3 million subscribers as of December 31, 2003. Our digital audio XM Radio service presently offers 100 channels of music, news, talk, sports and children's programming for a monthly subscription fee and one premium channel for an additional fee. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, numerous commercial free music channels and digital sound quality.

        In January 2004, we announced our 2004 channel line-up that will take effect in February 2004. The new channel lineup will feature 68 music channels, all of which will be commercial free, 32 news, sports, talk and variety channels and, commencing in March 2004, 15 instant traffic and weather channels reporting information from major markets such as New York, Los Angeles, Chicago and Washington, DC. We plan to expand the number of local traffic and weather channels we offer to 21 later in 2004. These channels will be offered to subscribers as part of the $9.99 monthly service fee. We also announced that XM Radio will be available on Jet Blue and AirTran airplanes beginning in fall 2004.

        Since our nationwide launch on November 12, 2001, we have built our subscriber base through multiple distribution channels, including an exclusive factory-installation distribution arrangement with General Motors and arrangements with other automotive manufacturers, car audio dealers and national electronics retailers. XM Radio is currently available as original equipment in over 80 new vehicle models. Through an exclusive distribution arrangement with us, General Motors currently offers over 40 2004 models of XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Saturn, Cadillac, Pontiac and GMC brand names. Honda, a major investor in our company, currently offers XM Radio in the Accord EX, Acura RL and Acura TL as a factory-installed feature and in the Pilot and S2000 as a dealer-installed option. Toyota/Lexus, Nissan/Infiniti, Isuzu and Volkswagen/Audi offer XM Radio as a dealer-installed option in numerous popular makes and models, including the Toyota Camry, Solara and Scion, the Lexus LS 430, Nissan Pathfinder and Titan, and the Audi A4, S4, A6, A8L and allroad quattro. Broad distribution of XM Radio through the new automobile market is a central element of our business strategy.

        From our nationwide launch through the end of the third quarter of 2002, distribution of our product was almost exclusively through the aftermarket (the sale of radios by consumer electronics retailers and others for installation in automobiles after purchase) and we continue to promote XM Radio actively in this market. XM radios are available under the Delphi, Pioneer, Alpine and Sony brand names at national consumer electronics retailers, such as Best Buy, Circuit City, Wal-Mart and other national and regional retailers.

        As part of our strategy to make XM Radio available everywhere, we have introduced a wide variety of mass market products that can deliver our service in the automobile, home and portable markets, as well as specific applications such as marine and aviation. After initially focusing on the automobile retail aftermarket and the automobile factory-installed market, the opening up of the home and portable market is the third major element of our marketing strategy to increase the availability of XM radio across new markets.

        In the fall of 2002, Delphi introduced the XM SKYFi, a plug-and-play device available for use in the car, at home or in a portable "boombox" that offers an enhanced display and attractive pricing. At the 2003 Consumer Electronics Show, the SKYFi audio system was named a finalist for the Best of CES award. In October 2003, Delphi introduced the XM Roady, the industry's smallest satellite radio that offers a complete satellite radio system for vehicles in one simple, easy to install package that retails for less than the XM SKYFi. Also in October 2003, we introduced the XM Commander, an all-in-one receiver package that works with nearly all AM/FM car stereos, regardless of make, brand or year, and is sized and styled to integrate with the dashboard of most vehicles, including luxury cars. In November 2003, we introduced XM Direct, an ultra-compact XM tuner module for car stereos that can be connected to any satellite-radio-ready car stereo with adaptors developed and distributed by third parties. We expect that XM Direct will be particularly attractive to OEM dealers of a wide variety of satellite-radio-ready cars. In December 2003, Alpine introduced the industry's first in-dash CD receiver with an integrated XM tuner, the CDA-9820XM, which eliminates the need for a separate XM tuner for easier installation and delivers high quality sound performance. These new products represent the second generation of XM Radios, reflecting enhanced features and a significantly lower price to consumers.

        In addition to these products for the automobile market, we have introduced products specifically targeted at the home and portable markets. In April 2003, we introduced the XM PCR, the first satellite radio receiver designed for personal computers, and in August 2003, Audio Design Associates introduced the Tune Suite, the first high-end, multizone home audio system to feature XM Radio. In December 2003, we introduced the Delphi CD Audio System, the industry's first boombox capable of playing AM/FM radio, XM radio, compact discs and MP3 files. We believe that these products along with the best-selling SKYFi radio will continue to open up new markets beyond the traditional automobile market and increase the penetration of XM Radio. Finally, in addition to the automobile, home and portable markets, we have also worked with manufacturers to develop radios for specific applications such as the marine and aviation markets to further enhance the availability of XM Radio.

        We believe, based on our experience in the marketplace, surveys, work with focus groups and market data, that there is a significant market for XM Radio. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 94% listens to the radio weekly. However, many radio listeners have access to only a limited number of radio stations and listening formats offered by traditional AM/FM radio.

        We believe we offer our consumers a unique listening experience by providing diverse programming, coast-to-coast coverage, a substantial number of commercial free channels and clear sound with our digital signals. Beginning in February 2004, our new channel lineup will feature more commercial free channels, including all 68 of our music channels, and 15 channels of instant traffic and weather, expanding to 21 channels by the end of 2004. Our channels include diverse programming designed to appeal to a large audience, and to specific groups that our research has shown are most likely to subscribe to our service, including urban and rural listeners of virtually all ages. We have original music and talk channels created by our in-house programming unit as well as channels created by well-known providers of brand name programming, including our exclusive MTV, VH1 and NASCAR channels, as well as ESPN Radio, Radio Disney, CNN, CNBC, MSNBC, Discovery, Fox News, E! and Clear Channel. We have a team of experienced programming professionals with a successful record of introducing new radio formats and building local and national listenership.

        In addition to our subscription fee, we generate revenues from sales of limited advertising time on our talk, entertainment and variety channels. Advertisers on the XM network include JC Penney, Radio Shack, Allstate, Autozone, Pfizer, Anheuser-Busch and ABC Networks. Although our new channel lineup has only commercial free music channels, we will be adding 15 channels of traffic and weather on which we plan to sell advertising time. The addition of these traffic and weather channels is expected to provide more advertising time inventory in a medium we believe to be more conducive to advertising than we had on our music channels that were previously not commercial free.

        We transmit the XM Radio signal throughout the continental United States from our two satellites "XM Rock" and "XM Roll." We are planning to launch our spare satellite, presently being modified, in late 2004 as part of a plan to address a solar power anomaly in our existing satellites initially identified in late 2001. We have contracted for a fourth satellite, to serve as a ground spare and to be launched around the 2007 timeframe to replace XM Rock and XM Roll. We also have a network of approximately 800 terrestrial repeaters, which receive and re-transmit the satellite signals in 60 cities to augment our satellite signal coverage where it might otherwise be affected by buildings, tunnels or terrain. We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States.

        We have raised $2.4 billion of equity and debt net proceeds through September 30, 2003 from investors and strategic partners to fund our operations. This includes $149.8 million of net proceeds from the sale of Class A common stock in September 2003 and $179 million of net proceeds (including amounts related to the over-allotment option) from the sale of 12% senior secured notes due 2010 in June 2003. This also includes $206 million of net funds raised in January 2003. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit from GM.

        From January 1, 2003 to December 31, 2003, we have raised $65.7 million through our Direct Stock Purchase Program and issued shares of Class A common stock to eliminate $245.9 million carrying value of indebtedness or approximately $280.7 million of face amount at maturity.

        So long as we meet the revenue, expense and cash flow projections of our business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. We are continuing to pursue insurance proceeds in connection with the solar anomaly on our existing satellites, and would use the insurance proceeds to repay vendor financing contemplated to be used to launch replacement satellite(s). However, with the sale of Class A common stock completed in September 2003 and the sale of notes completed in June 2003, we have raised substantially all of the funds we would need for the completion and launch of XM-3 and the construction of XM-4 in case the receipt of insurance proceeds does not occur in a timely manner. In addition, any proceeds of this offering not applied to the repayment of debt could be used to fund the launch of XM-4 to the extent needed.

        Our executive offices are located at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our website is not, and should not be deemed to be, part of this prospectus supplement.

RECENT DEVELOPMENTS

  •
  In January 2004, we revised our existing credit facility with General Motors to permit us to repay and reborrow under the facility and reduce the interest rate from a rate of 10% over LIBOR to 8% over LIBOR.

  •
  In December 2003, we amended our satellite contract with Boeing Satellite Systems to revise our payment plans with respect to XM-3 and XM-4, to amend certain performance incentive payment terms with respect to our two in-orbit satellites and to lower the interest rate on payment deferrals with respect to XM-4. This amendment defers payment of approximately $104 million of XM-4 payments from first quarter 2005 to first quarter 2006 and accelerates approximately $80 million of XM-3 payments into first quarter 2004.

  •
  In the fourth quarter of 2003, we issued approximately 7.0 million shares of Class A common stock to eliminate securities convertible into 6.7 million shares of Class A common stock, including (i) $46.7 million of convertible indebtedness and convertible preferred stock and (ii) warrants to acquire 167,450 shares of Class A common stock.

RISK FACTORS

        You should read the "Risk Factors" sections beginning on page S-10 of this prospectus supplement and pages 7, 3 and 3, respectively, of the accompanying prospectuses as well as the other cautionary statements throughout the entire prospectus supplement so that you understand the risks associated with an investment in our Class A common stock.

THE OFFERING

Issuer	XM Satellite Radio Holdings Inc.
Class A common stock offered by us	7,000,000 shares.
Class A common stock offered by the selling stockholders	11,000,000 shares.
Common stock to be outstanding after the offering	178,665,194 shares, all Class A common stock (1)(2).
Use of proceeds
We intend to use the net proceeds from this offering for (a) pre-payment of outstanding debt, including such amount as may be necessary (i) to prepay our $89.0 million 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors, and (ii) to redeem our outstanding $45.7 million 7.75% Convertible Subordinated Notes due 2006, and (b) for working capital and general corporate purposes, including potential pre-payment of other debt including up to $85 million of our outstanding 12% Senior Secured Notes due 2010. We will not receive any proceeds from the sale of the shares by the selling stockholders.
Dividend policy	We presently do not intend to pay dividends on our Class A common stock. We plan to retain any earnings for use in our operations and expansion of our business.
Nasdaq National Market symbol for Class A common stock	"XMSR."

(1)
Based on the number of shares of Class A common stock outstanding as of December 31, 2003, and excludes:

•
8,604,303 shares of Class A common stock issuable upon conversion of Series A convertible redeemable preferred stock, which converts at the option of the holder on a one-for-one basis;

•
592,861 shares of Class A common stock issuable upon conversion of Series B convertible redeemable preferred stock, which converts at the option of the holder at a rate of 1.25 shares of Class A common stock for each share held;

•
11,882,383 shares of Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock, liquidation preference of $1,000 per share, which converts at the option of the holder at a conversion price of $8.90 per share;

•
3,738,487 shares of Class A common stock issuable upon conversion of 7.75% convertible subordinated notes due 2006, which convert at the option of the holder at a conversion price of $12.225 per share and likely would convert when we seek to redeem these notes with proceeds of this offering;

•
980,670 shares of Class A common stock issuable upon conversion of the vested portion of an $89.0 million 10% senior secured convertible note due 2009 issued to General Motors; $7.8 million has vested as of December 31, 2003, at conversion prices ranging from approximately $5 to $10 per share and such amount is likely to be converted prior to pre-payment;

  •
  61,045,468 shares of Class A common stock issuable upon conversion of 10% senior secured discount convertible notes due 2009, which convert at the option of the holder at a conversion price of $3.18 per share;

  •
  11,963,206 shares of Class A common stock issuable upon exercise of outstanding options exercisable at exercise prices ranging from $2.67 per share to $45.4375 per share;

  •
  26,727,987 shares of Class A common stock issuable upon exercise of warrants outstanding exercisable at an exercise price of $3.18; and

  •
  2,853,426 shares of Class A common stock issuable upon exercise of warrants outstanding exercisable at an exercise price of $45.24.

(2)
No shares of our Class B or Class C common stock were outstanding as of December 31, 2003.

SUMMARY CONSOLIDATED FINANCIAL DATA

XM Satellite Radio Holdings Inc. and Subsidiaries

        The pro forma information in the following consolidated balance sheets table gives effect to the following transactions that occurred from October 1 to December 31, 2003 as if each had occurred on September 30, 2003:

  •
  the issuance of 7.0 million shares of Class A common stock to eliminate securities convertible into 6.7 million shares of Class A common stock, including (i) $46.7 million of convertible indebtedness and convertible preferred stock and (ii) warrants to acquire 167,450 shares of Class A common stock.

        The pro forma as adjusted for redemption information in the following consolidated balance sheets table also gives effect to the following as if it had occurred as of September 30, 2003:

  •
  the sale of the Class A common stock in this offering and the application of the estimated net proceeds to us of $183.6 million from the sale of the Class A common stock, including $89.0 million to prepay our outstanding 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors, and $48.3 million to redeem our $45.7 million of outstanding 7.75% Convertible Subordinated Notes due 2006, and the conversion by selling stockholders as of January 12, 2004 of $10.0 million aggregate initial value ($11.0 million accreted value at conversion) of 10% Senior Secured Discount Convertible Notes into 3.4 million shares of Class A common stock, $37.3 million of Series C convertible redeemable preferred stock into 5.4 million shares of Class A common stock and 2.2 million shares of Series A convertible preferred stock into 2.2 million shares of Class A common stock.

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber and share amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,344	$238	$—	$—	$—	$49,365	$8,987
Activation revenue	484	8	—	—	—	1,209	271
Equipment revenue(1)	757	—	—	—	—	5,174	—
Net ad sales revenue	2,333	251	—	—	—	2,010	1,691
Royalties & other	263	36	—	—	—	528	226

Total revenue	20,181	533	—	—	—	58,286	11,175

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,790	1,739	—	—	—	16,510	2,591
Cost of equipment	1,679	—	—	—	—	7,194	—
Ad sales(1)	1,870	2,243	1,232	356	369	1,755	1,306
Customer care & billing operations	16,069	5,724	699	—	—	17,378	10,669
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	33,353	33,669
Broadcast & operations	19,851	21,960	19,570	5,449	1,782	14,992	14,505
Programming content	25,379	17,649	4,025	965	642	15,575	19,578

Cost of Revenue	122,456	111,956	33,630	8,306	2,996	106,757	82,318
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	9,402	8,917
General & administrative (excludes depreciation & amortization, shown below)	26,448	20,250	17,312	11,534	4,869	20,194	15,905
Marketing (excludes depreciation & amortization, shown below)(1)	169,165	93,584	13,016	2,829	960	126,534	126,328
Impairment of goodwill	11,461	—	—	—	—	—	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57	119,074	75,611

Total operating expenses	458,961	282,139	79,479	30,691	16,193	381,961	309,079

Operating Loss	(438,780)	(281,606)	(79,479)	(30,691)	(16,193)	(323,675)	(297,904)

Other income (expense)
Interest income	5,111	15,198	27,606	2,915	26	1,953	4,555
Interest expense	(63,573)	(18,131)	—	(9,120)	—	(81,072)	(47,428)
Other income (expense)	2,230	160	—	—	—	(18,792)	1,676

Net loss	(495,012)	(284,379)	(51,873)	(36,896)	(16,167)	(421,586)	(339,101)
8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)	—	—	(1,956)	(2,824)
8.25% Series B preferred stock (deemed dividend)/retirement gain	—	—	(11,211)	—	—	8,761	—
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)	—	—	(12,210)	(12,948)
8.25% Series C preferred stock retirement loss	—	—	—	—	—	(7,694)	—
Series C preferred stock beneficial conversion feature	—	—	(123,042)	—	—	—	—

Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)	$(36,896)	$(16,167)	$(434,685)	$(354,873)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)	$(2.40)	$(2.42)	$(3.75)	$(4.17)

Weighted average shares used in computing net loss per share — basic and diluted	86,735,257	59,950,196	48,508,042	15,344,102	6,689,250	116,052,112	85,114,390

Other data
EBITDA(2)	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(223,393)	$(220,617)
Cash flow from operating activities	(294,289)	(203,048)	(37,477)	(16,785)	(1,301)	(194,358)	(260,542)
Cash flow from investing activities	(7,036)	(221,361)	(559,401)	(234,412)	(43,912)	18,577	(46,763)
Cash flow from financing activities	151,646	382,003	771,053	301,585	45,522	599,595	156,549
XM subscribers (end of period)(3)	347,159	27,733	—	—	—	929,648	201,554

	December 31,					As of September 30, 2003
	2002	2001	2000	1999	1998	Actual	Pro Forma	Pro Forma As Adjusted For Redemption(4)
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$42,815	$210,852	$224,903	$120,170	$310	$456,632	$456,512	$502,769
Restricted investments	29,742	72,759	161,166	—	—	6,311	6,311	6,311
System under construction	55,016	55,056	674,796	229,940	78,998	80,456	80,456	80,456
Property and equipment, net	847,936	922,149	50,052	2,551	1,146	739,632	739,632	739,632
Goodwill, net	—	11,461	12,376	13,294	—	—	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	149,947	149,947	149,947
Total assets	1,160,280	1,456,203	1,293,218	515,189	170,485	1,591,787	1,591,106	1,636,273
Total long-term debt, net of current portion	412,540	411,520	262,665	212	140,332	767,430	749,000	606,429
Total liabilities	567,969	529,552	337,266	30,172	177,668	939,718	921,024	777,272
Stockholders' equity (deficit)	592,311	926,651	955,952	485,017	(7,183)	652,069	670,082	859,001

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified (reflecting a reclassification made in the first quarter of 2003) to conform to the September 30, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue. The year-end financial statements included within the F-pages do not include these reclassifications.
(2)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Nine Months Ended September 30
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(495,012)	$(284,379)	$(51,873)	$(36,896)	$(16,167)	$(421,586)	$(339,101)
Add back non-EBITDA items included in net loss:
Interest income	(5,111)	(15,198)	(27,606)	(2,915)	(26)	(1,953)	(4,555)
Interest expense	63,573	18,131	—	9,120	—	81,072	47,428
Depreciation & amortization	118,588	42,660	3,573	1,512	57	119,074	75,611

EBITDA	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(223,393)	$(220,617)

(3)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers.

(4)
The $45.7 million of outstanding 7.75% Convertible Subordinated Notes due 2006 may be converted into 3.7 million shares of Class A common stock at a conversion price of $12.225 per share at the holders' option. For each $1.0 million of outstanding 7.75% Convertible Subordinated Notes due 2006 converted into Class A common stock, we will not have to use $1.03 million of cash and will have to issue 81,800 shares of Class A common stock. Additionally, $7.8 million of our $89.0 million 10% Senior Secured Convertible Note held by OnStar Corporation may be converted into 980,670 shares of Class A common stock at an average conversion price of $8.00 per share at OnStar's option.

        We anticipate that the elimination of indebtedness through the issuance of shares of our Class A common stock reflected in the pro forma information included above will require us to take a charge increasing our net loss for the fourth quarter of 2003 by $7.0 million and increasing our net loss attributable to common stockholders by a further $3.8 million. We would incur an additional expense in the first quarter of 2004 to the extent of any premiums paid to redeem indebtedness.

RISK FACTORS

        Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. contained herein. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectuses. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

You could lose money on your investment because we are in the early stages of generating revenues.

        Unless we generate significant revenues, we may not be able to operate our business and service our indebtedness and you could lose money on your investment. Our ability to generate revenues and ultimately to become profitable will depend upon several factors, including:

  •
  whether we can attract and retain enough subscribers to XM Radio;

  •
  whether our XM Radio system continues to operate at an acceptable level;

  •
  our ability to maintain or lower the costs of obtaining and retaining subscribers; and

  •
  whether we compete successfully.

Our aggregate expenditures and losses have been significant and are expected to grow.

        As of September 30, 2003, we had incurred capital expenditures of $1.04 billion and aggregate net losses approximating $1.3 billion from our inception through September 30, 2003. We expect our aggregate net losses and negative cash flow to grow as we make payments under our various distribution contracts, incur marketing and subscriber acquisition costs and make interest payments on our outstanding indebtedness. If we are unable ultimately to generate sufficient revenues to become profitable and have positive cash flow, you could lose money on your investment.

Demand for our service may be insufficient for us to become profitable.

        Because we offer a new service, we cannot estimate with any certainty the potential consumer demand for such a service or the degree to which we will meet that demand. Among other things, consumer acceptance of XM Radio will depend upon:

  •
  whether we obtain, produce and market high quality programming consistent with consumers' tastes;

  •
  the willingness of consumers, on a mass-market basis, to pay subscription fees to obtain satellite radio service;

  •
  the cost and availability of XM radios; and

  •
  the marketing and pricing strategies that we employ and that are employed by our competitors.

If demand for our service does not develop as expected, we may not be able to generate enough revenues to generate positive cash flow or become profitable.

Our inability to retain customers, including those who purchase or lease vehicles that include a subscription to our service, could adversely affect our financial performance.

  •
  We cannot predict how successful we will be at retaining customers who purchase or lease vehicles that include a subscription to our service as part of the promotion of our product. These customers constitute a growing portion of our subscriber base, but we have limited information on the percentage, or conversion rate, of these customers who will continue to receive and pay for our service beyond the initial promotion period.

  •
  We experience subscriber turnover, or churn, with respect to our customers as well. Because we have been in commercial operations for a relatively short period of time, we cannot predict the amount of churn we will experience over the longer term.

        Our inability to retain customers who purchase or lease new vehicles with our service beyond the promotional period and subscriber turnover could adversely affect our financial performance and results of operations.

Higher than expected subscriber acquisition costs could adversely affect our financial performance.

        We are still spending substantial funds on advertising and marketing and in transactions with car and radio manufacturers and other parties to obtain or as part of the expense of attracting new subscribers. Although we have recently been able to reduce our subscriber acquisition cost on a per subscriber basis and cost per gross addition, our ability to achieve cash flow breakeven within the expected timeframe depends on our ability to continue to maintain or lower these costs. If the costs of attracting new subscribers or incentivizing other parties are greater than expected, our financial performance and results of operations could be adversely affected.

Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable or from achieving profitability in a timely manner.

        We have significant payment obligations under our long-term distribution agreement with General Motors for the installation of XM radios in General Motors vehicles and the distribution of our service to the exclusion of other satellite radio services. These payment obligations, which could total several hundred million dollars over the life of the contract, may prevent us from becoming profitable. A significant portion of these payments are fixed in amount, and we must pay these amounts even if General Motors does not meet performance targets in the contract. Although this agreement is subject to renegotiation in certain limited circumstances, we cannot predict the outcome of any such renegotiation.

We may need additional funding for our business plan and additional financing might not be available.

        Although we believe we have sufficient cash and credit facilities available to fund our operations through the date on which we expect our business to generate positive cash flow, we may need additional financing due to future developments or changes in our business plan. In addition, our actual funding requirements could vary materially from our current estimates. If additional financing is needed, we may not be able to raise sufficient funds on favorable terms or at all. If we fail to obtain any necessary financing on a timely basis, a number of adverse effects could occur. We could default on our commitments to creditors or others and may have to seek a purchaser for our business or assets.

Premature degradation or failure of our satellites could damage our business.

        If one of our satellites were to fail or suffer performance degradation prematurely and unexpectedly, it likely would affect the quality of our service, interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. In September 2001, Boeing Satellite Systems, or BSS, advised us of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including both XM Rock and XM Roll. Since the issue is common to Boeing 702 class satellites, we and the manufacturer are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a firm launch commitment for our spare satellite in the fourth quarter of 2004, the ability to provide full service for an extended period of time with XM Rock and XM Roll collocated in one orbital slot and the spare located in the other slot (which would allow partial use of the existing satellites through the first quarter of 2008), firm commitments to build a fourth satellite and provide launch services therefor, and various mitigation actions to extend the full or partial use of the existing satellites, we believe that we will be able to launch additional satellites prior to the time the solar array power problem might cause the broadcast signal strength to fall below minimum acceptable levels. Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). There is no assurance that such actions will allow us to maintain adequate broadcast signal strength. Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information.

        A number of other factors could decrease the useful lives of our satellites, including:

  •
  defects in construction;

  •
  loss of on board station-keeping system;

  •
  failure of satellite components that are not protected by back-up units;

  •
  electrostatic storms; and

  •
  collisions with other objects in space.

        In addition, our network of terrestrial repeaters communicates principally with one satellite. If the satellite communicating with the repeater network fails unexpectedly, we would have to repoint all the repeaters to communicate with the other satellite. This would result in a degradation of service that could last several days and could harm our business.

Losses from satellite degradation may not be fully covered by insurance, and insurance proceeds may not be available in a timely manner.

        We purchased launch and in-orbit insurance policies from global space insurance underwriters covering XM Rock and XM Roll. Due to the solar array degradation, we have filed a claim for the aggregate sum insured on both satellites ($200 million per satellite) less applicable salvage under our insurance policies. In July 2003, a group of our insurance carriers denied our claim and asserted that XM Rock and XM Roll are still performing above insured levels, that the power trend lines are not definitive and that we failed to comply with certain policy provisions regarding material change and other matters. We are continuing our correspondence and meetings with individual and groups of insurers to resolve this matter and will proceed with negotiations, arbitration or litigation as necessary to recover the losses, but we may not prevail in this matter or recover the amounts we are seeking from the insurers.

        In addition, any amounts we recover from our insurance may not fully cover our losses. For example, our insurance does not cover the full cost of constructing, launching and insuring two new satellites, nor will it cover and we do not have protection against business interruption, loss of business or similar losses. Also, our insurance contains customary exclusions, salvage value provisions, material change and other conditions that could limit our recovery. Further, any insurance proceeds may not be received on a timely basis in order to launch our spare satellite or construct and launch a replacement satellite. Although we have funds available for the completion and launch of XM-3 and construction of XM-4, if adequate insurance proceeds are not received in a timely manner we may need additional funds to launch XM-4. This may impair our ability to make timely payments on our outstanding notes and other financial obligations.

Competition from Sirius Satellite Radio and traditional and emerging audio entertainment providers could adversely affect our revenues.

        In seeking market acceptance, we will encounter competition for both listeners and advertising revenues from many sources, including Sirius Satellite Radio, the other U.S. satellite radio licensee; traditional and, when available, digital AM/FM radio; Internet based audio providers; direct broadcast satellite television audio service; and cable systems that carry audio service. Sirius began commercial operations in the first quarter of 2002 and has announced that it had 261,061 subscribers as of December 31, 2003. Sirius offers certain programming that we do not offer, including exclusive channels for National Hockey League games, National Basketball Association games, National Public Radio, and beginning at the start of the 2004 football season, regular season National Football League games. Sirius, which features 100 channels, offers its service for a monthly charge of $12.95. Sirius radio service is offered as a dealer-installed option on car model brands such as Ford, Lincoln-Mercury, BMW, MINI, Chrysler, Dodge, Jeep, Nissan, Infiniti and Audi and as a factory-installed option on the BMW 5 Series and the Dodge Durango. If Sirius is able to offer a more attractive service or enhanced features, or has stronger marketing or distribution channels, it may gain a competitive advantage over us.

        Unlike XM Radio, traditional AM/FM radio already has a well-established and dominant market presence for its services and generally offers free broadcast reception supported by commercial advertising, rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as news and sports reports, which XM Radio is not expected to offer as effectively as local radio, or at all. To the extent that consumers place a high value on these features of traditional AM/FM radio, we are at a competitive disadvantage to the dominant providers of audio entertainment services.

        iBiquity Digital Corporation, or iBiquity, which develops and licenses digital radio broadcast technology, received FCC approval of technology enabling digital broadcasting in the AM and FM bands in October 2002. In October 2003, iBiquity announced that over 280 radio stations in over 100 markets have licensed its technology and begun digital broadcasting or are in the process of converting to digital broadcasting. To the extent that traditional AM/FM radio stations adopt digital transmission technology such as that offered by iBiquity and to the extent such technology allows signal quality that rivals our own, any competitive advantage that we enjoy over traditional radio because of our digital signal would be lessened. In addition, other technologies in the mobile audio environment could emerge to compete with our service.

We need to obtain rights to programming, which could be more costly than anticipated.

        Third-party content is an important part of the marketing of the XM Radio service and obtaining third-party content can be expensive. We may not be able to obtain the third-party content we need at all or within the costs contemplated by our business plan. The significant fees that Sirius Satellite Radio has agreed to pay to the National Football League could make obtaining similar third-party programming more costly for us to obtain. In addition, we are currently in the process of amending certain of our existing third-party programming agreements in connection with the recently announced changes to our channel lineup and there will likely be costs associated with these amendments. We also must negotiate and enter into music programming royalty arrangements with Broadcast Music, Inc., which we refer to as BMI, and in the future will have to re-negotiate our existing arrangements with the American Society of Composers, Authors and Publishers, SESAC, Inc., and the Recording Industry Association of America. We expect to establish license fees with BMI through negotiation, and such royalty arrangements may be more costly than anticipated. As our number of subscribers increases, these royalty fees will increase. Our ability to obtain necessary third-party content at a reasonable cost, complete the amendment of certain programming agreements in connection with the changes to our channel lineup and negotiate royalty arrangements will impact our financial performance and results of operations.

Weaker than expected market and advertiser acceptance of our XM radio service could adversely affect our advertising revenue and results of operations.

        Our ability to generate advertising revenues will be directly affected by the number of subscribers to our XM Radio service and the amount of time subscribers spend listening to our talk, entertainment and variety channels or our new traffic and weather service. Our ability to generate advertising revenues will also depend on several factors, including the level and type of market penetration of our service, competition for advertising dollars from other media, and changes in the advertising industry and economy generally. We directly compete for audiences and advertising revenues with Sirius Satellite Radio, the other satellite radio licensee, and traditional AM/FM radio stations, some of which maintain longstanding relationships with advertisers and possess greater resources than we do. Because FCC regulations limit our ability to offer our radio service other than to subscribers on a pay-for-service basis, certain advertisers may be less likely to advertise on our radio service.

The holders of our Series C preferred stock, General Motors and holders of our convertible notes issued in January 2003 have consent rights that may prevent us from engaging in transactions otherwise beneficial to holders of our securities.

        Under the terms of our Series C preferred stock, the consent of holders of at least 60% of the Series C preferred stock is required before we can take certain actions, including issuances of additional equity securities and the incurrence of indebtedness under which we must meet financial covenants to avoid default. These requirements could hamper our ability to raise additional funds. The consent of holders of at least 60% of the Series C preferred stock is also required for transactions with affiliates, other than on an arm's-length basis, and for any merger or sale of our assets. The approval for a merger could make it difficult for a third party to acquire us and thus could depress our stock price. As a result of the closing of our January 2003 financing transactions, GM and holders of our 10% senior secured discount convertible notes now have similar consent rights. Without the consent of 75% of the notes held by OnStar and the convertible notes investors, we cannot take certain actions, including the:

  •
  issuance of Class A common stock in an amount that increases the amount outstanding on a fully diluted basis by 20% or more;

  •
  incurrence of indebtedness with financial or operational covenants;

  •
  entrance into certain transactions with affiliates; or

  •
  merger or sale of all or substantially all of our assets.

        We cannot assure you that these rights will be exercised in a manner consistent with your best interests.

Our substantial indebtedness could adversely affect our financial health, which could reduce the value of our securities.

        As of September 30, 2003, the total accreted value of our indebtedness was $1.0 billion ($755.0 million carrying value) on a pro forma basis (giving effect to the exchanges and stock sales described under the caption "Capitalization" but not giving effect to the use of proceeds from this transaction to repay indebtedness). This amount will increase significantly over the next several years as our indebtedness accretes. Most of our indebtedness will mature in 2009 and 2010. However, our substantial indebtedness could have important consequences to you. For example, it could:

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

        Failing to comply with those covenants could result in an event of default, which, if not cured or waived, could cause us to have to discontinue operations or seek a purchaser for our business or assets. In addition, the covenants allow us to incur more debt in the future, which could increase our total indebtedness.

The terms of the notes issued in our January 2003 financing transactions may not be favorable to us, our creditors or our stockholders.

        Under the terms of the 10% senior secured convertible note due 2009 issued to General Motors' subsidiary, OnStar Corporation, and the 10% senior secured discount convertible notes due 2009 issued to private investors in January 2003, we are subject to various restrictive covenants, including covenants that limit our ability to pay dividends and make other types of restricted payments and incur indebtedness in particular. These covenants may significantly limit our ability to complete transactions or take other actions that could be in our interests or the interests of our creditors or stockholders.

        We do not have the right to prepay or redeem the private investor notes, but have the ability after four years to require the conversion of the notes into Class A common stock in limited circumstances. This mandatory conversion would only be available to us if:

  •
  we achieve break-even in our earnings before interest, taxes, depreciation and amortization;

  •
  our Class A common stock trades at 200% of the conversion price then in effect;

  •
  the amount of our outstanding indebtedness after conversion would be less than $250 million; and

  •
  we no longer have any Series C preferred stock outstanding.

Our business may be impaired by third party intellectual property rights.

        Development of the XM Radio system has depended largely upon the intellectual property that we have developed and licensed from third parties. If the intellectual property that we have developed or use is not adequately protected, others will be permitted to and may duplicate the XM Radio system or service without liability. In addition, others may challenge, invalidate or circumvent our intellectual property rights, patents or existing sublicenses. Some of the know-how and technology we have developed and plan to develop will not be covered by United States patents. Trade secret protection and contractual agreements may not provide adequate protection if there is any unauthorized use or disclosure. The loss of necessary technologies could require us to obtain substitute technology of lower quality performance standards, at greater cost or on a delayed basis, which could harm our business.

        Other parties may have patents or pending patent applications which will later mature into patents or inventions which may block our ability to operate our system or license our technology. We may have to resort to litigation to enforce our rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. This may be expensive. Also, we may not succeed in any such litigation.

        Third parties may assert claims or bring suit against us for patent or other infringement of intellectual property rights. Any such litigation could result in substantial cost to, and diversion of effort by, our company, and adverse findings in any proceeding could subject us to significant liabilities to third parties; require us to seek licenses from third parties; block our ability to operate the XM Radio system or license its technology; or otherwise adversely affect our ability to successfully develop and market the XM Radio system.

Failure to comply with FCC requirements could damage our business.

        As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we are subject to FCC rules and regulations, and the terms of our license, which require us to meet certain conditions such as interoperability of our system with the other licensed satellite radio system; coordination of our satellite radio service with radio systems operating in the same range of frequencies in neighboring countries; and coordination of our communications links to our satellites with other systems that operate in the same frequency band. Non-compliance by us with these conditions could result in fines, additional license conditions, license revocation or other detrimental FCC actions.

Interference from other users could damage our business.

        We may be subject to interference from adjacent radio frequency users, such as RF lighting and ultra-wideband (UWB) technology, if the FCC does not adequately protect us against such interference in its rulemaking process. In addition, the FCC has not yet issued final rules permitting us to deploy terrestrial repeaters to fill gaps in satellite coverage. We are operating our repeaters on a non-interference basis pursuant to a grant of special temporary authority from the FCC, which expired March 18, 2002. We have applied for an extension of this authority and can continue to operate our terrestrial repeaters pending a final determination on this request. This authority is currently being challenged by operators of terrestrial wireless systems who have asserted that our repeaters may cause interference. Our deployment of terrestrial repeaters may be impacted by the FCC's further actions, when taken.

Our service network or other ground facilities could be damaged by natural catastrophes.

        Since our ground-based network is attached to towers, buildings and other structures around the country, an earthquake, tornado, flood or other catastrophic event anywhere in the United States could damage our network, interrupt our service and harm our business in the affected area. We do not have replacement or redundant facilities that can be used to assume the functions of our repeater network or of our central production and broadcast facility in the event of a catastrophic event. Any damage to our repeater network would likely result in degradation of our service for some subscribers and could result in complete loss of service in affected areas. Damage to our central production and broadcast facility would restrict our production of programming and require us to obtain programming from third parties to continue our service.

Consumers could steal our service.

        Like all radio transmissions, the XM Radio signal is subject to interception. Pirates may be able to obtain or rebroadcast XM Radio without paying the subscription fee. Although we use encryption technology to mitigate the risk of signal theft, such technology may not be adequate to prevent theft of the XM Radio signal. If widespread, signal theft could harm our business.

We depend on certain on-air talent and other people with special skills. If we cannot retain these people, our business could suffer.

        We employ or independently contract with certain on-air talent who maintain significant loyal audiences in or across various demographic groups. We cannot be certain that our on-air talent will remain with us or will be able to retain their respective audiences. If we lose the services of one or more of these individuals, and fail to attract comparable on-air talent with similar audience loyalty, the attractiveness of our service to subscribers and advertisers could decline, and our business could be adversely affected. We also depend on the continued efforts of our executive officers and key employees, who have specialized technical knowledge regarding our satellite and radio systems and business knowledge regarding the radio industry and subscription services. If we lose the services of one or more of these employees, or fail to attract qualified replacement personnel, it could harm our business and our future prospects.

Rapid technological and industry changes could make our service obsolete.

        The satellite industry and the audio entertainment industry are both characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. If we are unable to keep pace with these changes, our business may be unsuccessful. Because we have depended on third parties to develop technologies used in key elements of the XM Radio system, more advanced technologies that we may wish to use may not be available to us on reasonable terms or in a timely manner. Further, our competitors may have access to technologies not available to us, which may enable them to produce entertainment products of greater interest to consumers, or at a more competitive cost.

The market price of our securities could be hurt by substantial price and volume fluctuations.

        Historically, securities prices and trading volumes for emerging companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This market volatility could depress the price of our securities without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts and investors. If this were to occur, the market price of our securities would likely significantly decrease.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

        We have issued and outstanding securities exercisable for or convertible into a significant number of our shares of Class A common stock, including securities issued to General Motors, some of which accrue interest which is convertible into Class A common stock or give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. These existing instruments therefore could lead to a significant increase in the amount of Class A common stock outstanding. As of December 31, 2003, we had outstanding 160,665,194 shares of Class A common stock. On a pro forma basis as of December 31, 2003, if we issued all shares offered hereby and all shares issuable upon conversion or exercise of outstanding securities (many of which have a conversion or exercise price significantly above our current market price), we would have had

306,735,593 shares of Class A common stock outstanding on that date. Issuances of a large number of shares could adversely affect the market price of our Class A common stock. Most of the shares of our Class A common stock that are not already publicly-traded, including those held by affiliates, have been registered by us for resale into the public market. The sale into the public market of a large number of privately-issued shares could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

It may be hard for a third party to acquire us, and this could depress our stock price.

        We are a Delaware company with unissued preferred stock, the terms of which can be set by our board of directors. Our shareholder rights plan could make it difficult for a third party to acquire us, even if doing so would benefit our securityholders. The rights issued under the plan have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our board of directors. The rights should not deter any prospective offeror willing to negotiate in good faith with our board of directors. Nor should the rights interfere with any merger or other business combination approved by our board of directors. However, anti-takeover provisions in Delaware law and the shareholder rights plan could depress our stock price and may result in entrenchment of existing management, regardless of their performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

  •
  Our significant expenditures and losses;

  •
  The unproven market for our service;

  •
  The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

  •
  Potential need for additional financing; and

  •
  Our substantial indebtedness.

        For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" set forth above in this prospectus supplement and in the accompanying prospectuses. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus supplement or the accompanying prospectuses, as applicable. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

USE OF PROCEEDS

        The net proceeds available to us from this offering are estimated to be $183.6 million, after deducting estimated underwriter discounts and commissions and offering expenses payable by us of $8.9 million. We will not receive any of the proceeds from the sale of the shares sold by the selling stockholders. The selling stockholders have granted the underwriters an option to purchase, within 30 days of the original issuance, up to an additional 2,700,000 shares of our Class A common stock on the same terms and conditions as the original issuance.

        We intend to use the net proceeds available for operating purposes from this offering for (a) pre-payment of outstanding debt, including such amount as may be necessary (i) to prepay our $89.0 million 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors, and (ii) to redeem our outstanding $45.7 million 7.75% Convertible Subordinated Notes due 2006, and (b) for working capital and general corporate purposes, including potential pre-payment of other debt including our outstanding 12% Senior Secured Notes due 2010.

        Following successful completion of this offering we expect to give notice of redemption to holders of our approximately $45.7 million of outstanding 7.75% Convertible Subordinated Notes due 2006, which will require the holders either to surrender their notes for redemption at 103.1% of par in March 2004 or convert such notes before the redemption date. Since the conversion price of such notes is $12.225, we expect that most holders will convert rather than allow their notes to be redeemed for cash. If these convertible subordinated notes are converted in full, we would issue 3.7 million shares of our Class A common stock and would have an additional $48.3 million of proceeds for working capital and general corporate purposes. Additionally, $7.8 million of our $89.0 million 10% Senior Secured Convertible Note held by OnStar Corporation is expected to be converted into 980,670 shares of Class A common stock at an average conversion price of $8.00 per share at OnStar's option.

DILUTION

        Our net tangible book value as of September 30, 2003 was $140.3 million, or $0.94 per share. The per share amount results from dividing total tangible assets less total actual liability and preferred stock by the number of our common shares outstanding as of September 30, 2003. After giving effect to the sale of 7,000,000 shares of Class A common stock at an offering price of $27.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses, our adjusted net tangible book value as of September 30, 2003 would have been $438.9 million, or $2.62 per share. This represents an immediate increase in as adjusted net tangible book value of $1.68 per share to existing stockholders and an immediate dilution of $24.88 per share to new investors, including the impact of the conversion of securities into shares of Class A common stock by selling stockholders. Sales of shares by our selling stockholders in this offering do not affect our net tangible book value. The following table illustrates this per share dilution:

Public offering price per share		$27.50
Net tangible book value per share as of September 30, 2003	$0.94
Increase per share attributable to new investors	$1.68
Net tangible book value per share after the offering		2.62

Dilution per share to new investors		$24.88

PRICE RANGE OF OUR CLASS A COMMON STOCK

        Our Class A common stock has been quoted on The Nasdaq National Market under the symbol "XMSR" since its initial public offering on October 5, 1999 at a price to the public of $12.00 per share. The following table presents, for the period indicated, the high and low sales prices per share of the Class A common stock as reported on The Nasdaq National Market.

	High	Low
2001:
First Quarter	$21.063	$6.375
Second Quarter	17.500	3.870
Third Quarter	17.200	4.020
Fourth Quarter	20.680	4.300
2002:
First Quarter	19.200	10.700
Second Quarter	14.700	6.260
Third Quarter	7.700	2.630
Fourth Quarter	4.120	1.660
2003:
First Quarter	6.900	2.400
Second Quarter	13.280	5.560
Third Quarter	16.900	10.020
Fourth Quarter	27.300	15.560
2004:
First Quarter (through January 9, 2004)	29.960	26.300

         On January 9, 2004, the reported last sale price of our Class A common stock on The Nasdaq National Market was $27.50 per share. As of January 9, 2004, there were 1,633 holders of record of our Class A common stock.

DIVIDEND POLICY

        We have not declared or paid any dividends on our Class A common stock since our date of inception. Currently, our Series B convertible redeemable preferred stock restricts us from paying dividends on our Class A common stock unless full cumulative dividends have been paid or set aside for payment on all shares of our Series B preferred stock. The terms of our Series C convertible redeemable preferred stock contain similar restrictions. In accordance with its terms, we have paid dividends on the Series B preferred stock in Class A common stock. The Series C preferred stock provides for cumulative dividends payable in cash. As no dividends have been declared on the Series C preferred stock, the value of the cumulative dividends has increased the liquidation preference. The indentures governing our subsidiary XM Satellite Radio Inc.'s senior secured notes restrict XM Satellite Radio Inc. from paying dividends to us, which, in turn, will significantly limit our ability to pay dividends. We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We anticipate that we will retain any earnings for use in our operations and the expansion of our business.

CAPITALIZATION

        The following table sets forth as of September 30, 2003 our capitalization on:

  •
  an actual basis;

  •
  a pro forma basis, which gives effect to the issuance of 7.0 million shares of Class A common stock to eliminate securities convertible into 6.7 million shares of Class A common stock, including (i) $46.7 million of convertible indebtedness and convertible preferred stock and (ii) warrants to acquire 167,450 shares of Class A common stock; and

  •
  a pro forma as adjusted for redemption basis, which gives effect to the sale of the Class A common stock in this offering and the application of the estimated net proceeds to us of $183.6 million from the sale of the Class A common stock, including $89.0 million to prepay our outstanding 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors, and $48.3 million to redeem our $45.7 million of outstanding 7.75% Convertible Subordinated Notes due 2006 (including accrued interest) and the conversion by selling stockholders as of January 12, 2004 of $10.0 million aggregate initial value ($11.0 million accreted value at conversion) of 10% Senior Secured Discount Convertible Notes into 3.4 million shares of Class A common stock, $37.3 million of Series C convertible redeemable preferred stock into 5.4 million shares of Class A common stock and 2.2 million shares of Series A convertible preferred stock into 2.2 million shares of Class A common stock.

	September 30, 2003
	Actual	Pro Forma	Pro Forma As Adjusted For Redemption
	(In thousands)
Cash, cash equivalents and short-term investments	$456,632	$456,512	$502,769

14% Senior Secured Notes due 2010	22,824	22,824	22,824
Less: unamortized discount	(3,808)	(3,808)	(3,808)
14% Senior Secured Discount Notes due 2009	253,634	253,634	253,634
Less: unamortized discount	(85,392)	(85,392)	(85,392)
10% Senior Secured Discount Convertible Notes due 2009	208,397	200,015	189,035
Less: unamortized discount	(64,850)	(62,419)	(59,266)
7.75% Convertible Subordinated Notes due 2006 (1)	58,182	45,703	—
12% Senior Secured Notes due 2010 (2)	185,000	185,000	185,000
Loan	35,000	35,000	35,000
Related party debt (3)	128,131	128,131	39,089
Mortgage obligation	28,223	28,223	28,223
Capital leases and other notes payable (4)	8,060	8,060	8,060

Total debt	$773,401	$754,971	$612,399

Stockholders' equity
Series A convertible preferred stock, par value $0.01 (liquidated preference of $102,739, $102,739 on a pro forma basis and $82,122 on a pro forma as adjusted basis); 15,000,000 shares authorized, 10,786,504 shares issued and outstanding, 10,786,504 shares on a pro forma basis and 8,621,953 shares on a pro forma as adjusted basis	108	108	86
Series B convertible redeemable preferred stock, par value $0.01 (liquidation preference of $23,714); 3,000,000 shares authorized, 474,289 shares issued and outstanding	5	5	5
Series C convertible redeemable preferred stock, par value $0.01 (liquidation preference of $175,933, $150,332 on a pro forma basis and $106,029 on a pro forma as adjusted basis); 250,000 shares authorized, 140,000 shares issued and outstanding; 120,000 shares on a pro forma basis and 82,655 shares on a pro forma as adjusted basis	1	1	1
Series D junior participating preferred stock, par value $0.01; 250,000 shares authorized, no shares issued and outstanding	—	—	—
Class A common stock, par value $0.01; 600,000,000 shares authorized, 149,361,031 shares issued and outstanding, 156,382,716 shares on a pro forma basis and 174,382,716 shares on a pro forma as adjusted basis	1,494	1,564	1,744
Class C non-voting common stock, par value $0.01; 15,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid-in capital	1,958,033	1,983,001	2,176,909
Accumulated deficit	(1,307,572)	(1,314,597)	(1,319,744)

Total stockholders' equity	$652,069	$670,082	$859,001

Total capitalization	$1,425,470	$1,425,053	$1,471,400

(1)
The $45.7 million of outstanding 7.75% Convertible Subordinated Notes due 2006 may be converted into 3.7 million shares of Class A common stock at a conversion price of $12.225 per share at the holders' option. For each $1.0 million of outstanding 7.75% Convertible Subordinated Notes due 2006 converted into Class A common stock, we will not have to use $1.03 million of cash and will have to issue 81,800 shares of Class A common stock.
(2)
A portion of the proceeds may be used to redeem up to $85 million of the 12% Senior Secured Notes due 2010 at 112% of par.
(3)
Includes the $89.0 million 10% senior secured convertible note due 2009 issued to General Motors' subsidiary, OnStar Corporation, which will be prepaid with proceeds of this offering. However, $7.8 million of our $89.0 million 10% Senior Secured Convertible Note held by OnStar Corporation may convert into 980,670 shares of Class A common stock at an average conversion price of $8.00 per share at OnStar's option.
(4)
Includes deferred vendor financing.

        We anticipate that the elimination of indebtedness through the issuance of shares of our Class A common stock reflected in the pro forma information included above will require us to take a charge increasing our net loss for the fourth quarter of 2003 by $7.0 million and increasing our net loss attributable to common stockholders by a further $3.8 million. We would incur an additional expense in the first quarter of 2004 to the extent of any premiums paid to redeem indebtedness in connection with this offering.

SELECTED FINANCIAL DATA

XM Satellite Radio Holdings Inc. and Subsidiaries

        In considering the following selected consolidated financial data, you should also read our consolidated financial statements and notes and the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations." The consolidated statements of operations data for the five-year period ended December 31, 2002 and the consolidated balance sheets data as of December 31, 2002, 2001, 2000, 1999 and 1998 are derived from our consolidated financial statements. These statements have been audited by KPMG LLP, independent certified public accountants. The data as of and for the nine months ended September 30, 2003 and 2002 are unaudited, but include, in the opinion of our management, all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such data. The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the entire year or any other period.

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber and share amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue(1)	$16,344	$238	$—	$—	$—	$49,365	$8,987
Activation revenue	484	8	—	—	—	1,209	271
Equipment revenue(1)	757	—	—	—	—	5,174	—
Net ad sales revenue	2,333	251	—	—	—	2,010	1,691
Royalties & other	263	36	—	—	—	528	226

Total revenue	20,181	533	—	—	—	58,286	11,175

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties(1)	12,790	1,739	—	—	—	16,510	2,591
Cost of equipment	1,679	—	—	—	—	7,194	—
Ad sales(1)	1,870	2,243	1,232	356	369	1,755	1,306
Customer care & billing operations	16,069	5,724	699	—	—	17,378	10,669
Satellite & terrestrial	44,818	62,641	8,104	1,536	203	33,353	33,669
Broadcast & operations	19,851	21,960	19,570	5,449	1,782	14,992	14,505
Programming & content	25,379	17,649	4,025	965	642	15,575	19,578

Cost of revenue	122,456	111,956	33,630	8,306	2,996	106,757	82,318
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311	9,402	8,917
General & administrative (excludes depreciation & amortization, shown below)	26,448	20,250	17,312	11,534	4,869	20,194	15,905
Marketing (excludes depreciation & amortization, shown below)(1)	169,165	93,584	13,016	2,829	960	126,534	126,328
Impairment of goodwill	11,461	—	—	—	—	—	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57	119,074	75,611

Total operating expenses	458,961	282,139	79,479	30,691	16,193	381,961	309,079

Operating Loss	(438,780)	(281,606)	(79,479)	(30,691)	(16,193)	(323,675)	(297,904)

Other income (expense)
Interest income	5,111	15,198	27,606	2,915	26	1,953	4,555
Interest expense	(63,573)	(18,131)	—	(9,120)	—	(81,072)	(47,428)
Other income (expense)	2,230	160	—	—	—	(18,792)	1,676

Net loss	(495,012)	(284,379)	(51,873)	(36,896)	(16,167)	(421,586)	(339,101)
8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)	—	—	(1,956)	(2,824)
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)	—	—	(12,210)	(12,948)
Series B preferred stock (deemed dividend)/conversion gain	—	—	(11,211)	—	—	8,761	—
Series C preferred stock beneficial conversion feature	—	—	(123,042)	—	—	—	—
Series C preferred stock conversion loss	—	—	—	—	—	(7,694)	—

Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)	$(36,896)	$(16,167)	$(434,685)	$(354,873)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)	$(2.40)	$(2.42)	$(3.75)	$(4.17)

Weighted average shares used in computing net loss per share — basic and diluted	86,735,257	59,920,196	48,508,042	15,344,102	6,689,250	116,052,112	85,114,390

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
						(unaudited)
	(In thousands, except subscriber amounts)
Other data
EBITDA(2)	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(223,393)	$(220,617)
Cash flow from operating activities	(294,289)	(203,048)	(37,447)	(16,785)	(1,301)	(194,358)	(260,542)
Cash flow from investing activities	(7,036)	(221,361)	(559,401)	(234,412)	(43,912)	18,577	(46,763)
Cash flow from financing activities	151,646	382,003	771,053	301,585	45,522	599,595	156,549
XM subscribers (end of period)(3)	347,159	27,733	—	—	—	929,648	201,554
	December 31,
						As of September 30, 2003
	2002	2001	2000	1999	1998
						(unaudited)
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$42,815	$210,852	$224,903	$120,170	$310	$456,632
Restricted investments	29,742	72,759	161,166	—	—	6,311
System under construction	55,016	55,056	674,796	229,940	78,998	80,456
Property and equipment, net	847,936	922,149	50,052	2,551	1,146	739,632
Goodwill, net	—	11,461	12,376	13,294	—	—
DARS license and other intangibles, net	153,732	155,207	151,845	144,504	90,031	149,947
Total assets	1,160,280	1,456,203	1,293,218	515,189	170,485	1,591,787
Total long-term debt, net of current portion	412,540	411,520	262,665	212	140,332	767,430
Total liabilities	567,969	529,552	337,266	30,172	177,668	939,718
Stockholders' equity (deficit)	592,311	926,651	955,952	485,017	(7,183)	652,069

(1)
Certain 2002, 2001, 2000, 1999 and 1998 amounts have been reclassified (reflecting a reclassification made in the first quarter of 2003) to conform to the September 30, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue. The year-end financial statements included within the F-pages do not include these reclassifications.
(2)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(495,012)	$(284,379)	$(51,873)	$(36,896)	$(16,167)	$(421,586)	$(339,101)
Add back non-EBITDA items included in net loss:
Interest income	(5,111)	(15,198)	(27,606)	(2,915)	(26)	(1,953)	(4,555)
Interest expense	63,573	18,131	—	9,120	—	81,072	47,428
Depreciation & amortization	118,588	42,660	3,573	1,512	57	119,074	75,611

EBITDA	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)	$(223,393)	$(220,617)

(3)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our Condensed Consolidated Financial Statements and Notes thereto beginning on page F-1 of this prospectus supplement. Certain 2002 amounts have been reclassified to conform to the September 30, 2003 presentation, including the reclassification of equipment revenue, ad sales expense and certain revenue share payments to cost of revenue. The year-end financial statements included within the F-pages do not include these reclassifications.

Introduction

        Our predecessor company, XM Satellite Radio Inc., was incorporated in Delaware in 1992 and we became a holding company for XM Satellite Radio Inc. in early 1997. XM Satellite Radio Inc. is our wholly-owned subsidiary. We emerged from the development stage in the fourth quarter of 2001, following the commencement of our service in two test markets on September 25, 2001 and nationwide launch on November 12, 2001. As of December 31, 2003, we had over 1.3 million subscribers.

        We raised $2.4 billion of equity and debt net proceeds through September 30, 2003 from investors and strategic partners to fund our operations. This includes $206 million of net funds raised in the January 2003 financing transactions, $179 million of net funds raised in the June 2003 offering (of which $10 million was raised in July 2003 from the exercise of an over-allotment option) and $149.8 million of net funds raised in the September 2003 offering. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit. Provided that we meet the revenue, expense and cash flow projections of our business plan, we expect to be fully funded and will not need to raise additional financing to continue operations or to fund the completion and launch of XM-3 and the construction of XM-4. We may need to raise additional funding for the launch of XM-4 depending on the amount and timing of the receipt of the insurance proceeds and other factors, including availability of a portion of the proceeds of this offering.

        We will continue to incur operating losses until we substantially increase the number of our subscribers and develop a stream of cash flow sufficient to cover operating costs. We also have significant outstanding contracts and commercial commitments that need to be paid in cash or through credit facilities over the next several years, including to fund subsidies and distribution costs, particularly under our arrangement with General Motors, programming costs, repayment of long-term debt, lease payments and service payments, as further described below under the heading "Liquidity and Capital Resources—Contractual Obligations and Commercial Commitments." Our ability to become profitable also depends upon other factors identified below under the heading "Liquidity and Capital Resources—Future Operating and Capital Resource Requirements."

Results of Operations

        To better explain our performance during 2003 and on an on-going basis, we have expanded the number of revenue and expense categories versus those in our balance sheet to better reflect the drivers of the business. Descriptions for expanded revenue and expense categories are outlined below.

  Subscription Revenue

        Subscription includes fees from basic and premium service net of subscription-related promotions.

  Activation Revenue

        Activation includes amortization of subscription activation fees over the estimated average life of a subscriber.

  Equipment Revenue

        Equipment includes revenue from our direct sales of radios and other related equipment.

  Net Ad Sales Revenue

        Net Ad Sales includes revenue from sales of advertisements and programming sponsorships to advertisers on the XM network, net of agency commissions.

  Cost of Revenue

        Costs of Revenue are those expenses directly related to the generation of subscriber and advertising revenue and have variable and fixed components. Cost of Equipment, Revenue Share & Royalties, along with Customer Care & Billing tend to fluctuate along with increases and decreases in revenues and/or subscribers. Satellite & Terrestrial, Broadcast & Operations and Programming & Content are not expected to fluctuate directly with changes in revenue and/or subscribers. Ad Sales, which includes internal and external costs directly associated with selling advertisements on the XM network, tends to fluctuate with increases and decreases in advertising revenue.

  Research & Development

        Research & Development is a discretionary expense used primarily to drive new product development and radio component and radio unit cost reductions.

  General & Administrative

        General & Administrative expenses include legal, human resources, accounting and other overhead costs.

  Marketing

        Marketing includes: Retention & Support, which are those indirect costs that are not associated with gaining a subscriber and are not expected to fluctuate directly with changes in revenue and/or subscribers; Subsidies & Distribution, which includes commissions to radio manufacturers and distribution partners that are based on the number of radios manufactured or the number of new subscribers added in the period (these costs have previously been referred to as "Subscriber Acquisition Costs" or "SAC"); Marketing, which are those discretionary costs including advertising, media and events, as well as marketing materials for retail and automotive dealer points of presence. Amortization of the GM Liability includes the straight-line accounting treatment of the fixed obligation to General Motors. We consider subscriber acquisition costs to include radio manufacturer subsidies, certain sales, activation and installation commissions, and subscriber product- and hardware-related incentives and promotions. Subscriber acquisition costs also include the negative margins on equipment sales. Subscriber acquisition costs do not include ongoing loyalty payments to retailers and distribution partners, payments under revenue sharing arrangements with radio manufacturers and distributors and certain guaranteed payments to General Motors. We consider Cost Per Gross Addition, or CPGA, to include the amounts in SAC, as well as advertising, media and marketing expenses except for retention and support and amortization of GM liability.

  EBITDA

        Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. As a result of regulatory changes, EBITDA now includes Other Income (Expense). We believe EDITDA is often a useful measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

Nine-month Periods ended September 30, 2003 and 2002

	Nine months ended September 30,
	2003	2002
	(in thousands, except subscriber, share and per share data)
Revenue:
Subscription	$49,365	$8,987
Activation	1,209	271
Equipment	5,174	—
Net ad sales	2,010	1,691
Other	528	226

Total revenue	58,286	11,175

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	16,510	2,591
Customer care & billing	17,378	10,669
Cost of equipment	7,194	—
Ad sales	1,755	1,306
Satellite & terrestrial	33,353	33,669
Broadcast & operations:
Broadcast	6,359	5,922
Operations	8,633	8,583

Total broadcast & operations	14,992	14,505
Programming & content	15,575	19,578

Total cost of revenue	106,757	82,318
Research & development (excludes depreciation and amortization, shown below)	9,402	8,917
General & administrative (excludes depreciation and amortization, shown below)	20,194	15,905
Marketing (excludes depreciation and amortization, shown below)
Retention and support	6,355	8,625
Subsidies and distribution	53,043	35,600
Advertising and marketing	40,885	72,758

Marketing	100,283	116,983
Amortization of GM liability	26,251	9,345

Total marketing	126,534	126,328
Depreciation & amortization	119,074	75,611

Total operating expenses	381,961	309,079

Operating loss	(323,675)	(297,904)
Interest income	1,953	4,555
Interest expense	(81,072)	(47,428)
Other income (expense)	(18,792)	1,676

Net loss	(421,586)	(339,101)

8.25% Series B and C preferred stock dividend requirement	(14,166)	(15,772)
Series B preferred stock retirement gain	8,761	—
8.25% Series C preferred stock retirement loss	(7,694)	—

Net loss attributable to common stockholders	$(434,685)	$(354,873)

Basic and diluted net loss per share	$(3.75)	$(4.17)

Weighted average shares used in computing net loss per share — basic and diluted	116,052,112	85,114,390

EBITDA (1)	$(223,393)	$(220,617)
XM subscribers (end of period) (2)	929,648	201,554

(1)
Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Nine months ended September 30,
	2003	2002
Reconciliation of Net Loss to EBITDA
Net loss as reported	$(421,586)	$(339,101)
Add back non-EBITDA items included in net loss:
Interest income	(1,953)	(4,555)
Interest expense	81,072	47,428
Depreciation & amortization	119,074	75,611

EBITDA	$(223,393)	$(220,617)

(2)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers.

  Nine months Ended September 30, 2003 Compared With Nine months Ended September 30, 2002

Revenue

        Revenue.    Our revenue consists of subscription fees, activation charges, limited direct sales of radios, advertising sales, and revenue earned from royalties. During the nine-month period ended September 30, 2003, we recognized $58.3 million in total revenue, compared to $11.2 million during the nine-month period ended September 30, 2002, an increase of $47.1 million. During the nine-month period ended September 30, 2003, subscription related revenues comprised over 95% of our total revenues. As of September 30, 2003, we had 929,648 subscribers, compared to 201,554 at September 30, 2002, an increase of 728,094 subscribers. Our subscribers include 189,311 subscribers in original equipment manufacturer, or OEM, promotional periods (typically ranging from one to three-months to one-year in duration) paid for by the vehicle manufacturers. At the time of sale, vehicle owners generally receive a 3-month trial subscription and are included in OEM promotional subscribers. We generally receive two months of the 3-month trial subscription from the vehicle manufacture. The number of subscribers electing to continue with the XM service beyond the initial OEM promotional period, the conversion rate, has ranged from 65%-80% over the past year. Beginning in late September 2003, we began an auto activation program whereby XM-enabled radios in new vehicles manufactured by General Motors and Honda are activated to receive the XM service as a subscriber at the time of the sale to the vehicle purchaser. We cannot predict how this auto activation program will impact our overall conversion rate. However, we expect that, over time, the auto activation program will increase the number of subscribers provided by our OEM distribution channel. Our conversion rate may fluctuate from period to period, and we expect that the effectiveness of our sales and marketing activities as well as the method of initial activation will impact our conversion rate. Our subscribers also include 19,092 XM activated vehicles with rental car companies. There are 6,898 2003 model year XM activated vehicles for which we receive payments based on the use of the XM service. Customers are charged $2.99 per day per vehicle for use of the XM service in 2003 model year vehicles, on which we receive a revenue share. There are 12,194 2004 model year XM activated vehicles for which we receive

$10 per month. Additionally, 62,015 family plan subscriptions at a multi-unit rate of $6.99 per radio per month are included in our total subscriber count. We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those who are currently in promotional periods, as well as XM activated vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers. We expect revenue to increase as we continue to add subscribers and to attract additional advertisers.

        Subscription Revenue.    Subscription revenue was $49.4 million during the nine-month period ended September 30, 2003, compared to $9.0 million during the nine-month period ended September 30, 2002, an increase of $40.4 million. Subscription revenue consists primarily of our monthly subscription fees charged to consumers, commercial establishments and fleets, which are recognized as the service is provided. Revenues received from vehicle manufacturers for promotional service programs are included in subscription revenue. At the time of sale, vehicle owners generally receive a three-month trial subscription and are included in OEM promotional subscribers. We generally receive payment for two months of the three-month trial subscription period from the vehicle manufacturer. For the nine months ended September 30, 2003, subscriber revenue includes $4.8 million from related parties for subscription fees paid under certain promotional agreements. Subscription revenue also includes revenues from premium service. Our subscriber arrangements are cancelable, without penalty. Promotions and discounts are treated as a reduction to revenue during the period of the promotion. Sales incentives, consisting of rebates to subscribers, offset revenue. Average monthly subscription revenue per subscriber (ARPU) was approximately $9.11 during the nine-month period ended September 30, 2003, and $9.37 during the nine-month period ended September 30, 2002, of which all of the subscribers were aftermarket, OEM and other subscribers. Average monthly subscription revenue per subscriber is derived from the total of earned subscription revenue (net of promotions and rebates) divided by the monthly weighted average number of subscribers for the period reported. Average monthly revenue per subscriber is a measure of operational performance and not a measure of financial performance under generally accepted accounting principles.

        Activation Revenue.    Activation revenue is comprised of one-time activation charges billed to customers. Activation fees are non-refundable, and are recognized on a pro-rata basis over the estimated 40-month life of the subscriber relationship. We expect this estimate to be further refined in the future as additional historical data becomes available. During the nine-month period ended September 30, 2003, we recognized $1.2 million in activation revenue compared to $271,000 during the nine-month period ended September 30, 2002, an increase of $0.9 million due to the increase in subscribers. We expect activation revenue to increase as we increase subscribers.

        Equipment Revenue.    Equipment revenue is comprised of revenues from any direct sales of radios. Through September 30, 2003, the direct sales of radios have generally been for promotional purposes. During the nine-month period ended September 30, 2003, we recognized $5.2 million in equipment revenue compared to $0 during the nine-month period ended September 30, 2002. We expect revenue from the sale of equipment to increase proportionately with the increase in direct sales of equipment by us.

        Net Ad Sales Revenue.    Advertising revenue consists of sales of advertisements and program sponsorships on the XM network to advertisers that are recognized in the period in which they are broadcast. Advertising revenue includes advertising aired in exchange for goods and services (barter), which is recorded at fair value. Advertising revenue is presented net of national agency commissions in the unaudited condensed consolidated statements of operations, which is consistent with industry practice. During the nine-month period ended September 30, 2003, we recognized $2.0 million in net advertising revenue compared to $1.7 million during the nine-month period ended September 30, 2002. These amounts are net of agency commissions, which were $321,000 during the nine-month period ended September 30, 2003, compared to $234,000 during the nine-month period ended September 30,

2002. The increase in net advertising revenue is due primarily to increased demand for advertising on the XM network that results from our subscriber growth, listenership and audience reach. During the nine-month period ended September 30, 2003, we recognized $121,000 in advertising barter revenue, compared to $353,000 during the nine-month period ended September 30, 2002.

        Other Revenue.    Other revenue earned during the nine-month period ended September 30, 2003 consisted of royalty revenue from certain tuners manufactured during 2003. We recognized $528,000 of other revenue during the nine-month period ended September 30, 2003 compared with $226,000 during the nine-month period ended September 30, 2002.

Operating Expenses

        Total Operating Expenses.    Total operating expenses were $382.0 million during the nine-month period ended September 30, 2003 compared to $309.1 million during the nine-month period ended September 30, 2002, an increase of $72.9 million or 24%. The increase was due primarily to an increase in cost of revenue of $24.4 million attributable to increased sales, an increase in general and administrative expenses of $4.3 million and an increase in depreciation and amortization of $43.5 million resulting from a reduction in the useful life of our satellites.

        Cost of Revenue.    Cost of revenue includes costs of radios associated with radio sales, revenue share & royalties, customer care & billing costs, satellite & terrestrial operating costs, cost of broadcast and operations, programming & content and costs directly associated with the sales of advertising. These combined costs were $106.7 million during the nine-month period ended September 30, 2003, up from $82.3 million during the nine-month period ended September 30, 2002, an increase of $24.4 million or 30%.

          Cost of Equipment.    During the nine-month period ended September 30, 2003, we incurred $7.2 million relating to promotional radios and radio kits that we sold directly to subscribers, compared to $0 during the nine-month period ended September 30, 2002. The cost of equipment will increase as we increase the direct sales of equipment.

          Revenue Share & Royalties.    Revenue share & royalties includes royalties paid to radio technology providers, revenue share payments to content providers, revenue share payments to certain retailers and OEM partners, and performance rights obligations to composers, artists, and copyright owners for public performances of their creative works broadcast on XM. These costs were $16.5 million during the nine-month period ended September 30, 2003 compared to $2.6 million during the nine-month period ended September 30, 2002. This increase of $13.9 million was a result of our growth in subscriber base and revenues along with completion of negotiations for performance rights royalties. These total costs will increase with subscriber growth. The percentage of revenue that is shared with GM increases as the number of XM enabled GM vehicles increases.

          Ad Sales.    Ad sales expense was $1.8 million during the nine-month period ended September 30, 2003 compared to $1.3 million during the nine-month period ended September 30, 2002, an increase of $0.5 million. The increase in ad sales expense is due primarily to an increase in staffing and marketing costs to support ad sales growth.

          Customer Care & Billing.    Customer care & billing operations expense includes expenses from outsourced customer care functions and was $17.4 million during the nine-month period ended September 30, 2003, compared with $10.7 million during the nine-month period ended September 30, 2002, an increase of $6.7 million or 63%. This increase resulted from the increase in the number of subscribers. Customer care & billing operations expense will continue to increase as we continue to add subscribers.

          Satellite & Terrestrial.    Satellite & terrestrial includes telemetry, tracking and control of our two satellites, in-orbit satellite insurance and incentive payments, satellite uplink, and all costs associated with operating our terrestrial repeater network such as power, maintenance and lease payments. These expenses were $33.4 million during the nine-month period ended September 30, 2003, compared with $33.7 million during the nine-month period ended September 30, 2002, a decrease of $0.3 million. This decrease primarily resulted from a reduction in the costs associated with maintaining and operating the terrestrial repeater network.

                Broadcast & Operations

            Broadcast.    Broadcast expenses include costs associated with the management and maintenance of the systems, software, hardware, production and performance studios used in the creation and distribution of XM-original and third party content. The advertising trafficking (scheduling and insertion) functions are also included. Broadcast costs were $6.4 million during the nine-month period ended September 30, 2003, compared to $5.9 million during the nine-month period ended September 30, 2002, an increase of $0.5 million or 8%. The increase is due primarily to increased systems expense relating to maintenance and general support.

            Operations.    Operations, which includes facilities and information technology expense, was $8.6 million for both the nine-month periods ended September 30, 2003 and September 30, 2002 respectively. We expect operations to remain constant.

          Programming & Content.    Programming & content includes the creative and production costs associated with our 101 channels of XM-original and third party content. This includes costs of programming staff and fixed payments for third party content. Programming & content expense was $15.6 million during the nine-month period ended September 30, 2003, compared with $19.6 million during the nine-month period ended September 30, 2002, a decrease of $4.0 million or 20%. The decrease is due primarily to decreases in payroll and payroll related costs from a reduction in headcount which occurred in November 2002.

        Research & Development.    Research & development includes the costs of new product development, chipset design, and engineering. These combined expenses were $9.4 million during the nine-month period ended September 30, 2003, compared with $8.9 million during the nine-month period ended September 30, 2002, an increase of $0.5 million or 6%. The increase in research and development expense is due primarily to increased activities in new product development and costs associated with the redeployment of certain personnel to research and development. Research and development expenses will continue to increase as we accelerate the development of future telematics applications and new products, including interoperable radios.

        General & Administrative.    General & administrative expense was $20.2 million during the nine-month period ended September 30, 2003, compared with $15.9 million during the nine-month period ended September 30, 2002, an increase of $4.3 million or 27%. The increase in general & administrative expense primarily resulted from an increase in director and officer insurance premiums.

        Marketing.    Marketing includes the costs of retention & support, subsidies & distribution, advertising & marketing, and amortization of our liability to GM. These combined costs were $126.5 million during the nine-month period ended September 30, 2003, compared to $126.3 million during the nine-month period ended September 30, 2002, an increase of $0.2 million, or 0.2%. Marketing expense increased due primarily to an increase in subsidies and distribution of $17.4 million and an increase of the amortization of the GM liability of $16.9 million offset by a decrease in advertising and marketing of $31.9 million and a decrease in retention and support of $2.3 million.

          Retention & Support.    Retention & support consists primarily of marketing related overhead expenses. During the nine-month period ended September 30, 2003, these costs were $6.4 million compared to $8.6 million during the nine-month period ended September 30, 2002, a decrease of $2.2 million. The decrease is due primarily to the reversal of a non-cash stock compensation charge of $8.2 million that had been recorded relating to the Sony warrants, offset by an increase in marketing support expenses. In September 2003, it was evident that Sony would not achieve the minimum performance target required for the vesting of its warrants, which included the percentage of XM Radios that have a Sony brand name as of the time we reached our one-millionth subscriber. Therefore, the non-cash compensation charges recorded in relation to these warrants were reversed.

          Subsidies & Distribution.    We currently provide incentives and subsidies for the manufacture, purchase, installation and activation of XM radios to attract and retain our manufacturing and distribution partners. Our subsidy and distribution costs are significant and totaled approximately $53.0 million during the nine-month period ended September 30, 2003, compared with $35.6 million during the nine-month period ended September 30, 2002, an increase of $17.4 million or 49% due primarily to the increase in subscribers, new activations, and GM vehicles equipped with XM radios. Subsidies and distribution will increase as the number of XM radios that are manufactured, installed and activated increase.

          Subscriber Acquisition Costs.    We consider subscriber acquisition costs to include radio manufacturer subsidies, certain sales, activation and installation commissions, and subscriber product- and hardware-related incentives and promotions. These costs are reported in Subsidies & Distribution. The negative margins from equipment sales are also included in subscriber acquisition costs. Subscriber acquisition costs do not include ongoing loyalty payments to retailers and distribution partners, payments under revenue sharing arrangements with radio manufacturers and distributors and certain guaranteed payments to General Motors. During the nine-month period ended September 30, 2003 and 2002, we incurred expenses of $51.4 million and $35.3 million, respectively, related to subscriber acquisition costs. Our average subscriber acquisition cost was $77 during the nine-month period ended September 30, 2003.

          Advertising & Marketing.    Activities comprising these expenses include media, advertising, events and direct marketing programs. Advertising & marketing costs were $40.9 million during the nine-month period ended September 30, 2003 compared with $72.8 million during the nine-month period ended September 30, 2002, a decrease of $31.9 million or 44%. The decrease is due to our decreased purchase of consumer advertising media.

          Cost Per Gross Addition.    We consider CPGA to include the amounts in SAC, as well as advertising, media and most marketing expenses. In our financial statements, SAC costs are captured in the Subsidies & Distribution and the negative margins from equipment sales, while CPGA costs are primarily captured by the combination of the Subsidies & Distribution, Advertising & Marketing, plus the negative margins from equipment sales. CPGA does not include marketing staff and subscriber communication costs (included in Retention & Support) or the amortization of the GM guaranteed payments (included in Amortization of GM Liability). During the nine months ended September 30, 2003 and 2002, we incurred expenses of $96.9 million and $108.1 million, respectively. CPGA for the nine-month period ended September 30, 2003 and 2002 was $145 and $590, respectively. The decline in CPGA for the nine-month period ended September 30, 2003 as compared to the nine-month period ended September 30, 2002 is due to the combined impacts of the decline in advertising and marketing expenses as well as the increase in the number of new subscribers during the quarter.

        Amortization of GM Liability.    These costs include the amortization of annual fixed guaranteed payment commitments to General Motors, aggregating to $439 million, under our long-term distribution agreement with the OnStar division of GM providing for the installation of XM radios in

GM vehicles. Amortization of the GM liability was $26.3 million for the nine-month period ended September 30, 2003, compared with $9.3 million for the nine-month period ended September 30, 2002. The distribution agreement was amended in June 2002 and then again in January 2003, as described under the captions "Liquidity and Capital Resources—Capital Resources and Financing." As a result of the January 2003 amendment and GM's current roll out plans, commencing in February 2003 we began recognizing the fixed annual payments due through September 2013, which approximate $397.3 million, on a straight-line basis. In January 2003, we expensed the pro rata portion of the fixed payment that was based on the June 2002 amendment to the agreement.

        Depreciation & Amortization.    Depreciation & amortization expense was $119.1 million during the nine-month period ended September 30, 2003, compared with $75.6 million during the nine-month period ended September 30, 2002, an increase of $43.5 million or 58%. The increase in depreciation and amortization expense primarily resulted from the reduction in the useful lives of our in-orbit satellites from 17.5 years to 6.75 years during the third quarter of 2002 due to a solar array output power anomaly.

        Interest Income.    Interest income was $2.0 million during the nine-month period ended September 30, 2003, compared with $4.6 million during the nine-month period ended September 30, 2002, a decrease of $2.6 million or 57%. The decrease was the result of lower yields on our investments due to market conditions.

        Interest Expense.    We recorded interest expense of $81.1 million and $47.4 million during the nine-month periods ended September 30, 2003 and 2002, respectively. The increase in interest expense is due to an increase in debt outstanding from the January 2003 and June 2003 financing transactions, as well as a charge of $4.8 million to interest expense attributable to the beneficial conversion feature on the exchange of $15.7 million carrying value, or $19.8 million principal amount at maturity of our 10% senior secured discount convertible notes due 2009.

        Other Income (Expense), net.    Other income (expense), net was $(18.8) million during the nine-month period ended September 30, 2003, compared with $1.7 million during the nine-month period ended September 30, 2002, a decrease of $20.5 million. The expense resulted primarily from losses of $20.2 million from the retirement of debt with a carrying value including accrued interest of $104.1 million, offset by income from rental of office space in our corporate headquarters to third parties. Other income (expense), net for the nine months ended September 30, 2002 consists primarily of income from rental of office space in our corporate headquarters to third parties.

        Net Loss.    Net loss during the nine-month period ended September 30, 2003 was $421.6 million, compared with $339.1 million for the nine-month period ended 2002, an increase of $82.5 million or 24%. The increase primarily reflects the losses recorded in other expense from our deleveraging transactions, increases in interest expense and increases in operating expenses, primarily depreciation and amortization expense, offset in part by the growth in our revenue.

        EBITDA.    Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA during the nine-month period ended September 30, 2003 was $(223.4) million, compared with $(220.6) million during the nine-month period ended September 30, 2002. The increased loss is due primarily to losses recorded from the deleveraging transactions. We believe EDITDA is often a useful measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. The reconciliation of net loss to EBITDA is as follows:

	Nine-months Ended September 30,
	2003	2002
Net loss as reported	$(421,586)	$(339,101)
Add back non-EBITDA items included in net loss:
Interest income	(1,953)	(4,555)
Interest expense	81,072	47,428
Depreciation & amortization	119,074	75,611

EBITDA	$(223,393)	$(220,617)

Liquidity and Capital Resources

  Status at September 30, 2003

        At September 30, 2003, we had total cash and cash equivalents of $456.6 million, which excludes $6.3 million of restricted investments, and working capital of $395.7 million. Cash and cash equivalents increased $423.8 million during the nine months ended September 30, 2003. The increase resulted from $599.6 million provided by financing activities and $18.6 million provided by investing activities, offset by $194.4 million used in operating activities. The proceeds from financing activities resulted primarily from a private placement in January 2003 that resulted in the issuance of our 10% Senior Secured Discount Convertible Notes that yielded gross proceeds of $210 million, the issuance of 5.5 million shares of Class A common stock that yielded gross proceeds of $15 million, the issuance of our 12% Senior Secured Notes that yielded gross proceeds of $185 million, and the issuance of 11.3 million shares of Class A common stock that yielded gross proceeds of $150 million. The financing activities completed during the year are more fully discussed below. Investing activities consisted primarily of proceeds provided from the maturity of restricted investments. Cash flows used in operating activities includes the net loss of $421.6 million and the net cash used by our operating assets and liabilities, offset in part by non-cash expenses included in the net loss.

        By comparison, at September 30, 2002 we had cash and cash equivalents of $31.7 million, which excludes $29.4 million of restricted investments, and working capital of $51.5 million. This amount reflects $260.5 million cash used in operations, $46.8 million cash used in investing activities, and $156.5 million provided by financing activities during the nine-month period ended September 30, 2002. Cash flow used in operations during the nine-month period ended September 30, 2002 reflected commercial operations. Investing activities consisted primarily of capital expenditures for infrastructure and system completion.

        We raised $2.4 billion of equity and debt net proceeds from inception through September 30, 2003 from investors and strategic partners to fund our operations. This includes $206 million of net funds raised in the January 2003 financing transactions, $179 million of net funds raised in the June 2003 transaction (including $10 million raised in July 2003 from the exercise of an over-allotment option) and $149.8 million of net funds raised in the September 2003 transactions. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit. These funds have been used to acquire our DARS license, make required payments for our system, including the satellites, terrestrial repeater system, and ground networks, and for working capital and operating expenses. Provided that we meet the revenue, expense and cash flow projections of our business plan, we expect to be fully funded and will not need to raise additional financing to continue operations or to fund the completion and launch of XM-3 and the construction of XM-4. We may need to raise additional funding for the launch of XM-4 depending on the amount and timing of the receipt of the insurance proceeds and other factors, including availability of a portion of the proceeds of this offering.

        September 2003 Financing Transaction

        On September 11, 2003, we completed a public offering of 11,320,755 shares of our Class A Common Stock to Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and another large institutional investor, each on behalf of its investment advisory clients. This offering resulted in gross proceeds of $150 million. We expect that all or a significant portion of the net proceeds may be used for funding for the construction of XM-4, our new ground spare satellite, if insurance proceeds are not received in a timely manner. We expect to otherwise use the proceeds for working capital and general corporate purposes, which may include the repurchase or pre-payment of outstanding debt.

        June 2003 Financing Transaction

        On June 17, 2003, we completed an offering of $175 million of XM Satellite Radio Inc.'s 12% Senior Secured Notes due June 15, 2010. Interest on the notes is payable every six-months in cash in arrears on December 15 and June 15, commencing on December 15, 2003. The notes, which are senior secured obligations, are secured by substantially all of XM Satellite Radio Inc.'s assets, are guaranteed by us and will rank equally in right of payment with all of XM Satellite Radio Inc.'s other existing and future senior indebtedness and senior in right of payment to all of XM Satellite Radio Inc.'s existing and future subordinated indebtedness. XM Satellite Radio Inc. may, at its option, redeem the notes at declining redemption prices at any time on or after June 15, 2007. At any time on or prior to June 15, 2006, XM Satellite Radio Inc. may redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as the redemption occurs within 90 days of the date of the closing of such equity offering and at least $100 million aggregate principal amount of notes remains outstanding after the redemption. In July 2003, an additional $10 million of these 12% senior secured notes due 2010 were issued pursuant to the over-allotment option. We expect to use the proceeds from the June 2003 financing transaction to fund the completion and launch of XM-3, if insurance proceeds are not received in a timely manner. We expect to otherwise use the proceeds for working capital and general corporate purposes, which may include the repurchase or pre-payment of outstanding debt.

        January 2003 Financing Transactions

        In January 2003, we completed a private placement of $279.3 million aggregate principal amount at maturity of our 10% Senior Secured Discount Convertible Notes due December 31, 2009, which yielded gross proceeds of $210.0 million, and a private placement of 5,555,556 shares of our Class A common stock, which yielded gross proceeds of $15.0 million. Concurrently with these transactions, we completed an exchange offer in which we exchanged $300.2 million aggregate principal amount of XM Satellite Radio Inc.'s previously outstanding 14% Senior Secured Notes due 2010 for $438.0 million aggregate principal amount at maturity ($300.2 million accreted value as of March 15, 2003) of 14% Senior Secured Discount Notes due 2009, cash and warrants to purchase Class A common stock.

        In January 2003, General Motors provided us with a $100.0 million Senior Secured Credit Facility, maturing as late as December 2009, that enables us to make monthly draws to finance payments that become due under our distribution agreement with OnStar Corporation and other GM payments. We and XM Satellite Radio Inc. are co-borrowers under this credit facility. The outstanding principal amount of all draws will be due December 31, 2009. Outstanding amounts bore interest at the applicable 90-day LIBOR rate plus 10% through December 31, 2003, and presently bear interest at a per annum rate of LIBOR plus 8%. We will be able to make interest payments semi-annually in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. We have the option to prepay all draws in whole or in part at any time and will be able to re-borrow any prepaid amounts. Beginning in 2005, we will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of our excess cash and (ii) the amount necessary to prepay the draws in full. In order to make draws under the credit facility, we are required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

        In January 2003, we issued a 10% Senior Secured Convertible Note due December 31, 2009 in the amount of $89.0 million to General Motors' subsidiary, OnStar Corporation. The note was provided in lieu of our obligation to make $115 million in guaranteed payments to OnStar under the distribution agreement from 2003 to 2006. The note becomes convertible at the holder's option on a quarterly basis through 2006, at 90% of the then fair market value of our Class A common stock but subject to a $5.00 per share minimum and escalation maximum (up to $20 per share) for each fiscal year. Interest is payable semiannually in cash or shares of our Class A common stock, at our option, at fair market value at the time of payment. This note may be prepaid.

        In January 2003, General Motors provided us with the ability to satisfy up to $35.0 million in future subscriber acquisition payments that we may owe to OnStar under the distribution agreement in shares of our Class A common stock, valued at fair market value at the time of each semiannual payment.

        Other 2003 Equity Issuances and De-leveraging Transactions

        During the first half of 2003, we issued 10,814,500 shares of Class A common stock for gross proceeds of $65.7 million under our Direct Stock Purchase Program, or DSPP. Concurrent with the funds raised through the DSPP, we entered into agreements with certain holders of our notes to exchange $104.1 million carrying value, or $136.9 million fully accreted face value at maturity, of their notes, for $6.7 million in cash consideration and 15,398,251 shares of Class A common stock. Also concurrent with the funds raised through the DSPP, we entered into agreements with certain holders of our 8.25% Series B convertible redeemable preferred stock to exchange $19.7 million in shares of Series B preferred stock for $10.2 million in cash consideration. During the first nine months of 2003, we also entered into agreements with certain holders of our 8.25% Series C convertible redeemable preferred stock to exchange $75.4 million carrying value, in shares of Series C preferred stock, for 8,391,058 shares of Class A common stock. Additionally, we entered into agreements with certain holders of Class A common stock warrants to exchange 55,145 warrants convertible into 4,687,325 shares of Class A common stock for 3,532,400 shares of common stock and received $2.5 million in cash proceeds from the exercise of 9,345 warrants converted into 794,325 shares of Class A common stock. Finally, during the last three months of 2003, we entered into agreements with certain holders of our 8.25% Series C convertible redeemable preferred stock to exchange $25.6 million carrying value, in shares of Series C preferred stock, for 3,020,323 shares of Class A common stock, and we entered into agreements with certain holders of our notes and warrants to exchange $21.1 million carrying value, or $23.2 million fully accreted face value at maturity, of their notes, and warrants to purchase            shares for $0.1 million in cash consideration and 4,001,362 shares of Class A common stock.

        As a result of these de-leveraging transactions, we have eliminated approximately $245.9 million of carrying value including accrued interest of debt and preferred securities or approximately $280.7 million of face amount at maturity. We have eliminated $2.1 million carrying value including accrued interest ($2.0 million face amount) of our 14% Senior Secured Notes due 2010, $65.5 million carrying value including accrued interest ($94.2 million face amount) of our 14% Senior Secured Discount Notes due 2009 issued in January 2003, $33.6 million carrying value including accrued interest ($33.4 million of face amount) of our 7.75% Convertible Subordinated Notes due 2006, $24.0 million carrying value including accrued interest ($30.5 million face amount) of our 10% Senior Secured Discount Convertible Notes due 2009, $19.7 million of our Series B preferred stock and $101.0 million carrying value of our Series C preferred stock.

        As a result of our financings and other issuances of securities, the conversion price of the Series C preferred stock issued in August 2000 has been adjusted to $8.90, the exercise price of the warrants sold in March 2000 has been adjusted to $45.24 and the number of warrant shares has been adjusted to 8.78. The exercise price of the warrants sold in January 2003 remained at $3.18 and the number of warrant shares remained at 85. There was no impact on the consolidated results of operations as a result of the adjustments to these prices.

        We expect that our future working capital, capital expenditures, and debt service requirements will be satisfied from existing cash, cash equivalents, and short-term investments and by cash generated from operations. Our business plan contemplates the use of cash on hand to fund the completion and launch of XM-3 and the construction of XM-4. We may need to raise additional funding for the launch of XM-4 depending on the amount and timing of the receipt of the insurance proceeds with respect to XM Rock and XM Roll, and other factors, including availability of a portion of the proceeds of this offering.

        Future Operating and Capital Resource Requirements

        Our funding requirements are based on our current business plan, which in turn is based on our operating experience to date and our available resources. We are pursuing a business plan designed to increase subscribers and revenues while reducing or maintaining subscriber acquisition costs and avoiding large expenditures to the extent practicable. Our plan contemplates our focusing on the new automobile market where we have relationships with automobile manufacturers, the continuing introduction of lower-priced and more user-friendly radio technology in the retail aftermarket and the use of our most productive distribution channels. We have also maintained a lower level of spending on advertising and kept our workforce streamlined.

        Provided that we meet the revenue, expense and cash flow projections of our business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. Our business plan is based on estimates regarding expected future costs and expected revenue. Our costs may exceed or our revenues may fall short of our estimates, our estimates may change, and future developments may affect our estimates. Any of these factors may increase our need for funds, which would require us to seek additional financing to continue implementing our current business plan.

        Our business plan contemplates the use of cash on hand to fund the completion and launch of XM-3 and the construction of XM-4. We may need to raise additional funding for the launch of XM-4 depending on the amount and timing of the receipt of the insurance proceeds with respect to XM Rock and XM Roll, and other factors, including availability of a portion of the proceeds of this offering.

        In the first quarter of 2003, we filed the proofs of loss for constructive total loss claims on both our satellites with our insurance carriers for the aggregate sum insured (less applicable salvage), relating to a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including XM Rock and XM Roll, identified to our insurers in September 2001. We have launch and in-orbit insurance policies that provide coverage to us for a total, constructive total or partial loss of each of our satellites where such loss arises from an occurrence within the first five years after launch (both satellites were launched during the first half of 2001). The aggregate sum insured in the event of the total or constructive total loss of both satellites is $400 million ($200 million per satellite). During the third quarter of 2003, we received letters from our insurers rejecting our proofs of loss and denying our claims. We anticipate continuing correspondence and meetings with individual and groups of insurers to resolve this matter and will proceed with negotiations, arbitration or litigation as necessary to recover the losses. We continue to believe that we will ultimately receive insurance payments adequate to launch our spare satellite and fund a portion of XM-4, although there can be no assurance as to the amount of any insurance proceeds, or that any insurance proceeds will be received in a timely manner.

        In light of the progressive degradation noted above, we plan to launch our ground spare satellite (XM-3) into one orbital slot by year-end 2004, and operate XM Rock and XM Roll collocated in the other orbital slot. In 2007, we plan to launch XM-4 to replace the collocated XM Rock and XM Roll. In this way, we will have replacement satellites in orbit and operating prior to the times XM Rock and XM Roll can no longer provide full service, or half service in collocated mode. Our commitments regarding XM-3 and XM-4 are described under "Capital Expenditures" below.

        Since the solar array power degradation issue is common to the first six Boeing 702 class satellites now in orbit, the manufacturer and we are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a firm launch commitment for our spare satellite in the fourth quarter of 2004, the ability to provide full service for an extended period of time with XM Rock and XM Roll collocated in one orbital slot and the spare located in the other slot (which would allow partial use of the existing satellites through the first quarter of 2008), firm commitments to build a fourth satellite and provide launch services therefor, and various mitigation actions to extend the full or partial use of the existing satellites, we believe that we will be able to launch additional satellites prior to the time the solar array power problem might cause the broadcast signal strength to fall below minimum acceptable levels.

        Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information. We have not recorded any impairment due to our forecasted cash flows (which are sufficient to recover the system assets); however, should we reduce or not meet our forecasted cash flows or reduce further the estimated useful lives of the satellites, we may be required to record an impairment (which may be substantial) at that time. We have not adjusted the estimated useful lives of our spacecraft control facilities, as we believe that these facilities will continue to be of use in our system as XM-3 and if necessary XM-4 are launched.

        We plan to seek additional financing for the launch of XM-4 to the extent needed. In addition, we may seek additional financing to undertake initiatives not contemplated by our current business plan or obtain additional cushion against possible shortfalls. We may pursue a range of different sizes or types of financing as opportunities arise, particularly the sale of additional equity securities. We have and may continue to take advantage of opportunities to reduce our level of indebtedness and preferred stock in exchange for issuing common or other equity securities, if these transactions can be completed on favorable terms.

        In the event of unfavorable future developments, such as adverse developments in the debt and equity market of the type experienced during much of 2001 and 2002, we may not be able to raise additional funds on favorable terms or at all. Our ability to obtain additional financing depends on several factors, including future market conditions; our success or lack of success in developing, implementing and marketing our satellite radio service; our future creditworthiness; and restrictions contained in agreements with our investors or lenders. Additional financings could increase our level of indebtedness or result in further dilution to our equity holders. If we fail to obtain necessary financing on a timely basis, a number of adverse effects could occur, or we may have to revise our business plan.

  Contractual Obligations and Commercial Commitments

        We are obligated to make significant payments under a variety of contracts and other commercial arrangements, including the following:

        Service Providers.    We have entered into agreements with service providers for customer care functions to subscribers of our service. Employees of this service provider have access to our customer care systems to establish customer accounts, activate radios, update program and account information and respond to general inquiries from subscribers. We pay an hourly rate for each customer care representative supporting our subscribers. During the nine months ended September 30, 2003 and 2002, we incurred $9.4 million and $5.4 million, respectively, in relation to these agreements, of which $3.6 million and $2.1 million was incurred during the three months ended September 30, 2003 and 2002, respectively.

        Programming Agreements.    We have also entered into various long-term programming agreements. Under the terms of these agreements, we are obligated to provide payments to other entities that may include fixed payments, advertising commitments and revenue sharing arrangements. During the nine months ended September 30, 2003 and 2002, we incurred $12.7 million and $16.7 million, respectively, in relation to these agreements, of which $3.1 million and $4.0 million was incurred during the three months ended September 30, 2003 and 2002, respectively. The amount of these costs will vary in future years, but is expected to increase as the number of subscribers and advertising revenue increase. The amount of the costs related to these agreements cannot be estimated, but are expected to be substantial future costs. Of these amounts, $232,000 and $234,000, respectively, are included in Revenue Share & Royalties, and $5.6 million and $8.7 million, respectively are included in Programming and Content and $6.9 million and $7.7 million, respectively, are included in Advertising & Marketing for the nine-month period ended September 30, 2003 and 2002, respectively.

        Royalty Agreements.    We have entered into fixed and variable payment agreements with performance rights organizations that expire as late as 2006. During the nine months ended September 30, 2003 and 2002, we incurred $6.9 million and $867,000, respectively, in relation to these agreements, of which $2.2 million and $395,000 was incurred during the three months ended September 30, 2003 and 2002, respectively.

        Marketing & Distribution Agreements.    We have entered into various joint sales, marketing and distribution agreements. Under the terms of these agreements, we are obligated to provide incentives, subsidies and commissions to other entities that may include fixed payments, per-unit radio and subscriber amounts and revenue sharing arrangements. As previously described, we subsidize the manufacture of certain component parts of XM radios in order to provide attractive pricing to our customers. The subsidies are generally charged to expense when the radios are manufactured, shipped from the factory or sold, as applicable. Consequently, the expense is most often recognized in advance of when revenue, if any, is realized. The amount of these operational, promotional, subscriber acquisition, joint development, and manufacturing costs related to these agreements cannot be estimated, but are expected to be substantial future costs. During the nine months ended September 30, 2003 and 2002, we incurred $31.6 million and $39.1 million, respectively, of which $10.8 million and $11.9 million was incurred during the three months ended September 30, 2003 and 2002, respectively, in relation to these agreements excluding expenses related to GM.

        General Motors Distribution Agreement.    We have significant payment obligations under our distribution agreement with General Motors. During the term of the agreement, which expires 12 years from the commencement date of our commercial operations, GM has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. We will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-GM vehicles that are sold for use in the United States. The agreement was amended in June 2002 and January 2003 to clarify certain terms in the agreement, including extending the dates when certain initial payments are due to GM and confirming the date of our commencement of commercial operations, and to provide that we may make certain payments to GM in the form of indebtedness or shares of our Class A common stock. Our total cash payment obligations were not increased. We have significant annual, fixed payment obligations to GM. As a result of the June 2002 amendment, we commenced recognizing these fixed payment obligations for the period ending through November 2005, which approximate $63.6 million, on a straight-line basis. However, due to the January 2003 amendment to the Distribution Agreement and GM's current roll out plans which demonstrate a likelihood that GM will exceed minimum installation targets, in 2003 we are now prospectively recognizing these fixed payments due through September 2013, which approximate $397.3 million, on a straight-line basis. We have issued a 10% Senior Secured Convertible Note due 2009 with an aggregate principal amount of $89.0 million to OnStar in lieu of making these fixed payments to OnStar for amounts otherwise due in 2003 through 2006.

        In order to encourage the broad installation of XM radios in GM vehicles, we have agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers for our service. We must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios, which percentage increases until there are more than 8 million GM vehicles with installed XM radios (at which point the percentage remains constant). We will also make available to GM bandwidth on our system. As part of the agreement, OnStar provides certain call-center related services directly to XM subscribers who are also OnStar customers and we must reimburse OnStar for these XM-related call center services. The agreement is subject to renegotiation at any time based upon the installation of radios that are compatible with a unified standard or capable of receiving Sirius Satellite Radio's services. The agreement is subject to renegotiation if as of November 2005, and at two-year intervals thereafter, GM does not achieve and maintain specified installation levels of GM vehicles capable of receiving our service, starting with 1,240,000 units by November 2005, and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, by November 2005 and at two-year intervals thereafter, we fail to achieve and maintain specified minimum market share levels in the satellite digital radio service market (we are currently in excess of the minimum market share levels). Prior to 2001, we had not incurred any costs under the distribution agreement. As of September 30, 2003 and 2002, we had paid $25.3 million and $4.9 million, respectively, and incurred total costs of $103.3 million and $16.8 million, respectively, under the distribution agreement.

        Satellite Contracts.    We have entered into contractual agreements for our satellites that are more fully described under the heading "Capital Expenditures."

Non-Cash Stock-Based Expense

        We incurred non-cash compensation charges of approximately $2.4 million and $0.7 million during the nine months ended September 30, 2003 and 2002, respectively. These charges relate to stock options granted to employees, consultants, talent and vendors and warrants granted to vendors. Additional compensation charges may result depending upon the market value of our Class A common stock at each balance sheet date.

Related Party Transactions

        We developed strategic relationships with certain companies that were instrumental in the construction and development of our system. In connection with our granting to them of large supply contracts, some of these strategic companies have become large investors in us and have been granted rights to designate directors or observers to our board of directors. The negotiation of these supply contracts and investments primarily occurred at or prior to the time these companies became related parties.

        We are a party to a long-term distribution agreement with OnStar Corporation, a subsidiary of General Motors that provides for the installation of XM radios in General Motors vehicles, as further described above under the heading "Liquidity and Capital Resources—Contractual Obligations and Commercial Commitments." In connection with the development of our terrestrial repeater network, we contracted with Hughes Electronics Corporation and LCC International, or LCCI, as further described under the heading "Liquidity and Capital Resources—Capital Expenditures." DIRECTV has provided consulting services in connection with the development of our customer care center and billing operations. We have agreements with OnStar, Clear Channel Communications, DIRECTV, and American Honda to make available use of our bandwidth for specified periods. We have a sponsorship agreement with Clear Channel Entertainment to advertise our service at Clear Channel Entertainment concerts and venues. Premiere Radio Networks, a subsidiary of Clear Channel Communications, was one of our advertising sales representatives. We also run advertisements on a spot and network basis on radio stations owned by Clear Channel.

        We are engaged in activities with GM and Honda to jointly promote new car buyers to subscribe to the XM service. At September 30, 2003, there were approximately 189,311 subscribers in promotional periods (ranging from three-months to one year in duration) paid for by the vehicle manufacturers. These subscriptions are included in our three months and nine months subscriber total. Subscriber revenues from these activities are recorded as related party revenue.

        Chester A. Huber, Jr., the president of OnStar, a subsidiary of General Motors, is a member of our board of directors. Thomas G. Elliott, a member of our board of directors, is Executive Vice President, Automobile Operations of American Honda Motor Company. Hughes Electronics Corporation, one of our large stockholders, was formerly a subsidiary of General Motors and 34% of its outstanding common stock is currently owned by NewsCorp. DIRECTV, a subsidiary of Hughes Electronics, was a holder of our Series C preferred stock during 2002. Jack Shaw, a member of our board of directors, was Chief Executive Officer of Hughes Electronics until his recent retirement. Randall Mays, a member of our board of directors, is Executive Vice President and Chief Financial Officer of Clear Channel Communications.

        Dr. Rajendra Singh, who was a member of our board of directors until May 23, 2002, is a member of the board of directors of LCCI and controls the largest shareholder of LCCI. LCCI ceased to be a related party and contractor of ours during 2002. Gary Parsons, the chairman of our board of directors, was until May 1, 2002 chairman of the board of directors of Motient, a significant early investor and formerly our controlling stockholder. Mr. Parsons no longer serves on Motient's board of directors and Motient is no longer a significant stockholder of ours.

        We earned the following revenue in connection with the sale of XM service to related parties described above (in thousands):

	Three months ended September 30,
	2003	2002
GM	$5,183	$—
Honda	19	—

	$5,202	$—

	Nine months ended September 30,
	2003	2002
GM	$7,774	$—
Honda	23	—

	$7,797	$—

        We have incurred the following costs in transactions with the related parties described above (in thousands):

	Three months ended September 30, 2003
	GM	Hughes	Clear Channel
Terrestrial repeater network	$—	$44	$—
Terrestrial repeater site leases	—	—	15
Customer care & billing operations	285	—	—
Marketing	29,968	—	1,713
	Three months ended September 30, 2002
	GM	Hughes	DIRECTV	Clear Channel	LCCI
Terrestrial repeater network	$—	$142	$—	$—	$(1,273)
Terrestrial repeater site leases	—	—	—	14	—
Customer care & billing operations	21	—	—	—	—
Marketing	8,856	—	—	2,001	—
	Nine months ended September 30, 2003
	GM	Hughes	Clear Channel
Terrestrial repeater network	$—	$295	$—
Terrestrial repeater site leases	—	—	44
Customer care & billing operations	738	—	—
Marketing	71,203	—	6,926

	Nine months ended September 30, 2002
	GM	Hughes	DIRECTV	Clear Channel	LCCI
Terrestrial repeater network	$—	$10,386	$—	$—	$3,089
Terrestrial repeater site leases	—	—	—	42	—
Customer care & billing operations	25	—	33	—	—
Marketing	15,465	—	—	6,489	—

Capital Expenditures

        As of September 30, 2003, we had paid approximately $474.8 million, including financing charges and interest under the satellite contract related to XM Rock, or XM-2, XM Roll, or XM-1, XM-3 and XM-4. We originally entered into our satellite contract in March 1998 with Boeing Satellite Systems International, Inc., or BSS, and have subsequently amended the contract, including in July 2003 and December 2003.

        Satellite Contract – XM Rock and XM Roll.    Under our satellite contract, BSS has delivered two satellites in-orbit, XM Rock and XM Roll, supplied ground equipment and software used in the XM Radio system and provided certain launch and operations support services.

        Satellite Contract – Replacement Satellites Deployment Plan.    In light of the progressive degradation affecting Rock and Roll noted above, we plan to launch our ground spare satellite, XM-3, into one orbital slot by year-end 2004, and then temporarily operate XM Rock and XM Roll collocated in the other orbital slot. In 2007, we plan to launch XM-4 to replace the collocated XM Rock and XM Roll. In this way, we will have replacement satellites in orbit and operating prior to the times XM Rock and XM Roll can no longer provide full service, or half service in the collocated mode.

        Satellite Contract and Other Costs – XM-3.    Construction of our ground spare satellite, XM-3, is currently being completed, including certain modifications to correct the solar array degradation issues experienced by Rock and Roll, as well as other changes agreed with BSS discussed below. As of September 30, 2003, with respect to XM-3, we have deferred $15 million at an interest rate of 8% through December 5, 2006 and borrowed $35 million from Boeing Capital in a separate transaction to be repaid prior to launch of XM-3.

        In addition to the modifications to address the solar array degradation issues as noted above, BSS is making certain alterations to optimize XM-3 for the specific orbital slot into which it will be launched during a three-month launch period commencing October 15, 2004. The aggregate remaining cost, excluding the above $15 million deferral and $35 million loan, of the launch, optimization for the specific orbital slot, appropriate software and certain pre and post-launch services is approximately $100 million to be paid during the first quarter 2004. Further, BSS has the right to earn performance incentive payments of up to $25.9 million, excluding interest, based on the in-orbit performance of XM-3 over its design life of fifteen years.

        Satellite Insurance – XM-3.    In addition to the XM-3 related costs noted above, we plan to acquire and pay for launch and in-orbit insurance in connection with the launch of XM-3. The cost of launch and in-orbit insurance for this launch is subject to market prices and conditions at the time during 2004 when such insurance is obtained.

        Satellite Contract and Other Costs – XM-4.    We have committed in our satellite contract, as amended in July 2003, and by a separate August 2003 contract with Sea Launch Company, LLC, or Sea Launch, to acquire from BSS a fourth satellite, XM-4, which should be available for shipment to the launch services provider no later than October 31, 2005, and from Sea Launch the associated launch services for the satellite. The fixed prices for XM-4 and the associated launch services total

$186.5 million, excluding in-orbit performance incentives and financing charges on certain amounts deferred prior to launch. Following our payment of $3 million in total for XM-4 and the associated launch services during the third quarter 2003, satellite construction payments aggregating approximately $104 million are deferred until as late as the first quarter 2006. Interest accrues monthly at a rate of 10.75% per annum through December 2004 and payable thereafter on a current basis, pursuant to the December 2003 amendment, which extends the deferral from the first quarter 2005 and reduces the applicable interest rate from 12.75% to 10.75%. Of this deferred amount, $13.6 million is in the Other Non-Current Liabilities line on our balance sheet as of September 30, 2003. Most of the remaining portion of the fixed costs for XM-4 and the associated launch services are payable during construction with the last payment due one month following launch.

        After launch of XM-4, BSS has the right to earn performance incentive payments of up to $12 million, plus interest, over the first twelve years of in-orbit life, up to $7.5 million for performance above specification during the first fifteen years of in-orbit life, and up to $10 million for continued high performance across the five year period beyond the fifteen year design life. If XM-3 is launched successfully and operates satisfactorily, we may elect, under the above contracts, to defer launch of XM-4 and, as a result, approximately $50 million in payments related to launch services could be postponed until the 2007 timeframe.

        Options to Procure Fifth Satellite and Associated Launch Services.    We have also obtained fixed price options to acquire a fifth satellite from BSS, under the July 2003 amendment, on pricing and performance incentive terms similar to those applicable to XM-4 and associated launch services from Sea Launch under the August 2003 contract.

        Satellite Contract – Warrant to BSS.    Pursuant to our satellite contract, we issued a warrant to BSS in July 2003 to purchase 500,000 shares of our Class A common stock at $13.524 per share. The fair value of these warrants was determined to be $5.8 million using a Black-Scholes based methodology and is included in the System Under Construction balance as of September 30, 2003.

        Terrestrial Repeater System.    As of September 30, 2003, we incurred aggregate costs of approximately $267.6 million for a terrestrial repeater system. These costs covered the capital cost of the design, development and installation of a system of terrestrial repeaters to cover approximately 60 cities and metropolitan areas. In August 1999, we signed a contract with LCCI for engineering and site preparation. As of September 30, 2003, we had paid $128.4 million under this contract. There are no further payments due under the LCCI contract. We also entered into a contract effective October 22, 1999, with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters; there are no further payments due under this contract except those related to ongoing out-of-warranty repairs. As of September 30, 2003, we had paid $114.1 million under this contract and recorded an additional liability of $92,000.

        Ground Segment.    As of September 30, 2003, we incurred aggregate ground segment costs of approximately $134.2 million. These costs were related to the satellite control facilities, programming production studios and various other equipment and facilities.

        Joint Development Agreement Funding Requirements.    The costs related to our agreement with Sirius Radio for joint development of a unified standard for satellite radios are being expensed as incurred in research & development. During the nine-month period ended September 30, 2003, we incurred $0.3 million compared to no expense during the nine-month period ended September 30, 2002. We expect this expense to increase steadily in 2004; each party is obligated to fund one half of the development cost for a unified standard for satellite radios.

Long-term Debt

        We have raised funds from issuing long-term debt on several occasions.

  •
  In March 2000, XM Satellite Radio Inc. issued $325.0 million aggregate principal amount of 14% Senior Secured Notes due 2010. Following our January 2003 financing, less than $25 million of these notes remained outstanding. Principal on the 14% Senior Secured Notes due 2010 is payable at maturity, while interest is payable semi-annually.

  •
  In March 2001, we issued $125.0 million aggregate principal amount of 7.75% convertible subordinated notes due 2006. Principal on the convertible subordinated notes is payable at maturity, while interest is payable semi-annually. In July and August 2001, holders of convertible subordinated notes exchanged $45.9 million of notes for 4,194,272 shares of our Class A common stock. During the nine months ended September 30, 2003, we have exchanged $20.9 million aggregate principal of these notes for a combination of cash and Class A common stock. As a result of these transactions, approximately $58.2 million of the notes remained outstanding at September 30, 2003. These notes may be redeemed for cash by us at any time commencing March 3, 2004, and may be converted at any time by the holder at a conversion price of $12.225 per share.

  •
  In August 2001, we borrowed $29.0 million to finance the purchase of our headquarters facility. This loan is for a term of five years and bears interest at a rate based on the nine-month London Interbank Offer Rate plus an indicated spread. We make monthly payments of principal and interest on this loan.

  •
  In December 2001, we borrowed $35.0 million from a subsidiary of The Boeing Company. This loan is for a term of five years and bears interest at a rate based on the nine-month London Interbank Offer Rate plus an indicated spread. Principal is payable at maturity, while interest is payable quarterly. This loan must be repaid when we launch our ground spare satellite, presently expected to occur in late 2004.

  •
  On January 28, 2003, we completed a three-part financing.

  •
  We issued $279.3 million aggregate principal amount at maturity of 10% Senior Secured Discount Convertible Notes in a private placement. Principal on the 10% Senior Secured Discount Convertible Notes is payable at maturity, while interest accretes until January 1, 2006 and is thereafter payable semi-annually in cash or, at our option, in additional notes. If all of the interest is paid in additional notes, these notes would aggregate $412.6 million when they come due in 2009. Through September 30, 2003, we have extinguished $15.7 million carrying value, or $19.8 million face amount at maturity, of these notes.

  •
  We issued to OnStar $89.0 million in aggregate principal amount of a 10% Senior Secured Convertible Note due December 31, 2009 in lieu of our obligation to make $115 million in guaranteed payments from 2003 to 2006 under the General Motors distribution agreement. Principal on the OnStar note is payable at maturity, while interest, which is due semi-annually, is payable at our option in shares of our Class A common stock.

  •
  We completed an exchange of $300.2 million aggregate principal amount of the 14% Senior Secured Notes due 2010 for a new issuance of $438.0 million aggregate principal amount at maturity ($300.2 million accreted value as of March 15, 2003) of 14% Senior Secured Discount Notes due 2009, cash and warrants to purchase Class A common stock. Principal on the 14% Senior Secured Discount Notes due 2009 is payable at maturity, while interest accretes until December 31, 2005 and is thereafter payable semi-annually. Through September 30, 2003, we have extinguished $65.5 million carrying value, or $94.2 million face amount at maturity, of these notes.

  •
  In June 2003, XM Satellite Radio Inc. issued $185.0 million aggregate principal amount of 12% Senior Secured Notes due 2010, $10 million of which were issued in July 2003, pursuant to the overallotment option. Principal on the 12% Senior Secured Notes due 2010 is payable at maturity, while interest is payable semi-annually.

        Based on the various terms of our long-term debt, our ability to redeem any long-term debt is limited. We have and may continue to take advantage of opportunities to reduce our level of indebtedness in exchange for issuing equity securities, if these transactions can be completed on favorable terms.

        The following table represents our contractual obligations as of September 30, 2003, as adjusted for the December amendment to our satellite contract with Boeing and the elimination of $21.1 million of indebtedness at the accreted value at the date of conversion or repurchase through the issuance of 4,001,362 shares of Class A common stock since September 30, 2003 but not adjusted for the proposed repayment of our 7.75% convertible subordinated notes in March 2004 or the proposed pre-payment of our $89 million 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors:

	Payments Due by Period
Contractual Obligations	October- December 2003	2004	2005	2006	2007	2008 and Beyond	Total
	(In thousands)
GM Distribution Agreement(1)	$—	$—	$—	$—	$80,753	$239,577	$320,330
GM Credit Facility(1)	—	—	—	100,000	—	—	100,000
GM Note(1)	—	—	—	—	—	89,042	89,042
Boeing Note	—	35,000	—	—	—	—	35,000
Other long-term debt(1)	260	502	580	72,758	—	800,296	874,396
Capital Lease Obligations	875	2,246	1,168	138	—	—	4,427
Operating Lease Obligations	3,898	15,832	13,171	4,543	2,333	1,438	41,215
XM-3(2)	408	100,000	—	—	—	—	100,408
XM-4(2)	—	3,000	26,700	105,300	48,500	—	183,500

Total	$5,441	$156,580	$41,619	$282,739	$131,586	$1,130,353	$1,748,318

(1)
The above amounts do not include interest, which in some cases is variable in amount.
(2)
Excludes financing charges, in-orbit incentives and launch insurance, and assumes launch of XM-4 in 2007.

        The long-term debt payments due in 2006 include the maturity of $45.7 million of our 7.75% convertible subordinated notes outstanding as of December 31, 2003 and $27.1 million loan to finance the purchase of our headquarters facility. We expect our $100 million credit facility with General Motors, which may be payable prior to maturity based on cash flows, to become payable as early as 2006. The long-term debt payments due in 2008 and beyond include the maturity of the remaining outstanding $22.8 million of 14% Senior Secured Notes, which come due in 2010, the maturity of the $343.5 million aggregate principal amount at maturity of 14% Senior Secured Discount Notes outstanding as of December 31, 2003, which come due in 2009, the maturity of our $249.0 million aggregate principal amount at maturity of 10% Senior Secured Discount Convertible Notes outstanding as of December 31, 2003, which come due in 2009 and the maturity of the $185.0 million aggregate principal amount at maturity of 12% Senior Secured Notes due 2010. As indicated above the table does not reflect proposed prepayments or redemptions of indebtedness with the proceeds of this offering. All of these debt instruments have provisions permitting us to redeem all or part of the debt under specified conditions prior to the stated maturities reflected in the above table.

Recent Accounting Pronouncements

        We adopted Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and SFAS No. 143 does not have a material impact on the financial statements. Our asset retirement obligations are limited to deconstruction of its terrestrial repeater sites. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. When a new liability is recorded, we will capitalize the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

        In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. We recorded losses of $4.4 million and $20.2 million during the three months and nine months ended September 30, 2003, respectively from the early retirement of debt with a carrying value including accrued interest of $104.1 million. The loss is reported in other income (expense) in the condensed consolidated statement of operations for the three- and nine-month periods ended September 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred at fair value. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 may have an effect on the timing of future restructuring charges taken, if and when they occur.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. The disclosures required by SFAS No. 148 are included in note 3 to the condensed consolidated financial statements.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. This Interpretation may have an impact on the accounting for future investments, if any, made by us.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 addresses the classification and measurement of mandatorily redeemable freestanding financial instruments, including those that comprise more than one option or forward contract, and requires an issuer to classify certain instruments as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 has not had a material effect on the classification and measurement of our financing transactions but may have an effect on the classification and measurement of future mandatorially redeemable financing transactions, if and when they occur.

        The Emerging Issues Task Force issued EITF No. 00-21, Revenue Arrangements with Multiple Deliverables addressing the allocation of revenue among products and services in bundled sales arrangements. EITF 00-21 is effective for arrangements entered into in fiscal periods after June 15, 2003. Based on our current sales and marketing programs, we do not anticipate the application of the new pronouncement will have a material impact on our financial statements. However, our sales and marketing programs may change over time and we will continue to evaluate the applicability of EITF 00-21 as it relates to sales of service and hardware. This new pronouncement has no impact on the economics of our sales and marketing programs, but it may impact the timing and classification of revenue reported within the financial statements and may have a corresponding impact on the Average Revenue per Subscriber ("ARPU"). As a result of this new pronouncement, we recognized a lower subscriber ARPU for the period.

        In July 2003, the Emerging Issues Task Force provided additional guidance on Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The additional guidance states that the carrying amount of preferred stock should be reduced by the issuance costs of the preferred stock in the calculation of earnings per share. This guidance is effective in fiscal periods ending after September 15, 2003 and should be retroactively reflected in the financial statements of prior periods. This guidance results in a reduction of the gains recorded on the retirement of our Series B preferred stock during the three months ended March 31, 2003 and June 30, 2003, of $453,000 and $274,000, respectively, to reflect the amount of the issuance costs of the preferred stock retired. The net loss available to common stockholders for the nine months ended September 30, 2003 reflects these adjustments. This guidance does not impact our net loss or financial position.

BUSINESS

Overview

        We are America's leading satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide to over 1.3 million subscribers as of December 31, 2003. Our digital audio XM Radio service presently offers 100 channels of music, news, talk, sports and children's programming for a monthly subscription fee and one premium channel for an additional fee. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, numerous commercial free music channels and digital sound quality.

        In January 2004, we announced our 2004 channel line-up that will take effect in February 2004. The new channel lineup will feature 68 music channels, all of which will be commercial free, 32 news, sports, talk and variety channels and, commencing in March 2004, 15 instant traffic and weather channels reporting information from major markets such as New York, Los Angeles, Chicago and Washington, DC. We plan to expand the number of local traffic and weather channels we offer to 21 later in 2004. These channels will be offered to subscribers as part of the $9.99 monthly service fee. We also announced that XM Radio will be available on Jet Blue and AirTran airplanes beginning in fall 2004.

        Since our nationwide launch on November 12, 2001, we have built our subscriber base through multiple distribution channels, including an exclusive factory-installation distribution arrangement with General Motors and arrangements with other automotive manufacturers, car audio dealers and national electronics retailers. XM Radio is currently available as original equipment in over 80 new vehicle models. Through an exclusive distribution arrangement with us, General Motors currently offers over 40 2004 models of XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Saturn, Cadillac, Pontiac and GMC brand names. Honda, a major investor in our company, currently offers XM Radio in the Accord EX, Acura RL and Acura TL as a factory-installed feature and in the Pilot and S2000 as a dealer-installed option. Toyota/Lexus, Nissan/Infiniti, Isuzu and Volkswagen/Audi offer XM Radio as a dealer-installed option in numerous popular makes and models, including the Toyota Camry, Solara and Scion, the Lexus LS 430, Nissan Pathfinder and Titan, and the Audi A4, S4, A6, A8L and allroad quattro. Broad distribution of XM Radio through the new automobile market is a central element of our business strategy.

        From our nationwide launch through the end of the third quarter of 2002, distribution of our product was almost exclusively through the aftermarket (the sale of radios by consumer electronics retailers and others for installation in automobiles after purchase) and we continue to promote XM Radio actively in this market. XM radios are available under the Delphi, Pioneer, Alpine and Sony brand names at national consumer electronics retailers, such as Best Buy, Circuit City, Wal-Mart and other national and regional retailers.

        As part of our strategy to make XM Radio available everywhere, we have introduced a wide variety of mass market products that can deliver our service in the automobile, home and portable markets, as well as specific applications such as marine and aviation. After initially focusing on the automobile retail aftermarket and the automobile factory-installed market, the opening up of the home and portable market is the third major element of our marketing strategy to increase the availability of XM radio across new markets.

        In the fall of 2002, Delphi introduced the XM SKYFi, a plug-and-play device available for use in the car, at home or in a portable "boombox" that offers an enhanced display and attractive pricing. At the 2003 Consumer Electronics Show, the SKYFi audio system was named a finalist for the Best of CES award. In October 2003, Delphi introduced the XM Roady, the industry's smallest satellite radio that offers a complete satellite radio system for vehicles in one simple, easy to install package that retails for less than the XM SKYFi. Also in October 2003, we introduced the XM Commander, an all-in-one receiver package that works with nearly all AM/FM car stereos, regardless of make, brand or year, and is sized and styled to integrate with the dashboard of most vehicles, including luxury cars. In November 2003, we introduced XM Direct, an ultra-compact XM tuner module for car stereos that can be connected to any satellite-radio-ready car stereo with adaptors developed and distributed by third parties. We expect that XM Direct will be particularly attractive to OEM dealers of a wide variety of satellite-radio-ready cars. In December 2003, Alpine introduced the industry's first in-dash CD receiver with an integrated XM tuner, the CDA-9820XM, which eliminates the need for a separate XM tuner for easier installation and delivers high quality sound performance. These new products represent the second generation of XM Radios, reflecting enhanced features and a significantly lower price to consumers.

        In addition to these products for the automobile market, we have introduced products specifically targeted at the home and portable markets. In April 2003, we introduced the XM PCR, the first satellite radio receiver designed for personal computers, and in August 2003, Audio Design Associates introduced the Tune Suite, the first high-end, multizone home audio system to feature XM Satellite Radio. In December 2003, we introduced the Delphi CD Audio System, the industry's first boombox capable of playing AM/FM radio, XM radio, compact discs and MP3 files. We believe that these products along with the best-selling SKYFi radio will continue to open up new markets beyond the traditional automobile market and increase the penetration of XM Radio. Finally, in addition to the automobile, home and portable markets, we have also worked with manufacturers to develop radios for specific applications such as the marine and aviation markets to further enhance the availability of XM Radio.

        We believe, based on our experience in the marketplace, surveys, work with focus groups and market data, that there is a significant market for XM Radio. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 94% listens to the radio weekly. However, many radio listeners have access to only a limited number of radio stations and listening formats offered by traditional AM/FM radio.

        We believe we offer our consumers a unique listening experience by providing diverse programming, coast-to-coast coverage, a substantial number of commercial free channels and clear sound with our digital signals. Beginning in February 2004, our new channel lineup will feature more commercial free channels, including all 68 of our music channels, and 15 channels of instant traffic and weather, expanding to 21 channels by the end of 2004. Our channels include diverse programming designed to appeal to a large audience, and to specific groups that our research has shown are most likely to subscribe to our service, including urban and rural listeners of virtually all ages. We have original music and talk channels created by our in-house programming unit as well as channels created by well-known providers of brand name programming, including our exclusive MTV, VH1 and NASCAR channels, as well as ESPN Radio, Radio Disney, CNN, CNBC, MSNBC, Discovery, Fox News, E! and Clear Channel. We have a team of experienced programming professionals with a successful record of introducing new radio formats and building local and national listenership.

        In addition to our subscription fee, we generate revenues from sales of limited advertising time on our talk, entertainment and variety channels. Advertisers on the XM network include JC Penney, Radio Shack, Allstate, Autozone, Pfizer, Anheuser-Busch and ABC Networks. Although our new channel lineup has only commercial free music channels, we will be adding 15 channels of traffic and weather on which we plan to sell advertising time. The addition of these traffic and weather channels is expected to provide more advertising time inventory in a medium we believe to be more conducive to advertising than we had on our music channels that were previously not commercial free.

        We transmit the XM Radio signal throughout the continental United States from our two satellites XM Rock and XM Roll. We are planning to launch our spare satellite, presently being modified, in late

2004 as part of a plan to address a solar power anomaly in our existing satellites initially identified in late 2001. We have contracted for a fourth satellite, to serve as a ground spare and to be launched around the 2007 timeframe to replace XM Rock and XM Roll. We also have a network of approximately 800 terrestrial repeaters, which receive and re-transmit the satellite signals in 60 cities to augment our satellite signal coverage where it might otherwise be affected by buildings, tunnels or terrain. We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States.

        We have raised $2.4 billion of equity and debt net proceeds through September 30, 2003 from investors and strategic partners to fund our operations. This includes $149.8 million of net proceeds from the sale of Class A common stock in September 2003 and $179 million of net proceeds (including amounts related to the over-allotment option) from the sale of 12% senior secured notes due 2010 in June 2003. This also includes $206 million of net funds raised in January 2003. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit from GM.

        From January 1, 2003 to December 31, 2003, we have raised $65.7 million through our Direct Stock Purchase Program and issued shares of Class A common stock to eliminate $245.9 million carrying value of indebtedness or approximately $280.7 million of face amount at maturity.

        So long as we meet the revenue, expense and cash flow projections of our business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. We are continuing to pursue insurance proceeds in connection with the solar anomaly on our existing satellites, and would use the insurance proceeds to repay vendor financing contemplated to be used to launch replacement satellite(s). However, with the sale of Class A common stock completed in September 2003 and the sale of notes completed in June 2003, we have raised substantially all of the funds we would need for the completion and launch of XM-3 and the construction of XM-4 in case the receipt of insurance proceeds does not occur in a timely manner. In addition, any proceeds of this offering not applied to the repayment of debt could be used to fund the launch of XM-4 to the extent needed.

Market Opportunity

        Based on our experience in the marketplace to date, as well as market research, we believe that there is a significant market for our satellite radio service.

  Initial Marketplace Results

        Consumer response to our service has been positive. As of December 31, 2003, we had over 1.3 million subscribers. This subscriber growth represents a faster adoption rate than for any other consumer audio product introduced over the past 20 years, including CD players and DVD players (NPD Techworld/data 2002). Importantly, we have achieved this subscriber growth while spending significantly less in subscriber acquisition costs (SAC costs) per subscriber than we had originally projected. A more in-depth discussion of our SAC costs can be found under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        We have also received positive feedback from our subscribers. In a survey of a random sample of 557 subscribers, 95% (with a margin of error of +/- 4%) rated our overall service, and our sound quality as "excellent" or "good." We have also found a broad appeal of our service across age groups, with people in their twenties, thirties, forties and fifties each representing comparable percentages of XM subscribers.

  Demand for Satellite Radio

        Market studies show strong demand for radio service, as evidenced by radio listening trends, data relating to sales and distribution of radios and the general growth in radio advertising. In many markets, traditional AM/FM audio programming choices are limited to mass appeal formats. We believe our national subscription service complements traditional local radio. Moreover, the success of subscription entertainment services in other media such as cable television and satellite television further indicates potential for significant consumer demand for satellite radio services.

        Penetration data relating to cable, satellite television, and premium movie channels suggest that consumers are willing to pay for services that dramatically expand programming choice or enhance quality. There were more than 21.5 million digital cable subscribers as of September 2003 and 20.4 million satellite television subscribers as of March 2003. As of May 2003, 67.4% of TV households subscribe to cable television, and as of March 2003, 19.1% of TV households subscribe to satellite television (National Cable Television Association website and skyreport.com website).

  Radio Listening

        Studies show that, on average, adults listen to the radio 20 hours a week, with the amount of radio listening fairly evenly distributed across gender and age groups. We believe, based on our internal surveys, our subscribers listen to approximately 38 hours of radio per week, including AM, FM and XM. The percentage of people listening to radio is also high. Market data show that over 75% of the entire United States population age 12 and older listen to the radio daily, and over 94% listen on a weekly basis (Radio Marketing Guide and Factbook for Advertisers, Radio Advertising Bureau, 2003-2004).

  Current Limitations on Programming Choice

        Many consumers have access to a limited number of stations and programming formats offered by traditional AM/FM radio. Our service is expected to be attractive to underserved radio listeners who want expanded radio choices.

        Limited Number of Radio Stations.    The number of radio stations available to many consumers in their local market is limited in comparison to the 101 channels we offer on a nationwide basis. In recent years, there were fewer than 50 AM/FM radio stations as listed by Arbitron broadcasting in New York City, the largest radio market in the United States. Many of these radio stations are of the same five formats. In fact, many metropolitan areas outside the largest 50 markets, such as Jacksonville, FL, Louisville, KY, and Oklahoma City, OK, have 30 or fewer AM/FM radio stations as listed by Arbitron (American Radio, Winter 2001 Ratings Report, Duncan's American Radio, 2001).

        Of the total listener base tracked by Arbitron, we estimate that our coast-to-coast service reaches over 109 million listeners age 12 and over beyond the range of the largest 50 markets as measured. Of these listeners, 39 million live beyond the largest 286 markets (Fall 2003 Market Rankings, Arbitron).

        Limited Programming Formats.    We believe that there is significant demand for a satellite radio service that expands the current programming choices available to these potential listeners. Over 47% of all commercial radio stations use one of only three general programming formats—country, news/talk/sports, and adult contemporary (Veronis, Suhler & Associates Communications Industry Forecast, July 2003). Over 64% of all commercial radio stations use one of only five general formats—the same three, plus oldies and religion. The small number of available programming choices means that artists representing other niche music formats are likely to receive little or no airtime in many markets. Radio stations prefer featuring artists they believe appeal to the broadest market. However, according to the Recording Industry Association of America, recorded music sales of niche music formats such as classical, jazz, movie and Broadway soundtracks, religious programming, new age, children's programming and others comprised up to 24% of total recorded music sales in 2001 (2002 Consumer Profile).

  We Are Differentiating XM Radio from Traditional AM/FM Radio

        We have designed the XM Radio service to address the tastes of each of our targeted market segments through a combination of niche and broad appeal programming, and we believe that XM is an appealing alternative to traditional AM/FM radio as well as other in-vehicle audio entertainment options. Local radio stations, even those which are part of national networks, focus on maximizing listener share within local markets. This limits the types of programming they can profitably provide to mass appeal formats. In contrast, our nationwide reach and ability to provide over 100 channels (shortly 117 channels) in each radio market allow us to aggregate listeners from markets across the country, expanding the types of programming we can provide. The following chart indicates differences between XM Radio and traditional AM/FM radio.

	XM Radio	Traditional AM/FM Radio
Programming quality and choice	100 channels (shortly 117 channels) with an extensive variety of programming plus a premium channel	Limited formats in many markets
Coast-to-coast coverage	Virtually seamless signal coverage in the contiguous United States	Local area coverage
Improved audio quality	Digital quality sound	Analog AM/FM quality sound
Commercial free music	68 commercial-free music channels	Average 13-17 minutes per hour
Limited commercials	Entertainment and talk channels with limited commercials	Average 13-17 minutes per hour
Enhanced information	Text display with title/name of song/artist	No visual display

Marketing

        Our marketing strategy is designed to build awareness and demand among potential subscribers in our target markets and the advertising community.

        We promote XM Radio as the leader in the new satellite radio category, offering appealing features compared to traditional radio. Our commercial launch was supported by a comprehensive advertising program including television, radio, print, outdoor and direct marketing. General Motors is sponsoring national and local print and television advertising that features the XM logo and message. Our ongoing advertising and promotional activities include television, radio and print advertising and distributing sample programming and marketing materials at retail outlets, concert venues, NASCAR events and on the Internet to generate consumer interest. For instance, we have an agreement with Clear Channel Entertainment (formerly SFX) to be the exclusive satellite radio advertiser at live concerts and sporting events presented by, and live entertainment venues managed by, Clear Channel Entertainment.

        XM Radio promotes subscriber acquisition activities with both automobile original equipment and aftermarket radio manufacturers. This includes:

  •
  promotional campaigns directed towards automobile manufacturers and dealers;

  •
  in-store promotional campaigns, including displays located in electronics, music and other retail stores, rental car agencies and automobile dealerships;

  •
  incentive programs for retailer sales forces; and

  •
  jointly funded local advertising campaigns with retailers.

Distribution

        We market our satellite radio service through several distribution channels including automotive manufacturers and dealers, national and regional electronics retailers, car audio dealers and mass retailers, rental car companies and, commencing in fall 2004, airlines. In the first nine months following our commercial launch, we primarily focused on distribution of radios through radio manufacturers and retail distributors to promote rapid market penetration. Starting with the 2003 automobile model year (which began in late summer 2002), we significantly increased our focus on distribution through automotive manufacturers.

        Automotive Manufacturers and Dealers.    XM Radio is currently available as original equipment in over 80 new vehicle models.

        Exclusive Distribution Agreement with General Motors.    Under our agreement with OnStar Corporation, a subsidiary of General Motors, for a 12-year period, General Motors will exclusively distribute and market the XM Radio service and install XM radios in General Motors vehicles. General Motors sold 4.8 million automobiles in 2002, which represented more than 28.5% of the United States automobile market. General Motors currently offers over 40 2004 models of XM radio-equipped cars, light trucks and sport utility vehicles under the Buick, Chevrolet, Saturn, Cadillac, Pontiac and GMC brand names. General Motors has made XM radios available in diverse price categories, ranging from the Chevy Cavalier to the Cadillac Escalade. Under this agreement, we have substantial payment obligations to General Motors, including substantial guaranteed annual fixed payment obligations, not based on or directly related to General Motors meeting any minimum targets for installing XM radios in General Motors vehicles. General Motors is a major investor in XM.

        Honda.    Honda currently offers XM Radio in the Accord EX, Acura RL and Acura TL as a factory-installed feature and in the Pilot and S2000 as a dealer-installed option. American Honda is a major investor in our company.

        Other Automobile and Truck Manufacturers.    Toyota/Lexus, Nissan, Infiniti, Isuzu and Volkswagen/Audi offer XM Radio as a dealer-installed option in numerous popular makes and models, including the Toyota Camry, Solara and Scion, the Lexus LS 430, the Nissan Pathfinder and Titan and the Audi A4, S4, A6, A8L and allroad quattro. We are continuing to seek arrangements with other car manufacturers as well as large independent dealer groups regarding additional distribution agreements. We are educating automobile dealers about XM Radio to develop sales and promotional campaigns that promote XM radios to new car buyers. In addition, we have relationships with Freightliner Corporation and Pana-Pacific, and XM radios are available in Freightliner and Peterbilt trucks.

        National and Regional Retail Electronics Distributors.    XM radios are available under the Delphi, Pioneer, Alpine and Sony brand names and are marketed and distributed together with the XM Radio service through major consumer electronics retail channels, including Best Buy, Circuit City, Wal-Mart and other national and regional retailers. We develop in-store merchandising materials, including end-aisle displays for several retailers, and trained the sales forces of all major retailers.

  Other Distribution Arrangements.

        Rental Cars.    XM service became available in June 2003 to Avis car rental customers in 30 major cities nationwide. Avis currently offers the XM service in approximately 20,000 of its vehicles, including at no additional cost to consumers in many of its luxury and premium classified GM vehicles.

        Airplanes.    In January 2004, we announced that XM Radio will be available on Jet Blue and AirTran airplanes beginning in fall 2004.

        Expanding Product Configurations.    Beginning in the fall of 2002 and continuing through 2003, a second generation of XM Radios, reflecting enhanced features and a significantly lower cost, became available to consumers.

Product	Date of Introduction	Description
Delphi XM SKYFi	Fall 2002	Plug-and-play device for the car, home and portable boombox
XM PCR	April 2003	Designed for personal computers
Tune Suite	August 2003	High-end home audio system
Delphi XM Roady	October 2003	Plug-and-play device
XM Commander	October 2003	All-in-one receiver package that works with nearly all AM/FM car stereos
XM Direct	November 2003	Ultra-compact tuner module for satellite-ready car stereos
Alpine CDA-9820XM	December 2003	First in-dash CD receiver with an integrated XM tuner
Delphi CD Audio System	December 2003	First AM/FM/XM/CD/MP3 capable boombox

         In the fall of 2002, Delphi introduced the Delphi SKYFi, a plug and play device that can be adapted for home, automobile or portable use (boom box). The SKYFi features an enhanced display that shows channel number, channel name, artist name, song title and channel category and is available at a significantly lower cost than earlier XM radios. More than 500,000 SKYFi units were sold to retailers in 2003. In April 2003, we introduced the XM PCR, the first satellite radio receiver designed for personal computers. In August 2003, we introduced the Delphi XM Roady, a complete satellite radio system for vehicles in one simple, easy to install package that retails for less than the SKYFi. Also in August 2003, Audio Design Associates introduced the Tune Suite, the first high-end, multizone home audio system to feature XM Satellite Radio. In October 2003, we introduced the XM Commander, an all-in-one receiver package that works with nearly all AM/FM car stereos, regardless of make, brand or year, and is sized and styled to integrate with the dashboard of most vehicles, including luxury cars. In November 2003, we introduced XM Direct, an ultra-compact XM tuner module for car stereos that can be connected to any satellite-radio-ready car stereo with adaptors developed and distributed by third parties. In December 2003, Alpine introduced the industry's first in-dash CD receiver with an integrated XM tuner, the CDA-9820XM, which eliminates the need for a separate XM tuner for easier installation and delivers high quality sound performance. Delphi has begun offering the Delphi CD Audio System, the industry's first boom box capable of playing AM/FM radio, XM radio, compact discs and MP3 files. We plan to continue to expand our product offerings in 2004.

        We have contracts with Motorola, Pioneer, Alpine, Mitsubishi Electric, Clarion, Blaupunkt, Fujitsu Ten, Hyundai Autonet, Bontec, Visteon, Panasonic and Sanyo for the development, manufacture and distribution of XM radios for use in cars and contracts with Sony Electronics and Delphi-Delco to design, manufacture and market XM radios for the portable, home, aftermarket and original equipment manufacture car stereo markets. To facilitate attractive pricing for retail radio and automobile consumers, we have financial arrangements with certain radio manufacturers that include our subsidizing of certain radio component parts. These leading radio manufacturers have strong retail and dealer distribution networks in the United States. We are pursuing additional agreements for the manufacture and distribution of XM radios for the home and portable markets.

        We expanded retail aftermarket distribution in 2003 in two important areas. First, we expanded our retail presence within existing retailers by establishing displays in the home audio (or home stereo) section of the store to promote hardware configurations, such as the Delphi SKYFi radio, that easily connect to home stereo systems or plug into the SKYFi "boom box." More than 265,000 SKYFi "boom box" units were manufactured during 2003. Second, we expanded distribution in 2003 to retailers focusing on other important market segments for satellite radio. For example, we expanded distribution to the major truck stop chains (Pilot, Truckstops of America, Petro and Flying J), marine dealers and distributors of home satellite TV systems. We plan to continue expansion in these markets in 2004.

        Future Interoperability Distribution Arrangements.    We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios to facilitate the ability of consumers to purchase one radio capable of receiving both our and Sirius Radio's services. Both companies expect to work with their automobile and radio manufacturing partners to integrate the new standard. Future agreements with automakers will specify the unified satellite radio standard. Furthermore, future agreements with retail and automotive distribution partners and content providers will be on a non-exclusive basis and may not reward any distribution partner for not distributing the satellite radio system of the other party.

The XM Radio Service

        Our 101 channel offering (100 basic service channels plus one premium channel) includes channels designed to appeal to different groups of listeners, including urban and rural listeners of different ages, and to specific groups that our research has shown are most likely to subscribe to our service, and thereby aggregate a large potential audience for our service. In addition to providing radio formats that are appealing to different groups, in every format we deliver we strive to provide an entertaining or informative listening experience.

        The following is a list of channels that will be included in our service offering beginning February 2004.

	Channel Name	Channel Description
Preview	XM Preview	XM Preview
Decades	The 40s The 50s The 60s The 70s The 80s The 90s	Big Band/Swing/Forties Fifties Sixties Seventies Eighties Nineties
Country	America Nashville! X Country Hank's Place Bluegrass Junction The Village Highway 16	Classic Country 90s & Today Progressive Country Traditional Country Bluegrass Folk Top Country Hits
Pop &	Top 20 on 20	Top 20 Hits
Hits	KISS	Pop Hits
	MIX	Contemporary Hits
	The Heart	Love Songs
	Sunny	Beautiful Music
	The Blend	Adult Contemporary
	XM Live	Concerts
	Cinemagic	Movie Soundtracks
	On Broadway	Show Tunes
	U-Pop	Euro & Global Chart Hits

Jazz & Blues	Real Jazz Watercolors Beyond Jazz Frank's Place Bluesville Luna On the Rocks	Traditional Jazz Contemporary Jazz Modern Jazz Great Vocals/Standards Blues Latin Jazz Cocktail Mix
Dance	The Move BPM The System Chrome	Underground Dance Club Hits Electronica Disco
Latin	Caricia Caliente	Spanish Pop Hits Salsa/Caribbean
World	World Zone The Joint Ngoma Audio Visions	World Reggae African New Age
Classical	XM Classics Vox XM Pops	Traditional Classical Opera/Classical Vocals Popular Classical
Kids	Radio Disney XM Kids	Children Children

Christian	The Torch The Fish Spirit	Christian Rock Christian Pop Gospel
Rock	Deep Tracks Boneyard XM Liquid Metal XMU Fred XM Cafe Top Tracks Ethel Squizz Fine Tuning The Loft Music Lab Unsigned! Fungus Lucy
Deep Album Rock
Hard Rock
Heavy Rock
New Music
Deep Classic Alternative
Modern/Soft Alternative
Classic Rock
Alternative Hits
Hard Alternative
Eclectic
Acoustic/Rock
Jambands/Progressive Rock
Unsigned Artists
Punk/Hardcore/Ska
Classic Alternative Hits
Hip Hop/	Soul Street	Classic Soul
Urban	The Flow	Neo Soul
	Suite 62	Urban Adult
	The Groove The Rhyme RAW The City	Old School R&B Classic Hip-Hop/Rap Uncut Hip-Hop Urban Top 40
Talk & Variety	MTV VH1 Discovery Radio E! Entertainment Radio Sonic Theater Radio Classics Ask! Buzz XM The Power Family Talk Open Road	MTV Radio VH1 Radio Real Life Stories and News Entertainment News Books & Drama Old Time Radio Experts & Advice Talk & Opinion African American Talk Christian Talk Truckers' Channel

News	Fox News CNN CNN Headline News ABC News & Talk The Weather Channel CNBC Bloomberg Radio MSNBC BBC World Service C-SPAN Radio CNN en Espanol	News News News News & Talk 24 Hr. Weather Radio Network Business News News & Business News World Affairs US Gov't & Public Affairs News in Spanish
Sports	ESPN Radio	Sports Talk/Play-by-Play
	ESPN News	Sports News
	Fox Sports Radio	Sports News Talk
	The Sporting News NASCAR Radio	Sports Talk NASCAR Racing
Comedy	XM Comedy	Comedy
	Laugh USA	Family Comedy
	Extreme XM	Extreme Talk
Instant Traffic and Weather*
Boston**
New York City
Philadelphia
Baltimore
Washington, DC
Pittsburgh
Detroit
Chicago
St. Louis
Minneapolis/St. Paul+
Seattle+
San Francisco
Los Angeles
San Diego+
Phoenix
Dallas/Ft. Worth
Houston
Atlanta+
Tampa/St. Petersburg
Orlando
Miami/Ft. Lauderdale+
*Available March 1, 2004 unless otherwise noted.
**Available April 1, 2004.
+Available later in 2004.
Premium	Playboy Radio	Adult

        Hallmarks of XM's channel lineup include:

        Broad range of music genres—all commercial free—and live radio entertainment.    XM offers 68 channels of music-oriented entertainment. Each channel is programmed in its own distinct format, many generally not previously available on radio, and some newly created by XM to appeal to emerging listening tastes. Recently, XM shifted its approach to music programming, eliminating commercial advertisements on all of its music channels to enhance the listening experience.

        Musical formats unavailable in many markets.    XM Radio offers many music formats that are popular but currently unavailable in many markets. More than 71% of all commercial radio stations in markets measured by Arbitron use one of only five programming formats: country; adult contemporary; news/talk/sports; oldies; or religious. Furthermore, the number of radio stations available to many consumers in their local market is limited in comparison to the 100 channels, soon to be 116 channels (plus one premium channel), we offer on a nationwide basis. We offer many types of music with significant popularity, as measured by recorded music sales and concert revenues, that are unavailable in many traditional AM/FM radio markets. Such music includes classical recordings and popular blues music that have retail appeal but are not commonly played on traditional AM/FM radio. Recorded music sales of niche music formats such as classical, jazz, movie and Broadway soundtracks, religious programming, new age, children's programming and others comprised up to 24% of total recorded music sales in 2002. We have channels devoted to all of these formats and many other popular musical styles that are not currently heard in many small and medium sized markets, such as heavy metal, modern electronic dance, disco and blues.

        Superserve popular musical formats.    We offer more specific programming choices than traditional AM/FM radio generally offers for even the most popular listening formats. For example, on traditional AM/FM radio oldies music is often generalized on a single format. We segment this category by offering several channels devoted to the music of each decade from the 1940's to the 1990's. We also offer eight channels dedicated to urban formats and six distinct country music formats.

        Popular brand name content available 24/7 on radio.    The advent of multichannel cable and satellite television services has spawned the emergence of many popular and easily recognized brand names, spanning a wide range of content categories and niche topics. XM is bringing many of these to radio, available nationwide. Among these are:

  —
  CNBC
  —
  CNN
  —
  CNN Headline News
  —
  Discovery
  —
  E! Entertainment
  —
  ESPN
  —
  Fox News
  —
  MSNBC
  —
  MTV (exclusively on XM)
  —
  VH1 (exclusively on XM)
  —
  NASCAR (exclusively on XM)
  —
  The Weather Channel

        Sports and Entertainment Programming.    XM offers a broad array of sports and variety programming, including sports talk, ESPN Radio and ESPN News, the nation's only dedicated NASCAR channel, three comedy channels, an old-time radio channel, and a channel dedicated to books and dramas. Our NASCAR, MTV and VH1 channels are exclusive to XM Radio. The ESPN Radio channel includes play-by-play NBA and Major League Baseball games including the all-star games, playoffs, championships and World Series; and the channel also carries the college football Bowl Championship Series games. This type of programming is not available in many radio markets and we believe it makes our service appealing to dedicated sports fans and listeners whose tastes are not served by existing AM/FM radio stations.

        Local Traffic and Weather Programming.    Beginning March 1, 2004, we plan to launch our Instant Traffic and Weather service, a set of audio channels dedicated to keeping drivers and other listeners informed with in-depth up-to-the-moment updates on traffic and weather conditions in their local market. Each market served will have a dedicated channel, so listeners can tune to the channel/city of their choice and rely on instant traffic and weather to help aid their driving and planning decisions. XM plans to repeat weather and traffic information in a pattern familiar to listeners. Initial markets for launch in March 2004 are Baltimore, Chicago, Dallas/Ft. Worth, Detroit, Houston, Los Angeles, New York City, Orlando, Philadelphia, Phoenix, Pittsburgh, San Francisco/Oakland, St. Louis, Tampa and Washington DC. Other markets will be added later in 2004. The content will be provided by Mobility Technologies for traffic information and by The Weather Channel for weather information. XM will create the audio for the channels from its headquarters facility in Washington DC. XM believes this will be a valuable part of its service offering, and that it will offer several key advantages over what is currently available on terrestrial radio. These include near instant availability due to the pattern of repeating information frequently, 24/7 availability of the service and wider availability as compared to terrestrial broadcasts available only to drivers within the coverage area.

        A wide range of popular talk radio stars.    Over the last two decades talk radio has emerged as a major component of radio listening. XM showcases many well-known talk radio personalities on its channels, including Bill O'Reilly, Sean Hannity, Michael Reagan, Phil Hendrie, Art Bell, Bruce Williams, Glenn Beck and many others.

        State-of-the-art facilities.    XM creates most of its music channels (as well as most of its comedy and children's channels, NASCAR radio and the Open Road trucker channel) at its studio facilities in Washington DC, midtown Manhattan in New York City, and in Nashville at the Country Music Hall of Fame and Museum. These interconnected facilities comprise an all digital radio complex that is one of the world's largest, with over 80 sound-proof studios of different configurations. The studios tap a centralized digital database of over 200,000 CDs and more than 1.2 million songs. We also have two performance studios for visiting artist interviews and performances.

        Dedicated, highly skilled staff.    Our dedicated and experienced radio programming and production talent and on-air staff includes leading radio and music experts in their genres. Collectively, they hold over 300 gold records reflecting their involvement with the music industry, have more than a thousand years of radio programming experience, 62 record industry awards, two Emmy awards, four New York Festival awards and include one Rock and Roll Hall of Fame inductee.

        XM's own approach to creation of radio entertainment.    XM's goal is to create fans, not just listeners, who will come to identify with the music, personalities and attitude of their favorite channels. We believe several important features differentiate XM:

  •
  Branding of each channel, with audio signatures and sounds to create an audio ambience that is specific to each genre. Audio signatures for one channel have already won a New York Festival award.

  •
  Live programming to allow listeners to interact with their favorite channels and personalities. XM music channels deliver over 5,000 hours per month of live shows, and in the month of September 2003 the channels received a total of more than 60,000 telephone calls from listeners nationwide, requesting songs, seeking information about an artist, or engaging in dialog.

  •
  Targeted features and shows to appeal to specific audiences. These include regularly scheduled shows such as sub-genre showcases, mini-histories, and shows featuring artists such as Wynton Marsalis and Quincy Jones. The XM Kids channel has already won five Parents Choice awards for its five distinct shows.

  •
  Live performances and artist interviews. To date XM has hosted more than 800 visits by prominent and emerging artists in virtually every musical genre. Most of these visits include extensive interviews covering their careers and interests as well as performances. Performances included the Wynton Marsalis Septet and Cassandra Wilson.

  •
  More extensive playlists than traditional radio. Traditional AM/FM radio stations frequently use limited playlists that focus on the artists and specific music that target the largest audience. With our large channel capacity and focus on specific formats, we strive to provide more variety to attract listeners dissatisfied with repetitive and/or limited playlist selection. For example, in the rock genre, we have a channel dedicated to "deep tracks" not generally heard on rock radio stations.

  •
  Quick response when major music and cultural events occur. XM Radio programmers aim to respond quickly to changing musical tastes, seasonal music and emerging popular culture by providing listeners with coverage of major music and other cultural events. In December 2003, we had three channels of holiday music. In addition, our diverse channel format enables us to mark special events such as the passing of major artists.

        Special focus on the demands of mobile listeners.    A significant percentage of radio listeners, such as truckers, routinely travel through two or more radio markets on a frequent basis. This audience has responded enthusiastically to our nationwide coverage and the programs of popular trucking radio personalities Bill Mack, Dale "the Truckin' Bozo" Somers and Dave Nemo on "Open Road," our channel dedicated to truckers.

        Superior digital sound quality.    Our digital signal transmitted via satellite and our terrestrial repeater network provides nationwide, virtually uninterrupted coverage. Our internal research with small groups of listeners indicates that most listeners cannot distinguish a song played over XM from the CD. Our digital sound quality is a particular benefit for music formats that have strong demand on a nationwide basis but have been relegated to AM stations with weaker signals due to lack of available FM frequencies. By having specific channels dedicated to classic country, the 1940s and gospel, for example, we provide superior sound quality to formats that are traditionally found only on AM stations.

        Channels that are either completely ad-free or have a reduced amount of advertising relative to terrestrial radio.    We believe that a significant portion of the listening market will pay to subscribe to a radio service that provides commercial-free channels, as demonstrated by the appeal of limited periods of non-stop music used by some traditional AM/FM stations. We will target this audience with 68 commercial-free music channels covering popular music formats beginning in February 2004.

        Informative digital display.    Accompanying the audio portion of the broadcast, the digital display of XM Radio indicates the channel name, number and category. It also can be adjusted to indicate the name of the song and artist, or the name of the talk show being aired.

        Future content arrangements.    Under our agreement with Sirius Radio, subject to certain exceptions arrangements with providers of programming or content, including celebrity talent, must be non-exclusive and may not reward any provider for not providing content to the other party.

Subscriber and Advertising Revenue

        We derive revenues from two primary sources: subscriber revenues and advertising revenues. We charge subscribers a monthly fee for 100 channels, soon to be 117 channels, of our programming. In September 2002, we introduced our first premium channel, which customers can subscribe to for an additional monthly fee. We offer family plan discounts to subscribers who have multiple XM radios. We also offer pre-paid multi-year subscription discounts.

        Advertising revenue provides an additional revenue source. Our non-commercial free channels, including our traffic and weather channels, provide what we believe is an attractive advertising medium for national advertisers. We have held extensive meetings with media directors, planners and buyers at advertising and media buying agencies to develop advertiser awareness of the benefits of satellite radio. We have advertising sales offices in several major media markets to sell directly to advertising agencies and media buying groups. We have sold advertising packages to a variety of advertisers and agencies, including JC Penney, Radio Shack, Allstate, Autozone, Pfizer, Anheuser-Busch and ABC Networks. Arbitron, which produces radio listenership reports, is working with us to quantify our listenership and channel ratings for the benefit of national media buyers.

The XM Radio System

        Our system provides satellite radio to the continental United States and coastal waters using radio frequencies allocated by the FCC for satellite radio. These radio frequencies are within a range of frequencies called the S-Band. The XM Radio system is capable of providing high quality satellite services to XM radios in automobiles, trucks, recreation vehicles and pleasure craft, as well as to fixed or portable XM radios in the home, office or other fixed locations. The XM Radio system uses a network consisting of two high-power satellites, an uplink facility, and ground-based repeaters primarily in dense urban areas to provide coverage where the satellite signal is obstructed.

  Consumer Hardware

        XM Radios.    We transmit XM content throughout the continental United States to vehicle, portable, home and plug and play radios. Most of our radios are capable of receiving both XM content and traditional AM/FM stations. Beginning in the fall of 2002 we introduced the second generation of XM radios, offering enhanced features and more attractive pricing than earlier XM radios.

        Delphi introduced the XM SKYFi, a plug-and-play device offering more advanced user features including a large display and more convenient channel navigation, in the fall of 2002. In April 2003, we introduced the XM PCR, the first satellite radio receiver designed for personal computers. In August 2003, Audio Design Associates introduced the Tune Suite, the first high-end, multizone home audio system to feature XM Satellite Radio. In October 2003, Delphi introduced the XM Roady, a complete satellite radio system for vehicles in one simple, easy to install package that retails for less than the XM SKYFi. In October 2003, we introduced the XM Commander, an all-in-one receiver package that works with nearly all AM/FM car stereos, regardless of make, brand or year, and is sized and styled to integrate with the dashboard of most vehicles, including luxury cars. In November 2003, we introduced XM Direct, an ultra-compact XM tuner module for car stereos that can be connected to any satellite-radio-ready car stereo with adaptors developed and distributed by third parties. In December 2003, Alpine introduced the industry's first in-dash CD receiver with an integrated XM tuner, the CDA-9820XM, which eliminates the need for a separate XM tuner for easier installation and delivers high quality sound performance. These new products represent the second generation of XM Radios, reflecting enhanced features and a significantly lower cost. XM radios are available under the Delphi, Pioneer, Alpine and Sony brand names at national consumer electronics retailers, such as Best Buy, Circuit City, Wal-Mart and other national and regional retailers. The plug and play devices are designed to augment the existing radio that provides AM/FM stations in the car or home. ST Microelectronics manufactures the chipsets that decode the XM Radio signal.

        Unified Standard for Satellite Radio.    On February 16, 2000, we signed an agreement with Sirius Radio to develop a unified standard for satellite radios enabling consumers to purchase one radio capable of receiving both Sirius Radio's and our services. The technology relating to this unified standard is being jointly developed and funded by the two companies, who will share ownership of it. This unified standard is intended to meet FCC rules requiring interoperability with both licensed satellite radio systems.

        As part of the agreement, each company has licensed to the other its intellectual property relating to the unified standard and its system.

        We anticipate that it will take several years to develop radios capable of receiving both services. Currently, consumers are able to purchase radios capable of receiving only one service.

        Both companies expect to work with their automobile and radio manufacturing partners to integrate the new standard. Future agreements with automakers and radio manufacturers will specify the unified satellite radio standard. Furthermore, future agreements with retail and automotive distribution partners and content providers will be on a non-exclusive basis.

        Sirius Radio and we have also agreed to negotiate in good faith to provide service to each other's subscribers in the event of a catastrophic failure of the XM Radio system or the Sirius Radio system.

  Space Segment

        Satellite System.    Boeing Satellite Systems (BSS), formerly Hughes Space and Communications, has built, launched and delivered in-orbit two Boeing 702 high-power satellites for the XM Radio system. The satellites were launched on March 18, 2001 and May 8, 2001, respectively, and are transmitting the XM signal. BSS is also completing our ground spare satellite, XM-3, which we plan to launch by year-end 2004. In 2007, we plan to launch XM-4.

        The Boeing 702 is the highest powered commercial communications satellite currently available. Both of our satellites contain communications payloads provided by Alcatel. The communications payload electronics are designed to make best use of technologies that have already been developed or used in previous satellite programs. The design includes significant redundancy and protective measures to prevent loss of service.

        In September 2001, BSS advised us of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including XM Rock and XM Roll. We have spacecraft launch and in-orbit insurance policies that provide coverage to us for a total, constructive total or partial loss of either of our satellites where such loss arises from an occurrence within the first five years after launch. The aggregate sum insured in the event of the total or constructive total loss of our satellites is $400 million ($200 million per satellite). In September 2001, we advised our insurance carriers that the aforementioned solar array situation was likely to result in a claim under our in-orbit insurance policies. In the first quarter of 2003, we filed the proofs of loss for constructive total loss claims on both our satellites with our insurance carriers for the aggregate sum insured (less applicable salvage), relating to a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including XM Rock and XM Roll, identified to our insurers in September 2001. During the third quarter of 2003, we received letters from our insurers rejecting our proofs of loss and denying our claims. We are continuing our correspondence and meetings with individual and groups of insurers to resolve this matter and will proceed with negotiations, arbitration or litigation as necessary to recover the losses. We continue to believe that we will ultimately receive insurance payments adequate to launch our spare satellite and fund a portion of XM-4, although there can be no assurance as to the amount of any insurance proceeds, or that any insurance proceeds will be received in a timely manner.

        In light of the progressive degradation noted above, we plan to launch XM-3 into one orbital slot by year-end 2004, and operate XM Rock and XM Roll collocated in the other orbital slot. In 2007, we plan to launch XM-4 to replace the collocated XM Rock and XM Roll. In this way, we will have replacement satellites in orbit and operating prior to the times XM Rock and XM Roll can no longer provide full service, or half service in collocated mode.

        Since the solar array power degradation issue is common to the first six Boeing 702 class satellites now in orbit, the manufacturer and we are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a firm launch commitment for our spare satellite in the fourth quarter of 2004, the ability to provide full service for an extended period of time with XM Rock and XM Roll collocated in one orbital slot and the spare located in the other slot (which would allow partial use of the existing satellites through the first quarter of 2008), firm commitments to build a fourth satellite and provide launch services therefor, and various mitigation actions to extend the full or partial use of the existing satellites, we believe that we will be able to launch additional satellites prior to the time the solar array power problem might cause the broadcast signal strength to fall below minimum acceptable levels.

        Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information.

        We have set the launch period for our ground spare satellite for the three-month period commencing October 1, 2004. In addition to the modifications to address the solar anomaly as noted above, BSS will make certain alterations to optimize the ground spare for the specific orbital slot into which the spare will be launched.

        Satellite Transmission.    Our two satellites are deployed at 85 West Longitude and 115 West Longitude. At their designated orbital locations, the satellites receive audio signals from our programming center and retransmit the signals across the continental United States. The satellites are 30°apart in longitude in order to enhance the probability of clear line-of-sight communication between the satellites and XM mobile radios.

        The transmission coverage areas, or footprints, of our satellites encompass the 48 contiguous states and nearby coastal waters. We have tailored these footprints to provide nearly uniform availability over the United States and to minimize transmission spillage across the United States borders into Canada and Mexico. However, because coverage does extend to the Gulf of Mexico, the California coast and the Atlantic coast, we also expect to be able to provide XM Radio to the cruise ships, cargo vessels and leisure boats that frequent these waters.

        Our satellites transmit audio programming within a 12.5 MHz bandwidth operating in the S-Band radio frequency spectrum that the FCC has allocated for our exclusive use. Megahertz is a unit of measurement of frequency. This 12.5 MHz bandwidth is subdivided into six carrier transmission signals, two signals transmitted from each of our two satellites and two signals transmitted by the terrestrial repeater network. The audio programming for XM Radio is carried on two satellite signals, and the remaining two satellite signals and the terrestrial repeater signals repeat the audio programming to enhance overall signal reception. The transmission of higher quality sound requires the use of more kilobits per second than the transmission of lesser quality sound. We are currently using our allocated bandwidth in such a way as to provide 101 channels of programming, in high-quality digital sound and will provide 122 channels later in 2004.

        Insurance.    We bear the risk of loss for each of the satellites, and we have obtained insurance to cover that risk. We have launch and in-orbit insurance policies from global space insurance underwriters. These policies provide coverage for a total, constructive total or partial loss of either of the satellites that occurs during a period ending five years after launch. Our insurance will not cover the full cost of constructing, launching and insuring two new satellites, nor will it protect us from the adverse effect on our business operations due to the loss of a satellite. Our policies contain standard commercial satellite insurance provisions, including standard coverage exclusions. We have filed a claim under our in-orbit insurance policy, as described above under the heading "—Satellite System."

  Ground Segment

        Satellite Control.    Each of our satellites is monitored by a telemetry, tracking and control station, and both satellites are controlled by a spacecraft control station. Each of the stations has a backup station. We have a contract with Telesat Canada, Inc., an experienced satellite operator, to perform the telemetry, tracking and control functions.

        Broadcast Facility.    Programming from both our studios and external sources is sent to our broadcast facility in Washington, DC, which packages and retransmits signals to our satellites through the uplink station. In addition, financial services and certain administrative support are carried on at our Washington, DC facilities. Communications traffic between the various XM Radio facilities is controlled by the network operating center. The network operating center monitors satellite signals and the terrestrial repeater network to ensure that the XM Radio system is operating properly. We have designed and installed fault detection diagnostic systems to detect various system failures before they significantly impact our quality of service.

        Terrestrial Repeaters.    Our terrestrial repeater system of approximately 800 repeaters in approximately 60 markets, supplements the coverage of our satellites. In some areas, satellite signals may be subject to blockages from tall buildings and other obstructions. Due to the satellites' longitudinal separation, in most circumstances where reception is obscured from one satellite, XM Radio is still available from the other satellite. In some urban areas with a high concentration of tall buildings, however, line-of-sight obstructions to both satellites may be more frequent. In such areas, we have installed and may continue to install terrestrial repeaters to facilitate signal reception. Terrestrial repeaters are ground-based electronics equipment installed on rooftops or existing tower structures, where they receive the signal from one of the satellites, amplify it and retransmit it at significantly higher signal strength to overcome any satellite signal obstruction.

Competition

        We face competition for both listeners and advertising dollars. In addition to pre-recorded music purchased or playing in cars, homes and using portable players, we compete most directly with the following providers of radio or other audio services:

  Sirius Satellite Radio

        Our direct competitor in satellite radio service is Sirius Radio, the only other FCC licensee for satellite radio service in the United States. Since October 1997, Sirius Radio's common stock has traded on The Nasdaq National Market. Sirius completed a recapitalization in March 2003, a $146 million financing in June 2003 and a $150 million financing in November 2003. Sirius began commercial operations in February 2002, and began nationwide service during the third quarter of 2002. Sirius has announced that it had 261,061 subscribers as of December 31, 2003. Sirius, which features 100 channels, offers its service for a monthly charge of $12.95. Sirius offers certain programming that we do not offer, including exclusive channels for National Hockey League games, National Basketball Association games, National Public Radio, and beginning at the start of the 2004 football season, regular season National Football League games. Sirius radio service is offered as a dealer-installed option on car model brands such as Ford, Lincoln-Mercury, BMW, MINI, Chrysler, Dodge, Jeep, Nissan, Infiniti and Audi and as a factory-installed option on the BMW 5 Series and the Dodge Durango.

  Traditional AM/FM Radio

        Our competition also includes traditional AM/FM radio. Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers free broadcast reception paid for by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as local news and sports, which XM Radio cannot offer as effectively as local radio. The AM/FM radio broadcasting industry is highly competitive. Radio stations compete for listeners and advertising revenues directly with other radio stations within their markets on the basis of a variety of factors, including

  •
  program content;

  •
  on-air talent;

  •
  transmitter power;

  •
  source frequency;

  •
  audience characteristics;

  •
  local program acceptance; and

  •
  the number and characteristics of other radio stations in the market.

        Currently, traditional AM/FM radio stations broadcast by means of analog signals, not digital transmission. We believe, however, that in the future traditional AM/FM radio broadcasters may be able to transmit digitally into the bandwidth occupied by current AM/FM stations. iBiquity Digital recently received FCC approval to begin digital broadcasting in the AM and FM bands. iBiquity recently announced that over 280 radio stations in over 100 markets have licensed its technology and begun digital broadcasting or are in the process of converting to digital broadcasting.

  Internet Radio

        A number of Internet radio broadcasts provide listeners with radio programming from around the country and the world. Although we believe that the current sound quality of Internet radio is below standard and may vary depending on factors that can distort or interrupt the broadcast, such as network traffic, we expect that improvements from higher bandwidths, faster modems and wider programming selection may make Internet radio a more significant competitor in the future.

        There are a number of Internet-based audio formats in existence or in development that could compete directly with XM Radio. For example, Internet users with the appropriate hardware and software can download sound files for free or for a nominal charge and play them from their personal computers or from specialized portable players or compact disk players. Availability of music in the public MP3 audio standard has been growing in recent years with sound files available on the websites of online music retailers, artists and record labels and through numerous file sharing software programs. These MP3 files can be played instantly, burned to a compact disk or stored in various portable players available to consumers. Although presently available formats have drawbacks such as hardware requirements and download bandwidth constraints, which we believe would make XM Radio a more attractive option to consumers, Internet-based audio formats may become increasingly competitive as quality improves and costs are reduced.

  Direct Broadcast Satellite and Cable Audio

        A number of companies provide specialized audio service through either direct broadcast satellite or cable audio systems. These services are targeted to fixed locations, mostly in-home. The radio service offered by direct broadcast satellite and cable audio is often included as part of a package of digital services with video service, and video customers therefore generally do not pay an additional monthly charge for the audio service.

Regulatory Matters

        XM Radio and Sirius Radio received licenses from the FCC in October 1997 to construct and operate satellite radio service systems. The FCC has allocated 25 MHz for the new service in a range of radio frequencies known as the S-Band.

        As the owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we will continue to be subject to regulatory oversight by the FCC. Our development, implementation and operation of our system is subject to significant regulation by the FCC under authority granted under the Communications Act and related federal law. Non-compliance by us with FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Any of these FCC actions may harm our business. There is no guarantee that the rules and regulations of the FCC will continue to support our business plan.

        Our license, which is held by a subsidiary wholly owned by XM, has a term of eight years from commencement of XM's operations and may be renewed. The FCC requires the satellite radio licensees, including us, to adhere to certain milestones in the development of their systems, including a requirement that the licensees begin full operation by October 2003. We have certified to the FCC that we have met all of the milestones applicable to our license. The U.S. government is responsible for coordinating our satellites through the International Telecommunication Union (ITU) and must make periodic filings at the ITU.

        We will need to apply for and receive authority from the FCC to launch and operate XM-3 and XM-4.

        The FCC has indicated that it may in the future impose public service obligations, such as channel set-asides for educational programming, on satellite radio licensees.

        The FCC's rules require interoperability with all licensed satellite radio systems that are operational or under construction. The FCC conditioned our license on certification by us that our final receiver design is interoperable with the final receiver design of the other licensee, Sirius Radio, which uses a different transmission technology than we use. Depending on what level of interoperability is required, we may not initially meet this interoperability requirement. We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios, but we anticipate that it will take several years to develop the technologies necessary for radios that will be capable of receiving both our service and Sirius Radio's service. Furthermore, complying with the interoperability requirement could make the radios more difficult and costly to manufacture. Together with Sirius Radio, we have informed the FCC of the progress that has been made to date in meeting the interoperability requirement.

        The FCC is currently conducting a rulemaking proceeding to establish rules for terrestrial repeater transmitters, which we have deployed and plan to continue deploying to fill in gaps in satellite coverage. The FCC has proposed to permit us to deploy these facilities. Specifically, the FCC has proposed a form of blanket licensing for terrestrial repeaters and service rules which would prohibit satellite radio licensees from using terrestrial repeating transmitters to originate local programming or transmit signals other than those received from the satellite radio satellites. Various parties, including the National Association of Broadcasters, Wireless Communications Service (WCS) licensees, Multipoint Distribution Service (MDS) licensees, and Instructional Television Fixed Service (ITFS) licensees have asked the FCC to:

  •
  limit the number of repeaters operating at greater than 2 kW EIRP that may be deployed;

  •
  limit the power level of the repeaters operating at greater than 2 kW EIRP that are deployed;

  •
  delay consideration of terrestrial repeater rules until XM Radio and Sirius Radio provide additional information regarding planned terrestrial repeaters;

  •
  require individual licensing of each terrestrial repeater; and

  •
  impose a waiting period on the use of repeaters in order to determine if signal reception problems can be resolved through other means.

        Our deployment of terrestrial repeaters may be impacted by whatever rules the FCC issues in this regard although we believe these impacts are not likely to be material to our business. We have made a proposal to the FCC to set a 40 kW EIRP limit or, alternatively, a limit of 18 kW EIRP calculated by averaging power over 360 degrees, on the power of terrestrial repeaters. We have also proposed to coordinate with WCS licensees in certain cases prior to operating terrestrial repeaters above 2 kW EIRP. The coordination may include our providing filters in certain instances to limit the interference WCS licensees claim will result from our operation of repeaters operating above 2 kW EIRP.

        On November 1, 2001, the FCC issued a further request for comments on various proposals for permanent rules for the operation of terrestrial repeaters. We have opposed some of these proposals. Some of the FCC's proposals and proposals made by other parties, if adopted by the FCC, could impact our ability to operate terrestrial repeaters, including requiring us to reduce the power of some of our current repeaters, and subject us to monetary liability to compensate other FCC licensees that claim they receive interference from our repeaters.

        We are currently operating terrestrial repeaters pursuant to Special Temporary Authority ("STA") granted by the FCC in September 2001. This STA authorizes us to operate our terrestrial repeaters for commercial service on a non-interference basis. Because the STA was conditioned on a non-interference basis, we are required to either reduce power or cease operating a repeater upon receipt of a written complaint of interference. One party that opposed XM Radio's request for STA has filed an application for review of the decision granting us an STA asking the FCC to reverse the decision and deny XM Radio's STA request. This Application for Review is pending. This STA expired on March 18, 2002. On March 11, 2002, we applied for an extension of this STA. Pursuant to the FCC's rules, we can continue to operate our terrestrial repeaters pursuant to the STA pending a final determination on our extension request.

        On November 26, 2003, we applied for STA to operate an additional forty-nine repeaters in new markets that are not authorized under our current STA to operate repeaters. This request is pending.

        The FCC also may adopt limits on emissions of terrestrial repeaters to protect other services using nearby frequencies. While we believe that we will meet any reasonable non-interference standard for terrestrial repeaters, the FCC has no specific standard at this time, and the application of such limits might increase our cost of using repeaters. Although we are optimistic that we will be able to construct and use terrestrial repeaters as needed, the development and implementation of the FCC's ultimate rules might delay this process or restrict our ability to do so. We believe that it is not likely that an FCC order would materially impact the terrestrial repeater system design currently in operation.

        We are required to coordinate the XM Radio system with systems operating in the same frequency bands in adjacent countries. Canada and Mexico are the countries whose radio systems are most likely to be affected by satellite radio. The United States government, which conducts the coordination process, has entered into coordination agreements with both the Canadian and Mexican governments.

        We operate the communication uplinks between our own earth station and our satellites in a band of radio frequencies that are used for several other services. The FCC has granted us a license for this earth station which expires in March 2011. The other services operating in this band are known under FCC rules as fixed services, broadcast auxiliary services, electronic news gathering services, and mobile satellite services for uplink station networks. Although we are optimistic that we will succeed in coordinating any additional domestic uplink earth stations, we may not be able to coordinate any such further use of this spectrum in a timely manner, or at all.

        We also need to protect our system from out-of-band emissions from licensees operating in adjacent frequency bands:

  •
  WCS licensees operating in frequency bands adjacent to the satellite radio's S-Band allocation must comply with certain out-of-band emissions limits imposed by the FCC to protect satellite radio systems. These limits, however, are less stringent than those we proposed.

  •
  In July 2002, the FCC requested comment on a report issued by the National Telecommunications and Information Administration ("NTIA") in which NTIA proposed to relocate current Department of Defense ("DOD") operations from the 1710-1755 MHz band to the 2360-2395 MHz band. In the event that these DOD operations are relocated to the 2360-2395 MHz band, we and Sirius Radio have jointly proposed that the FCC apply the same out-of-band emissions limits to these relocated users that are applied to WCS licensees. In November 2002, the FCC released an Order in this proceeding but did not address our concerns. We have filed a Petition for Reconsideration of this decision asking the FCC to consider our concerns. In July 2003, the FCC initiated a rulemaking to implement NTIA's proposal to allow DOD and other Federal government agencies to operate in the 2360-2395 MHz band. The FCC has also proposed to expand the frequency band used for non-governmental aeronautical telemetry from 2360-2385 MHz to 2360-2395 MHz. In this rulemaking, the FCC has sought comment on what out-of-band emissions limit is necessary to protect satellite radio reception from interference. We and Sirius Radio have jointly filed Comments proposing that the FCC apply the same out-of-band emissions limit to new users in the 2360-2395 MHz band that is applied to WCS licensees. Our proposal has been opposed by entities that claim that this out-of-band emissions limit is not necessary to protect satellite radio reception from interference from the new users in this band.

  •
  In February 2002, the FCC initiated a rulemaking proceeding regarding rules for future licensees in the 2385-2390 MHz band, which will be able to provide both fixed and mobile services. We have proposed that the FCC apply the same out-of-band emission limits on these licensees that are applied to WCS licensees. In May 2002, the FCC issued a decision rejecting this proposal. In July 2002, we filed a Petition for Reconsideration of this decision which is pending. In July 2003, the FCC initiated a rulemaking proposing to reverse its previous decision to allow these new licensees to operate in the 2385-2390 MHz band.

        Interference from other devices that operate on an unlicensed basis may also adversely affect our signal:

  •
  In April 1998, the FCC proposed to establish rules for radio frequency ("RF") lighting devices that operate in an adjacent radio frequency band. We opposed the proposal on the grounds that the proliferation of this new kind of lighting and its proposed emissions limits, particularly if used for street lighting, may interfere with XM Radio. Jointly with Sirius Radio, we have proposed to the FCC an emissions limit for these RF lighting devices that we believe will protect DARS receivers from interference. In addition, we have proposed that the FCC require existing RF lighting devices that exceed our proposed limit to cease operations. A manufacturer of RF lights has conducted tests which it claims demonstrate that RF lights do not cause interference to our receivers. While our proposal is pending, these RF lighting devices may continue to be produced and used, which could adversely affect our signal quality. The FCC may not adopt our proposal, a decision which could adversely affect our signal quality. In May 2003, the FCC terminated this proceeding because no party expressed a continuing interest in producing these RF lights. In July 2003, we and Sirius Radio asked the FCC to clarify that, by terminating this proceeding without establishing any rules, the FCC is prohibiting RF lighting devices from operating in the adjacent radio frequency band and that, before the FCC considers permitting any such operations, it will either establish another rulemaking or provide us with ample notice to object to any equipment certification application for an RF light designed to operate in this adjacent radio frequency band.

  •
  In May 2000, the FCC proposed to amend its rules to allow for the operation of devices incorporating ultra-wideband (UWB) technology on an unlicensed basis. We opposed this proposal on the basis that the operation of these devices may interfere with XM Radio. In February 2002, the FCC decided to allow for the operation of these devices and, in doing so, adopted out-of-band emissions limits for these devices that are less stringent than XM Radio proposed. In addition, the FCC has stated that it intends to review and potentially relax these emissions limits and may allow for the operation of additional types of UWB devices in the future. Jointly with Sirius Radio, we have filed a Petition for Reconsideration of this decision and have asked that the FCC impose stricter emissions limits on UWB devices. In February 2003, the FCC denied our Petition for Reconsideration and did not impose the stricter emission limits that we requested. In addition, the FCC has proposed to authorize additional types of UWB devices which may interfere with XM Radio's operations. In August 2003, we and Sirius Radio jointly filed Comments on an FCC proposal to allow UWB vehicular radar systems to operate in the 3.1 to 10.6 GHz band. We have asked the FCC to refrain from adopting its proposal until proponents of this technology demonstrate how they will avoid causing interference to satellite radio. To the extent the FCC adopts its proposal without requiring this information, we have asked the FCC to provide us with notice and opportunity to object to any equipment certification application for a UWB vehicular radar system in the 3.1 to 10.6 GHz band.

  •
  In May 2001, the FCC issued a notice of proposed rulemaking seeking to facilitate the development of new unlicensed spread spectrum wireless devices operating in a frequency band adjacent to XM Radio. XM Radio opposed this proposal on the basis that the operation of these devices pursuant to the FCC's current emissions limits may interfere with XM Radio's operations. In May 2002, the FCC issued a decision rejecting our opposition.

  •
  In October 2001, the FCC initiated a rulemaking proceeding reviewing its rules for unlicensed devices. XM Radio has proposed in this proceeding that the FCC adopt out-of-band emissions limits for certain unlicensed devices sufficient to protect our system. XM Radio has proposed that the FCC apply these emissions limits to products sold 18 months after a final rule is published. Some manufacturers of unlicensed devices have opposed these limits on the grounds that they are too stringent and that it will be costly for them to meet these limits. In July 2003, the FCC rejected our proposal because it was beyond the scope of this proceeding.

  •
  In December 2002, the FCC issued a notice of inquiry seeking input on whether it should authorize an increase in the power of unlicensed devices that operate in rural areas. Jointly with Sirius Radio, we have opposed this proposal because of the potential for unlicensed devices operating with increased power to interfere with satellite radio. The FCC has subsequently initiated a rulemaking proceeding proposing to authorize an increase in the power of unlicensed devices that operate in rural areas.

        We also need to protect our system from in-band emissions of licensees operating in our frequency band:

  •
  In October 2002, the FCC released a notice proposing to allow aeronautical telemetry to continue to operate in our licensed frequency band, but on a non-interference basis. In November 2003, the FCC declined to adopt this proposal and instead decided to no longer allow aeronautical telemetry to operate in our licensed frequency band. This decision is still subject to reconsideration at the FCC or appeal to a federal court of appeals.

        The FCC order granting our license determined that because we are a private satellite system providing a subscription service on a non-common carrier basis, we would not be subject to the FCC's foreign ownership restrictions. However, such restrictions would apply to us if we were to offer non-subscription services, which may appear more lucrative to potential advertisers than subscription services. The FCC also stated in its order that it may reconsider its decision not to subject satellite radio licensees to its foreign ownership restrictions.

Intellectual Property

  System Technology

        Several technology companies have implemented portions of the XM Radio system. These technology companies include Boeing Satellite Systems and Alcatel (satellites); Delphi-Delco, Sony, Pioneer, Alpine, Audiovox and Clarion, among others, (car and home radios); ST Microelectronics (chipsets); Fraunhofer Institute (various technologies); LCC International (design of repeater network) and Hughes Electronics (design and manufacture of terrestrial repeaters). We have not acquired any intellectual property rights in the technology used in constructing and launching our satellites. We do have joint ownership of or a license to use the technology developed by the radio and chipset manufacturers. We also license various other technologies used in our system. We own the design of our system, including aspects of the technology used in communicating from the satellites, the design of the repeater network and certain aspects of the design of and features that may be used in our radios.

        Our system design, our repeater system design and the specifications we supplied to our radio and chipset manufacturers incorporate or may in the future incorporate some intellectual property licensed to us on a non-exclusive basis by WorldSpace, who has used this technology in its own non-United States satellite radio system. We also have the right to sublicense the licensed technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system. Under our agreement with WorldSpace we must pay one time, annual or percentage royalty fees or reimburse WorldSpace for various costs for various elements of the licensed technology that we decide to use in the XM Radio system. We have incurred costs of $7.2 million to WorldSpace under this agreement through September 30, 2003. We will not be required to pay royalties to WorldSpace for licensed technology that we do not use in our system.

        WorldSpace has also granted us royalty-free, non-exclusive and irrevocable license to use and sublicense all improvements to its technology. The technology license from WorldSpace renews automatically on an annual basis unless terminated for a breach which has not been or cannot be remedied.

        We believe that the intellectual property rights used in our system were independently developed or duly licensed by us or by the technology companies who supplied portions of our system. We cannot assure you, however, that third parties will not bring suit against us for patent or other infringement of intellectual property rights.

        We have an agreement with Sirius Radio to develop a unified standard for satellite radios to facilitate the ability of consumers to purchase one radio capable of receiving both our and Sirius Radio's services. The technology relating to this unified standard will be jointly developed, funded and owned by the two companies. As part of the agreement, each company has licensed to the other its intellectual property relating to the unified standard and to its system. We and Sirius recently resolved an arbitration to value the technologies cross-licensed under the agreement, which also resolved prior patent litigation between the two companies.

        As of December 31, 2003, we own 24 patents relating to various aspects of our system, XM radios and their features, and have numerous other patents pending before the United States Patent and Trademark Office.

  Copyrights to Programming

        We must maintain music programming royalty arrangements with and pay license fees to Broadcast Music, Inc. (BMI), the American Society of Composers, Authors and Publishers (ASCAP) and SESAC, Inc. These organizations negotiate with copyright users, collect royalties and distribute them to songwriters and music publishers. We have reached five-year agreements with ASCAP and SESAC which establish the license fee amounts owed to those entities. We expect to establish license fees with BMI through negotiation. The royalty arrangements with BMI may be more costly than anticipated.

        Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, we also have to negotiate royalty arrangements with the copyright owners of the sound recordings. We have recently reached agreement with the Recording Industry Association of America, through its unincorporated division, SoundExchange, establishing royalty payment arrangements for these performance rights.

  The XM Trademark

        We believe that XM Radio will be seen as the complement to AM and FM radio. We have registered the trademark "XM" with the United States Patent and Trademark Office in connection with the transmission services offered by our company. Our brand name and logo is generally prominently displayed on the surface of XM radios together with the radio manufacturer's brand name. This will identify the equipment as being XM Radio-compatible and build awareness of XM Radio. We intend to maintain our trademark and registration. We are not aware of any material claims of infringement or other challenges to our right to use the "XM" trademark in the United States. We have also registered and intend to maintain trademarks of the names of certain of our channels.

Personnel

        As of December 31, 2003, we had 425 employees. In addition, we rely upon a number of consultants and other advisors. The extent and timing of any increase in staffing will depend on the availability of qualified personnel and other developments in our business. None of our employees are represented by a labor union, and we believe that our relationship with our employees is good.

Legal Proceedings

        Except for the FCC proceedings described above under the caption "Business—Regulatory Matters," we are not a party to any material litigation. In the ordinary course of business, we become aware from time to time of claims or potential claims, or may become party to legal proceedings arising out of various matters, such as contract matters, employment related matters, issues relating to our repeater network, product liability issues, and copyright, patent, trademark or other intellectual property matters. Third parties may bring suit relating to such matters. We cannot predict the outcome of any such claim, potential claim or these lawsuits and legal proceedings with certainty. Nevertheless, we believe that the outcome of any such claim, potential claim or proceeding, of which we are currently aware, even if determined adversely, would not have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT

Directors, executive officers and other key employees

        The following table sets forth the name and age of each of our directors, indicating all positions and offices with our company currently held by the director.

Name	Age	Position
Gary M. Parsons(4)	53	Chairman of the Board of Directors
Hugh Panero(4)	47	President, Chief Executive Officer and Member, Board of Directors
Nathaniel A. Davis(1)(3)	49	Member, Board of Directors
Thomas J. Donohue(2)(3)	65	Member, Board of Directors
Thomas G. Elliott	62	Member, Board of Directors
R. Steven Hicks(4)	53	Member, Board of Directors
Chester A. Huber, Jr.(2)	48	Member, Board of Directors
Randall T. Mays(1)(2)	38	Member, Board of Directors
James N. Perry(4)	43	Member, Board of Directors
Pierce J. Roberts, Jr.(1)(3)(4)	57	Member, Board of Directors
Jack Shaw(2)(3)	65	Member, Board of Directors

(1)
Member of the audit committee.
(2)
Member of the compensation committee.
(3)
Member of the nominating committee.
(4)
Member of the finance committee.

        Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he has served as a director.

        Gary M. Parsons has served as our Chairman of the Board of Directors since May 1997. Mr. Parsons was Chairman of the Board of Directors of Motient Corporation from March 1998 to May 2002. Mr. Parsons joined Motient in July 1996 and also served as its Chief Executive Officer and President. He serves on the board of Sorrento Networks Corporation and is Chairman and Chief Executive Officer of Mobile Satellite Ventures L.P. Previously, Mr. Parsons was with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Prior to the recruitment of Hugh Panero, Mr. Parsons served as our Chief Executive Officer.

        Hugh Panero has served as a member of our Board of Directors and as President and Chief Executive Officer since June 1998. Mr. Panero has over 16 years experience building and managing entertainment distribution services. Most recently, from 1993 to 1998, Mr. Panero served as President and Chief Executive Officer of Request TV, a national pay-per-view network owned by Liberty Media and Twentieth Century Fox. Prior to his employment with Request TV, Mr. Panero spent ten years with Time Warner Cable where he was part of the team that built the cable systems serving parts of Queens and Brooklyn, New York. Mr. Panero held various positions with Time Warner Cable, including Vice President, Marketing.

        Nathaniel A. Davis has served as a member of our Board of Directors since October 1999. Until May 2003, Mr. Davis was President and Chief Operating Officer and a member of the board of directors of XO Communications Inc., formerly Nextlink Communications Inc. XO Communications filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in June 2002 and completed its restructuring and emerged from Chapter 11 in January 2003. From October 1998 to

December 1999, he was Executive Vice President of Nextel Communications where he had responsibility for the technical and engineering operations of Nextel's nationwide switching and wireless communications network, billing and information technology systems. From August 1986 through September 1998, Mr. Davis served in a variety of senior engineering and finance roles at MCI, most recently as Senior Vice President and Chief Financial Officer of MCI Telecommunications. Mr. Davis serves on the board of directors of Mutual of America Capital Management Corporation.

        Thomas J. Donohue has served as a member of our Board of Directors since October 1999. Mr. Donohue is President and Chief Executive Officer of the U.S. Chamber of Commerce, the world's largest business federation, and has been active in national policy and non-profit operations for 30 years. From July 1984 through September 1997, Mr. Donohue served as President and Chief Executive Officer of the American Trucking Association. He serves on the board of directors of Qwest Communications International, Union Pacific Corporation, Sunrise Assisted Living Corporation, Marymount University and the Hudson Institute.

        Thomas G. Elliott has served as a member of our Board of Directors since January 2003. Mr. Elliott is executive vice president, automobile operations and a director of American Honda Motor Co., Inc. Mr. Elliott became senior vice president, automobile operations of American Honda in 1986, and in 1988 was promoted to executive vice president and was named to the American Honda Board of Directors. He was appointed to the Honda North America Board of Directors in 1992. In 1992, additionally, Mr. Elliott became president of Honda Performance Development, Inc., a subsidiary of American Honda, established to manage the Honda Championship Auto Racing Team (CART) racing and race engine development programs. Mr. Elliott is a director of American Honda Finance Corporation, a subsidiary of American Honda that provides financing for the lease and sale of Honda products in the United States, and a director of Honda Performance Development.

        R. Steven Hicks has served as a member of our Board of Directors since January 2003. Mr. Hicks is Chairman of Capstar Partners, Inc., an Austin, Texas investment company. From 1996 to October 1999, he served as President and Chief Executive Officer of Capstar Broadcasting. From October 1999 to August 2000, Mr. Hicks was the Vice Chairman and President of AMFM Inc. Mr. Hicks is a director of Prime Medical Services, Inc.

        Chester A. Huber, Jr. has served as a member of our Board of Directors since January 2002. Mr. Huber has been President of OnStar Corporation since December 1999 and was general manager of the OnStar Division of General Motors Corporation from June 1995 until December 1999. He has held a variety of engineering, operations and marketing roles in his 27-year career with General Motors, including general director of Aftermarket Parts and Services, and general director of Sales, Marketing and Product Support for the Electro-Motive Division.

        Randall T. Mays has served as a member of our Board of Directors since July 1999. Mr. Mays is the Executive Vice President and Chief Financial Officer of Clear Channel Communications. Mr. Mays has been associated with Clear Channel since 1993 when he was elected Vice President and Treasurer. Mr. Mays also serves on the board of directors of Clear Channel Communications.

        James N. Perry has served as a member of our Board of Directors since May 2002. Mr. Perry is a Managing Director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. Mr. Perry also presently serves on the board of directors of Allegiance Telecom, Inc. and Focal Communications Corporation.

        Pierce J. Roberts, Jr. has served as a member of our Board of Directors since August 2000. Mr. Roberts was Managing Director of AEA Investors from September 1999 until July 2003. Previously, he was with Bear Stearns from 1993 to 1998 where he was the head of the Telecom investment banking group. Prior to that, he was Managing Director at The Blackstone Group, Vice

President-Corporate Development at BellSouth Corporation, and founder of his own corporate development business.

        Jack Shaw has served as a member of our Board of Directors since May 1997. Mr. Shaw served as Chief Executive Officer of Hughes Electronics Corporation from January 2000 through his retirement in December 2003 and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987.

        The following table sets forth information concerning our executive officers. Officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Position
Stephen Cook	48	Executive Vice President, Sales, Marketing and Customer Operations
Joseph J. Euteneuer	48	Executive Vice President, Chief Financial Officer
Steven P. Gavenas	48	Executive Vice President, Programming
Stelios Patsiokas	50	Executive Vice President, Engineering and Technology
Joseph M. Titlebaum	40	Executive Vice President, General Counsel and Secretary

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Parsons and Panero, whose positions and backgrounds are described above.

        Stephen Cook has served as our Senior Vice President, Sales and Marketing since February 1999 and was promoted to Executive Vice President, Sales, Marketing and Customer Operations in January 2002. Previously, Mr. Cook was Chief Operating Officer for Conxus Communications, where he successfully launched its portable voice messaging product, Pocketalk, in the top 12 United States markets. From 1990 to 1997, Mr. Cook held key management positions with GTE's cellular operations, including VP of Marketing and President of the Southeast region. Prior to that time, Mr. Cook also spent five years in brand management with Procter & Gamble and has more than 15 years of experience with launching and marketing new consumer products.

        Joseph J. Euteneuer has served as our Executive Vice President, Chief Financial Officer since June 2002. Mr. Euteneuer is a certified public accountant. Previously, Mr. Euteneuer was Executive Vice President and Chief Financial Officer of Broadnet Europe, a subsidiary of Comcast Corporation, from 2000 to 2002. Mr. Euteneuer joined Comcast in 1989 and served as its Vice President & Corporate Controller prior to joining Broadnet Europe.

        Steven P. Gavenas has served as our Senior Vice President, New Business Development since December 1999 and was promoted to Executive Vice President, Programming in January 2002. Previously, from June 1996 to November 1999, Mr. Gavenas held several positions in WorldSpace International, including VP of Marketing, EVP Corporate Strategy and EVP Commercial Operations. Before joining WorldSpace, from September 1989 to May 1996 Mr. Gavenas was a management consultant with McKinsey and Company, Inc., an international strategy consulting firm.

        Stelios Patsiokas has served as our Senior Vice President, Technology since October 1998 and was promoted to Executive Vice President, Engineering and Technology in January 2002. Previously, Dr. Patsiokas was with Motorola, Inc., where he served in a variety of consumer electronics design and development roles since 1979. Since 1996, Dr. Patsiokas was Director of Product Development, for Motorola's Messaging Systems Product Group, where he was involved with developing the PageWriterTM 2000 two-way messaging device. Dr. Patsiokas holds over 24 United States patents.

        Joseph M. Titlebaum has served as our Senior Vice President, General Counsel and Secretary since September 1998 and was promoted to Executive Vice President, General Counsel and Secretary in March 2003. From 1990 to 1998, Mr. Titlebaum was an attorney with the law firm of Cleary, Gottlieb, Steen & Hamilton. With a specialty in telecommunications ventures, Mr. Titlebaum has expertise in structuring, negotiating and implementing corporate finance and mergers and acquisitions transactions.

Director Designation Agreements; Board Observers

        We have director designation agreements with Clear Channel Investments, Hughes Electronics, American Honda, Madison Dearborn Partners and General Motors. These director designation agreements contemplate election to our Board of Directors of members selected by each of General Motors, Clear Channel and American Honda; the Chairman of the Board; a director who also serves as our President and Chief Executive Officer; and two independent directors of recognized industry experience and stature. Mr. Parsons is our Chairman of the Board; Mr. Panero is our President and Chief Executive Officer; Mr. Huber is the director selected by General Motors; Mr. Mays is the director selected by Clear Channel; and Mr. Elliott is the director selected by American Honda. Messrs. Davis and Donohue are the independent directors. The director designation agreements will terminate upon unanimous consent of the parties.

        Under a shareholders and noteholders agreement, General Motors, Clear Channel, American Honda, Columbia Capital and Madison Dearborn Partners have observation rights at meetings of the Board of Directors. As provided in the shareholders and noteholders agreement, these observation rights are subject to these entities maintaining certain minimum percentages of their original investments or certain minimum ownership percentages in our company. The shareholders and noteholders agreement will terminate upon unanimous consent of the parties.

Shareholders and Noteholders Agreement

        We have entered into a shareholders and noteholders agreement with Clear Channel Investments, affiliates of Columbia Capital, Hughes Electronics, American Honda, affiliates of Madison Dearborn Partners, General Motors, DIRECTV and the investors that participated in our January 2003 financing transactions. The shareholders and noteholders agreement grants certain observation rights with respect to meetings of our Board of Directors, as described above under the caption "—Director Designation Agreements; Board Observers." Under the agreement, holders of our 10% senior secured discount convertible notes due 2009 have consent rights similar to, but in addition to, those of our Series C preferred stock. As long as an aggregate of at least 50% of the original aggregate principal amount at maturity of the 10% senior secured discount convertible notes due 2009 continues to be held by the original noteholders, without the consent of 75% of the noteholders and GM, we are not able to: amend our charter and bylaws in a way that materially affects the rights of GM or the noteholders; issue common stock in an amount that increases the amount outstanding on a fully diluted basis by 20% or more; take any action that would restrict our ability to honor the rights of GM or the noteholders; take certain actions under the terms governing the notes issued in January 2003; issue securities that have a preference over the notes or the note issued to GM's subsidiary, OnStar Corporation; incur indebtedness with financial or operational covenants; redeem or repurchase securities that are junior to or on a parity with the notes or the OnStar note; enter into certain transactions with affiliates, merge or sell all or substantially all of our assets; or change the principal nature of our business. The parties to the shareholders and noteholders agreement also have the right to participate in any of our future private financings to the extent necessary to maintain their pro rata fully diluted ownership percentage. The shareholders and noteholders agreement will terminate upon unanimous consent of the parties.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the compensation paid to our Chairman, Chief Executive Officer and to each of our other four most highly compensated executive officers for 2003, referred to collectively as the named executive officers:

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary		Bonus		Other(1)		Class A Shares Underlying Options
Gary Parsons Chairman	2001 2002 2003	$	— — 250,000	425,520 500,000 —	(2) (3)	$	— — —	267,500 182,500 400,000
Hugh Panero President and Chief Executive Officer	2001 2002 2003		340,000 400,000 412,000	354,600 300,000 —	(2) (3)		20,948 5,153 4,500	267,570 332,500 350,000
Steven P. Gavenas Executive Vice President, Programming	2001 2002 2003		233,200 256,520 264,216	122,430 102,608 —	(2) (3)		3,261 4,256 5,500	60,000 80,000 200,000
Stelios Patsiokas Executive Vice President, Engineering and Technology	2001 2002 2003		240,000 264,708 271,920	144,000 116,160 —	(2) (3)		5,100 5,500 5,500	100,000 80,000 200,000
Stephen Cook Executive Vice President, Sales, Marketing and Customer Operations	2001 2002 2003		262,000 288,200 296,846	137,550 115,280 —	(2) (3)		45,769 5,500 5,500	75,000 80,000 200,000
Joseph J. Euteneuer Executive Vice President, Chief Financial Officer	2001 2002 2003		— 170,207 342,207	— 230,000 —	(4) (3)		— 41,920 20,759	— 250,000 200,000

(1)
"Other" compensation includes stock grants, moving expenses, health club memberships, 401(k) plan contributions and other taxable expenses.
(2)
Paid in shares of Class A common stock on April 7, 2003 at $6.04 per share, net of tax withholding charges and 401(k) contributions.
(3)
Bonuses related to 2003 performance will be awarded in the first quarter of 2004.
(4)
Includes a $100,000 signing bonus in accordance with Mr. Euteneuer's employment agreement and $130,000 paid in shares of Class A common stock on April 7, 2003 at $6.04 per share, net of tax withholding charges and 401(k) contributions.

Employment Agreements

        Chairman of the Board.    Gary Parsons is employed as our Chairman of the Board of Directors for a term of three years under an employment agreement effective July 1, 2001 and amended March 20, 2003. His employment agreement calls for Mr. Parsons to receive a base salary of at least $250,000. In future years, Mr. Parsons' base salary and bonus will be determined by our board of directors, based upon the recommendation of the Compensation Committee. Mr. Parsons' bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges.

        Under Mr. Parsons' employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, we granted to Mr. Parsons a 10-year option to purchase 400,000 shares of Class A common stock at an exercise price of $5.34 per share. This option vests in equal installments on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions. In addition, Mr. Parsons may not sell shares issued upon exercise of this option until the first to occur of: (i) the average closing price of the Class A common stock over a twenty trading day period equaling or exceeding $10, or (ii) seven years having elapsed since the date of grant.

        In the event of termination of Mr. Parsons' employment without cause or if Mr. Parsons resigns for good reason, including a change of control, we will continue to pay Mr. Parsons' base salary, if any, and discretionary bonus and will continue to make available all applicable benefits for two years from the date of termination. In addition, all options granted to Mr. Parsons would vest immediately and remain exercisable for eighteen months. If we offer to renew Mr. Parsons' employment agreement but his employment nevertheless terminates, all vested options, including those scheduled to vest on July 1, 2004, will remain exercisable for three months but all other non-vested options would be forfeited. If we do not offer to renew Mr. Parsons' employment agreement, all options previously granted will vest immediately and remain exercisable for eighteen months. Mr. Parsons is entitled to reimbursement for any excise taxes incurred by him on payments made by us to him in connection with a change of control.

        Mr. Parsons' employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

        President and Chief Executive Officer.    Hugh Panero is employed as our President, Chief Executive Officer and member of the Board of Directors for a term of three years under an employment agreement effective June 1, 2001 and amended March 20, 2003. Under his employment agreement, Mr. Panero received a base salary of $412,000 in 2003, subject to increase from time to time by our Board of Directors. In future years, Mr. Panero's base salary and bonus will be determined by our board of directors, based upon the recommendation of the Compensation Committee. Mr. Panero's bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges and 401(k) contributions.

        Under Mr. Panero's employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, we granted to Mr. Panero a 10-year option to purchase 350,000 shares of Class A common stock at an exercise price of $5.34 per share. This option vests in equal installments on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions. In addition, Mr. Panero may not sell shares issued upon exercise of this option until the first to occur of: (i) the average closing price of the Class A common stock over a twenty trading day period equaling or exceeding $10, or (ii) seven years having elapsed since the date of grant.

        In the event of termination of Mr. Panero's employment without cause or if Mr. Panero resigns for good reason, including a change of control, we will continue to pay Mr. Panero's base salary and pro-rated leadership bonus and will continue to make available all applicable benefits for two years from the date of termination. We will also pay to Mr. Panero a pro-rated discretionary bonus, based on the percentage of base salary awarded as a discretionary bonus in the previous year, for the portion of the year prior to termination. In addition, all options granted to Mr. Panero would vest immediately and remain exercisable for eighteen months. If we offer to renew Mr. Panero's employment agreement but his employment nevertheless terminates, all vested options, including those scheduled to vest on June 1, 2004, will remain exercisable for three months but all other non-vested options would be forfeited. If we do not offer to renew Mr. Panero's employment agreement, all options previously granted will vest immediately and remain exercisable for eighteen months. Mr. Panero is entitled to reimbursement for any excise taxes incurred by him on payments made by us to him in connection with a change of control.

        Mr. Panero's employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

        Chief Financial Officer.    Joseph J. Euteneuer is employed as Executive Vice President, Chief Financial Officer under an employment agreement effective June 21, 2002. His employment agreement provides for a signing bonus of $100,000 and an annual base salary of $325,000 for the first year, $357,500 in the second year and $393,250 in the third year, subject to increase from time to time by our Board of Directors. Mr. Euteneuer is eligible for a discretionary annual bonus to be determined by the Board of Directors according to Mr. Euteneuer's personal job performance and mutually agreed upon corporate goals and objectives. The bonus target guideline is 40% of Mr. Euteneuer's annual base salary. In connection with signing his employment agreement, Mr. Euteneuer also received 50,000 restricted shares of our Class A common stock, 25,000 of which vested on January 1, 2003 and 25,000 of which vested on January 1, 2004. Mr. Euteneuer's bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges and 401(k) contributions.

        Under Mr. Euteneuer's employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, on June 21, 2002, we granted to Mr. Euteneuer a 10-year option to purchase 200,000 shares of Class A common stock at an exercise price of $6.55 per share. One half of these options vested on the date of grant, and one sixth will vest on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions.

        In the event of termination of Mr. Euteneuer's employment without cause or if Mr. Euteneuer resigns for good reason, including a change of control, we will continue to pay Mr. Euteneuer's base salary and will continue to make available all applicable benefits for one year from the date of termination. We will also pay to Mr. Euteneuer a discretionary bonus, based on the percentage of base salary awarded as a discretionary bonus in the previous year. In addition, all options granted to Mr. Euteneuer would vest immediately and remain exercisable for eighteen months. If we do not offer to extend Mr. Euteneuer's employment beyond the end of its term on terms no less favorable than those of his current employment agreement and Mr. Euteneuer's employment terminates, we will continue to pay Mr. Euteneuer's then current base salary and make available all applicable benefits for one year from the date of termination. If Mr. Euteneuer's employment terminates at the end of its term, all vested options, including those scheduled to vest on June 21, 2005, will remain exercisable for eighteen months but all other non-vested options would be forfeited.

        Mr. Euteneuer's employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

Stock Plans

  Shares Award Plan

        In 1998, our Board of Directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The plan is administered by the board's compensation committee.

        We can grant options, stock appreciation rights, restricted stock, phantom shares or other stock-based awards under the plan. The aggregate number of shares of our Class A common stock with respect to which awards may be granted under the shares award plan is 25,000,000 shares. We may not grant awards of more than 1,000,000 shares of our common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award or unrelated to any other award.

  Employee Stock Purchase Plan

        We have an employee stock purchase plan that provides for the issuance of 1,000,000 shares of Class A common stock.

  Talent Option Plan

        We have an incentive compensation plan known as the "XM Talent Option Plan" that permits the grant of nonqualified stock options. This plan became effective on May 31, 2000 and a total of 500,000 shares of Class A common stock have been reserved for issuance under this plan.

        The purpose of the Talent Option Plan is to promote the success and enhance the value of our company by attracting selective talent in a competitive market where equity-based awards such as stock options have become commonplace. The Talent Option Plan is available to non-employee service providers to our company and is administered by the Talent Option Committee.

        Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. If we engage in a corporate transaction, which consists of a merger, a consolidation, a dissolution, a liquidation, or a sale of all or substantially all of our assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such awards without regard to any installment provision regarding exercisability. All such awards that are not so exercised will be forfeited as of the effective time of the transaction. If we have had a change of control, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring us to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, we may grant a cash equivalent, calculated as described in the Talent Option Plan. If the participant's service with us is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

  Stock Option Grants in 2003

        The following table sets forth information as of December 31, 2003 concerning the stock options we granted to named executive officers under the 1998 Shares Award Plan in 2003.

					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Stock Term
	Individual Grants
	Number of Common Shares Underlying Option Granted	Percent of Total Options Granted to Employees
			Exercise Price Per Share	Expiration Date
					5%	10%
Gary Parsons	400,000	7.3%	$5.34	3/20/2013	1,343,319	3,404,234
Hugh Panero	350,000	6.4%	$5.34	3/20/2013	1,175,404	2,978,705
Steven Gavenas	200,000	3.6%	$5.34	3/20/2013	671,659	1,702,117
Stephen Cook	200,000	3.6%	$5.34	3/20/2013	671,659	1,702,117
Stelios Patsiokas	200,000	3.6%	$5.34	3/20/2013	671,659	1,702,117
Joseph Euteneuer	200,000	3.6%	$5.34	3/20/2013	671,659	1,702,117

  Stock Option Exercises in 2003

        The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2003 and the number of shares of Class A common stock subject to exercisable and unexercisable stock options held as of December 31, 2003 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2003, which was $26.29.

Aggregate Option Exercises in 2003 and Values at December 31, 2003

			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-the-Money Options December 31, 2002
	Number of Shares Acquired On Exercise
		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary Parsons	—	—	628,404	589,166	$7,470,572	$11,188,077
Hugh Panero	—	—	717,571	599,999	9,733,910	10,590,614
Steven Gavenas	—	—	120,167	291,166	1,369,952	5,199,546
Stephen Cook	—	—	180,181	278,333	2,293,392	4,982,725
Stelios Patsiokas	—	—	196,848	286,666	2,420,103	5,046,077
Joseph Euteneuer	—	—	158,334	291,666	3,125,513	5,999,487

Bonus Compensation Plan

        In 2003, we adopted the 2003 XM Radio Bonus Compensation Program. Now that we have more than a year of operating experience, bonuses for employees can be tied more closely to corporate operating results. This program applies to all employees eligible for an annual bonus. Under the program, bonuses are based on operating targets in certain categories, including subscriber growth, revenues and control of expenses. Bonuses for 2003 will be paid in cash during the first quarter of 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with General Motors and OnStar

  Distribution Agreement

        Distribution of XM Radio through the new automobile market is central to our business strategy. Since June 1999, we have been a party to a long-term distribution agreement with OnStar Corporation, a subsidiary of General Motors, providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which runs for 12 years from commencement of our commercial operations in November 2001, General Motors has agreed to distribute our service to the exclusion of other satellite digital radio services that broadcast in the S-Band. General Motors will factory-install XM radios, purchased exclusively from our authorized manufacturers, in certain new General Motors vehicles and not install any radios which receive broadcasts by Sirius Radio, our primary competitor, as the only satellite radio service. We will have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States. General Motors is currently offering over 40 XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Cadillac, Pontiac, GMC and Saturn brand names during the 2004 model year.

        We have agreed to make significant payments to General Motors for serving as a distributor of XM Radio. Annual fixed payment obligations range from approximately $10 million to approximately $130 million through 2009, aggregating approximately $400 million. As described below under the heading "—Financing Agreements," we have issued to OnStar a 10% Senior Secured Convertible Note due 2009 with an aggregate principal amount of approximately $89 million in lieu of making approximately $115 million in payments to OnStar otherwise due in 2003 through 2006. In order to encourage the broad installation of XM radios, we have agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service within 12 months of purchasing a General Motors vehicle equipped with an XM radio. We must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. We will also make available to General Motors a limited amount of bandwidth for audio and/or data transmission by General Motors to owners of General Motors vehicles equipped with XM radios. The distribution agreement was amended in June 2002 and January 2003 to clarify certain terms in the agreement, including extending the dates when certain initial payments are due to GM, confirming the date of our commencement of commercial operations (November 2001), and providing that we may make certain payments to GM in the form of indebtedness or shares of our Class A common stock.

        This agreement is subject to renegotiation if, four years after the commencement of commercial operations (November 2005) and at two-year intervals thereafter, General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to our share of the satellite digital radio market. There can be no assurance as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after we commenced commercial operations and at two-year intervals thereafter, our mobile aftermarket share falls below 40% if there are two satellite radio providers in the United States, or below 33% if there are three satellite radio providers in the United States.

        In February 2000, we signed an agreement with Sirius Radio to develop a unified standard for satellite radios, which will facilitate the ability of consumers to purchase one radio capable of receiving both companies' services. In accordance with the terms of the agreement, we expect to work with General Motors to integrate the new standard under the terms of the distribution agreement with General Motors. The agreement with General Motors provides that if General Motors elects to install radios that are capable of receiving broadcasts from other satellite radio providers, in the absence of any regulatory requirements to do so, we may seek to renegotiate the distribution agreement. If the FCC requires the installation of interoperable radios, we will renegotiate the distribution agreement on mutually acceptable terms.

  Financing Agreements

        In January 2003, we entered into a series of transactions to defer or provide for the financing of various payments to GM and OnStar concurrently with new investors investing a total of $225 million in our company.

        OnStar Note.    In lieu of making $114,972,000 of annual fixed payment obligations under the distribution agreement for 2003 through 2006, we have issued to OnStar a 10% Senior Secured Convertible Note due December 31, 2009 with a principal amount of $89,042,000. We and XM Satellite Radio Inc. are co-obligors on the OnStar note. Interest on the note, which is due semiannually on June 30 and December 31 of each year, is payable, at our option in cash or shares of our Class A common stock having an aggregate fair market value equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due.

        OnStar will be able to convert the note into shares of Class A common stock pursuant to a vesting schedule so that on each date prior to and including December 31, 2006 that we would have been obligated to make scheduled guaranteed payments under the distribution agreement, a pro rata portion of the OnStar note corresponding to the scheduled guaranteed payment will become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock (calculated as described above) on the vesting date; provided that, the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

        Under the terms of the OnStar note, we are subject to restrictive covenants that are substantially similar to the voting provisions in our shareholder and noteholder agreement. These covenants limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the OnStar note at a purchase price equal to 101% of the principal amount upon a change of control.

        The OnStar note is equal in right of payment to, and secured by substantially all of our assets on a shared basis with, our other senior secured indebtedness. XM Satellite Radio Inc.'s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under the OnStar note.

        GM Credit Facility.    General Motors has provided us with a $100.0 million Senior Secured Credit Facility, maturing in December 2009, that enables us to make monthly draws to finance payments that become due under the distribution agreement and other GM payments. We amended this facility in January 2004 to permit us to repay and reborrow under the facility and reduce the interest rate from a rate of 10% over LIBOR to 8% over LIBOR. We and XM Satellite Radio Inc. are co-borrowers under this credit facility. We have drawn $39,089,000 under this facility as of September 30, 2003 and expect the amount to increase based on activity in the fourth quarter. The outstanding principal amount of all draws will be due December 31, 2009 and bear interest at LIBOR plus 8%. We will be able to make interest payments semi-annually in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. We have the option to prepay all draws in cash in whole or in part at any time and re-borrow any prepaid amounts. Beginning in 2005, we will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of our excess cash and (ii) the amount necessary to prepay the draws in full.

        In order to make draws under the credit facility, we are required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

        This credit facility is equal in right of payment to, and secured by substantially all of our assets on a shared basis with, our other senior secured indebtedness. XM's subsidiary, XM Equipment Leasing LLC, guarantees our obligations under this credit facility.

        As consideration for GM entering into the credit facility, we issued to GM a warrant to purchase 10 million shares of our Class A common stock at an exercise price equal to $3.18 per share. The GM warrant is fully vested and expires after five years.

        Subscriber Acquisition Payments.    Under the distribution agreement, we are required to make a subscriber acquisition payment to OnStar for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle. We are now able to make up to $35.0 million in such subscriber acquisition payments semiannually in shares of our Class A common stock, valued at fair market value at the time of payment.

  Other Transactions

        We have granted to OnStar a certain amount of time to use our studios on an annual basis. In addition, we have agreed to provide certain of our audio content for distribution on OnStar's telematics services. We also have a director designation agreement with GM, which is described under the heading "Management—Director Designation Agreements; Board Observers." During November 2002, we initiated joint promotional activities with General Motors, targeted at new GM car buyers who subscribe to XM service. During 2002, approximately 31,000 subscribers benefited from the joint promotion, most of whom received three months of free service, partially paid for by GM, and GM purchased XM service for approximately 7,000 of their dealers.

January 2003 Private Placement

        In January 2003, we completed a private placement of $279.3 million aggregate principal amount at maturity of 10% Senior Secured Discount Convertible Notes due 2009, jointly issued by us and XM Satellite Radio Inc. Hughes Electronics purchased $13.3 million aggregate principal amount at maturity of notes; Black Bear Offshore Master Fund Ltd., $33.2 million; affiliates of Eastbourne Capital Management LLC (other than Black Bear Offshore Master Fund Ltd.), $17.0 million; George Haywood, $9.3 million; American Honda, $66.5 million; AEA XM Investors IA LLC, $1.1 million; AEA XM Investors IIA LLC, $9.1 million; Columbia Capital Equity Partners II (QP), L.P., $4.1 million; Columbia XM Radio Partners, LLC, $4.5 million; Columbia Capital Equity Partners III (QP), L.P., $1.5 million; and Columbia XM Satellite Partners III, LLC, $1.3 million. Hughes is one of the selling stockholders in this offering and will be converting its notes into shares of Class A common stock. The shares to be sold by Hughes will include the shares of Class A common stock issued upon such conversion.

        Interest on the notes is payable semiannually and accretes through December 31, 2005, so that at that date, the aggregate accreted value of the notes will be $279.3 million. Beginning June 30, 2006, interest will be payable semiannually in arrears in cash or by the issuance of additional notes on the same terms as these notes. If all interest is paid in additional notes, the notes would aggregate $412.6 million when they matured in December 2009. At any time, a holder of notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share.

        We are not able to prepay or redeem the notes. Beginning four years after the issuance of the notes, we will be able to convert all, but not less than all of the notes at the conversion price if:

(i) shares of our Class A common stock have traded on The Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) we have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which we report our financial results, (iii) immediately following such conversion, the aggregate amount of our and our subsidiaries' indebtedness is less than $250 million, and (iv) no shares of our Series C preferred stock remain outstanding.

        Under the terms of the notes, we are subject to restrictive covenants, similar to those of the OnStar note, that limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount upon a change of control.

        The notes are equal in right of payment to, and secured on a shared basis with XM Satellite Radio Inc.'s 12% Senior Secured Notes due 2010 and 14% Senior Secured Discount Notes due 2009, the OnStar note and our indebtedness under the GM credit facility. The notes are secured by substantially all of our assets. XM Satellite Radio Inc.'s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under the notes.

        In connection with this transaction, R. Steven Hicks and Thomas G. Elliott joined our board of directors. We issued to Mr. Hicks a warrant to purchase 900,000 shares of our Class A common stock at an exercise price of $3.18 per share.

Operational Agreements

        Bandwidth.    We have agreed to make 128.0 kilobits per second of our bandwidth available to OnStar Corporation under our distribution agreement with OnStar for audio and data transmissions to owners of XM-enabled GM vehicles, regardless of whether they are XM subscribers. We can use the bandwidth until it is actually used by OnStar. OnStar's use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. OnStar has not yet used any of our bandwidth available to it. We have also granted to OnStar a certain amount of time to use our studios on an annual basis. In addition, we will provide certain of our audio content for distribution on OnStar's telematics services.

        We have agreed to make a certain amount of our bandwidth available to American Honda. We can use the bandwidth until it is actually used by American Honda. American Honda's use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. American Honda has not yet used any of our bandwidth available to it. This agreement remains in effect so long as American Honda holds a certain amount of its investment in us. We believe that this allocation of our bandwidth to affiliates will not adversely affect our ability to provide the XM Radio service.

        We have agreements with Clear Channel, DIRECTV and the TCM Group (which is owned by Columbia Capital, Telcom Ventures (an XM stockholder) and Madison Dearborn Partners) under which we have agreed to make available to such companies up to 406.6 kilobits per second, 204.8 kilobits per second, 64.0 kilobits per second each, respectively, of our bandwidth, for such companies to supply programming to us with content reasonably acceptable to us, on terms (including revenue sharing) no less favorable than those offered to similar commercial programmers who provide similar programming. Only Clear Channel has taken advantage of its agreement to provide programming on our system. Until these options are exercised and this bandwidth is actually used by such companies, we can use the bandwidth. Any use of our bandwidth by these companies must be in compliance with applicable laws, must not interfere with our business or obligations to other content providers, and must meet our quality standards. These agreements remain in effect so long as Clear Channel,

DIRECTV, and Columbia Capital, Telcom Ventures and Madison Dearborn Partners hold at least 5% of our fully diluted ownership or their original investments in us.

        Technology License.    We have granted to Clear Channel, DIRECTV, and TCM Group under the agreements described above a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured any and all technology we develop relating to the XM Radio system worldwide for any purpose other than one related to digital audio radio service.

        Advertising and Distribution.    We provide Clear Channel and DIRECTV with access to our advertising at the lowest available commercial rates. Clear Channel must make good faith efforts to give us access to its advertising at the lowest available commercial rates.

        The agreements provide for further good faith negotiations with respect to other arrangements, including advertising barter arrangements, marketing of XM Radio service by Clear Channel and DIRECTV, and technology cooperation.

Registration Rights Agreement

        Under a registration rights agreement with Clear Channel Investments, Columbia Capital, Hughes Electronics, American Honda, Madison Dearborn Partners, General Motors, DIRECTV and the investors that participated in our January 2003 financing transactions, we have filed registration statements covering the Class A common stock underlying the securities issued to these parties and other investors. This prospectus supplement and the prospectuses attached hereto relating to such stockholders are delivered under two of those registration statements. Most of these investors are subject to securities law restrictions in selling our securities without an effective registration statement in place. A party to the registration rights agreement will cease to have registration rights at such time that its securities are subject to an effective registration statement, or may be sold under Rule 144(k) under the Securities Act of 1933, as amended, or without restriction under Rule 144 of the Securities Act. These parties may have additional rights to demand registration, subject to certain exceptions.

Director Designation Agreements

        We have entered into director designation agreements under which members selected by Clear Channel, General Motors and American Honda have been elected to our Board of Directors. These provisions are described above under the caption "Management—Director Designation Agreements; Board Observers."

Shareholders and Noteholders Agreement

        We have entered into a shareholders and noteholders agreement with Clear Channel Investments, affiliates of Columbia Capital, Hughes Electronics, American Honda, affiliates of Madison Dearborn Partners, General Motors, DIRECTV and the investors that participated in our January 2003 financing transactions, which is further described above under the caption "Management—Shareholders and Noteholders Agreement."

PRINCIPAL AND SELLING STOCKHOLDERS

        The following table presents, as of December 31, 2003, information based upon our records and filings with the SEC regarding each of the selling stockholders and each person known to us to be the beneficial owner of more than 5% of our Class A common stock on an actual basis and after giving effect to this offering. The information presented below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days of December 31, 2003 through the exercise of any stock option or other right.

        As of December 31, 2003, there were 160,665,194 shares of Class A common stock outstanding and 308,639,830 shares of common stock outstanding on a fully diluted basis.

	Number of Class A Shares Beneficially Owned Prior To the Offering		Percentage of Total Class A Shares Prior to the Offering	Number of Class A Shares Offered Hereby	Number of Class A Shares Beneficially Owned Following the Offering		Percentage of Total Class A Shares Following the Offering	Voting Percentage Following the Offering
Beneficial Owners of More Than 5%:
American Honda Motor Co., Inc. 1919 Torrance Blvd. Torrance, CA 90501	24,397,745	(1)	13.2%	—	24,397,745		12.0%	3.8%
Hughes Electronics Corporation 2250 E. Imperial Highway El Segundo, CA 90245	18,979,234	(2)	11.4%	8,500,000	10,479,234		5.8%	3.8%
Eastbourne Capital Management, LLC 1101 Fifth Avenue Suite 160 San Rafael, CA 94901	17,277,080	(3)	10.0%	—	17,277,080		10.3%	2.4%
General Motors Corporation 100 Renaissance Center 3031 West Grand Boulevard PO Box 100 Detroit, MI 48265-1000	16,533,922	(4)	9.3%	—	15,553,252	(5)	8.0%	*
Clear Channel Investments, Inc. 200 Concord Plaza, Suite 600 San Antonio, TX 78216	8,329,877	(6)	5.2%	—	8,329,877		4.7%	4.4%
Black Bear Offshore Master Fund Ltd. c/o Eastbourne Capital Management 1101 Fifth Avenue Suite 160 San Rafael, CA 94901	9,394,753		5.5%	—	9,394,753		4.99%	*
Black Bear Fund I, L.P. c/o CITCO Fund Services (Cayman Islands) Limited Corporate Centre West Bay Road PO. Box 31106-SMB Grand Cayman, Cayman Islands	9,136,577		5.5%	—	9,136,577		4.97%	2.4%
Madison Dearborn Capital Partners III, L.P. Madison Dearborn Special Equity III, L.P. 3 First National Plaza, Suite 3800 Chicago, IL 60602	7,191,246	(7)	4.3%	2,500,000	4,691,246		2.6%	2.5%

*
Less than 1%.

(1)
Includes 17,206,499 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009 and 7,191,246 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.

(2)
Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock, 2,876,498 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends and 3,441,300 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009.

(3)
Includes 8,455,269 shares owned by Black Bear Offshore Master Fund Ltd., 8,210,269 shares owned by Black Bear Fund I, L.P., and 611,542 shares owned by Black Bear Fund II, L.L.C., each of which disclaims beneficial ownership of any shares not held directly by such entity. Excludes 939,484 shares issuable to Black Bear Offshore Master Fund Ltd. and 926,308 shares issuable to Black Bear Fund I, L.P. upon conversion of 10% senior secured discount convertible notes due 2009 that are not convertible to the extent such entity would own greater than 4.999% of our Class A common stock.

(4)
Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 980,670 shares issuable upon conversion of the vested portion of a convertible note. Under our agreements with General Motors, the convertible note issued to General Motors is not convertible and the warrant issued to General Motors is not exercisable to the extent General Motors would own more than 19.9% of our Class A common stock. The number of shares that may be issued in lieu of subscriber acquisition payments or as payment of interest cannot be determined at the present time because they depend on fair market values in the future.

(5)
Includes prepayment of the $89.0 million 10% Senior Secured Convertible Note in full. However, $7.8 million of the Note may be converted into 980,670 shares of Class A common stock.

(6)
We have been informed by Clear Channel Investments, Inc. that Clear Channel has entered into a derivatives contract with respect to the hedging of its shares of our Class A common stock.

(7)
Includes 7,191,246 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.

Security Ownership of Directors and Executive Officers

        The following table presents, as of December 31, 2003, information regarding the beneficial ownership of Class A common stock by each of our directors and named executive officers and all of our directors and executive officers as a group:

Name	Number of Class A Shares Beneficially Owned		Percentage of Total Class A Shares
Directors and Named Executive Officers
Gary M. Parsons	714,835	(1)	*
Hugh Panero	772,964	(2)	*
Randall T. Mays	56,757		*
Chester A. Huber, Jr.	—		*
Jack Shaw	26,757		*
James N. Perry, Jr.	10,000	(3)	*
Nathaniel Davis	70,257		*
Thomas R. Donohue	56,757		*
Pierce J. Roberts, Jr.	73,295	(4)	*
Thomas G. Elliott	—		*
R. Steven Hicks	—		*
Joseph J. Euteneuer	155,773	(5)
Steven Gavenas	168,985	(6)	*
Stephen Cook	240,615	(7)	*
Stelios Patsiokas	270,559	(8)	*
All directors and executive officers as a group (16 persons)	2,791,988	(9)	1.7%

*
Less than 1%.

(1)
Does not include 589,166 shares issuable upon exercise of options that are not exercisable within 60 days. A trust for the benefit of Mr. Parsons' minor children, of which Mr. Parsons' spouse is the trustee, owns 16,179 shares and a minority membership interest in Columbia Capital. Mr. Parsons disclaims beneficial ownership of these interests.

(2)
Does not include 550,000 shares issuable upon exercise of options that are not exercisable within 60 days.

(3)
Mr. Perry is a partner in each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P., which are selling stockholders and collectively own 7,191,246 shares. Mr. Perry disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)
Includes 2,500 shares issuable upon exercise of Series B convertible preferred stock.

(5)
Does not include 325,000 shares issuable upon exercise of options that are not exercisable within 60 days.

(6)
Does not include 226,666 shares issuable upon exercise of options that are not exercisable within 60 days.

(7)
Does not include 226,666 shares issuable upon exercise of options that are not exercisable within 60 days.

(8)
Does not include 226,666 shares issuable upon exercise of options that are not exercisable within 60 days.

(9)
Does not include 2,144,164 shares issuable upon exercise of options that are not exercisable within 60 days.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, $.01 par value per share, 15,000,000 shares of Class C common stock, $.01 par value per share, 15,000,000 shares of Series A convertible preferred stock, $.01 par value per share, 3,000,000 shares of 8.25% Series B convertible redeemable preferred stock, $.01 par value per share, 250,000 shares of 8.25% Series C convertible redeemable preferred stock, $.01 par value per share and 250,000 shares of Series D junior participating preferred stock, $.01 par value per share. The following summary description of our capital stock is subject to our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

Common Stock

        As of December 31, 2003, there were 160,655,194 shares of Class A common stock outstanding and no shares of Class C common stock outstanding.

  Class A Common Stock

        Holders of our Class A common stock are entitled

  •
  to one vote for each share held on any matter submitted for stockholder approval;

  •
  to receive on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

  •
  upon the liquidation, dissolution, winding up or insolvency of the company, to share ratably in the net assets of our company available after we pay our liabilities and any preferential amounts to which holders of the Series A convertible preferred stock may be entitled.

        Holders of our Class A common stock have no preemptive, redemption or sinking fund rights.

  Anti-Takeover Protections

        Our stockholder rights plan and certain provisions of our certificate of incorporation may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price that certain investors might be willing to pay in the future for shares of our Class A common stock.

        In November 2001, our board of directors adopted a stockholder rights plan, which we implemented in August 2002 and amended in January 2003. Pursuant to the stockholder rights plan, we made a dividend distribution of one "right" on each share of Class A common stock, Series A preferred stock and Series C preferred stock (as converted) outstanding. Under the plan, if a person or group acquires 15% or more of our outstanding common stock or commences a tender offer or exchange offer for 15% or more of our outstanding common stock, each right not owned by the acquiror or its affiliates will entitle its holder to pay to us $50 and receive newly issued shares of common stock worth $100. This ability of stockholders other than the acquiror to purchase additional shares at a 50% discount from market, among other provisions in the plan, would cause an unapproved takeover to be much more expensive to an acquiror, resulting in a strong incentive to negotiate with our board of directors to redeem the rights or approve the transaction instead of pursuing a hostile strategy. The rights may be redeemed by us at $0.005 per right within 10 days (or such later date as may be determined by a majority of continuing directors) after the accumulation of 15% or more of our outstanding common stock by a single acquiror or group.

        Our certificate of incorporation provides that we may issue preferred stock without the further approval of stockholders. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any stockholder for a period of three years unless the transaction meets certain conditions. Our certificate of incorporation requires unanimous written consent of stockholders to the taking of corporate action of stockholders without a meeting of stockholders.

  Class C Common Stock

        Holders of our Class C common stock are entitled to the same rights as holders of Class A common stock except that the holders of our Class C common stock are not entitled to vote on any matter submitted for stockholder approval.

Preferred Stock

        Our board of directors may issue preferred stock in one or more series and may fix the designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions on the preferred stock, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and may fix the number of shares to be included in any such series. Any of our preferred stock may rank senior to our common stock for the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any shares of our preferred stock may have class or series voting rights. Issuances of our preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of our common stock. The board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change of control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of our common stock.

  Series A Convertible Preferred Stock

        Our Series A convertible preferred stock has the following characteristics:

  •
  a right to receive dividends and distributions ratably with the holders of our common stock;

  •
  a $9.52 per share payment preference over our common stock in the event of our liquidation, dissolution, winding up or insolvency;

  •
  a right to convert, at the election of the holder, one share of the Series A convertible preferred stock into one share of our Class A common stock; and

  •
  shares of our Series A convertible preferred stock do not have

  •
  voting rights;

  •
  any preference with respect to dividends and distributions;

  •
  preemptive rights;

  •
  sinking fund rights; or

  •
  redemption rights.

        Following the occurrence of a recapitalization, each share of our Series A convertible preferred stock will be convertible into the kind and number of shares of securities or other property to which the holders of such share of Series A convertible preferred stock would have been entitled to receive if the holder had converted such share of Series A convertible preferred stock into our Class A common stock immediately prior to the recapitalization.

        As of December 31, 2003, there were 10,786,504 shares of our Series A convertible preferred stock outstanding, all held by General Motors and Hughes Electronics.

  Series B Convertible Preferred Stock

        General.    Each share of Series B convertible preferred stock has a "liquidation preference" of $50, which is the amount a holder of one share of Series B convertible preferred stock would be entitled to receive if we were liquidated. We will pay cumulative dividends on the Series B convertible preferred stock at a rate per annum equal to 8.25% of the liquidation preference per share quarterly in arrears commencing May 1, 2000. Dividends will be payable in cash or, at our option, in shares of Class A common stock, or a combination thereof.

        Optional Conversion by Holders.    Holders of the Series B convertible preferred stock have the right to convert some or all of their shares of Series B convertible preferred stock into shares of our Class A common stock, unless we have already redeemed them. The conversion price is $40 per share. At that price, holders of the Series B convertible preferred stock would receive 1.25 shares of our Class A common stock for each $50 liquidation preference of Series B convertible preferred stock. Holders of Series B convertible preferred stock are not entitled to any accrued dividends upon conversion. The conversion price will be adjusted if specified dilutive events occur.

        Upon the occurrence of a change of control (as defined in the certificate of designation governing the Series B convertible preferred stock), holders will have the option, during the period commencing on the date that the applicable change of control notice is mailed to holders and ending at the close of business on the 45th day thereafter, to convert all, but not less than all, of their shares of Series B convertible preferred stock into Class A common stock at a conversion rate equal to $50 (the liquidation preference per share of Series B convertible preferred stock) divided by a special conversion price which will be based upon a formula dependent upon the market value of our Class A common stock.

        Redemption of the Series B Convertible Preferred Stock by Holdings.    Beginning on February 3, 2003, we will have the right to redeem some or all of the Series B convertible preferred stock at a redemption price equal to 105.775% of the liquidation preference, or $52.89 per share, plus accrued dividends, if any, to the date of redemption. The redemption price will decline until it equals 100.0% on February 2, 2010, and will remain at 100.0% thereafter until redeemed. We may pay this redemption price in cash or shares of our Class A common stock (subject to some restrictions) or a combination of the two.

        We will be required to redeem any Series B convertible preferred stock still outstanding on February 1, 2012, at a redemption price equal to 100% of the total liquidation preference plus accrued dividends, if any, to that date. We must pay this redemption price in shares of our Class A common stock.

        Method of Dividends and Redemption Payments.    We may, at our option, make any dividend payments due on our Series B convertible preferred stock in cash, by delivery of freely tradable shares of our Class A common stock or through any combination of cash and freely tradable shares of our Class A common stock. Any optional redemption payments on our Series B convertible preferred stock must be paid in cash. Mandatory redemption payments due on the Series B convertible preferred stock must be paid by delivery of shares of Class A common stock. Shares of Class A common stock issued to make dividend or mandatory redemption payments on the Series B convertible preferred stock shall be valued at 95% of the average market value (as defined in the certificate of designation) if such shares of Class A common stock are freely tradable, or 90% of the average market value if such shares of Class A common stock are not freely tradable.

        Ranking.    The Series B convertible preferred stock ranks:

  •
  junior to all our existing and future indebtedness and other obligations,

  •
  junior to any of our capital stock or preferred stock which provides that it be ranked senior to the Series B convertible preferred stock and which receives the requisite approval of the holders of Series B convertible preferred stock,

  •
  equal with any of our preferred stock issued in the future which provides that it be ranked equal with the Series B convertible preferred stock, and

  •
  senior to all Series A convertible preferred stock and all shares of our other capital stock, unless the other stock expressly provides otherwise.

        Limited Voting Rights.    Holders will generally not be entitled to any voting rights, unless we have not declared or paid dividends on the Series B convertible preferred stock for a total of six quarterly periods.

        Trading.    We have not applied and do not intend to apply for the listing of the Series B convertible preferred stock on any securities exchange.

        As of December 31, 2003, there were 474,289 shares of Series B convertible preferred stock outstanding.

  Series C Convertible Preferred Stock

        Voting Rights.    The holders of Series C preferred stock are entitled to vote on all matters on which the holders of common stock are entitled to vote, in the same manner and with the same effect as the holders of common stock, voting together with the holders of common stock as a single class. In any vote with respect to which the Series C preferred stock vote with the holders of common stock as a single class, each holder of Series C preferred stock shall have a number of votes per share of Series C preferred stock equal to the number of shares of common stock into which such shares of Series C preferred stock are convertible. The holders of Series C preferred stock are entitled to notice of all stockholder meetings in accordance with our bylaws.

        In addition, the affirmative vote or consent of holders of at least 60% of the outstanding Series C preferred stock is required for the following:

  •
  any change to our certificate of incorporation or bylaws or any of our subsidiaries material to the Series C holders or any change to any certificate of designation relating to securities senior to or pari passu with the Series C preferred stock;

  •
  the authorization, creation, reclassification or issuance of any series or class of securities senior to or pari passu with the Series C preferred stock, except that we may issue up to $250 million in aggregate liquidation preference of Series C preferred stock and securities pari passu with the Series C preferred stock, which amount includes the Series C preferred stock issuance;

  •
  any increases in the outstanding number of shares of our Series A convertible preferred stock or Series B preferred stock and the Series C preferred stock other than increases in connection with anti-dilution adjustments in accordance with the terms of such securities;

  •
  any increase or decrease in the authorized number of shares of Series C preferred stock;

  •
  the issuance of common stock or securities convertible into common stock which would increase the number of shares of common stock outstanding by 20% or more, except for the Series C preferred stock issuance and issuances in respect of securities convertible into or exercisable for common stock already outstanding (securities issued in connection with any high yield issuance and common stock paid as a dividend on the Series B preferred stock in accordance with the terms thereof are not counted in the above 20% calculation);

  •
  the incurrence by us or any of our subsidiaries of indebtedness or issuance of securities that contain financial, operational or subscriber maintenance or milestone covenants which if not met would put us or any of our subsidiaries in default under the terms of the indebtedness;

  •
  the declaration and payment of any dividends on any securities junior to or pari passu with the Series C preferred stock other than dividends consisting solely of common stock to the holders of Series B preferred stock to the extent required by the terms thereof and dividends consisting solely of common stock, subject to the 20% limitation described above;

  •
  any merger or liquidation of us or any of our subsidiaries;

  •
  any action that results in us or our subsidiaries entering into an agreement that would impose material restrictions on our ability to honor the exercise of any rights of Series C holders, or violate, or be in conflict with, the rights of Series C holders;

  •
  the purchase or redemption of any of our or our subsidiaries' securities except that we can exercise our option to repurchase up to 35% of our subsidiary's 14% senior secured notes due 2010 and any similar option to repurchase contained in future high yield issuances, redeem the Series B preferred stock and the Series C preferred stock in accordance with their terms, and redeem equity securities in an aggregate amount up to $5 million;

  •
  the making of loans or advances to, transferring properties to, or guaranteeing any indebtedness of our subsidiaries other than subsidiaries related to the our satellite radio business;

  •
  any change in the principal nature of our or our subsidiaries' business to a business other than the satellite radio business or a business related thereto;

  •
  any transactions with affiliates, other than those on an arm's length basis and as to which approval of a majority of the disinterested directors has been received for transactions in excess of $5 million, and a fairness opinion has been received for transactions in excess of $20 million (transactions with affiliates do not include transactions (including employment agreements or arrangements or employee benefit plans) in the ordinary course of business approved by a majority of the disinterested directors, transactions between or among us and our wholly-owned subsidiaries, payment of reasonable directors' fees and provisions of customary indemnification for our directors, officers and employees, and pre-existing contractual arrangements and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Series C holders and that have been approved by a majority of the disinterested directors);

  •
  the sale or transfer of all or substantially all of our assets and the assets of our subsidiaries;

  •
  entering into any transaction that would result in any of our subsidiaries not being wholly owned by us other than pledges of common stock in connection with any financing transaction; and

  •
  our agreement or commitment to do any of the foregoing.

        Redemption.    The Series C preferred stock may not be required to be redeemed before February 8, 2005. The Series C preferred stock may be redeemed for cash, or, at the holder's option, in shares of our Class A common stock issued at the conversion price or in a combination thereof, at our option after four and a half years at redemption prices ranging from 100.000% to 105.775% of the liquidation preference plus accumulated and unpaid dividends. Unless it has already been redeemed or converted, the Series C preferred stock will be mandatorily redeemed by us, in common stock, on February 1, 2012, at a redemption price equal to 100% of the liquidation preference, together with accumulated and unpaid dividends to the mandatory redemption date.

        Dividends.    The holders of Series C preferred stock will be entitled to receive, when, as and if dividends are declared by the board of directors out of funds legally available therefor, cumulative dividends from the issue date of the Series C preferred stock accruing at the rate per annum of 8.25% of the liquidation preference per share, payable in arrears. The affirmative vote of the primary Series C investor and holders of at least 60% of the outstanding Series C preferred stock will be required for any declaration or payment of dividends on the Series C preferred stock, except during a liquidation event. Dividends are payable in cash. Holders of Series C preferred stock are also entitled to receive dividends, on an as converted basis, at any time that a dividend is declared with respect to our common stock and will receive such dividend before any dividend is paid on the common stock. If we fail to make required payments on the Series C preferred stock, or, after a 30-day notice and cure period, fails to observe the Series C voting requirements or perform under its covenants with the Series C holders, the dividend rate increases to 10.25% during the first year of the event of noncompliance and to 12.25% thereafter. Once the noncompliance is cured, the dividend rate reverts to 8.25%.

        Conversion.    The shares of Series C preferred stock are convertible at the holders' option at any time into shares of our Class A common stock at the conversion price then in effect. Currently the conversion price is $8.90. The conversion price is subject to adjustment upon stock splits and combinations, certain dividend payments and distributions in common stock, indebtedness, securities or assets. The conversion price is also subject to weighted average anti-dilution adjustments if we issue common stock or common stock-linked securities at a price less than 100% of the Series C conversion price. Upon a change of control, each holder of Series C preferred stock has the option to convert all, but not less than all, of such holder's shares of Series C preferred stock at the applicable redemption price. Upon the fiftieth consecutive day that the common stock trading price equals or exceeds $50 per share, we have the option to convert each share of Series C preferred stock at a conversion rate equal to the liquidation preference plus accumulated and unpaid dividends for four and a half years multiplied by 105.775% divided by the conversion price.

        Liquidation Rights.    Each share of Series C preferred stock has a "liquidation preference" of $1,000, which is the amount a holder of one share of Series C preferred stock would be entitled to receive if we were liquidated, plus any accrued dividends. Upon our voluntary or involuntary liquidation, dissolution, winding up or sale or reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, holders of the Series C preferred stock will be entitled to be paid, out of our assets available for distribution, the greater of (i) the liquidation preference per share plus an amount equal to all accumulated and unpaid dividends multiplied by the applicable redemption price per share and (ii) the amount the holders of Series C preferred stock would have been entitled to receive if such holders had converted upon a liquidation event before any distribution is made on any junior securities, including common stock.

        Ranking.    The Series C preferred stock ranks senior to all classes of common stock, the Series A preferred stock and any other class or series of common or preferred stock issued hereafter, the terms of which do not expressly provide that it will rank senior to the Series C preferred stock. The Series C preferred stock ranks on a parity with the our Series B preferred stock and any other class or series of common or preferred stock issued hereafter, the terms of which expressly provide that it will rank on a parity with the Series C preferred stock. The Series C preferred stock ranks junior to each class or series of preferred stock issued hereafter, the terms of which expressly provide that such class or series will rank senior to the Series C preferred stock.

        Registration Rights.    Holders of the Series C preferred stock have the right to demand registration of the shares of Class A common stock issuable upon conversion of their Series C preferred stock beginning one year after the Series C issuance. This right is subject to our right to defer the timing of a demand registration statement and an underwriters' right to cut back shares in an underwritten offering. In certain instances, if a demand registration is cut back by more than 75% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request. The Series C holders also have rights to demand registration upon a change of control and to include their Class A common stock in special registered offerings initiated by us, other than an offering relating to high yield debt.

        Trading.    We have not applied and do not intend to apply for the listing of the Series C preferred stock on any securities exchange.

        As of December 31, 2003, there were 120,000 shares of our Series C preferred stock outstanding.

  Series D Junior Participating Preferred Stock

        In August 2002, we adopted a stockholder rights plan, as described above under the heading "—Anti-Takeover Protections," in which rights to purchase our Series D Junior Participating Preferred Stock were granted as a dividend at the rate of one right for each share of Class A common stock held of record as of the close of business on August 15, 2002. The rights would be exercisable only upon the occurrence of certain events relating to an unsolicited take-over or change of control. As December 31, 2003, there were no shares of Series D Junior Participating Preferred Stock outstanding.

Warrants

        In March 2000, we and XM completed a unit offering, which units included a warrant to purchase 8.779770 shares of our Class A common stock at a current exercise price of $45.24 per share.

        As part of the January 2003 exchange offer relating to XM's 14% Senior Secured Notes, we issued warrants to acquire an aggregate of 25,514,960 shares of our Class A common stock at an exercise price of $3.18 per share. The exercise price of each warrant may be paid either in cash or without the payment of cash, by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. The warrants expire December 31, 2009.

        As consideration for GM providing a credit facility to us in January 2003, we issued to GM a warrant to purchase 10 million shares of our Class A common stock at an exercise price equal to $3.18 per share. The GM warrant is fully vested and expires after five years.

Certain Provisions of Our Certificate of Incorporation and Bylaws

  Certificate of Incorporation

        Our certificate of incorporation permits our board of directors without stockholder approval to issue shares of preferred stock up to the number of shares authorized for issuance in our certificate of incorporation, except as limited by Nasdaq rules. We could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our ability to issue these shares of preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Federal communications law prohibits the holding of a broadcast license by a corporation of which more than 20.0% of the capital stock is owned directly or beneficially by aliens. Where a corporation controls another entity that holds such an FCC license, such corporation may not have more than 25.0% of its directors as aliens and may not have more than 25.0% of its capital stock owned directly or beneficially by aliens, in each case, if the FCC finds that the public interest would be served by such prohibitions. Failure to comply with these requirements may result in the FCC issuing an order requiring divestiture of alien ownership to bring a company into compliance with federal law. In addition, fines or a denial of renewal, or revocation of the license are possible. Although we are not currently subject to these foreign ownership restrictions, in order to provide flexibility should our regulatory status change our restated certificate of incorporation permits the redemption of common stock from stockholders where necessary to protect our license.

  Bylaws

        As currently in effect, our bylaws require that the number of directors be between three and fifteen. Our bylaws provide that special meetings of the stockholders may be called by the board of directors, by stockholders holding at least 15% of the outstanding common stock or by the chief executive officer or the president. The bylaws may be amended or repealed, or new bylaws may be adopted, by the stockholders or the board of directors, subject to our shareholders' agreement.

Stockholder Actions

        Except as otherwise expressly provided in our certificate of incorporation or bylaws, resolutions may be adopted at stockholders' meetings by the affirmative vote of a simple majority of the aggregate number of votes represented by all shares entitled to vote thereon and represented, in person or by proxy, at the meeting. Our bylaws establish special advance notice procedures for stockholders who wish to make director nominations or bring other business before a stockholder meeting. In addition, stockholders may act by written consent without a meeting if approved by all shares entitled to vote thereon.

        Directors may be elected by a plurality of votes cast by stockholders at a meeting or by written consent, assuming a quorum is present, in person or by proxy, or acting by written consent. The quorum required for a meeting or action by written consent of stockholders consists of stockholders holding a majority of the issued and outstanding shares present in person or by proxy and entitled to vote. Stockholders' meetings are convened upon advance notice of at least 10 days and not more than 60 days.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that directors shall not be personally liable to us or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under a provision of Delaware General Corporation Law relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

  •
  for any transaction from which such director derived an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

        In addition, our certificate of incorporation and bylaws provide for the indemnification of directors and officers and any director or officer who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized or permitted by the laws of Delaware against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is made a party or is threatened to be made a party by reason of serving in any of the foregoing capacities. The indemnification includes, to the full extent authorized or permitted by the Delaware General Corporation Law, payment by us of the expenses in advance of any proceeding. In addition, we have entered or will enter into indemnification agreements with our directors and executive officers that provide indemnification in addition to the indemnification provided in our bylaws. Under the bylaws, we may, but are not obligated to, maintain insurance, at their expense, for our benefit and the benefit of any person to be indemnified by us.

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is EquiServe Trust Company, N.A.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement, dated January    , 2004, the underwriters named below have severally agreed to purchase from us and the selling stockholders the respective number of shares of Class A common stock set forth opposite their respective names below.

Name	Number of Shares
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC

Total

        The underwriting agreement provides that the obligations of the underwriters are several and are subject to approval of certain legal matters by their counsel and various other conditions. The nature of the underwriters' obligation is such that they are committed to purchase all shares of Class A common stock offered hereby if any of the shares are purchased.

        The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 2,700,000 shares of our Class A common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, in connection with the sale of the Class A common stock offered hereby. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase up to 2,700,000 additional shares of our Class A common stock from the selling stockholders as discussed in the underwriting agreement.

        The following table summarizes the underwriting discounts to be paid by us and the selling stockholders to the underwriters and the expenses payable by us for each share of our and the selling stockholders' Class A common stock and in total. This information is presented assuming either no exercise or full exercise of the underwriters' option to purchase additional shares of Class A common stock.

	Per Share	Aggregate Without Option	Aggregate With Option
Public offering price
Underwriting discounts payable by us and the selling stockholders
Expenses payable by us

        We have been advised that the underwriters propose to offer the shares of our Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $                  per share. The underwriters may allow, and such dealers may re-allow, a concession not in excess of $                  per share to certain other dealers. The offering of the shares of Class A common stock is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of this offering without notice. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

        We, our directors, executive officers and a number of our stockholders have each agreed under lock-up agreements not to, directly or indirectly, subject to certain exceptions, offer, sell, or otherwise dispose of any shares of Class A common stock or any securities which may be converted into or exchanged for shares of Class A common stock without the prior written consent of Bear, Stearns & Co. Inc. on behalf of the underwriters for a period of 90 days from the date of this prospectus supplement.

        We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the underwriters may be required to make in respect thereof.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchase for the purpose of pegging, fixing or maintaining the price of common stock, in accordance with Regulation M under the Securities Act of 1934:

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Stabilizing transactions consist of bids to purchase the underlying security in the open market which are subject to a specified maximum.

  •
  Syndicate covering transactions involve purchase of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock, which may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

        In connection with the offering, the underwriters and selling group members may exchange in passive market making transactions in the Class A common stock on The Nasdaq National Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of Class A common stock and extending through the completion of the distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker's bid, that bid must be lowered when specified purchase limits are exceeded.

        The underwriters may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business.

        The prospectus supplement and accompanying prospectuses in electronic format may be made available on internet sites maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. Other than the prospectus supplement and accompanying prospectuses in electronic format, information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement or the registration statements of which this prospectus supplement forms a part, has not been endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied on by investors in deciding whether to purchase any shares of Class A common stock. The underwriters and selling group members are not responsible for information contained in internet websites that they do not maintain.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. Certain legal matters with respect to communications regulatory issues will be passed upon for us by Shaw Pittman L.L.P., Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedules of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, have been included herein, in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" in this prospectus supplement certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus supplement is completed:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed with the SEC on May 15, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on August 14, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed with the SEC on November 12, 2003;

  •
  Our Proxy Statement, filed with the SEC on April 21, 2003;

  •
  Our Current Reports on Form 8-K, filed with the SEC on:

  •
  January 15, 2003;

  •
  January 29, 2003;

  •
  May 8, 2003;

  •
  June 3, 2003;

  •
  June 11, 2003;

  •
  August 7, 2003; and

  •
  September 9, 2003.

        In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov.

        In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

                XM Satellite Radio Holdings Inc.
                1500 Eckington Place, N.E.
                Washington, DC 20002
                Attn: Investor Relations
                (202) 380-4000

        Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

INDEX TO FINANCIAL STATEMENTS

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
XM Satellite Radio Holdings Inc.:

        We have audited the accompanying consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1(h) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                      /s/ KPMG LLP

McLean, VA
March 27, 2003

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

	2002	2001
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$32,818	$182,497
Short-term investments	9,997	28,355
Restricted investments	25,014	44,861
Accounts receivable, net of allowance for doubtful accounts of $241 and $10	3,756	478
Due from related parties	1,478	—
Prepaid and other current assets	10,362	15,720

Total current assets	83,425	271,911
Restricted investments, net of current portion	4,728	27,898
System under construction	55,016	55,056
Property and equipment, net of accumulated depreciation and amortization of $158,266 and $41,155	847,936	922,149
DARS license, net of accumulated amortization of $2,229 and $2,229	144,042	144,042
Intangibles, net of accumulated amortization of $3,172 and $1,697	9,690	11,165
Goodwill, net of accumulated amortization of $0 and $2,277	—	11,461
Deferred financing fees & other assets, net of accumulated amortization of $3,898 and $2,167	15,443	12,521

Total assets	$1,160,280	$1,456,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,006	$36,559
Accrued expenses	46,924	22,043
Accrued network optimization expenses	2,201	8,595
Current portion of long-term debt	3,845	1,910
Due to related parties	13,410	26,052
Accrued interest	16,651	15,664
Deferred revenue	9,925	1,055

Total current liabilities	132,962	111,878
Long-term debt, net of current portion	412,540	411,520
Due to related parties, net of current portion	10,618	—
Deferred revenue, net of current portion	2,372	—
Other non-current liabilities	9,477	6,154

Total liabilities	567,969	529,552

Stockholders' equity:
Series A convertible preferred stock, par value $0.01 (liquidation preference of $102,739 at December 31, 2002 and December 31, 2001); 15,000,000 shares authorized, 10,786,504 shares issued and outstanding at December 31, 2002 and December 31, 2001	108	108
Series B convertible redeemable preferred stock, par value $0.01 (liquidation preference of $43,364 at December 31, 2002 and December 31, 2001); 3,000,000 shares authorized, 867,289 shares issued and outstanding at December 31, 2002 and December 31, 2001	9	9
Series C convertible redeemable preferred stock, par value $0.01 (liquidation preference of $239,508 and $263,664 at December 31, 2002 and December 31, 2001, respectively); 250,000 shares authorized, 200,000 shares and 235,000 shares issued and outstanding at December 31, 2002 and December 31, 2001, respectively.	2	2
Series D convertible redeemable preferred stock, par value $0.01 (liquidation preference of $0 at December 31, 2002 and December 31, 2001); 250,000 shares and no shares authorized at December 31, 2002, and December 31, 2001, no shares issued and outstanding at December 31, 2002 and December 31, 2001	—	—
Class A common stock, par value $0.01; 225,000,000 shares and 180,000,000 shares authorized at December 31, 2002 and December 31, 2001, respectively, 91,706,056 shares and 74,482,168 shares issued and outstanding at December 31, 2002 and December 31, 2001, respectively	917	745
Class B common stock, par value $0.01; no shares and 30,000,000 shares authorized at December 31, 2002 and December 31, 2001, respectively, no shares issued and outstanding at December 31, 2002 and December 31, 2001	—	—
Class C common stock, par value $0.01; 15,000,000 shares and 30,000,000 shares authorized at December 31, 2002 and December 31, 2001, respectively, no shares issued and outstanding at December 31, 2002 and December 31, 2001	—	—
Additional paid-in capital	1,477,261	1,316,761
Accumulated deficit	(885,986)	(390,974)

Total stockholders' equity	592,311	926,651

Commitments and contingencies
Total liabilities and stockholders' equity	$1,160,280	$1,456,203

See accompanying notes to consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
	(in thousands, except share amounts)
Revenue
Subscriber revenue	$17,585	$246	$—
Net ad sales revenue	2,333	251	—
Royalties & other	263	36	—

Total revenue	20,181	533	—

Operating expenses
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	12,954	687	—
Customer care & billing	15,627	5,720	699
Satellite & terrestrial	44,818	62,641	8,104
Broadcast & operations	19,851	21,041	19,570
Programming & content	25,379	17,649	4,025

Cost of revenue	118,629	107,738	32,398
Research & development (excludes depreciation and amortization, shown below)	10,843	13,689	11,948
General & administrative (excludes depreciation and amortization, shown below)	26,448	21,168	17,312
Marketing & ad sales (excludes depreciation and amortization, shown below)	172,992	96,884	14,248
Impairment of goodwill	11,461	—	—
Depreciation & amortization	118,588	42,660	3,573

Total operating expenses	458,961	282,139	79,479

Operating loss	(438,780)	(281,606)	(79,479)
Other income (expense):
Interest income	5,111	15,198	27,606
Interest expense	(63,573)	(18,131)	—
Other income (expense)	2,230	160	—

Net loss	(495,012)	(284,379)	(51,873)

8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)
Series B preferred stock deemed dividend	—	—	(11,211)
Series C preferred stock beneficial conversion feature	—	—	(123,042)

Net Loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)
Weighted average shares used in computing net loss per share-basic and diluted	86,735,257	59,920,196	48,508,042

See accompanying notes to consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
	(in thousands)
Cash flows from operating activities:
Net loss	$(495,012)	$(284,379)	$(51,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	493	10	—
Barter Revenue	(330)	—	—
Depreciation and amortization	118,588	42,660	3,573
Loss on disposal computer equipment	—	197	204
Amortization of deferred financing fees and debt discount	5,323	—	—
Non-cash stock-based compensation	1,507	4,867	2,743
Impairment of goodwill	11,461	—	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,771)	(488)	—
Increase in due from related parties	(1,478)	—	—
(Increase) Decrease in prepaid and other current assets	5,688	(6,905)	(7,738)
Increase in accounts payable and accrued expenses	20,349	29,531	16,026
Increase in amounts due to related parties	30,664	2,696	26
Increase in deferred revenue	11,242	—	—
Increase in accrued interest	987	8,763	—

Net cash used in operating activities	(294,289)	(203,048)	(37,447)

Cash flows from investing activities:
Purchase of property and equipment	(35,598)	(58,520)	(41,925)
Additions to system under construction	(32,813)	(142,321)	(424,342)
Net purchase/maturity of short-term investments	18,358	(28,355)	69,472
Net purchase/maturity of restricted investments	45,500	40,317	(106,338)
Other investing activities	(2,483)	(32,482)	(56,268)

Net cash used in investing activities	(7,036)	(221,361)	(559,401)

Cash flows from financing activities:
Proceeds from sale of common stock and capital contribution	159,074	199,219	133,235
Proceeds from issuance of Series B convertible redeemable preferred stock	—	—	96,472
Proceeds from issuance of 14% senior secured notes and warrants	—	—	322,889
Proceeds from issuance of Series C convertible redeemable preferred stock	—	—	226,822
Proceeds from issuance of 7.75% convertible subordinated notes	—	125,000	—
Payments on mortgage on corporate facility	(335)	29,000	—
Proceeds from loan payable	—	35,000	—
Payments on capital lease obligations	(2,440)	—	—
Payments for deferred financing costs	(4,653)	(6,124)	(8,365)
Other net financing activities	—	(92)	—

Net cash provided by financing activities	151,646	382,003	771,053

Net increase (decrease) in cash and cash equivalents	(149,679)	(42,406)	174,205
Cash and cash equivalents at beginning of period	182,497	224,903	50,698

Cash and cash equivalents at end of period	$32,818	$182,497	$224,903

See accompanying notes to consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

			Series B Convertible Redeemable Preferred Stock		Series C Convertible Redeemable Preferred Stock
	Series A Convertible Preferred Stock						Class A Common Stock		Class B Common Stock		Class C Common Stock
													Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
	(in thousands, except share data)
Balance at January 1, 2000	10,786,504	$108	—	$—	—	$—	26,465,333	$265	17,872,176	$179	—	$—	$539,187	$(54,722)	$485,017
Secondary public offering	—	—	—	—	—	—	4,370,000	44	—	—	—	—	132,026	—	$132,070
Sale of Series B convertible redeemable preferred stock	—	—	2,000,000	20	—	—	—	—	—	—	—	—	96,452	—	96,472
Sale of Series C convertible redeemable preferred stock	—	—	—	—	235,000	2	—	—	—	—	—	—	226,820	—	226,822
Incentivized conversion of Series B convertible redeemable preferred stock	—	—	(1,132,711)	(11)	—	—	1,700,016	17	—	—	—	—	(6)	—	—
Sale of warrants to purchase Class A common stock	—	—	—	—	—	—	—	—	—	—	—	—	63,536	—	63,536
Conversion of Class B common stock	—	—	—	—	—	—	1,314,914	13	(1,314,914)	(13)	—	—	—	—	—
Series B convertible redeemable preferred stock dividends	—	—	—	—	—	—	145,166	1	—	—	—	—	(1)	—	—
Issuance of shares to employees through stock option and purchase plans	—	—	—	—	—	—	73,565	1	—	—	—	—	1,164	—	1,165
Non-cash stock compensation	—	—	—	—	—	—	5,000	—	—	—	—	—	2,743	—	2,743
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(51,873)	(51,873)
Balance at December 31, 2000	10,786,504	$108	867,289	$9	235,000	$2	34,073,994	$341	16,557,262	$166	—	$—	$1,061,921	$(106,595)	$955,952
Conversion of Class B common stock	—	—	—	—	—	—	16,557,262	166	(16,557,262)	(166)	—	—	—	—	—
Incentivized conversion of convertible subordinated notes to Class A common stock	—	—	—	—	—	—	4,194,272	42	—	—	—	—	50,950	—	50,992
Secondary public offerings	—	—	—	—	—	—	19,000,000	190	—	—	—	—	197,896	—	198,086
Series B convertible redeemable preferred stock dividends	—	—	—	—	—	—	466,180	5	—	—	—	—	(5)	—	—
Issuance of shares to employees through stock option and purchase plans	—	—	—	—	—	—	190,460	1	—	—	—	—	1,132	—	1,133
Non-cash stock compensation	—	—	—	—	—	—	—	—	—	—	—	—	4,867	—	4,867
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(284,379)	(284,379)

Balance at December 31, 2001	10,786,504	$108	867,289	$9	235,000	$2	74,482,168	$745	—	$—	—	$—	$1,316,761	$(390,974)	$926,651
Conversion of Series C convertible preferred stock.	—	—	—	—	(35,000)	—	1,964,354	19	—	—	—	—	(19)	—	—
Secondary public offering	—	—	—	—	—	—	14,477,443	145	—	—	—	—	157,985	—	158,130
Issuance of shares to employees through stock option and purchase plans	—	—	—	—	—	—	200,751	2	—	—	—	—	1,032	—	1,034
Series B convertible redeemable preferred stock dividends	—	—	—	—	—	—	581,340	6	—	—	—	—	(5)	—	1
Non-cash stock compensation	—	—	—	—	—	—	—	—	—	—	—	—	1,507	—	1,507
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(495,012)	(495,012)

Balance at December 31, 2002	10,786,504	$108	867,289	$9	200,000	$2	91,706,056	$917	—	$—	—	$—	$1,477,261	$(885,986)	$592,311

See accompanying notes to consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

(1)   Summary of Significant Accounting Policies and Practices

    (a) Nature of Business

        XM Satellite Radio Inc. ("XMSR"), was incorporated on December 15, 1992 in the State of Delaware for the purpose of operating a digital audio radio service ("DARS") under a license from the Federal Communications Commission ("FCC"). XM Satellite Radio Holdings Inc. (the "Company") was formed as a holding company for XMSR on May 16, 1997. In 2001, the Company's satellites, "Rock" and "Roll", were successfully launched on March 18, 2001 and May 8, 2001, respectively. The Company commenced commercial operations in two markets on September 25, 2001 and completed its national rollout on November 12, 2001.

    (b) Principles of Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated. The Company emerged from the development stage in the fourth quarter of 2001 as its principal operations had commenced and its national rollout had been completed. Accordingly, the Company revised the presentation of its Consolidated Statements of Operations to reflect that of a commercial enterprise.

    (c) Cash and Cash Equivalents

        The Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had the following cash and cash equivalents balances (in thousands):

	December 31,
	2002	2001
Cash on deposit	$9,286	$(4,216)
Overnight investments	—	140,250
Money market funds	18,527	2,794
Commercial paper	5,005	43,669

	$32,818	$182,497

    (d) Short-term Investments

        At December 31, 2002 and 2001, the Company held commercial paper with maturity dates of less than one year that were stated at amortized cost, which approximated fair value.

    (e) Restricted Investments

        Restricted investments consist of fixed income securities and are stated at amortized cost plus accrued interest income. At December 31, 2002 and 2001, restricted investments represented securities held in escrow to secure the Company's future performance with regard to certain contracts and obligations, which include the interest payments required on the Company's 14% senior secured notes due 2010 through March 2003, payments under the Hughes Electronics Corporation ("Hughes") terrestrial repeater contract, and certain facility leases and other secured credits. The interest reserve consists of US Treasury securities and are classified as held-to-maturity investments. The remaining investments are principally money market funds and certificates of deposit. The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value of the restricted investments at December 31, 2002 and 2001, were as follows (in thousands):

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
At December 31, 2002:
Interest reserve	$22,914	$126	$—	$23,040
Contract escrow	—	—	—	—
Collateral for letters of credit and other secured credit	6,828	—	—	6,828

	$29,742	$126	$—	$29,868

At December 31, 2001:
Interest reserve	$66,020	$1,354	$—	$67,374
Contract escrow	2,930	—	—	2,930
Collateral for letters of credit and other secured credit	3,809	—	—	3,809

	$72,759	$1,354	$—	$74,113

        XM Satellite Radio established a restricted cash account for the purpose of satisfying certain interest payments on its 14% high-yield notes maturing in 2010 in March 2000. Cash maintained in the restricted account is primarily invested in a US Treasury Strip. As of December 31, 2002, XM had one Treasury Strip investment on a held-to-maturity basis maturing in February 2003. The fair value of the US Treasury Strips at December 31, 2002, was $22,713,600, and the maturity value was $22,750,000. The remainder of the balance consisted of a $200,000 Treasury Bill that matures in March 2003.

    (f) Accounts Receivable

        Accounts receivable is recorded at the invoiced amount. The allowance for doubtful accounts is the Company's best estimate of the amount of probable losses in the Company's existing accounts receivable. The Company determines the allowance based on the Company's actual write-off experience.

    (g) Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

Spacecraft system	6.75 years
Terrestrial repeater network	5-10 years
Spacecraft control facilities	17.5 years
Broadcast facilities	3-7 years
Computer systems	3-7 years
Building and improvements	20 years
Furniture and fixtures	3-7 years
Equipment under capital leases and leasehold improvements	Lesser of useful life or remaining lease term

        Depreciation of the Company's in-orbit satellites commenced in May and June 2001 upon their acceptance from Boeing Satellite Systems (BSS). Amortization and depreciation of the ground systems/spacecraft control facilities and related computer systems commenced on September 25, 2001, which was the date the service was launched in the Company's lead markets. Depreciation of the broadcast facilities and the terrestrial repeaters commenced when they were placed in service.

        In September 2001, BSS advised the Company of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including XM "Rock" and XM "Roll." At the present time, the output power of the solar arrays and the broadcast signal strength are above minimum acceptable levels and are expected to remain that way at least through 2005, permitting full operation of the XM System (based on patterns projected by BSS). The Company has launch and in-orbit insurance policies that provide coverage to the Company for a total, constructive total or partial loss of either of its satellites where such loss arises from an occurrence within the first five years after launch (both satellites were launched during the first half of 2001). The aggregate sum insured in the event of the total or constructive total loss of the Company's satellites is $400 million ($200 million per satellite). In September 2001, the Company advised its insurance carriers that the aforementioned solar array situation was likely to result in a claim under its in-orbit insurance policies and, in the first quarter of 2003, the Company filed a claim with the insurance carriers for the aggregate sum insured (less applicable salvage); the Company believes it will ultimately receive insurance payments adequate to launch its spare satellite and commence work on an additional satellite, although there is no assurance that will be the case. Since the issue is common to Boeing 702 class satellites, the Company and the manufacturer are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of its two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, insurance arrangements in place and claim filed, a spare satellite under construction that is being modified to address the solar power anomaly, the ability to provide full service for some period of time with Rock and Roll collocated in one orbit slot and the spare located in the other slot (which would allow partial use of the existing satellites through the first quarter of 2008), availability of comparable satellites from more than one vendor, and various mitigation actions to extend the full or partial use of the satellites, the Company believes that it will be able to launch additional satellites prior to the time the solar power problem might cause the broadcast signal strength to fall below minimum acceptable levels. Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and the Company, the Company's management adjusted the estimated useful lives of the Company's in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). The Company's management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of its in-orbit satellites based on future information. The Company is not recording an impairment at this time, due to its forecasted cash flows (which are sufficient to recover the system assets); however, should the Company reduce or not meet its forecasted cash flows or reduce further the estimated useful lives of the satellites, the Company may be required to record an impairment (which may be substantial) at that time. The Company has not adjusted the estimated useful lives of its spacecraft control facilities, as the Company believes that these facilities will continue to be of use in its system. The following table shows what net income would have been in all periods presented had the satellites been depreciated at the reduced lives.

	Year ended December 31,
	2002	2001	2000
	(amounts in thousands, except per share data)
Net loss as reported attributable to common stockholders	$515,871	$307,532	$201,338
Add affect: of change on depreciation of satellites	31,622	26,575	—

Adjusted net loss attributable to common stockholders	$547,493	$334,107	$201,338

Per share amounts
Adjusted net loss per share — basic and diluted	$6.31	$5.58	$4.15

        SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS No. 144) provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company's financial statements.

        In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

        Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value.

        Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

    (h) DARS License, Goodwill and Other Intangible Assets

        The Company adopted the provisions of SFAS No. 141, Business Combinations ("SFAS No.141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142") as of January 1, 2002. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 establishes criteria which intangible assets acquired in a business combination must meet in order to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimated useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144.

        In applying the standards established by SFAS No. 142, the Company determined that its DARS license was an intangible asset having an indefinite useful life. While the DARS license has a renewable eight-year term, the Company believes that the administrative fees necessary to renew the license are expected to be de minimis compared to the initial fee to obtain the license, and the Company has met all of the established milestones specified in the FCC license agreement. The Company also anticipates no difficulties in renewing the license as long as the Company continues to adhere to the various regulatory requirements established in the license grant. Although the Company faces competition from a variety of sources, the Company does not believe that the risk of the technology becoming obsolete or that a decrease in demand for the DARS service is significant. Further, the Company believes that its license is comparable with the licenses granted to other broadcasters, which are also classified as indefinite lived intangible assets. Upon adoption, the Company was required to evaluate its existing acquired intangible assets and goodwill, and to make any necessary reclassifications in order to conform to the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company was also required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments. Since the Company's DARS license, with a carrying amount of $144,042,000 at January 1, 2002, is an intangible asset having an indefinite useful life, it was tested for impairment in accordance with the provisions of SFAS No. 142. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Based on the Company's analysis, no impairment existed. In connection with SFAS No. 142's transitional goodwill impairment evaluation, the Company is required to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. The goodwill balance was $11,461,000 as of January 1, 2002. The Company identified one reporting unit and determined the carrying value; the fair value of the reporting unit was computed by determining its enterprise value, which consisted of the Company's market capitalization and the fair value its long-term debt. The Company determined that the fair value exceeded the carrying value and that there were no indications that goodwill had been impaired.

        Amortization expense related to goodwill was $0, $915,000 and $918,000, during the years ended December 31, 2002, 2001 and 2000, respectively. Amortization expense for the DARS license was $0, $2,229,000 and $0, during the years ended December 31, 2002, 2001 and 2000, respectively. The DARS license did not start being amortized until September 25, 2001, when the Company commenced commercial operations, and no amortization has been taken since January 1, 2002, when the Company adopted SFAS No. 142. Amortization expense for the other intangibles was $1,475,000, $460,000 and $461,000 during the years ended December 31, 2002, 2001 and 2000, respectively. The Company did not begin amortizing the $8,022,000 related to acquired programming agreements until September 25, 2001, when the Company commenced commercial operations. The Company is continuing to amortize intangible assets consisting of programming and receiver agreements that had a carrying value of $9,690,000 and $11,165,000, respectively, as of December 31, 2002, over their estimated useful lives of 10 years. The estimated amortization for the programming and receiver agreements for the years ended 2003 to 2007 is $1,262,000 for each year.

        As part of the annual impairment testing, the Company performed an assessment of the fair value of its sole reporting unit as defined by SFAS No. 142 and compared it to the carrying value of its reporting unit. The Company's market capitalization had fallen below the Company's book value, indicating that the reporting unit's indefinite lived intangible assets, goodwill and the DARS license, may be impaired. The Company recorded an impairment charge of $11.5 million to write-off the entire net book value of its goodwill upon completing the annual impairment review required by SFAS No. 142, as fully described in note 4.

        The following table shows what net income would have been in all periods presented exclusive of amortization expense recognized in those periods related to goodwill and indefinite-lived intangible assets (both of which are no longer amortized under the provisions of SFAS No. 142):

	Year ended December 31,
	2002	2001	2000
	(amounts in thousands, except per share data)
Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)
Add back: Amortization of goodwill amortization	—	915	918
Amortization of DARS license	—	2,229	—
Amortization of other intangibles	1,475	460	461

Adjusted net loss attributable to common stockholders	$(514,396)	$(303,928)	$(199,959)

Per share amounts
Adjusted net loss per share	$(5.93)	$(5.07)	$(4.12)

    (i) Deferred Financing Fees and Other Assets

        Deferred financing fees consist primarily of attorney, accounting, printer and banker fees associated with our debt financing. Deferred financing fees are amortized over the life of the corresponding debt facility.

    (j) Revenue Recognition

        The Company derives revenue primarily from basic and premium subscriber subscription and activation fees as well as advertising.

        Subscriber revenue, which is generally billed in advance, consists of (i) fixed charges for service, which are recognized as the service is provided and (ii) non-refundable activation fees that are recognized ratably over the expected 40-month life of the customer relationship. Direct activation costs are expensed as incurred. Promotions and discounts are treated as a reduction to revenue during the period of the promotion. Sales incentives, consisting of rebates to subscribers, offset earned revenue.

        The Company recognizes advertising revenue from sales of advertisements to advertisers that are recognized in the period in which the advertisement is broadcast. Agency fees are presented as a reduction to revenue in the Consolidated Statement of Operations.

        Advertising revenue for the year ended December 31, 2002 included advertisements sold in exchange for goods and services (barter) recorded at fair value. Revenue from barter transactions is recognized when advertisements are broadcast. Merchandise or services received are charged to expense when received or used. Barter transactions are not significant to the Company's consolidated financial statements.

    (k) Stock-Based Compensation

        The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principle Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations including FASB Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB opinion No. 25 issued in March 2000, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123.

        The Company adopted FIN No. 44 in July 2000 to account for stock options that were repriced in July 1999. The application resulted in additional compensation of $1,000 and $1,232,000 during the year ended December 31, 2002 and 2001, respectively. Additional compensation charges may result depending upon the market value of the common stock at each balance sheet date.

        At December 31, 2002, the Company had one stock-based employee compensation plan, which is described more fully in note 10 (f). The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income (loss), as all options granted under the plan had an exercise price equal to the determined market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income

(loss) if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2002	2001	2000
	(amounts in thousands, except per share data)
Net income (loss) attributable to common stockholders, as reported	$(515,871)	$(307,532)	$(201,338)
Add: stock-based employee compensation expense included in net income (loss), net of tax	941	2,540	2,557
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards	(23,067)	(18,693)	(10,801)

Pro forma net loss	$(537,997)	$(323,685)	$(209,582)

As reported — net loss per share — basic and diluted	(5.95)	(5.13)	(4.15)
Pro forma — net loss per share — basic and diluted	(6.20)	(5.40)	(4.32)

    (l) Research & Development

        Research & development costs are expensed as incurred.

    (m) Advertising & Marketing

        Advertising & marketing costs, including media, events, training and marketing materials for retail and automotive dealer points of presence, are discretionary costs that are expensed as incurred. These costs are included in marketing & ad sales. During the years ended December 31 2002, 2001, and 2000, the Company expensed $90.5 million, $74.8 million, and $6.7 million, respectively.

    (n) Net Income (Loss) Per Share

        The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders (after deducting preferred dividend requirements) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) available per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. The Company has presented historical basic and diluted net income (loss) per share in accordance with SFAS No. 128. As the Company had a net loss in each of the periods presented, basic and diluted net income (loss) per share is the same.

    (o) Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year-end and operating loss and tax credit carryforwards, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of taxes payable for the period and the change during the period in deferred tax assets and liabilities.

    (p) Comprehensive Income

        The Company has not engaged in any transactions during the years ended December 31, 2002, 2001 and 2000 that would be classified as other comprehensive income.

    (q) Accounting Estimates

        The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Significant estimates include valuation of the Company's investment in the DARS license, the allowance for doubtful accounts, the valuation of goodwill and intangible assets, the recoverability of the XM Radio System assets, the costs to terminate certain terrestrial repeater site leases, the allocation of purchase price of assets acquired, the estimated life of a subscriber's subscription, the payments to be made to distributors and manufacturers for radios sold or activated, the amount of royalties to be paid on radios and/or components manufactured or revenue generated, the amount of stock-based compensation arrangements and the valuation allowances against deferred tax assets. Accordingly, actual amounts could differ from these estimates.

        Payments owed to manufacturing and distribution partners are expensed during the month in which the manufacture, sale, and/or activation of the radio unit occurs. The amount of these expenses are dependent upon units provided by internal Company systems and processes (i.e. subscriber management system and supply chain management system) and partner systems and processes. However, due to lags in receiving manufacturing and sales data from partners, estimates of amounts due are necessary in order to record monthly expenses. In subsequent months when lagged data is received from partners, expenses are reconciled, and adjusted where necessary. Since launching commercial operations, the Company continues to refine the estimation process based on an increased understanding of the timing lags, and close working relationships with business partners. Estimates recorded on the Company's books are generally adjusted to actuals within two months.

    (r) Reclassifications

        Certain 2001 and 2000 amounts have been reclassified to conform to the current year presentation.

    (s) Derivative Instruments and Hedging Activities

        In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 2000 the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an amendment of SFAS 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000. The Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. The Company has reviewed its contracts and has determined that it has no stand alone derivative instruments and does not engage in hedging activities.

    (t) Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143, which is effective January 1, 2003, requires entities to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. When a new liability is recorded beginning in 2003, the entity will capitalize the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The Company will adopt SFAS No. 143 effective January 1, 2003, and does not expect the adoption of SFAS No. 143 to have a material effect on its financial statements.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on the Company's financial statements.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred at fair value. The Statement in turn eliminates the definition and requirements of EITF Issue 94-3. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 may have an effect on the timing of future restructuring charges taken, if and when they occur.

        In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company's financial statements. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For public enterprises with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to that enterprise no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Company's financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective.

        The Emerging Issues Task Force issued EITF No. 00-21, Revenue Arrangements with Multiple Deliverables addressing the allocation of revenue among products and services in bundled sales arrangements. EITF 00-21 is effective for arrangements entered into in fiscal periods after June 15, 2003. Based on the Company's current sales and marketing programs, the Company does not anticipate the application of the new pronouncement will have a material impact on the Company's financial statements. However, the Company's sales and marketing programs may change over time and the Company will continue to evaluate the applicability of EITF 00-21 as it relates to sales of service and hardware.

(2)   Liquidity

        The Company is devoting its efforts to market its digital audio radio service and to increase its subscriber base. This effort involves substantial risk and future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. The Company commenced commercial operations in the fourth quarter of 2001 and has an accumulated deficit of $886 million. On January 28, 2003, the Company completed a $475 million financing, which included $225 million of new funds (bringing to $1.9 billion the amount of equity and debt raised) and $250 million of payment deferrals and a line of credit. Following completion of this January 2003 financing, so long as the Company meets the revenue, expense and cash flow projections of its refined business plan, the Company expects to be fully funded and will not need to raise additional financing to continue operation. The Company's business plan contemplates the use of either insurance proceeds and/or vendor financing to launch replacement satellite(s).

(3)   Related Party Transactions

        The Company had the following amounts due from related parties at December 31, 2002 and 2001 (in thousands):

	December 31,
	2002	2001
General Motors Corporation ("GM")	$1,478	$—

        The Company had the following amounts outstanding to related parties at December 31, 2002 and 2001 (in thousands):

	December 31,
	2002	2001
GM	$20,908	$656
Hughes	58	7,686
DIRECTV, Inc. ("DIRECTV")	3	50
Clear Channel	3,059	2,101
LCC International ("LCCI")	—	15,407
Motient	—	152

	$24,028	$26,052

        During November 2002, the Company initiated joint promotional activities with General Motors targeted at new GM car buyers who subscribe to XM service. At December 31, 2002, approximately 31,000 (unaudited) subscribers took advantage of the joint promotion. In addition, GM purchased XM service for approximately 7,000 (unaudited) of their dealers. These subscribers are included in the Company's year-end subscriber totals. Subscriber revenues earned from related parties are as follows (in thousands):

	Year ended December 31,
	2002	GM 2001	2000
Subscriber Revenue	$256	$—	$—

        The Company has relied upon certain related parties for legal, technical marketing and other services during the years ended December 31, 2002, 2001 and 2000. Total costs incurred in transactions with related parties are as follows (in thousands):

	Year ended December 31, 2002
	GM	Hughes	DIRECTV	Clear Channel	LCCI	Motient
Terrestrial repeater network engineering and manufacturing	$—	$10,386	$—	$—	$3,089	$—
Terrestrial repeater site leases	—	—	—	57	—	—
Customer care & and billing operations	178	—	—	—	—	—
Marketing & ad sales	29,915	—	125	10,182	—	—
General & administrative	—	—	3	—	—	—
	Year ended December 31, 2001
	GM	Hughes	DIRECTV	Clear Channel	LCCI	Motient
Terrestrial repeater network engineering and manufacturing	$—	$88,116	$—	$—	$59,958	$—
Terrestrial repeater site leases	—	—	—	36	—	—
Customer care & billing operations	—	—	623	—	—	—
Marketing & ad sales	1,264	—	—	4,351	—	—
General & administrative	—	—	—	—	—	193
	Year ended December 31, 2000
	GM	Hughes	DIRECTV	Clear Channel	LCCI	Motient
Terrestrial repeater network engineering and manufacturing	$—	$11,858	$—	$—	$58,731	$—
Terrestrial repeater site leases	—	—	—	5	—	—
Customer care & billing operations	—	—	1,008	—	—	—
Marketing & ad sales	—	—	—	3,175	—	—
General & administrative	—	—	—	3	—	252

    (a) GM

        In 1999, the Company established a distribution agreement with GM (see note 15 (g)). Under the terms of the agreement, GM distributes the XM Radio Service in various models of its vehicles. This agreement was amended in June 2002 and January 2003 (see note 15(g)).

    (b) Hughes

        In 1999, the Company entered into a terrestrial repeater manufacturing agreement with Hughes (see note 15 (e)).

    (c) DIRECTV

        In 1999, the Company entered into a consulting services agreement with DIRECTV. The agreement provides for DIRECTV professionals to aid the Company's efforts in establishing its customer care center and billing operations on a time and materials basis.

    (d) Clear Channel

        Pursuant to an operational assistance agreement with Clear Channel Communications, the Company receives programming service. In addition, in 2000, the Company entered into a sponsorship agreement with SFX Marketing, now Clear Channel Entertainment, to advertise our service at Clear Channel Entertainment events and venues. Since 2000, Premiere Radio Networks, a subsidiary of Clear Channel Communications has served as one of our ad sales representatives. Under separate agreements, we also run advertisements on a spot and network basis on radio stations owned by Clear Channel Communications.

    (e) LCCI

        In 1999, the Company entered into the LCCI Services Contract (see note 15(e)), and LCCI also provides certain ongoing consulting engineering work for the Company relating to the terrestrial repeater network on a time and materials basis. LCCI ceased to be a related party in 2002.

    (f) Motient

        In 1998, the Company entered into an agreement with Motient, in which Motient would provide technical and administrative support relating to the Company's operations. Payments for services provided under this agreement were made based on negotiated hourly rates. Motient ceased to be a related party in 2002.

(4)   Impairment Charge for Goodwill

        As part of the annual impairment testing, the Company performed an assessment of the fair value of its sole reporting unit as defined by SFAS No. 142 and compared it to the carrying value of its reporting unit. The Company's market capitalization had fallen below the Company's book value, indicating that the reporting unit's indefinite lived intangible assets, goodwill and the DARS license may be impaired under the test established by SFAS No. 142.

        The Company determined the fair value of its assets on a class-by-class basis. The fair values of the Company's assets were based upon the expected cash flow from the Company's business, as adjusted for the investment and time that would be required to develop the Company's business, and assuming a discount rate that reflects the degree of risk involved with this type of business. The fair value of the DARS license was in excess of its net book value, and therefore, no impairment was recorded. After valuing all of the Company's remaining assets, the total value of the identifiable, individual tangible and intangible assets was in excess of the value of entire Company based upon market capitalization under SFAS No. 142. As such, no value was ascribed to the Company's goodwill. Therefore, the Company recorded an impairment charge of $11.5 million as required by SFAS No.142 to write-off the net book value of its goodwill as of November 30, 2002.

(5)   System Under Construction

        The Company has capitalized costs related to the development of its XM Radio System to the extent that they have future benefits. During 2002 and 2001, the Company placed its Boeing 702 satellites "Rock" and "Roll" into service as well as its DARS license, ground systems/spacecraft control facilities, related computer systems, and its terrestrial repeater network and broadcast facilities by transferring $2,147,000 and $1,000,228,000, respectively, from system under construction to property and equipment and intangibles. The components in system under construction during 2002 and 2001 include the ground spare satellite and costs incurred for the performance broadcasting studio. The amounts recorded as system under construction consist of the following (in thousands):

	December 31,
	2002	2001
Spacecraft system	$55,016	$55,016
Broadcast facilities	—	40

	$55,016	$55,056

(6)   Property and Equipment

        Property and equipment consists of the following (in thousands):

	2002	2001
Spacecraft system	$521,226	$521,251
Terrestrial system	266,982	243,755
Spacecraft control facilities	24,848	24,353
Broadcast facilities	59,045	55,686
Land	7,156	7,156
Building and improvements	41,884	42,269
Computer systems, furniture and fixtures, and equipment	85,061	68,834

	1,006,202	963,304
Accumulated depreciation and amortization	(158,266)	(41,155)

Net property and equipment, net	$847,936	$922,149

        In August 2001, the Company acquired its corporate headquarters, which was previously subject to a long-term lease. The related leasehold improvements have been classified as buildings and improvements as of December 31, 2001.

        In December 2001, the Company determined that the planned number of terrestrial repeater sites could be reduced due to a network optimization study that was conducted. The Company established a formal plan and recognized a charge of $26,300,000 in 2001 and $4,013,000 in 2002 with respect to the terrestrial repeater sites no longer required. The costs are principally related to the site acquisition and build-out of the identified sites. These costs have been included within system operations at December 31, 2001 and December 31, 2002. The charge of $26,300,000 in 2001 included $17,705,000 of site-specific capitalized costs that were written off and a lease termination accrual of $8,595,000 for 646 terrestrial repeater site leases. The charge of $4,013,000 in 2002 represents additional costs associated with terminating leases on terrestrial repeater sites no longer required. At December 31, 2002, the Company had recorded a lease termination accrual of $2,202,000 which represents an estimate of the costs to terminate the remaining 98 leases based on management's judgment, advice of lease consultants, and early negotiations with landlords. The liability also includes the estimated costs to deconstruct the existing sites, which are based upon quotes from contractors.

(7)   Deferred Financing Fees and Other Assets

        Deferred financing fees and other assets consist of the following at December 31, 2002 and 2001 (in thousands):

	December 31,
	2002	2001
14% senior secured notes deferred financing fees	$8,868	$8,858
7.75% convertible subordinated notes deferred financing fees	2,665	2,665
Mortgage deferred financing fees	496	496
Loan payable deferred financing fees	977	943
January 2003 financing fees (note 16)	4,166	—
Refundable deposits and other long-term prepaid expenses	2,169	1,726

	$19,341	$14,688
Less accumulated amortization	(3,898)	(2,167)

Deferred financing fees and other assets, net	$15,443	$12,521

(8)   Long-Term Debt

        Long-term debt at December 31, 2002 and 2001 consists of the following (in thousands):

	December 31,
	2002	2001
14% senior secured notes	$325,000	$325,000
Less: unamortized discount on 14% senior secured notes	(57,102)	(60,694)
7.75% convertible subordinated notes	79,057	79,057
Mortgage	28,573	28,909
Loan payable	35,000	35,000
Capital leases	5,857	6,158

Total debt	$416,385	$413,430
Less current installments	(3,845)	(1,910)

Long-term debt, excluding current installments	$412,540	$411,520

Long-Term Debt Maturity Table

Year ending December 31:
2003	3,845
2004	1,394
2005	615
2006	142,633
2007	0
Thereafter	267,898

Total debt	416,385

    (a) 14% Senior Secured Notes

        On March 15, 2000, the Company closed a private placement of 325,000 units, each unit consisting of $1,000 principal amount of 14% senior secured notes due 2010 of XMSR and one warrant to purchase 8.024815 shares of the Company's Class A common stock at a price of $49.50 per share. The Company realized net proceeds of $191,500,000, excluding $123,000,000 used to acquire securities that will be used to pay interest payments due under the notes for the first six coupons. The $325,000,000 face value of the notes was offset by a discount of $65,746,000 associated with the fair value of the related warrants. The Company had amortized $8,644,000 and $5,052,000 of the discount through December 31, 2002 and 2001, respectively. See note 16 for discussion of the troubled debt restructuring that occurred in January 2003.

    (b) 7.75% Convertible Subordinated Notes

        On March 6, 2001, the Company closed a public offering of $125,000,000 of its 7.75% convertible subordinated notes due 2006, which yielded net proceeds of $120,700,000. The subordinated notes are convertible into shares of the Company's Class A common stock at a conversion price of $12.23 per share. Interest payments on the 7.75% convertible subordinated notes are paid in March and September. In July and August 2001, the holders of the 7.75% convertible subordinated notes exchanged $45,900,000 of notes for 4,194,272 shares of the Company's Class A common stock. The Company incurred a charge to interest for the incentivized conversion of $6,500,000.

    (c) Mortgage

        On August 24, 2001, the Company entered into a loan and security agreement with a lender that provided it with $29,000,000 to purchase its corporate headquarters and incurred $500,000 in financing costs associated with the transaction. The loan bears interest at 8% until it adjusts on March 1, 2002 to the six month LIBOR rate plus 3.5%. The interest rate will then be adjusted every six months and may not exceed the ceiling rate of 14% or the floor rate of 8%. The loan will mature on September 1, 2006. The Company used the proceeds along with $5,000,000 to purchase its corporate headquarters for $34,000,000 and incurred $800,000 in closing costs on the transaction. The mortgage is secured by the building and an escrow of $3,000,000 at December 31, 2002. The Company is obligated to either increase the escrow $500,000 in 2003 or establish letters of credit to provide for these obligations.

    (d) Loan Payable

        On December 5, 2001, the Company entered into a Customer Credit Agreement with Boeing Capital Corporation ("BCC") pursuant to which the Company borrowed $35,000,000 from BCC at an interest rate equal to six-month LIBOR plus 3.5%, increasing to six-month LIBOR plus 4.5% after December 5, 2003, which is compounded annually and payable quarterly in arrears. The principal is due on the earlier of December 5, 2006 or the launch of the ground spare satellite. The principal would also become due should the Boeing Satellite Contract (note 15(d)) be terminated. The loan is secured by the Company's interest in the ground spare satellite, excluding its payload.

(9)   Fair Value of Financial Instruments

        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2002 and 2001 (in thousands). The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	December 31,
	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	32,818	32,818	$182,497	$182,497
Short-term investments	9,997	9,997	28,355	28,355
Restricted investments	29,742	29,869	72,759	74,113
Accounts receivable	3,756	3,756	478	478
Due from related parties	1,478	1,478	—	—
Letters of Credit	—	10	—	13
Financial liabilities:
Accounts payable	40,006	40,006	36,559	36,559
Accrued expenses	46,924	46,924	22,541	22,541
Accrued network optimization expenses	2,201	2,201	8,595	8,595
Due to related parties	24,028	24,028	26,052	26,052
Total debt	416,385	317,529	413,430	456,294
Other non-current liabilities	9,477	9,477	6,154	6,154

        The carrying amounts shown in the table are included in the consolidated balance sheets under the indicated captions. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Cash and cash equivalents, short-term investments, accounts receivable, prepaid and other current assets, other assets, accounts payable, accrued expenses, accrued network optimization expenses, due to related parties, royalty payable and other non-current liabilities: The carrying amounts approximate fair value because of the short maturity of these instruments.

          Restricted investments: The fair values of debt securities (held-to-maturity investments) are based on quoted market prices at the reporting date for those or similar investments.

          Letters of credit: The value of the letters of credit is based on the fees paid to obtain the letters of credit.

          Long-term debt: The fair value of the Company's long-term debt is determined by either estimation by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers or by quoted market prices at the reporting date for the traded debt securities (the carrying value of XMSR's 14% senior secured notes is significantly less than face value because the notes were sold at a discount for value allocated to the related warrants).

(10) Equity

    (a) Capitalization

        During 2001 and 2002 until June 25, 2002, the Company had authorized 180,000,0000 shares of Class A common stock, which is entitled to one vote per share; 30,000,000 shares of Class B common stock, which had three votes per share, all of which was held by Motient; and 30,000,000 shares of non-voting Class C common stock. On December 22, 2000, the FCC approved the Company's application to allow the Company to transfer control of the Company from Motient to a diffuse group of owners, none of whom will have controlling interest. In 2001, Motient converted its remaining shares of the Company's Class B common stock into Class A common stock on a one-for-one basis. On June 25, 2002, the Company filed an amendment to its Certificate of Incorporation, which was approved at the annual meeting of stockholders, to increase the authorized number of shares of Class A common stock to 225,000,000, decrease the authorized number of shares of Class C common stock to 15,000,000 and eliminate the Class B common stock. On March 27, 2003, the Company filed an amendment to its Certificate of Incorporation, which was approved at a special meeting of stockholders, to increase the authorized number of shares of Class A common stock to 600,000,000.

        During 2001 and 2002, the Company had authorized 60,000,000 shares of preferred stock, of which 15,000,000 shares were designated Series A convertible preferred stock, 3,000,000 shares were designated 8.25% Series B convertible redeemable preferred stock, and 250,000 shares were designated 8.25% Series C convertible redeemable preferred stock, which are all par value $0.01 per share. The Series A convertible preferred stock is convertible into Class A common stock at the option of the holder. The Series A preferred stock is non-voting and receives dividends, if declared, ratably with the common stock. The Series B and C convertible redeemable preferred stock are convertible to Class A common stock at the option of the holder and are mandatorily redeemable in Class A common stock. The Series B convertible redeemable preferred stock is non-voting. The Series C redeemable preferred stock contains voting and certain veto rights. On August 15, 2002, the Company filed an amendment to its Certificate of Incorporation to designate 250,000 shares of $0.01 par value preferred stock as Series D Junior Participating Preferred Stock. The Series D Junior Participating Preferred Stock is non-voting, ranks junior to all other classes of preferred stock and was designated in connection with the adoption of the Shareholders' Rights Plan. There are no outstanding shares of Series D Participating Preferred Stock as of December 31, 2002.

    (b) Stock Dividends on Preferred Stock

        The Company paid 2001 quarterly dividends for the Series B Convertible Redeemable Preferred Stock on February 1, 2001, May 1, 2001, August 1, 2001 and November 1, 2001 by issuing 56,269, 178,099, 63,934 and 167,878 shares of Class A common stock, respectively, to the respective holders of record. The Company paid 2002 quarterly dividends on the 8.25% Series B convertible redeemable preferred stock on February 1, 2002, May 1, 2002, August 1, 2002 and November 1, 2002 by issuing 60,971, 74,409, 160,235, and 285,725 shares of Class A common stock, respectively, to the respective holders of record.

        The terms of the Company's 8.25% Series C convertible redeemable preferred stock provide for cumulative dividends payable in cash. Because no dividends have been declared on the Series C preferred stock, the value of the cumulative dividends has increased the liquidation preference of the Series C preferred stock. The net loss attributable to common stockholders reflects the accrual of the dividends to preferred stockholders for the year ended December 31, 2002.

    (c) Conversion of Series C Convertible Redeemable Preferred Stock

        On January 3, 2002, a Series C preferred stockholder converted 14,131 shares of Series C preferred stock to 744,446 shares of Class A common stock. This conversion resulted in a decrease of the liquidation preference for the Series C preferred stock of $15,752,000 and a decrease in the quarterly dividend requirement of $291,000. On May 2, 2002, a Series C preferred stockholder converted 20,869 shares of Series C preferred stock to 1,219,908 shares of Class A common stock. This conversion resulted in a decrease of the liquidation preference for the Series C preferred stock of $24,008,000 and a decrease in the quarterly dividend requirement of $430,000.

    (d) Class A Common Stock Offering

        On April 17, 2002, the Company completed a follow-on offering of 13,387,000 shares of its Class A common stock, which yielded net proceeds of $146,186,000. On April 29, 2002, the underwriters exercised the over-allotment option and the Company issued 1,090,443 shares of Class A common stock, which resulted in net proceeds of $11,944,000. The closing of the offering caused the conversion price of the Series C preferred stock to be adjusted from $21.16 to $19.68, the exercise price of the warrants sold in March 2000 to be adjusted from $45.27 to $44.84 and the number of warrant shares to be increased to 8.859385 per warrant.

    (e) Shareholders' Rights Plan

        In August 2002, the Company adopted a Shareholders' Rights Plan (commonly known as a "poison pill") in which preferred stock purchase rights were granted as a dividend at the rate of one right for each share of common stock held of record as of the close of business on August 15, 2002. The rights would be exercisable only upon the occurrence of certain events relating to an unsolicited take-over or change of control of the Company.

    (f) Stock-Based Compensation

        The Company operates three separate stock plans, the details of which are described below.

  1998 Shares Award Plan

        On June 1, 1998, the Company adopted the 1998 Shares Award Plan (the "Plan") under which employees, consultants, and non-employee directors may be granted options to purchase shares of Class A common stock of the Company. The Company initially authorized 1,337,850 shares of Class A common stock under the Plan, which was increased to 2,675,700 in July 1999, 5,000,000 in May 2000, 8,000,000 in May 2001, and 13,400,000 in May 2002. The options are exercisable in installments determined by the compensation committee of the Company's board of directors. The options expire as determined by the committee, but no later than ten years from the date of grant. On July 8, 1999, the Company's board of directors voted to reduce the exercise price of the options outstanding in the shares award plan from $16.35 to $9.52 per share, which represented the fair value of the stock on the date of repricing.

        Transactions and other information relating to the Plan for the years ended December 31, 2000, 2001 and 2002 are summarized below:

	Outstanding Options
	Number of Shares	Weighted- Average Exercise Price
Balance, January 1, 2000	2,099,089	$10.32
Options granted	1,176,683	30.21
Options canceled or expired	(131,267)	17.01
Options exercised	(48,817)	9.52

Balance, December 31, 2000	3,095,688	$17.61
Options granted	2,680,415	15.54
Options canceled or expired	(23,570)	9.55
Options exercised	(253,593)	17.88

Balance, December 31, 2001	5,498,940	$16.62
Options granted	2,765,352	12.93
Options canceled or expired	(633,457)	17.13
Options exercised	(15,772)	9.47

Balance, December 31, 2002	7,615,063	$15.24

	Options Outstanding		Options Exercisable
	Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
2000	$9.52-$12.00	2,120,400	8.26 years	$10.39	1,110,756	$10.06
	$12.01-$30.50	297,685	9.03 years	$23.13	5,334	$13.13
	$30.51-$45.44	677,603	9.54 years	$37.92	20,000	$43.69

2001	$4.82-$9.42	363,700	9.31 years	$7.91	55,000	$8.46
	$9.44-$12.00	2,256,263	7.50 years	$10.37	1,716,153	$10.21
	$12.06-$26.88	2,142,409	9.14 years	$17.75	165,132	$18.90
	$27.63-$45.44	736,568	8.52 years	$36.81	272,681	$36.93

2002	$2.13-$9.52	2,214,875	7.37 years	$8.46	1,523,261	$9.17
	$9.55-$14.99	2,698,371	8.41 years	$13.76	908,247	$12.10
	$15.00-$18.69	1,959,457	8.26 years	$17.58	745,019	$17.65
	$18.82-$45.44	742,360	7.53 years	$35.12	524,301	$35.23

        There were 3,700,828, 2,208,966 and 1,136,090 stock options exercisable at December 31, 2002, 2001 and 2000, respectively. At December 31, 2002, there were 5,784,737 shares available under the plan for future grants. During 2002, the Company granted 50,000 restricted shares. At December 31, 2002, all options have been issued to employees, officers and directors, except for 101,000 options granted to non-employees for which the Company recognized $1,398,000 in non-cash compensation.

        The per share weighted-average fair value of employee options granted during the year ended December 31, 2002, 2001 and 2000 was $10.88, $8.77 and $22.06, respectively, on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

	Year ended December 31,
	2002	2001	2000
Expected dividend yield	0%	0%	0%
Volatility	122.25%	62.40%	68.21%
Risk-free interest rate range	2.63% to 4.91%	3.66% to 4.99%	4.99% to 6.71%
Expected life	5 years	5 years	5 years

  Employee Stock Purchase Plan

        In 1999, the Company established an employee stock purchase plan that provides for the issuance of 300,000 shares of Class A common stock, which was increased to 600,000 shares in 2001. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the stock purchase plan, provided that any employee who would own 5% or more of the Company's total combined voting power immediately after an offering date under the plan is not eligible to participate. Eligible employees must authorize the Company to deduct an amount from their pay during offering periods established by the compensation committee. The purchase price for shares under the plan will be determined by the compensation committee but may not be less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period. As of December 31, 2002, 2001 and 2000, the Company had issued 402,380, 217,401 and 53,539 shares, respectively, under this plan. At December 31, 2002, there were 197,620 shares available under the plan for future sale.

        The per share weighted-average fair value of purchase rights granted during the year was $4.80, $5.37, and $11.28 for the years ended December 31, 2002, 2001 and 2000, respectively. The estimates were calculated at the grant date using the Black-Scholes Option Pricing Model with the following assumptions at December 31, 2002, 2001 and 2000:

	Year ended December 31,
	2002	2001	2000
Expected dividend yield	0%	0%	0%
Volatility	122.25%	62.40%	68.21%
Risk-free interest rate range	1.57%-1.79%	2.4%-5.89%	5.33%-6.23%
Expected life	0.24 years	0.24 years	0.24 years

        The Company applies APB 25 in accounting for stock-based compensation for both plans and, accordingly, no compensation cost has been recognized for its stock options and stock purchase plan in the financial statements other than for performance based stock options, for options granted with exercise prices below fair value on the date of grant and for repriced options under FIN No. 44. During 2002, 2001 and 2000, the Company incurred $1,082,000, $2,336,000, and $2,557,000 respectively, in compensation cost for these options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below (in thousands):

	Year ended December 31,
	2002	2001	2000
Net loss:
As reported	$(515,871)	$(307,532)	$(201,338)
Pro forma	(537,997)	(323,685)	(209,582)
As reported — net loss per share — basic and diluted	(5.95)	(5.13)	(4.15)
Pro forma — net loss per share — basic and diluted	(6.20)	(5.40)	(4.32)

  Talent Option Plan

        In May 2000, the Company adopted the XM Talent Option Plan ("Talent Plan") under which non-employee programming consultants to the Company may be granted options to purchase shares of Class A common stock of the Company. The Company authorized 500,000 shares of Class A common stock under the Talent Plan. The options are exercisable in installments determined by the talent committee of the Company's board of directors. The options expire as determined by the talent committee, but no later than ten years from the date of the grant. As of December 31, 2002 and 2001, 146,000 and 144,500 options had been granted under the Talent Plan, respectively. In 2002 and 2001, the Company recognized ($16,000) and $575,000 in non-cash compensation expense related to these options under SFAS 123. At December 31, 2002, there were 354,000 options available under the plan for future grant.

(11) Profit Sharing and Employee Savings Plan

        On July 1, 1998, the Company adopted a profit sharing and employee savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer up to 15% of their compensation on a pre-tax basis through contributions to the savings plan. The Company contributed $0.50 in 2002, 2001 and 2000 for every dollar the employees contributed up to 6% of compensation, which amounted to $738,000, $543,000 and $229,000, respectively.

(12) Interest Cost

        The Company capitalizes a portion of interest cost as a component of the cost of the XM Radio System. The following is a summary of interest cost incurred during December 31, 2002, 2001 and 2000 (in thousands):

	2002	2001	2000
Interest cost capitalized	$—	$45,211	$39,052
Interest cost charged to expense	63,573	18,131	—

Total interest cost incurred	$63,573	$63,342	$39,052

        The Company exceeded its capitalization threshold and incurred a charge to interest of $18,131,000 in 2001. In 2002, the Company had no items that were considered qualified expenditures.

(13) Income Taxes

        The provision for the income taxes for the three years ended December 31, 2002 consists of the following:

        Taxes on income included in the Statements of Operations consists of the following (in thousands):

December 31,
	2002	2001	2000
Current taxes:
Federal	$—	$—	$—
State	—	—	—

Total current taxes	$—	$—	$—

Deferred taxes:
Federal	$—	$—	$—
State	—	—	—

Total deferred taxes	—	—	—

Total tax expense (benefit)	$—	$—	$—

        A reconciliation of the statutory tax expense, assuming all income is taxed at the statutory rate applicable to the income and the actual tax expense is as follows (in thousands):

	December 31,
	2002	2001	2000
Income (loss) before taxes on income, as reported in the statements of income	$(495,012)	$(284,379)	$(51,873)

Theoretical tax benefit on the above amount at 35%	(173,254)	(99,533)	(18,156)
State tax, net of federal benefit	(24,163)	(13,225)	(2,588)
Increase in taxes resulting from permanent differences, net	4,110	2,701	562
Other	—	—	9
Change in valuation allowance	193,307	110,057	20,173

Taxes on income for the reported year	$—	$—	$—

        At December 31, 2002, 2001 and 2000, deferred income tax consists of future tax assets/(liabilities) attributable to the following (in thousands):

	December 31,
	2002	2001	2000
Deferred tax assets:
Net operating loss/other tax attribute carryovers	$232,796	$60,369	$14,716
Capitalized research and experimental expenditures	23,439	—	—
Start-up costs	59,342	99,822	40,033
Deferred Revenue	4,910	—	—
Other deferred tax assets	20,046	18,886	—

Gross total deferred tax assets	340,533	179,077	54,749
Valuation allowance for deferred tax assets	(328,356)	(135,049)	(24,992)

Net deferred assets	12,177	44,028	29,757

Deferred tax liabilities:
Property and equipment	(5,701)	(29,437)	(15,500)
DARS license	(2,210)	(9,670)	(9,735)
Other intangible assets	(4,266)	(4,921)	(4,522)

Net deferred tax liabilities	(12,177)	(44,028)	(29,757)

Deferred income tax, net	$—	$—	$—

        At December 31, 2002, the Company had accumulated net operating losses of $581,906,000 for Federal income tax purposes that are available to offset future regular taxable income. These operating loss carryforwards expire between the years 2012 and 2022. Utilization of these net operating losses are subject to Internal Revenue Code Section 382 for loss limitations because there have been significant changes in the stock ownership of the Company. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

(14) Supplemental Cash Flows Disclosures

        The Company paid $62,586,000, $9,174,000 and $11,198,000 for interest (net of amounts capitalized) during 2002, 2001 and 2000, respectively. Additionally, the Company incurred the following non-cash financing and investing activities (in thousands):

	December 31,
	2002	2001	2000
Non-cash capitalized interest	—	4,571	16,302
Accrued system milestone payments	5,123	37,775	30,192
Systems under construction placed into service	2,147	1,000,228	—
Property acquired through capital leases	2,139	6,177	1,688
Conversion of debt to equity	—	50,992	—
Use of deposit/escrow for terrestrial repeater contracts	—	80,431	3,422

(15) Commitments and Contingencies

    (a) DARS License

        The Company's DARS license is valid for eight years upon successful launch and orbital insertion of the satellites and can be extended by the Company. The DARS license requires that the Company comply with a construction and launch schedule specified by the FCC for each of the two authorized satellites, which has occurred. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company's license. The Company believes that the exercise of such authority to rescind the license is unlikely. If necessary, the Company could seek FCC authority to launch additional satellites for use in its system, which management believes would likely be approved. Additionally, the FCC has not yet issued final rules permitting the Company to deploy its terrestrial repeaters to fill gaps in satellite coverage. The Company is operating its repeaters on a non-interference basis pursuant to a grant of special temporary authority from the FCC. This grant originally expired March 18, 2002. However, on March 11, 2002, the Company applied for an extension of this special temporary authority and the Company can continue to operate its terrestrial repeaters pursuant to the special temporary authority pending a final determination on this extension request. This authority is currently being challenged by operators of terrestrial wireless systems who have asserted that the Company's repeaters may cause interference. The Company believes it is not likely that an FCC order would materially impact the terrestrial repeater system design currently in operation.

    (b) Application for Review of DARS License

        One of the losing bidders for the DARS licenses filed an Application for Review by the full FCC of the Licensing Order that granted the Company its DARS license. The Application for Review alleged that a former investor had effectively taken control of the Company without FCC approval. The FCC denied the Application for Review and the losing bidder appealed to the United States Court of Appeals for the District of Columbia Circuit. On February 21, 2003, the Court of Appeals rejected the losing bidder's claims and upheld the FCC's decision to grant the Company its license. The losing bidder can request that the D.C. Circuit rehear its case or can request the United States Supreme Court review the D.C. Circuit's decision. The FCC's order granting the Company's license remains in effect pending any further appeal by the losing bidder.

    (c) Technology Licenses

        Effective January 1, 1998, XMSR entered into a technology licensing agreement with Motient and WorldSpace Management Corporation ("WorldSpace MC") by which as compensation for certain licensed technology then under development to be used in the XM Radio System, XMSR will pay up to $14,300,000 to WorldSpace MC over a ten-year period. As of December 31, 2002, XMSR incurred costs of $6,696,000 payable to WorldSpace MC. Any additional amounts to be incurred under this agreement are dependent upon further development of the technology, which is at XMSR's option. No liability exists to Motient or WorldSpace MC should such developments prove unsuccessful. XMSR maintains an accrual of $5,877,000 payable to WorldSpace MC for quarterly royalty payments to be made after XMSR recognizes $5,000,000 in revenue, which occurred during the quarter ended September 30, 2002.

    (d) Satellite Contract

        Under the Company's satellite contract, BSS delivered two satellites in orbit and is to complete construction of a ground spare satellite. BSS also provided ground equipment and software used in the XM Radio system and certain launch and operations support services. The contract also provides for in-orbit incentives to be earned depending on the performance of the in-orbit satellites over their useful lives. Future payments under the satellite contract could total up to an additional $68,763,000 over the useful lives of the satellites.

        On December 5, 2001, the Company and BSS amended the satellite contract so as to permit the deferral of $31,350,000 of payments to be made under the agreement, as well as to provide certain additional rights and obligations of the Company, including the launch of the ground spare satellite on the SeaLaunch launch vehicle should the ground spare satellite be launched between specified dates. Amounts deferred under the satellite contract include (i) $15,000,000 of the purchase price for the ground spare satellite and (ii) $16,350,000 of in-orbit incentive payments relating to the Company's two existing satellites, XM "Rock" and XM "Roll". Interest will accrue on the $15,000,000 commencing when the ground spare satellite is available for shipment (it is currently being modified to address the solar power anomaly), and the principal of such amount is to be paid on December 5, 2006. Similarly, the $16,350,000 of incentive payments relating to Rock and Roll has been deferred (with interest payable currently), with the principal amount (to the extent earned) payable on December 5, 2006. After December 5, 2006, BSS must repay the Company incentive amounts that are not earned on a current basis. Incentive payment amounts are earned (and expensed through operations) on a daily basis for each day that a satellite meets or exceeds its applicable performance specifications. Under the amendment, the deferred amounts bear interest at the rate of 8%, compounded annually, and are payable quarterly in arrears.

        As of December 31, 2002, the Company had paid approximately $470,803,000 under the satellite contract and had recognized an additional liability of $2,141,000 for in-orbit incentives and related interest.

    (e) Terrestrial Repeater System Contracts

        As of December 31, 2002, the Company had incurred aggregate costs of approximately $266,982,000 for its terrestrial repeater system. These costs covered the capital costs of the design, development and installation of a system of terrestrial repeaters to cover approximately 60 cities and metropolitan areas. In August 1999, the Company signed a contract with LCCI calling for engineering and site preparation. As of December 31, 2002, the Company had paid $128,356,000 under this contract. There are no further payments due under the LCCI contract. The Company also entered into a contract effective October 22, 1999 with Hughes for the design, development and manufacture of the terrestrial repeaters. As of December 31, 2002, the Company had paid $113,802,000 under this contract and recorded an additional liability of $58,000.

    (f) Accrued Network Optimization Expenses

        As a result of the planned reduction of the number of terrestrial repeater sites, the Company recognized a charge of $4,013,000 in 2002 compared to $26,300,000 in 2001. The charge of $26,300,000 in 2001 included $17,705,000 of site-specific capitalized costs that were written off and a lease termination accrual of $8,595,000 for 646 terrestrial repeater site leases. The charge of $4,013,000 in 2002 represents additional costs associated with terminating leases on terrestrial repeater sites no longer required. At December 31, 2002, the Company had recorded a lease termination accrual of $2,202,000 that represents an estimate of the costs to terminate the remaining 98 leases based on management's judgment, advice of lease consultants, and early negotiations with landlords. The liability also includes the estimated costs to deconstruct the existing sites, which are based upon quotes from contractors. This amount could vary significantly from the actual amount incurred, which will be primarily based on the Company's ability to negotiate lease termination settlements.

    (g) GM Distribution Agreement

        The Company has a long-term distribution agreement with OnStar, a subsidiary of General Motors. During the term of the agreement, which expires 12 years from the commencement date of our commercial operations, GM has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. The Company will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-GM vehicles that are sold for use in the United States. The agreement was amended in June 2002 and January 2003 to clarify certain terms in the agreement, including extending the dates when certain initial payments are due to GM and confirming the date of our commencement of commercial operations, and to provide that the Company may make certain payments to GM in the form of indebtedness or shares of our Class A common stock, as described below under note 16. The Company's total cash payment obligations were not increased. The Company has significant annual, fixed payment obligations to GM. As a result of the June 2002 amendment, the Company commenced recognizing these fixed payment obligations for the period ending through November 2005, which approximate $63.6 million, on a straight-line basis. However, due to the January 2003 amendment to the Distribution Agreement and GM's current roll out plans which demonstrate a likelihood of GM exceeding minimum installation targets, in 2003 the Company is now prospectively recognizing these fixed payments due through September 2013, which approximate $397.3 million, on a straight-line basis. The Company issued a 10% Senior Secured Convertible Note due 2009 with an aggregate principal amount of $89,042,387 to OnStar in lieu of making these fixed payments to OnStar for amounts otherwise due in 2003 through 2006.

        In order to encourage the broad installation of XM radios in GM vehicles, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to the Company's service. The Company must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios, which percentage increases until there are more than 8 million GM vehicles with installed XM radios. The Company will also make available to GM bandwidth on its system. As part of the agreement, OnStar provides certain call-center related services directly to XM subscribers who are also OnStar customers and the Company must reimburse OnStar for these XM-related call center services. The agreement is subject to renegotiation at any time based upon the installation of radios that are compatible with a unified standard or capable of receiving Sirius Satellite Radio's service. The agreement is subject to renegotiation if as of November 2005, and at two-year intervals thereafter, GM does not achieve and maintain specified installation levels of GM vehicles capable of receiving the Company's service, starting with 1,240,000 units by November 2005, and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, by November 2005 and at two-year intervals thereafter, the Company fails to achieve and maintain specified minimum market share levels in the satellite digital radio service market. Prior to 2001, the Company had not incurred any costs under the distribution agreement. As of December 31, 2002 and 2001 the Company paid $9.9 million and $0.6 million, respectively, and incurred total costs of $30.1 million and $1.3 million, respectively, under the distribution agreement.

    (h) Joint Development Agreement

        Under the terms of a joint development agreement with Sirius Radio, the other holder of an FCC satellite radio license, each party is obligated to fund one half of the development cost for a unified standard for satellite radios. The prior arbitration with Sirius has been resolved, with no payment by either side. There were no significant costs incurred in 2002. The costs related to the joint development agreement are being expensed as incurred in research and development.

    (i) Sales, Marketing and Distribution Agreements

        The Company has entered into various joint sales, marketing and distribution agreements. Under the terms of these agreements, the Company is obligated to provide incentives, subsidies and commissions to other entities that may include fixed payments, per-unit radio and subscriber amounts and revenue sharing arrangements. The amount of these operational, promotional, subscriber acquisition, joint development, and manufacturing costs related to these agreements cannot be estimated, but are expected to be substantial future costs. During the years ended December 31, 2002, 2001, and 2000, the Company incurred expenses of $55,725,000, $19,145,000, and $0 respectively, in relation to these agreements excluding the GM distribution agreement. The amount of these costs will vary in future years, but is expected to increase in the next year as the number of subscribers and revenue increase.

    (j) Programming Agreements

        The Company has entered into various programming agreements. Under the terms of these agreements, the Company is obligated to provide payments to other entities that may include fixed payments, advertising commitments and revenue sharing arrangements. During the years ended December 31, 2002, 2001, and 2000, the Company incurred expenses of $20,300,000, $7,230,000 and $0 million, respectively, in relation to these agreements. The amount of these costs will vary in future years, but is expected to increase in the next year as the number of subscribers and advertising revenue increase. The amount of the costs related to these agreements cannot be estimated, but are expected to be substantial future costs.

    (k) Royalty Agreements

        The Company has entered into fixed and variable revenue share payment agreements with performance rights organizations that expire as late as 2006. During the years ended December 31, 2002, 2001 and 2000, the Company incurred expenses of $9.5 million, $45,000 and $0, respectively, in relation to these agreements.

    (l) Warrants

  Sony Warrant

        In February 2000, the Company issued a warrant to Sony exercisable for shares of the Company's Class A common stock. The warrant will vest at the time that the Company attains its millionth customer, and the number of shares underlying the warrant will be determined by the percentage of XM Radios that have a Sony brand name as of the vesting date. If Sony achieves its maximum performance target, the warrant will be exercisable for 2% of the total number of shares of the Company's Class A common stock on a fully-diluted basis. The exercise price of the Sony warrant will equal 105% of fair market value of the Class A common stock on the vesting date, determined based upon the 20-day trailing average. For the years ended December 31, 2002, 2001 and 2000, the Company recognized $208,000, $131,000 and $0, respectively, in non-cash compensation expense related to these warrants.

  CNBC Warrant

        In May 2001, the Company granted a warrant to purchase 90,000 shares of Class A common stock consisting of three 30,000 share tranches to purchase shares at $26.50 per share, which expire in 11, 12, and 13 years, respectively. The warrants began to vest on September 25, 2001 when the Company reached its commercial launch and will be vested on September 1, 2002, 2003, and 2004, respectively. For the years ended December 31, 2002 and 2001, the Company recognized $(156,000) and $290,000, respectively, in non-cash compensation expense related to these warrants.

    (m) Leases

        The Company has noncancelable operating leases for office space and terrestrial repeater sites and noncancelable capital leases for equipment that expire over the next ten years. Additionally, the

Company owns a building and leases a portion of the space to other entities. The future minimum lease payments and rentals under noncancelable leases as of December 31, 2002 are (in thousands):

	Capital Lease Payments	Operating Lease Payments	Rental Income
Year ending December 31:
2003	$3,885	$15,894	$1,427
2004	1,908	16,314	1,698
2005	680	13,717	1,802
2006	3	5,924	1,804
2007	—	3,433	1,807
Thereafter	—	3,472	24,133

Total	6,476	$58,754	$32,671

Less amount representing interest	(619)
Present value of net minimum lease payments	5,857
Less current maturities	(3,408)

Long-term obligations	$2,449

        Rent expense for 2002, 2001 and 2000 was $19,938,000, $22,724,000 and $6,082,000, respectively.

        As discussed in note 15(f), in December 2001, the Company determined that the planned number of terrestrial repeater sites could be reduced due to the relative signal strength provided by the Company's satellites. The Company recognized a charge of $26,300,000 with respect to the terrestrial repeater sites no longer required. This charge included a lease termination accrual of $8,595,000 for 646 terrestrial site leases, which would reduce the future minimum lease payments. In 2002, the Company recognized a charge of $4,013,000 for additional costs associated with terminating leases on sites no longer required.

    (n) Service Providers

        The Company has entered into an agreement with a service provider for customer care functions to subscribers of its service through November 2003. Employees of the service provider have access to the Company's customer care systems to establish customer accounts, activate radios, update program and account information and respond to general inquires from subscribers. The Company pays Convergys an hourly rate for each customer care representative supporting its subscribers. During the years ended December 31, 2002, 2001, and 2000, the Company incurred $8,713,000, $2,042,000 and $0, respectively, in relation to this agreement.

(16) January 2003 Financing

        On January 28, 2003, the Company completed (1) an exchange of over $300 million of the $325 million aggregate principal amount of outstanding debt issued by XM Satellite Radio Inc., (2) a restructuring of $250 million in payment obligations to General Motors Corporation through 2006, and (3) a private placement resulting in gross proceeds to the Company of $225 million.

        The Company accepted for exchange $300.2 million aggregate principal amount of the previously outstanding $325.0 million of XMSR's 14% Senior Secured Notes due 2010. For each $1,000 principal amount of notes tendered for exchange, the tendering holder received:

  •
  $1,459 principal amount at maturity of 14% Senior Secured Discount Notes due 2009 issued by XM Satellite Radio Inc. and guaranteed by XM Satellite Radio Holdings Inc.;

  •
  a warrant to purchase 85 shares of the Company's Class A common stock at an exercise price of $3.18 per share; and

  •
  $70 in cash.

        The exercise price of each warrant may be paid either in cash or without the payment of cash by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. The warrants are fully vested and expire December 31, 2009.

        Under certain agreements with General Motors and its subsidiary, OnStar Corporation, the Company and XMSR issued to OnStar a 10% Senior Secured Convertible Note due December 31, 2009 with an aggregate principal amount of $89 million in lieu of XMSR's obligation to make $115 million in guaranteed payments from 2003 to 2006 under the distribution agreement with OnStar Corporation. The Company entered into a $100 million credit facility with General Motors and issued a warrant to General Motors to purchase 10 million shares of Class A common stock at an exercise price of $3.18 per share. The warrant is fully vested and expires after five years. The note issued to OnStar is convertible and the warrant exercisable only to the extent General Motors would not beneficially own more than 19.9% of the Company's Class A common stock, unless the Company and General Motors otherwise agree and certain stockholder approvals are obtained.

        OnStar will be able to convert the note into shares of Class A common stock pursuant to a vesting schedule so that on each date prior to and including December 31, 2006 that the Company would have been obligated to make scheduled guaranteed payments under the distribution agreement, a pro rata portion of the OnStar note corresponding to the scheduled guaranteed payment will become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock (calculated as described above) on the date of conversion; provided that, the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

        General Motors provided the Company and XMSR with a $100.0 million Senior Secured Credit Facility, maturing as late as December 2009, that enables us to make monthly draws to finance payments that become due under the Company's distribution agreement with OnStar Corporation and other GM payments. The Company and XMSR are co-borrowers under this credit facility. The outstanding principal amount of all draws will be due December 31, 2009 and bear interest at the applicable 90-day LIBOR rate plus 10%. The Company will be able to make interest payments in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. The Company has the option to prepay all draws in whole or in part at any time but will not be able to re-borrow any prepaid amounts. Beginning in 2005, the Company will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of the Company's excess cash and (ii) the amount necessary to prepay the draws in full. In order to make draws under the credit facility, the Company is required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

        General Motors provided XM with the ability to make up to $35.0 million in future subscriber bounty payments ("subscriber acquisition payments") that the Company may owe to OnStar under the distribution agreement in shares of Class A common stock, valued at fair market value at the time of payment.

        The Company sold $210.0 million of 10% Senior Secured Discount Convertible Notes due December 31, 2009 to certain institutional and accredited investors, including some of its current investors. The Company and XMSR are co- obligors on these new investor notes. At any time, a holder of new investor notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share.

        The Company is not able to prepay or redeem the new investor notes. Beginning four years after the issuance of the new investor notes, the Company will be able to convert all, but not less than all of the notes at the conversion price if: (i) shares of Class A common stock have traded on The Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) the Company reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which we report our financial results, (iii) immediately following such conversion, the aggregate amount of Holdings' and its subsidiaries' indebtedness is less than $250 million, and (iv) no shares of the Company's Series C preferred stock remain outstanding.

        The Company also sold $15.0 million of its Class A common stock at a per share purchase price of $2.70 to a private investor and issued a warrant to purchase 900,000 shares of its Class A common stock at an exercise price of $3.18 per share to R. Steven Hicks, who joined the Company's board of directors in connection with these transactions.

(17) Quarterly Data (Unaudited, in thousands)

	2002
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$1,785	$3,839	$5,552	$9,005
Operating loss	(98,361)	(103,869)	(95,673)	(140,877)
Loss before income taxes	(112,250)	(117,205)	(109,646)	(155,911)
Net loss attributable to common stockholders	(117,746)	(122,415)	(114,712)	(160,998)
Net loss per share — basic and diluted	$(1.56)	$(1.38)	$(1.26)	$(1.76)

        The operating loss during the 4th quarter of 2002 of $140.9 million includes an impairment charge of $11.5 million as fully described in note 4. In addition, the operating loss includes a charge of

$8.0 million as a result of completion of negotiation for performance rights royalties, which includes the period from commencement of commercial operations.

	2001
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$—	$—	$1	$532
Operating loss	(42,124)	(41,815)	(63,392)	(135,274)
Loss before income taxes	(36,948)	(38,478)	(64,982)	(143,971)
Net loss attributable to common stockholders	(42,736)	(44,267)	(70,770)	(149,759)
Net loss per share — basic and diluted	$(0.80)	$(0.76)	$(1.14)	$(2.26)
	2002
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$—	$—	$—	$—
Operating loss	(16,888)	(13,937)	(28,109)	(20,544)
Loss before income taxes	(12,740)	(5,088)	(20,060)	(13,985)
Net loss attributable to common stockholders	(14,212)	(7,259)	(160,095)	(19,773)
Net loss per share — basic and diluted	$(0.30)	$(0.15)	$(3.26)	$(0.40)

        The sum of quarterly per share net losses do not necessarily agree to the net loss per share for the year due to the timing of stock issuances.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three-Month and Nine-month Periods ended September 30, 2003 and 2002

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(in thousands, except share and per share data)
Revenue:
Subscription revenue	$21,658	$4,775	$49,365	$8,987
Activation revenue	520	144	1,209	271
Equipment revenue	3,565	—	5,174	—
Net ad sales revenue	963	603	2,010	1,691
Other	207	30	528	226

Total revenue	26,913	5,552	58,286	11,175

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	7,031	1,146	16,510	2,591
Customer care and billing operations	6,744	4,236	17,378	10,669
Cost of equipment	4,226	—	7,194	—
Ad sales	758	748	1,755	1,306
Satellite & terrestrial	10,781	11,003	33,353	33,669
Broadcast & operations	4,551	5,872	14,992	14,505
Programming & content	5,525	6,081	15,575	19,578

Total cost of revenue	39,616	29,086	106,757	82,318
Research & development (excludes depreciation and amortization, shown below)	4,016	4,182	9,402	8,917
General & administrative (excludes depreciation and amortization, shown below)	5,622	4,977	20,194	15,905
Marketing (excludes depreciation and amortization, shown below)	38,208	34,380	126,534	126,328
Depreciation & amortization	39,526	28,600	119,074	75,611

Total operating expenses	126,988	101,225	381,961	309,079

Operating loss	(100,075)	(95,673)	(323,675)	(297,904)
Other income (expense):
Interest income	828	1,271	1,953	4,555
Interest expense	(30,384)	(15,797)	(81,072)	(47,428)
Other income (expense)	(3,817)	553	(18,792)	1,676

Net loss	(133,448)	(109,646)	(421,586)	(339,101)

8.25% Series B preferred stock dividend requirement	(515)	(941)	(1,956)	(2,824)
8.25% Series B preferred stock retirement gain	—	—	8,761	—
8.25% Series C preferred stock dividend requirement	(3,960)	(4,125)	(12,210)	(12,948)
8.25% Series C preferred stock retirement loss	(7,694)	—	(7,694)	—

Net loss attributable to common stockholders	$(145,617)	$(114,712)	$(434,685)	$(354,873)

Net loss per share:
Basic and diluted	$(1.12)	$(1.26)	$(3.75)	$(4.17)

Weighted average shares used in computing net loss per share—basic and diluted	129,733,794	91,244,246	116,052,112	85,114,390

See accompanying notes to unaudited condensed consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2003 and December 31, 2002

	September 30, 2003	December 31, 2002
	(unaudited)
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$456,632	$32,818
Short-term investments	—	9,997
Restricted investments	2,262	25,014
Accounts receivable, net of allowance for doubtful accounts of $529 and $241	6,681	3,756
Due from related parties	7,603	1,478
Related party prepaid expenses	22,261	—
Prepaid and other current assets	20,110	10,362

Total current assets	515,549	83,425
Restricted investments, net of current portion	4,049	4,728
System under construction	80,456	55,016
Property and equipment, net of accumulated depreciation and amortization of $276,138 and $158,266	739,632	847,936
DARS license	141,200	144,042
Intangibles, net of accumulated amortization of $4,115 and $3,172	8,747	9,690
Deferred financing fees, net of accumulated amortization of $8,691 and $3,898	46,544	13,275
Related party prepaid expenses, net of current portion	50,086	—
Prepaid and other assets, net of current portion	5,524	2,168

Total assets	$1,591,787	$1,160,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,391	$40,006
Accrued expenses	42,344	46,924
Accrued network optimization expenses	4,296	2,201
Current portion of long-term debt	5,971	3,845
Due to related parties	2,755	13,410
Accrued interest	11,321	16,651
Deferred revenue	24,759	9,925

Total current liabilities	119,837	132,962
Related party long-term debt, net of current portion	128,131	—
Long-term debt, net of current portion	639,299	412,540
Due to related parties, net of current portion	20,174	10,618
Deferred revenue, net of current portion	8,553	2,372
Other non-current liabilities	23,724	9,477

Total liabilities	$939,718	$567,969

Stockholders' equity:
Series A convertible preferred stock, par value $0.01 (liquidation preference of $102,739 at September 30, 2003 and December 31, 2002); 10,786,504 shares issued and outstanding at September 30, 2003 and December 31, 2002	$108	$108
Series B convertible redeemable preferred stock, par value $0.01 (liquidation preference of $23,714 and $43,364 at September 30, 2003 and December 31, 2002, respectively); 3,000,000 shares authorized, 474,289 shares and 867,289 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	5	9
Series C convertible redeemable preferred stock, par value $0.01 (liquidation preference of $175,933 and $239,508 at September 30, 2003 and December 31, 2002, respectively); 250,000 shares authorized, 140,000 and 200,000 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	1	2
Series D preferred stock, par value $0.01 (liquidation preference of $0 at September 30, 2003 and December 31, 2002); 250,000 shares authorized at September 30, 2003 and December 31, 2002, no shares issued and outstanding at September 30, 2003 and December 31, 2002	—	—
Class A common stock, par value $0.01; 600,000,000 shares and 225,000,000 shares authorized at September 30, 2003 and December 31, 2002, respectively, 149,361,031 shares and 91,706,056 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	1,494	917
Class C common stock, par value $0.01; 15,000,000 shares authorized at September 30, 2003 and December 31, 2002, no shares issued and outstanding at September 30, 2003 and December 31, 2002	—	—
Additional paid-in capital	1,958,033	1,477,261
Accumulated deficit	(1,307,572)	(885,986)

Total stockholders' equity	$652,069	$592,311

Commitments and contingencies
Total liabilities and stockholders' equity	$1,591,787	$1,160,280

See accompanying notes to unaudited condensed consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine-month Periods ended September 30, 2003 and 2002

	Nine months ended September 30,
	2003	2002
	(in thousands)
Cash flows from operating activities:
Net loss	$(421,586)	$(339,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	1,041	241
Ad sales barter revenue	(121)	(353)
Depreciation and amortization	119,074	75,611
Accretion of interest	32,130	—
Loss on disposal of computer equipment	464	—
Non-cash loss on conversion of 14% senior secured notes	25,817	—
Non-cash gain on conversion of 7.75% convertible notes	(5,634)	—
Amortization of deferred financing fees and debt discount	13,486	3,891
Non-cash stock-based compensation	1,840	671
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,966)	(1,485)
(Increase) decrease in due from related parties	(6,125)	—
(Increase) decrease in prepaid and other assets	(12,984)	3,488
Increase (decrease) in accounts payable and accrued expenses	30,925	(10,620)
Increase (decrease) in amounts due to related parties	15,596	14,226
Increase (decrease) in deferred revenue	21,015	5,604
Increase (decrease) in accrued interest	(5,330)	(12,715)

Net cash used in operating activities	(194,358)	(260,542)

Cash flows from investing activities:
Purchase of property and equipment	(9,660)	(33,122)
Additions to system under construction	(4,017)	(32,818)
Net purchase/maturity of restricted investments	22,750	45,500
Other investing activities	9,504	(26,323)

Net cash provided by (used in) investing activities	18,577	(46,763)

Cash flows from financing activities:
Proceeds from sale of common stock and capital contributions	235,683	158,604
Proceeds from issuance of 10% senior secured discount convertible notes	210,000	—
Proceeds from issuance of 12% senior secured notes	185,000	—
Repayment of 7.75% convertible subordinated notes	(6,723)	—
Repurchase of Series B preferred stock	(10,162)	—
Deferred financing costs	(11,311)	—
Payments on mortgage on corporate facility	(350)	(242)
Payments on capital lease obligations	(2,542)	(1,813)

Net cash provided by financing activities	599,595	156,549

Net increase (decrease) in cash and cash equivalents	423,814	(150,756)
Cash and cash equivalents at beginning of period	32,818	182,497

Cash and cash equivalents at end of period	$456,632	$31,741

See accompanying notes to unaudited condensed consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)   Nature of Business

        XM Satellite Radio Inc. ("Inc."), was incorporated on December 15, 1992 in the State of Delaware for the purpose of operating a digital audio radio service ("DARS") under a license from the Federal Communications Commission ("FCC"). XM Satellite Radio Holdings Inc. (the "Company") was formed as a holding company for Inc. on May 16, 1997. In 2001, the Company's satellites, "Rock" and "Roll," were successfully launched on March 18, 2001 and May 8, 2001, respectively. The Company commenced commercial operations in two markets on September 25, 2001 and completed its national rollout on November 12, 2001.

(2)   Principles of Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated.

        In the Company's opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring entries, necessary for a fair presentation of the consolidated financial position of XM Satellite Radio Holdings Inc. and its subsidiaries as of September 30, 2003 and December 31, 2002, and the results of operations and cash flows for the nine months ended September 30, 2003 and 2002. The results of operations for the three months and nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the full year. The accompanying financial statements are unaudited and should be read in conjunction with the Company's 2002 consolidated financial statements, which are included in the Company's Annual Report on Form 10-K. Certain reclassifications have been made to prior-period amounts to conform with the 2003 presentation, including the reclassification of ad sales expense and certain revenue share payments to cost of revenue. In addition, in July 2003, the Emerging Issues Task Force provided additional guidance on Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The additional guidance states that the carrying amount of preferred stock should be reduced by the issuance costs of the preferred stock in the calculation of earnings per share. This guidance is effective in fiscal periods ending after September 15, 2003 and should be retroactively reflected in the financial statements of prior periods. This guidance results in a reduction of the gains recorded on the retirement of the Company's Series B preferred stock during the three months ended March 31, 2003 and June 30, 2003, of $453,000 and $274,000, respectively, to reflect the amount of the issuance costs of the preferred stock retired. The net loss available to common stockholders for the nine months ended September 30, 2003 reflects these adjustments.

(3)   Stock-Based Compensation

        At September 30, 2003, the Company had two stock-based employee compensation plans. The Company accounts for the plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following tables illustrate the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Three months ended September 30,
	2003	2002
	(amounts in thousands, except per share data)
Net income (loss) attributable to common stockholders, as reported	$(145,617)	$(114,712)
Add: stock-based employee compensation expense included in net income (loss), net of tax	$—	$271
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards	$(7,109)	$(7,460)

Pro forma net loss	$(152,726)	$(121,901)

As reported — net loss per share — basic and diluted	$(1.12)	$(1.26)
Pro forma — net loss per share — basic and diluted	$(1.18)	$(1.34)
	Nine months ended September 30,
	2003	2002
	(amounts in thousands, except per share data)
Net income (loss) attributable to common stockholders, as reported	$(434,685)	$(354,873)
Add: stock-based employee compensation expense included in net income (loss), net of tax	$—	$671
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards	$(21,124)	$(22,999)

Pro forma net loss	$(455,809)	$(377,201)

As reported — net loss per share — basic and diluted	$(3.75)	$(4.17)
Pro forma — net loss per share — basic and diluted	$(3.93)	$(4.43)

(4)   Recent Financing Transactions

    (a) September 2003 Financing

  Offering of shares of Class A common stock

        On September 11, 2003, the Company completed a public offering of 11,320,755 shares of its Class A Common Stock to Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc., and another large institutional investor, each on behalf of its investment advisory clients. This offering resulted in gross proceeds of $150 million.

    (b) June 2003 Financing

  Offering of 12% Senior Secured Notes due 2010

        On June 17, 2003, the Company completed an offering of $175 million of Inc.'s 12% Senior Secured Notes due June 15, 2010. In July 2003, an additional $10 million of these 12% senior secured notes due 2010 were issued upon exercise of the over-allotment option. Interest on the notes is payable every six months in cash in arrears on December 15 and June 15, commencing on December 15, 2003.

The notes, which are Inc.'s senior secured obligations, are secured by substantially all of Inc.'s assets, are guaranteed by the Company and will rank equally in right of payment with all of Inc.'s other existing and future senior indebtedness and senior in right of payment to all of Inc.'s existing and future subordinated indebtedness. Inc. may, at its option, redeem the notes at declining redemption prices at any time on or after June 15, 2007. At any time on or prior to June 15, 2006, Inc. may redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as the redemption occurs within 90 days of the date of the closing of such equity offering and at least $100 million aggregate principal amount of notes remains outstanding after the redemption.

    (c) January 2003 Financing

        On January 28, 2003, the Company completed (1) an exchange of over $300 million of the $325 million aggregate principal amount of outstanding debt issued by Inc., (2) a restructuring of $250 million in payment obligations to General Motors Corporation ("GM") due through 2006, and (3) a private placement resulting in gross proceeds to the Company of $225 million.

  14% Senior Secured Discount Notes Issued in Exchange

        The Company accepted for exchange $300.2 million aggregate principal amount of the previously outstanding $325.0 million of Inc.'s 14% Senior Secured Notes due 2010 ("Old Notes"). For each $1,000 principal amount of notes tendered for exchange, the tendering holder received:

  •
  $1,459 principal amount at maturity of 14% Senior Secured Discount Notes due 2009 ("New Notes") issued by XM Satellite Radio Inc. and guaranteed by XM Satellite Radio Holdings Inc.;

  •
  a warrant to purchase 85 shares of the Company's Class A common stock at an exercise price of $3.18 per share; and

  •
  $70 in cash.

The exercise price of each warrant may be paid either in cash or without the payment of cash by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. The warrants are fully vested and expire December 31, 2009. The face value of the New Notes is reduced by a discount of $60,981,000 associated with the fair value of the related warrants. The fair value of the warrants was calculated using a Black-Scholes based methodology. The face value of these notes is also reduced by an allocation of the unamortized discount on the Old Notes of $52,421,000. This exchange was accounted for as a troubled debt restructuring, and therefore, the modification of terms has been accounted for prospectively from the time of the restructuring. The

New Notes are reported on the Company's condensed consolidated balance sheet as of September 30, 2003 as follows (in thousands).

Face amount of notes at January 28, 2003	$300,176
Warrant discount at January 28, 2003	(113,402)

Carrying amount at January 28, 2003	186,774
Discount amortization / interest accretion (Jan.-Mar. 2003)	4,156
Extinguishments (Jan.-Mar. 2003)	(9,990)

Carrying amount at March 31, 2003	180,940

Discount amortization / interest accretion (Apr.-June 2003)	9,452
Extinguishments (Apr.-Jun. 2003) (see Note 5)	(30,974)

Carrying amount at June 30, 2003	159,418

Discount amortization / interest accretion (July-Sep. 2003)	8,824
Extinguishments (July-Sep. 2003)	—

Carrying amount at September 30, 2003	$168,242

  Restructuring of GM Obligations

        Under certain agreements with General Motors ("GM") and its subsidiary, OnStar Corporation ("OnStar"), the Company and Inc. issued to OnStar a 10% Senior Secured Convertible Note due December 31, 2009 with an aggregate principal amount of $89 million in lieu of Inc.'s obligation to make $115 million in guaranteed payments from 2003 to 2006 under the distribution agreement with OnStar Corporation. The Company also entered into a $100 million credit facility with GM and issued a warrant to GM to purchase 10 million shares of Class A common stock at an exercise price of $3.18 per share. The warrant is fully vested and expires after five years. The Company determined that the fair value of the warrant was $25.2 million, and the unamortized amount is included in deferred financing fees on the Company's condensed consolidated balance sheet as of September 30, 2003. The fair value of the warrant was calculated using a Black-Scholes based methodology. The note issued to OnStar is convertible and the warrant exercisable only to the extent GM would not beneficially own more than 19.9% of the Company's Class A common stock, unless the Company and GM otherwise agree and certain stockholder approvals are obtained.

        OnStar will be able to convert the note into shares of Class A common stock pursuant to a vesting schedule so that on each date prior to and including December 31, 2006 that the Company would have been obligated to make scheduled guaranteed payments under the distribution agreement, a pro rata portion of the OnStar note corresponding to the scheduled guaranteed payment will become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock (calculated as described above) on the date of conversion; provided that, the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

        GM provided the Company and Inc. with a $100.0 million Senior Secured Credit Facility, maturing as late as December 2009, that enables the Company to make monthly draws to finance payments that become due under the Company's distribution agreement with OnStar Corporation and other GM payments. The Company and Inc. are co-borrowers under this credit facility. The outstanding principal amount of all draws will be due December 31, 2009 and bear interest at the applicable 90-day LIBOR rate plus 10%. The Company will be able to make interest payments in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. The Company has the option to prepay all draws in whole or in part at any time but will not be able to re-borrow any prepaid amounts. Beginning in 2005, the Company will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of the Company's excess cash and (ii) the amount necessary to prepay the draws in full. In order to make draws under the credit facility, the Company is required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

        GM provided the Company with the ability to make up to $35.0 million in future subscriber bounty payments ("subscriber acquisition payments") that the Company may owe to OnStar under the distribution agreement in shares of Class A common stock, valued at fair market value at the time of payment.

  Private Placement of 10% Senior Secured Discount Convertible Notes and Class A Common Stock

        The Company sold $210.0 million of 10% Senior Secured Discount Convertible Notes due December 31, 2009 to certain institutional and accredited investors, including some of its current investors. The Company and Inc. are co-obligors on these new investor notes. At any time, a holder of new investor notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share. The face value of the 10% senior secured discount convertible notes is reduced by a discount of $2,842,000 associated with the fair value of the consideration provided to certain of these investors at the time of issuance. The face value of these notes is further reduced by a beneficial conversion feature of $68,879,000. These notes are reported on the Company's condensed consolidated balance sheet as of September 30, 2003 as follows (in thousands).

Face amount of notes at January 28, 2003	$210,000
Discount at January 28, 2003	(2,842)
Beneficial conversion feature at January 28, 2003	(68,879)

Carrying amount at January 28, 2003	138,279
Discount amortization / interest accretion (Jan.-Mar. 2003)	3,766

Carrying amount at March 31, 2003	142,045

Discount amortization / interest accretion (Apr.-June 2003)	6,152
Extinguishments (Apr.-June 2003) (see Note 5)	(2,769)

Carrying amount at June 30, 2003	145,428

Discount amortization / interest accretion (July-Sep. 2003)	6,097
Extinguishments (July-Sep. 2003)	(7,978)

Carrying amount at September 30, 2003	$143,547

        The Company is not able to prepay or redeem the new investor notes as discussed in Note 6. Beginning four years after the issuance of the new investor notes, the Company will be able to convert all, but not less than all of the notes at the conversion price if: (i) shares of Class A common stock have traded on The Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) the Company reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which the Company reports its financial results, (iii) immediately following such conversion, the aggregate amount of Holdings' and its subsidiaries' indebtedness is less than $250 million, and (iv) no shares of the Company's Series C preferred stock remain outstanding. The Company has committed to refer (or may provide directly as described below) one of the investors in its January 2003 convertible notes offering to potential sources of freely tradable shares of its class A common stock for borrowing and hedging activities. To date its efforts have included identifying other significant holders of the class A common stock who may be interested in entering into an arrangement with this investor. Should these referrals not result in this investor obtaining a stock loan, the Company may issue up to 7.5 million shares to this investor for a purchase price payable by an interest-bearing promissory note and concurrently enter into a repurchase/resale agreement with this investor at the same purchase price, with a repurchase or resale to occur after two years. The accounting impact of an issuance and then repurchase or resale would ultimately depend on how the transaction is structured. One of the members of the Company's board of directors is a limited partner of this investor.

        The Company also sold $15.0 million of its Class A common stock at a per share purchase price of $2.70 to a private investor and issued a warrant to purchase 900,000 shares of its Class A common stock at an exercise price of $3.18 per share to R. Steven Hicks, who joined the Company's board of directors in connection with these transactions. This warrant was valued at $2.3 million using a Black-Scholes based methodology, and the unamortized amount is included in deferred financing fees on the condensed consolidated balance sheet as of September 30, 2003.

(5)   Other Equity Issuances

        During the nine-month period ended September 30, 2003, the Company issued 10,814,500 shares of Class A common stock for gross proceeds of $65.7 million under its Direct Stock Purchase Program (DSPP). None of these shares of Class A common stock were issued during the three-month period ended September 30, 2003.

        Concurrent with the funds raised through the DSPP, and during the nine-month period ended September 30, 2003, the Company entered into agreements with certain holders of its notes to exchange $104.1 million carrying value, or $136.9 million fully accreted face value at maturity, of their notes, for $6.7 million in cash consideration and 15,398,251 shares of Class A common stock. The Company recorded a loss of $20.2 million from these debt extinguishments in other expense on the condensed consolidated statement of operations for the nine months ended September 30, 2003. During the three-month period ended September 30, 2003, agreements were entered into with holders of its notes to exchange $11.4 million carrying value, or $14.4 million fully accreted face value at maturity, of their notes, for 3,934,480 shares of Class A common stock. The Company recorded a loss of $4.4 million from these debt extinguishments in other expense on the condensed consolidated statement of operations for the three months ended September 30, 2003.

        Also concurrent with the funds raised through the DSPP, and during the nine-month period ended September 30, 2003, the Company entered into agreements with certain holders of its 8.25% Series B convertible redeemable preferred stock to exchange $19.7 million in shares of Series B preferred stock for $10.2 million in cash consideration. The Company recorded an increase of $8.8 million in additional paid in capital on the condensed consolidated balance sheet as of September 30, 2003 and reduced the net loss attributable to common stockholders for the nine-month period ended September 30, 2003 by a corresponding amount from the retirement of this preferred stock. During the three-month period ended September 30, 2003, the Company did not enter into any agreement to exchange shares of Series B preferred stock. During the three-and nine-month periods ended September 30, 2003, the Company entered into agreements with certain holders of its 8.25% Series C convertible redeemable preferred stock to exchange 60,000 shares of Series C preferred stock plus accrued dividends through the date of the exchange for 8,931,058 shares of Class A common stock. The Company recorded a decrease of $7.7 million in additional paid-in-capital on the condensed consolidated balance sheet as of September 30, 2003 and increased the net loss attributable to common stockholders for the three-and nine-month periods ended September 30, 2003 by a corresponding amount from the exchange of this preferred stock.

        Additionally, during the nine-month period ended September 30, 2003, the Company entered into agreements with certain holders of Class A common stock warrants to exchange 55,145 warrants convertible into 4,687,325 shares of Class A common stock for 3,532,400 shares of common stock. During the three-month period ended September 30, 2003, agreements were entered into with certain holders of Class A common stock warrants to exchange 12,000 warrants convertible into 1,020,000 shares of Class A common stock for 885,000 shares of common stock. The Company also received $2.5 million in cash proceeds from the exercise of 9,345 warrants into 794,325 shares of Class A common stock during the nine-month period ended September 30, 2003. Of these amounts, $2.0 million in cash proceeds was received from the exercise of 7,340 warrants into 623,900 shares of Class A common stock during the three-month period ended September 30, 2003.

        During the three-and nine-month periods ended September 30, 2003, R. Steven Hicks exercised a warrant to purchase 311,000 shares of its Class A common stock at a purchase price of $3.18 per share and received 233,396 net shares of Class A common stock. The warrant was originally issued pursuant to the January 2003 transactions. (see note 4).

(6)   Long-Term Debt

        Long-term debt at September 30, 2003 and December 31, 2002 consisted of the following (in thousands):

	September 30, 2003	December 31, 2002
14% senior secured notes — original issue due 2010 (Old Notes)	$22,824	$325,000
Less: unamortized discount on 14% senior secured notes due 2010	(3,808)	(57,102)
14% senior secured discount notes due 2009 (New Notes)	245,057	—
Add: accretion of interest on 14% senior secured notes	8,577	—
Less: unamortized discount on 14% senior secured notes due 2009	(85,392)	—
12% senior secured notes due 2010	185,000	—
10% senior secured discount convertible notes	203,328	—
Add: accretion of interest on 10% senior secured discount convertible notes	5,069	—
Less: unamortized discount on 10% senior secured discount convertible notes	(64,850)	—
7.75% convertible subordinated notes	58,182	79,057
Mortgage	28,223	28,573
Loan payable	35,000	35,000
Notes payable	4,025	—
Related party long-term debt	128,131	—
Capital leases	4,035	5,857

Total debt	$773,401	$416,385
Less current installments	(5,971)	(3,845)

Long-term debt, excluding current installments	$767,430	$412,540

(a)
14% Senior Secured Notes

        On March 15, 2000, the Company closed a private placement of 325,000 units, each unit consisting of $1,000 principal amount of Old Notes and one warrant to purchase 8.024815 shares of the Company's Class A common stock at a price of $49.50 per share. The Company realized net proceeds of $191,500,000, excluding $123,000,000 used to acquire securities that will be used to pay interest payments due under the notes for the first three years. The $325,000,000 face value of the notes was offset by a discount of $65,746,000 associated with the fair value of the related warrants. In January 2003, the Company completed an exchange of 300,176 Old Notes for $437,956,784 principal amount at maturity of New Notes, warrants to purchase 25,514,960 shares of the Company's Class A common stock at a price of $3.18 per share and $21,012,320 in cash. The face value of the New Notes was offset by a discount of $60,981,000 associated with the fair value of the related warrants. The face value of these notes is also reduced by a discount of $52,421,000 associated with the allocation of the discount on the Old Notes. As of September 30, 2003 and December 31, 2002, the Company had amortized $13,409,000 and $8,644,000 of the discount, respectively. During the nine months ended September 30, 2003, the Company also extinguished $2,000,000 principal amount at maturity, of Old Notes plus accrued interest and $65,483,000 carrying value, or $94,208,000 fully accreted face value at maturity, of New Notes by issuing 8,448,500 shares of its Class A common stock.

(b)
12% Senior Secured Notes

        On June 17, 2003, the Company sold $175,000,000 of 12% senior secured notes due June 15, 2010 to certain institutional and accredited investors, including some of its current investors. In July 2003, an additional $10,000,000 of these 12% senior secured notes due 2010 were issued pursuant to the over-allotment option.

(c)
10% Senior Secured Discount Convertible Notes

        On January 28, 2003, the Company sold $210,000,000 of 10% senior secured discount convertible notes due December 31, 2009 to certain institutional and accredited investors, including some of its current investors. The $210,000,000 face value of the notes was offset by a discount of $2,842,000 associated with the fair value of the consideration provided to certain of these investors at the time of issuance. In connection with this transaction, the Company also recognized a beneficial conversion feature of $68,879,000. During the nine months ended September 30, 2003, the Company also exchanged $15,654,000 carrying value, or $19,829,000 principal amount at maturity, of 10% senior secured discount convertible notes due 2009 by issuing 5,258,876 shares of its Class A common stock. The Company recorded the discount of $4,795,000 attributable to the beneficial conversion of these exchanged notes to interest expense during the nine months ended September 30, 2003. During the three months ended September 30, 2003, the Company exchanged $11,442,000 carrying value, or $14,376,000 principal amount at maturity, of 10% senior secured discount convertible notes due 2009 by issuing 3,934,480 shares of its Class A common stock. The Company recorded the discount of $3,464,000 attributable to the beneficial conversion of these exchanged notes to interest expense during the three months ended September 30, 2003. The Company may require conversion on or after January 28, 2007 of all of the notes into shares of Class A common stock at a conversion price of $3.18 per share. The holders of the notes may convert their notes into Class A common stock at any time prior to maturity.

(d)
7.75% Convertible Subordinated Notes

        On March 6, 2001, the Company closed a public offering of $125,000,000 of its 7.75% convertible subordinated notes due 2006, which yielded net proceeds of $120,700,000. The subordinated notes are convertible into shares of the Company's Class A common stock at a conversion price of $12.23 per share. In July and August 2001, the holders of the 7.75% convertible subordinated notes exchanged $45,900,000 of notes for 4,194,272 shares of the Company's Class A common stock. The Company incurred a charge of $6,500,000 to interest for the incentivized conversion. During the nine months ended September 30, 2003, the holders of the 7.75% convertible subordinated notes exchanged $20,875,000 of notes for 1,690,875 shares of the Company's Class A common stock and $6,723,000 in cash. The Company may redeem at any time after March 3, 2004 all or part of the notes at declining redemption prices. The holders of the notes may convert their notes into Class A common stock at any time prior to maturity.

(e)
Mortgage

        On August 24, 2001, the Company entered into a loan and security agreement with a lender that provided it with $29,000,000 to purchase its corporate headquarters and incurred $500,000 in financing costs associated with the transaction. The loan bore interest at 8% until it adjusted on March 1, 2002 to the six-month LIBOR rate plus 3.5%. The interest rate is adjusted every six months and may not exceed the ceiling rate of 14% or the floor rate of 8%. The loan will mature on September 1, 2006. The Company used the proceeds along with $5,000,000 to purchase its corporate headquarters for

$34,000,000 and incurred $800,000 in closing costs on the transaction. The mortgage is secured by the building and an escrow of $3,500,000 at September 30, 2003.

(f)
Loan Payable

        On December 5, 2001, the Company entered into a Customer Credit Agreement with Boeing Capital Corporation ("BCC") pursuant to which the Company borrowed $35,000,000 from BCC at an interest rate equal to LIBOR plus 3.5%, increasing to LIBOR plus 4.5% after December 5, 2003, which is compounded annually and payable quarterly in arrears. The principal is due on the earlier of December 5, 2006 or the launch of the ground spare satellite (XM-3), presently scheduled for the three-month period commencing October 15, 2004. The principal would also become due should the Boeing Satellite Contract (note 10(c)) be terminated. The loan is secured by the Company's interest in the ground spare satellite, excluding its payload.

(g)
Related Party Notes

        On January 28, 2003, the Company and Inc. issued to OnStar, a subsidiary of GM, a 10% senior secured convertible note due December 31, 2009 with an aggregate principal amount of $89,042,000 in lieu of Inc.'s obligation to make $115,000,000 in guaranteed payments from 2003 to 2006 under the distribution agreement with OnStar. GM also provided the Company and Inc. with the ability to make up to $35,000,000 in future subscriber acquisition payments that the Company may owe to OnStar under the distribution agreement in shares of Class A common stock and provided the Company with a $100,000,000 credit facility agreement. As of September 30, 2003, the Company has incurred $39,089,000 in payments due to OnStar which is reported in marketing expenses on the Company's condensed consolidated statement of operations for the three- and nine-month periods ended September 30, 2003. Of this amount, $32,297,000 has been drawn from the credit facility and $6,792,000 relates to subscriber acquisition payments due to OnStar that may be paid in Class A common stock.

(h)
Notes Payable

        The Company has established notes payable for credit facilities to vendors for the deferral of up to $6,000,000 million in amounts owed. These notes are payable in 2004 and 2005 and accrue interest at 6%. As of September 30, 2003, the balance due on these credit facilities was $4,025,000. The Company also issued warrants in connection with these notes. The fair value of these warrants is $169,000 and is included in deferred financing fees.

(7)   Revenue Recognition

        The Company derives revenue primarily from basic and premium subscription and activation fees as well as advertising, direct sales of equipment and royalties.

        Revenue from subscribers, which is generally billed in advance, consists of (i) fixed charges for service, which are recognized as the service is provided and (ii) non-refundable activation fees that are recognized ratably over the estimated 40-month life of the customer relationship. Direct activation costs are expensed as incurred. Promotions for free or discounted activation or service are treated as a reduction to revenue during the period of the promotion. Rebates to subscribers are recorded as reductions to revenue when claimed.

        The Company recognizes advertising revenue from sales of advertisements in the period in which the advertisement is broadcast. Agency fees are presented as a reduction to revenue in the condensed consolidated statement of operations. Advertising revenue for the three months ended September 30, 2003 and 2002 included advertisements sold in exchange for goods and services (barter) recorded at fair value. Revenue from barter transactions is recognized when advertisements are broadcast. Merchandise or services received are charged to expense when received or used. Barter transactions are not significant to the Company's condensed consolidated results of operations.

        Equipment revenue is recognized at the time of shipment of the equipment. Royalty revenue is recognized when earned.

(8)   Net Income (Loss) Per Share

        The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders (after deducting preferred dividend requirements) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) available per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. The Company has presented historical basic and diluted net income (loss) per share in accordance with SFAS No. 128. As the Company had a net loss in each of the periods presented, basic and diluted net income (loss) per share is the same.

(9)   Related Party Transactions

        The Company had the following amounts due from related parties at September 30, 2003 and December 31, 2002 (in thousands):

	September 30, 2003	December 31, 2002
GM	$7,573	$1,478
Honda	30	—

	$7,603	$1,478

        The Company had the following amount as related party prepaid expense at September 30, 2003 and December 31, 2002 (in thousands):

	September 30, 2003	December 31, 2002
GM	$72,347	$—

        The Company had the following amounts outstanding to related parties at September 30, 2003 and December 31, 2002 (in thousands):

	September 30, 2003	December 31, 2002
GM	$21,041	$20,908
Hughes	92	58
DIRECTV, Inc.	—	3
Clear Channel	1,796	3,059

	$22,929	$24,028

        The Company had the following related party debt at September 30, 2003 and December 31, 2002 (in thousands):

	September 30, 2003	December 31, 2002
GM	$128,131	$—

        Beginning in the fourth quarter of 2002, the Company engaged in activities with GM and Honda to jointly promote XM service subscriptions to new car buyers. At September 30, 2003, there were 189,311 subscribers in promotional periods (ranging from three months to one year in duration) paid for by the vehicle manufacturers. These subscriptions are included in the Company's three-months and nine-months subscriber total. Revenues earned from related parties, primarily from these subscriptions, are as follows (in thousands):

	Three months ended
	September 30, 2003	September 30, 2002
GM	$5,183	$—
Honda	19	—

	$5,202	$—

	Nine months ended
	September 30, 2003	September 30, 2002
GM	$7,774	$—
Honda	23	—

	$7,797	$—

        The Company has relied upon certain related parties for technical marketing and other services during the three months and nine months ended September 30, 2003 and 2002. Total costs incurred in transactions with related parties are as follows (in thousands):

	Three months ended September 30, 2003
	GM	Hughes	Clear Channel
Terrestrial repeater network	$—	$44	$—
Terrestrial repeater site leases	—	—	15
Customer care & billing operations	285	—	—
Marketing	29,968	—	1,713

	Three months ended September 30, 2002
	GM	Hughes	DIRECTV	Clear Channel	LCCI
Terrestrial repeater network	$—	$142	$—	$—	$(1,273)
Terrestrial repeater site leases	—	—	—	14	—
Customer care & billing operations	21	—	—	—	—
Marketing	8,856	—	—	2,001	—
	Nine months ended September 30, 2003
	GM	Hughes	Clear Channel
Terrestrial repeater network	$—	$295	$—
Terrestrial repeater site leases	—	—	44
Customer care & billing operations	738	—	—
Marketing	71,203	—	6,926
	Nine months ended September 30, 2002
	GM	Hughes	DIRECTV	Clear Channel	LCCI
Terrestrial repeater network	$—	$10,386	$—	$—	$3,089
Terrestrial repeater site leases	—	—	—	42	—
Customer care & billing operations	25	—	33	—	—
Marketing	15,465	—	—	6,489	—

    (a) GM

        In 1999, the Company established a distribution agreement with GM (see note 10 (f)). Under the terms of the agreement, GM distributes the XM Radio Service in various models of its vehicles. This agreement was amended in June 2002 and January 2003.

    (b) Hughes

        In 1999, the Company entered into a terrestrial repeater manufacturing agreement with Hughes (see note 10 (d)).

    (c) DIRECTV

        In 1999, the Company entered into a consulting services agreement with DIRECTV. The agreement provides for DIRECTV professionals to aid the Company's efforts in establishing its customer care center and billing operations on a time and materials basis.

    (d) Clear Channel

        Pursuant to an operational assistance agreement with Clear Channel Communications, the Company receives programming services. In addition, in 2000, the Company entered into a sponsorship agreement with SFX Marketing, now Clear Channel Entertainment, to advertise and promote the Company's service at Clear Channel Entertainment events and venues. Since 2000, Premiere Radio Networks, a subsidiary of Clear Channel Communications has served as one of the Company's ad sales representatives. Under separate agreements, the Company also runs advertisements on a spot and network basis on radio stations owned by Clear Channel Communications. In addition, the Company leases sites for its terrestrial repeaters from Clear Channel Communications.

    (e) LCCI

        In 1999, the Company entered into the LCCI Services Contract (see note 10(d)), and LCCI also provides certain ongoing consulting engineering work for the Company relating to the terrestrial repeater network on a time and materials basis. LCCI ceased to be a related party in 2002.

(10) Commitments and Contingencies

    (a) DARS License and Regulatory Matters

        The Company's DARS license is valid for eight years upon successful launch and orbital insertion of the satellites and can be extended by the Company. The DARS license requires that the Company comply with a construction and launch schedule specified by the FCC for each of the two authorized satellites, which has occurred. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company's license. The Company believes that the exercise of such authority to rescind the license is unlikely. If necessary, the Company could seek FCC authority to launch additional satellites for use in its system, which management believes would likely be approved. Additionally, the FCC has not yet issued final rules permitting the Company to deploy its terrestrial repeaters to fill gaps in satellite coverage. The Company is operating its repeaters on a non-interference basis pursuant to a grant of special temporary authority from the FCC. This grant originally expired March 18, 2002. However, on March 11, 2002, the Company applied for an extension of this special temporary authority and the Company can continue to operate its terrestrial repeaters pursuant to the special temporary authority pending a final determination on this extension request. This authority is currently being challenged by operators of terrestrial wireless systems who have asserted that the Company's repeaters may cause interference. The Company believes it is not likely that an FCC order would materially impact the terrestrial repeater system design currently in operation.

        The Company has entered into a Memorandum of Agreement contemplating the establishment of a joint venture entity that would be authorized to provide the XM service in Canada. This entity has begun the process of seeking authority from the Canadian government to provide satellite radio service in Canada. XM anticipates that the joint venture, once established, would be independently financed and would not require XM to commit capital to the venture.

    (b) Technology Licenses

        Effective January 1, 1998, the Company entered into a technology licensing agreement with Motient and WorldSpace Management Corporation ("WorldSpace MC") by which as compensation for certain licensed technology then under development to be used in the XM Radio System, the Company pays certain amounts to WorldSpace MC; $5 million of such amounts have been deferred and are to be paid, plus interest, over the next five years through the end of 2008. The actual amounts to be incurred under this agreement are dependent upon further development of the technology, which is at the Company's option. The agreement includes provisions for sharing certain costs related to the further development of technology and for royalty payments from the Company to WorldSpace MC.

    (c) Satellite System

        As of September 30, 2003, the Company had paid approximately $474.8 million under the satellite contracts related to "Rock" and "Roll", XM-3 and XM-4, including $659,000 in incentives and interest related thereto.

  XM "Rock" and XM "Roll"

        Under the Company's satellite contract, (originally entered into in March 1998, as amended to date) Boeing Satellite Systems ("BSS") has delivered two satellites in orbit ("Rock" and "Roll"), provided ground equipment and software used in the XM Radio system and certain launch and operations support services. The contract also provides for in-orbit performance incentives to be earned depending on the performance of the satellites over their useful lives. The incentives under the satellite contract associated with "Rock" and "Roll" could total up to $25,000,000 (excluding interest).

  Payment Deferrals on XM "Rock" and XM "Roll"

        The Company and BSS have deferred $16,350,000 of in-orbit incentive payments (included in the $25,000,000 set forth above) relating to the Company's two existing satellites, "Rock" and "Roll", with the principal amount (to the extent earned and still capable of being earned) payable on December 5, 2006. After December 5, 2006, BSS must repay the Company any portion of the principal paid representing incentive amounts that are not earned on a current basis. Incentive payment amounts are earned (and expensed through operations) on a daily basis for each day that a satellite meets or exceeds its applicable performance specifications. The deferred amounts bear interest at the rate of 8%, compounded annually, payable quarterly in arrears.

  XM-3

        The Company's ground spare satellite (XM-3) has been partially constructed to date, and is currently undergoing modifications to correct the solar array degradation issues experienced by "Rock" and "Roll," as well as other changes discussed below. Through September 30, 2003, with respect to XM-3, the Company has deferred $15 million (at an interest rate of 8%) through December 5, 2006 and borrowed back $35 million (from BCC, as described in note 6(f) above, to be repaid prior to launch of XM-3).

        On May 22, 2003, the Company and BSS amended the satellite contract so as to set the launch period for its ground spare satellite, XM-3, for the three-month period commencing October 15, 2004. In addition to the modifications to address the solar anomaly as noted below, BSS will make certain alterations to optimize XM-3 for the specific orbital slot into which it will be launched. The aggregate cost of the launch, the optimization for the specific orbital slot and certain pre-launch services is approximately $100,000,000, of which approximately $2,000,000 must be paid during the fourth quarter of 2003, and the balance in 2004, with nearly half being paid just prior to the launch. In addition, any unearned "Rock" and "Roll" incentives (of the $25,000,000 described above) will be rolled over to XM-3 and the Company must repay its existing $35,000,000 loan from BCC prior to the XM-3 launch; the Company also will need to acquire and pay for launch and in-orbit insurance in connection with this launch. The cost of launch and in-orbit insurance in connection with this launch is subject to market prices and conditions at the time such insurance is obtained.

  XM-4

        The Company has committed (by further amendment to the satellite contract, with such amendment dated July 31, 2003, and by a separate contract with Sea Launch Company, LLC ("Sea Launch"), dated August 5, 2003) to acquire from BSS a fourth satellite ("XM-4"), which shall be available for shipment to the launch services provider no later than October 31, 2005, and associated launch services from Sea Launch. The fixed prices for XM-4 and the associated launch services total $186,500,000 plus interest on deferred amounts and excluding in-orbit performance incentives. Following initial payments of $3,000,000 in 2003, payments aggregating over $100,000,000 are deferred with interest accruing monthly at a rate of 12.75% per annum. As of September 30, 2003, the Company had deferred payments of $13,600,000 recorded in other non-current liabilities on the balance sheet. Of the aggregate deferral, $10,000,000 is payable in October 2004 (of the total of approximately $13,000,000 of payments anticipated to be made in 2004) and the balance, including all accrued and unpaid interest, in January 2005; the remaining portion of the fixed prices for XM-4 and the associated launch services are payable prior to launch. The Company also issued a warrant to BSS to purchase 500,000 shares of XM's Class A Common Stock at $13.524 per share. The fair value of these warrants was determined to be $5,790,000 using a Black-Scholes based methodology and is included in Systems Under Construction on the Company's balance sheet as of September 30, 2003. After launch of XM-4, BSS has the right to earn incentive payments of $12,000,000 over the first twelve years of in-orbit life, an additional $7,500,000 for performance above specification during the first 15 years of in-orbit life, and an additional $10,000,000 for continued high performance across the five year period beyond the 15 year design life. The Company has also obtained a fixed price option to acquire a fifth satellite from BSS on pricing and incentive terms similar to those applicable to XM-4. If XM-3 is launched successfully and operates satisfactorily, the Company may elect, under the above contracts, to defer launch of XM-4 and, as a result, approximately $50,000,000 in payments could be deferred until 2007.

  Satellite Insurance and System Risk Mitigation.

        In the first quarter of 2003, the Company filed the proofs of loss for constructive total loss claims on both its satellites with its insurance carriers for the aggregate sum insured (less applicable salvage), relating to a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including XM "Rock" and XM "Roll," identified to its insurers in September 2001. The Company has launch and in-orbit insurance policies that provide coverage to it for a total, constructive total or partial loss of each of its satellites where such loss arises from an occurrence within the first five years after launch (both satellites were launched during the first half of 2001). The aggregate sum insured in the event of the total or constructive total loss of both satellites is $400 million ($200 million per satellite). During the third quarter of 2003, the Company received letters from its insurers rejecting its proofs of loss and denying its claims. The Company subsequently provided to the insurers its reasons why the insurers' position is factually incorrect and unsupported under the terms of its policies. By letter dated November 7, 2003, the insurers advised that they are not in a position to change the decisions stated in their prior letter. The Company anticipates continuing correspondence and meetings with individual and groups of insurers to resolve this matter and will proceed with negotiations, arbitration or litigation as necessary to recover the losses. The Company continues to believe that it will ultimately receive insurance payments adequate to launch its spare satellite and fund a portion of XM-4, although there can be no assurance as to the amount of any insurance proceeds, or that any insurance proceeds will be received in a timely manner.

        In light of the progressive degradation noted above, XM plans to launch its ground spare satellite (XM-3) into one orbital slot by year-end 2004, and operate "Rock" and "Roll" collocated in the other orbital slot. In 2007, the Company plans to launch XM-4 to replace the collocated "Rock" and "Roll". In this way, the Company will have replacement satellites in orbit and operating prior to the times "Rock" and "Roll" can no longer provide full service, or half service in collocated mode.

        Since the solar array power degradation issue is common to the first six Boeing 702 class satellites now in orbit, the manufacturer and the Company are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of the Company's two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a firm launch commitment for a spare satellite in the fourth quarter of 2004, the ability to provide full service for an extended period of time with "Rock" and "Roll" collocated in one orbital slot and the spare located in the other slot (which would allow partial use of the existing satellites through the first quarter of 2008), firm commitments to build a fourth satellite and provide launch services therefor, and various mitigation actions to extend the full or partial use of the existing satellites, the Company believes that it will be able to launch additional satellites prior to the time the solar array power problem might cause the broadcast signal strength to fall below minimum acceptable levels.

        Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and the Company, the Company's management adjusted the estimated useful lives of its in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). The Company's management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of its in-orbit satellites based on future information. The Company has not recorded an impairment due to its forecasted cash flows (which are sufficient to recover the system assets); however, should the Company reduce or not meet its forecasted cash flows or reduce further the estimated useful lives of the satellites, it may be required to record an impairment (which may be substantial) at that time. The Company has not adjusted the estimated useful lives of its spacecraft control facilities, as it believes these facilities will continue to be of use in its system.

    (d) Terrestrial Repeater System Contracts

        As of September 30, 2003, the Company had incurred aggregate costs of approximately $267,634,000 for its terrestrial repeater system. These costs covered the capital costs of the design, development and installation of a system of terrestrial repeaters to cover approximately 60 cities and metropolitan areas. In August 1999, the Company signed a contract with LCCI calling for engineering and site preparation. As of September 30, 2003, the Company had paid $128,356,000 under this contract. There are no further payments due under the LCCI contract. The Company also entered into a contract effective October 22, 1999 with Hughes for the design, development and manufacture of the terrestrial repeaters; there are no further payments due under this contract except those related to ongoing out-of-warranty repairs. The Company has paid $114,063,000 under this contract as of September 30, 2003 and has an additional liability recorded of $92,000 at September 30, 2003.

    (e) Accrued Network Optimization Expenses

        As a result of the planned reduction of the number of terrestrial repeater sites, the Company recognized a charge of $919,000 during the three-month period ended September 30, 2003 compared to $1,400,000 during the three-month period ended September 30, 2002 and a charge of $4,003,000 during the nine-month period ended September 30, 2003 compared to $3,025,000 during the nine-month period ended September 30, 2002. At September 30, 2003, the Company had recorded a lease termination accrual of $4,296,000 that represents an estimate of the costs to terminate the remaining 84 leases based on management's judgment, advice of lease consultants, and on-going negotiations with landlords. The liability also includes the estimated costs to deconstruct the existing sites, which are based upon quotes from contractors. This amount could vary significantly from the actual amount incurred, depending primarily on the Company's ability to negotiate lease termination settlements.

        Accrued network optimization expenses at September 30, 2003 and December 31, 2002 consisted of the following (in thousands):

Balance at December 31, 2002	$2,201
Add: additional charges recognized (Jan. – Sept. 2003)	4,003
Less: payments made (Jan. – Sept. 2003)	(1,908)

Balance at September 30, 2003	$4,296

    (f) GM Distribution Agreement

        The Company has a long-term distribution agreement with OnStar, a subsidiary of GM. During the term of the agreement, which expires 12 years from the commencement date of the Company's commercial operations, GM has agreed to distribute the service to the exclusion of other S-band satellite digital radio services. The Company will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-GM vehicles that are sold for use in the United States. The agreement was amended in June 2002 and January 2003 to clarify certain terms in the agreement, including extending the dates when certain initial payments are due to GM and confirming the date of the Company's commencement of commercial operations, and to provide that the Company may make certain payments to GM in the form of indebtedness or shares of the Company's Class A common stock. The Company's total cash payment obligations were not increased. The Company has significant annual, fixed payment obligations to GM. As a result of the June 2002 amendment, the Company commenced recognizing these fixed payment obligations for the period ending through November 2005, which approximate $63.6 million, on a straight-line basis. However, due to the January 2003 amendment to the Distribution Agreement and GM's current roll out plans which indicate a likelihood of GM exceeding minimum installation targets, the Company is now prospectively recognizing these fixed payments due through September 2013, which approximate $397.3 million, on a straight-line basis. The Company issued a 10% Senior Secured Convertible Note due 2009 with an aggregate principal amount of $89,042,387 to OnStar in lieu of making these fixed payments to OnStar for amounts otherwise due in 2003 through 2006. The Company has recorded $22.3 million of current prepaid expense to related party and $50.0 million of non-current prepaid expense to related party in the condensed consolidated balance sheet at September 30, 2003.

        In order to encourage the broad installation of XM radios in GM vehicles, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to the Company's service. The Company must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios, which percentage increases until there are more than 8 million GM vehicles with installed XM radios. The Company will also make available to GM bandwidth on its system. As part of the agreement, OnStar provides certain call-center related services directly to XM subscribers who are also OnStar customers and the Company must reimburse OnStar for these XM-related call center services. The agreement is subject to renegotiation at any time based upon the installation of radios that are compatible with a unified standard or capable of receiving Sirius Satellite Radio's service. The agreement is subject to renegotiation if as of November 2005, and at two-year intervals thereafter, GM does not achieve and maintain specified installation levels of GM vehicles capable of receiving the Company's service, starting with 1,240,000 units by November 2005, and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, by November 2005 and at two-year intervals thereafter, the Company fails to achieve and maintain specified minimum market share levels in the satellite digital radio service market. Prior to 2001, the Company had not incurred any costs under the distribution agreement. As of September 30, 2003 and 2002, the Company paid $25.3 million and $4.9 million, respectively, and incurred total costs of $103.3 million and $16.8 million, respectively, under the distribution agreement.

    (g) Joint Development Agreement

        Under the terms of a joint development agreement with Sirius Radio, the other holder of an FCC satellite radio license, each party is obligated to fund one half of the development cost for a unified standard for satellite radios. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $93,000 and $0 respectively, and $260,000 during the nine-month period ended September 30, 2003 compared to $0 during the nine-month period ended September 30, 2002, respectively in relation to this agreement. The costs related to the joint development agreement are being expensed as incurred in research and development. The Company is currently unable to determine the expenditures necessary to complete this process, but they may be significant.

    (h) Sales, Marketing and Distribution Agreements

        The Company has entered into various joint sales, marketing and distribution agreements. Under the terms of these agreements, the Company is obligated to provide incentives, subsidies and commissions to other entities that may include fixed payments, per-unit radio and subscriber amounts and revenue sharing arrangements. The amount of these operational, promotional, subscriber acquisition, joint development, and manufacturing costs related to these agreements cannot be estimated, but are expected to be substantial future costs. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $10.8 million and $11.9 million respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $31.6 million and $39.1 million, respectively, in relation to these agreements excluding the GM distribution agreement. The amount of these costs will vary in future years, but is expected to increase during the rest of the year as the number of subscribers and revenue increase.

    (i) Programming Agreements

        The Company has entered into various programming agreements. Under the terms of these agreements, the Company is obligated to provide payments to other entities that may include fixed payments, advertising commitments and revenue sharing arrangements. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $3.1 million and $4.0 million respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $12.7 million and $16.7 million, respectively, in relation to these agreements. The amount of these costs will vary in future years, but is expected to increase as the number of subscribers and advertising revenue increase. The amount of the costs related to these agreements cannot be estimated, but are expected to be substantial future costs.

    (j) Royalty Agreements

        The Company has entered into fixed and variable payment agreements with performance rights organizations that expire as late as 2006. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $2.2 million and $395,000 respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $6.9 million and $867,000, respectively, in relation to these agreements.

    (k) Warrants

  Sony Warrant

        In February 2000, the Company issued a warrant to Sony exercisable for shares of the Company's Class A common stock. The warrant would have vested, if at all, at the time that the Company reached its one-millionth customer, and the number of shares underlying the warrant would have been determined by the percentage of XM Radios that had a Sony brand name as of the vesting date. If Sony had achieved its maximum performance target, the warrant would have been exercisable for 2% of the total number of shares of the Company's Class A common stock on a fully-diluted basis. The exercise price of the Sony warrant would have equaled 105% of fair market value of the Class A common stock on the vesting date, determined based upon the 20-day trailing average. At September 30, 2003, it was evident that Sony would not achieve the minimum performance target, which included the percentage of XM radios that have a Sony brand name as of the time XM reached its one-millionth subscriber, and therefore, none of the warrants would vest. The Company reversed the non-cash compensation expense that had been recorded related to these warrants. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $(8.2) million and $(62,000) respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $(339,000) and $86,000, respectively, related to these warrants.

  CNBC Warrant

        In May 2001, the Company granted a warrant to purchase 90,000 shares of Class A common stock consisting of three 30,000 share tranches to purchase shares at $26.50 per share, which expire in 11, 12, and 13 years, respectively. The warrants began to vest on September 25, 2001 when the Company reached its commercial launch and became or will be vested on September 1, 2002, 2003, and 2004, respectively. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $284,000 and $(46,000) respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $667,000 and $(11,000), respectively, in non-cash compensation expense related to these warrants.

    (l) Service Providers

        The Company has entered into agreements with service providers for customer care functions to subscribers of its service. Employees of the service provider have access to the Company's customer care systems to establish customer accounts, activate radios, update program and account information and respond to general inquiries from subscribers. The Company pays its service provider an hourly rate for each customer care representative supporting its subscribers. During the three-month periods ended September 30, 2003 and 2002, the Company incurred costs of $3.6 million and $2.1 million respectively, and during the nine-month periods ended September 30, 2003 and 2002, the Company incurred costs of $9.4 million and $5.4 million, respectively, in relation to these agreements.

(11) Supplemental Cash Flows Disclosures

        The Company paid $54,273,000 and $52,351,000 for interest (net of amounts capitalized) during the nine-month periods ended September 30, 2003 and 2002, respectively. Additionally, the Company's financial results include the following non-cash financing and investing activities (in thousands):

	Nine-month periods ending September 30,
	2003	2002
Accrued system milestone payments	$17,460	$9,184
Issuance of note for prepaid expenses	89,042	—
Issuance of warrants for deferred financing fees	27,439	—
Issuance of warrants for satellite contract	5,790	—
Issuance of notes for accrued expenses	43,114	—
Discount on debt securities	127,907	—
Conversion of debt to equity	72,309	—
Completed broadcast facilities	—	2,147
Use of deposit/escrow for capital lease agreement	1,174	—
Property acquired through capital leases	1,894	1,211
Non-cash capitalized interest	2,033	—

(12) Recent Accounting Pronouncements

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and SFAS No. 143 does not have a material impact on the financial statements. The Company's asset retirement obligations are limited to deconstruction of its terrestrial repeater sites. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. When a new liability is recorded, the Company will capitalize the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

        In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Company recorded losses of $4.4 million and $20.2 million during the three months and nine months ended September 30, 2003, respectively from the early retirement of debt with a carrying value including accrued interest of $104.1 million. The loss is reported in other income (expense) in the condensed consolidated statement of operations for the three- and nine-month periods ended September 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred at fair value. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 may have an effect on the timing of future restructuring charges taken, if and when they occur.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. The disclosures required by SFAS No. 148 are included in note 3 to these condensed consolidated financial statements.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. This Interpretation may have an impact on the accounting for future investments, if any, made by the Company.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 addresses the classification and measurement of mandatorily redeemable freestanding financial instruments, including those that comprise more than one option or forward contract, and requires an issuer to classify certain instruments as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 has not had a material effect on the classification and measurement of the Company's financing transactions but may have an effect on the classification and measurement of future mandatorially redeemable financing transactions, if and when they occur.

        The Emerging Issues Task Force issued EITF No. 00-21, Revenue Arrangements with Multiple Deliverables addressing the allocation of revenue among products and services in bundled sales arrangements. EITF 00-21 is effective for arrangements entered into in fiscal periods after June 15, 2003. Based on the Company's current sales and marketing programs, the Company does not anticipate the application of the new pronouncement will have a material impact on the Company's financial statements. However, the Company's sales and marketing programs may change over time and the Company will continue to evaluate the applicability of EITF 00-21 as it relates to sales of service and hardware. This new pronouncement has no impact on the economics of the Company's sales and marketing programs, but it may impact the timing and classification of revenue reported within the financial statements and may have a corresponding impact on the Average Revenue per Subscriber ("ARPU"). As a result of this new pronouncement, the Company recognized a lower subscriber ARPU for the period.

        In July 2003, the Emerging Issues Task Force provided additional guidance on Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The additional guidance states that the carrying amount of preferred stock should be reduced by the issuance costs of the preferred stock in the calculation of earnings per share. This guidance is effective in fiscal periods ending after September 15, 2003 and should be retroactively reflected in the financial statements of prior periods. This guidance results in a reduction of the gains recorded on the retirement of the Company's Series B preferred stock during the three months ended March 31, 2003 and June 30, 2003, of $453,000 and $274,000, respectively, to reflect the amount of the issuance costs of the preferred stock retired. The net loss available to common stockholders for the nine months ended September 30, 2003 reflects these adjustments. This guidance does not impact the net loss or financial position of the Company.

PROSPECTUS

$350,000,000

XM SATELLITE RADIO HOLDINGS INC.

Common Stock
Debt Securities
Depositary Shares
Preferred Stock
Rights
Warrants

Corporate Headquarters:

1500 Eckington Place, N.E.
Washington, D.C. 20002
(202) 380-4000

  •
  We will provide specific terms of the applicable offered securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or market, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities.

  •
  Our Class A common stock is traded on the Nasdaq National Market under the symbol "XMSR."

         You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

         Investing in these securities involves various risks. See "Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

  •
  Our Current Reports on Form 8-K, filed with the SEC on January 15, 2003 and January 29, 2003;

  •
  The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed with the SEC for the purpose of updating such description; and

  •
  Our Definitive Proxy Statement on Form 14A, filed with the SEC on April 21, 2003.

        In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

1

        In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

                XM Satellite Radio Holdings Inc.
                1500 Eckington Place, N.E.
                Washington, DC 20002
                Attn: Investor Relations
                (202) 380-4000

        These filings and all other reports and amendments filed by us with the SEC can be accessed, free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

        Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. We have not authorized anyone to provide you with different or inconsistent information. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document. Our business, financial information, results of operations and prospects may have changed since those dates.

        If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect" or "intend." These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. Important factors that could cause our actual results to be materially different from our expectations include those disclosed in this prospectus under the caption "Risk Factors," beginning on page 7, and elsewhere throughout this prospectus.

3

SUMMARY

        This summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section entitled "Risk Factors." Unless the context otherwise requires, the terms "we," "our," and "us" refer to XM Satellite Radio Holdings Inc. and its subsidiaries ("Holdings"), including XM Satellite Radio Inc. and subsidiaries ("XM").

Our Business

        We are a nationwide provider of audio entertainment and information programming for reception by vehicle, home and portable radios. Our digital audio XM Radio service offers 100 channels of music, news, talk, sports and children's programming for a monthly subscription fee; we also offer one premium channel. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, numerous commercial free music and talk channels and digital sound quality. Since our nationwide launch on November 12, 2001, we built our subscriber base to over 500,000 subscribers as of April 14, 2003 through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers.

        From our nationwide launch through the end of the third quarter of 2002, distribution of our product was almost exclusively through the aftermarket (the sale of radios by consumer electronics retailers and others for installation in automobiles after purchase). Starting with the 2003 automobile model year, which began in late summer 2002, General Motors began making XM Radio available as original equipment in new vehicles. Through an exclusive distribution arrangement with us, General Motors is currently offering 25 models of XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Oldsmobile, Cadillac, Pontiac and GMC brand names and will expand to 44 GM models for the 2004 model year. Honda, Isuzu, Nissan, Infiniti, Toyota and Volkswagen/Audi have announced that XM Radio will be available in several popular makes and models, including the Honda Accord, Nissan Pathfinder and Toyota Scion. Broad distribution of XM Radio through the new automobile market is a central element in our business strategy.

        We also continue to promote XM Radio actively in the automobile aftermarket. XM radios are available under the Sony, Alpine, Pioneer and Delphi brand names at national consumer electronics retailers, such as Circuit City, Best Buy, participating Radio Shack dealers and franchisees, Wal-Mart and others. Delphi has introduced the XM SKYFi, a plug-and-play device that offers an enhanced display and attractive pricing. We consider the introduction of the SKYFi product a significant milestone, marking the launch of the second generation of XM radios at a lower cost to consumers than the first generation products, with an enhanced display and true portability from the car to home stereo systems to a boom box. After the retail aftermarket and factory-installed automobile market, this opening up of the home and portable radio market is the third major element of a marketing strategy to increase the availability of XM radio across new markets. At the 2003 Consumer Electronics Show, the SKYFi audio system was named a finalist for the Best of CES award.

        We believe, based on our experience in the marketplace, surveys, work with focus groups and market data, that there is a significant market for XM Radio. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 95% listens to the radio weekly. However, many radio listeners have access to only a limited number of radio stations and listening formats offered by traditional AM/FM radio.

        We offer our consumers a unique listening experience by providing diverse programming, coast-to-coast coverage, a substantial number of commercial free channels and clear sound with our digital signals. Our 100 channels (plus one premium channel) include diverse programming designed to appeal to a large audience, and to specific groups that our research has shown are most likely to subscribe to our service, including urban and rural listeners of virtually all ages. Based on listener

4

feedback after our first nine months of broadcasting, we updated our channel lineup and began offering our first premium channel, Playboy Radio. We have original music and talk channels created by our in-house programming unit as well as channels created by well-known providers of brand name programming, including MTV, VH1, ESPN Radio, Radio Disney, CNN, CNBC, Discovery, Fox News, E!, NASCAR, Radio One, Clear Channel, and Hispanic Broadcasting Corporation. We have a team of programming professionals with a successful record of introducing new radio formats and building local and national listenership.

        In addition to our subscription fee, we generate revenues from sales of limited advertising time on a number of channels. XM Radio offers a new national radio platform for advertisers that solves many of the problems associated with buying radio advertising nationally on a spot or syndicated basis on traditional AM/FM radio. Through affinity and niche programming, we offer advertisers an effective way to aggregate geographically disparate groups of listeners in their targeted demographic markets. Advertisers on the XM network have included Warner Bros., JC Penney, U.S. Navy, Allstate and Pennzoil.

        We transmit the XM Radio signal throughout the continental United States from our two satellites "Rock" and "Roll." We are planning to launch our spare satellite, presently being modified, as part of a plan to address a solar power anomaly in our existing satellites. We also have a network of approximately 800 terrestrial repeaters, which receive and re-transmit the satellite signals in 60 cities to augment our satellite signal coverage where it might otherwise be affected by buildings, tunnels or terrain.

        We raised $1.9 billion of equity and debt net proceeds through March 31, 2003 from investors and strategic partners to fund our operations, including a $475 million financing completed in January 2003, which included $225 million of new funds and $250 million of payment deferrals and a line of credit. As of March 31, 2003, our strategic investors include General Motors, Hughes Electronics/DIRECTV, Clear Channel Communications, American Honda and Hearst Communications; our financial investors include Columbia Capital, Madison Dearborn Partners, AEA Investors, BayStar Capital and Eastbourne Capital. We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States.

        Following our January 2003 financing, so long as we meet the revenue, expense and cash flow projections of our refined business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. Our business plan contemplates the use of either insurance proceeds and/or vendor financing to launch replacement satellite(s).

        Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our website is not, and should not be deemed to be, part of this prospectus.

5

SUMMARY CONSOLIDATED FINANCIAL DATA

	Years Ended December 31,
	2002	2001	2000	1999	1998
	(In thousands, except subscriber and share amounts)
Consolidated Statements of Operations Data:
Revenue:
Subscriber revenue	$17,585	$246	$—	$—	$—
Net ad sales revenue	2,333	251	—	—	—
Royalties & other	263	36	—	—	—

Total revenue	20,181	533	—	—	—

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below)
Revenue share & royalties	12,954	687	—	—	—
Customer care & billing	15,627	5,720	699	—	—
Satellite & terrestrial	44,818	62,641	8,104	1,536	203
Broadcast & operations	19,851	21,041	19,570	5,449	1,782
Programming content	25,379	17,649	4,025	965	642

Cost of Revenue	118,629	107,738	32,398	7,950	2,627
Research & development (excludes depreciation & amortization, shown below)	10,843	13,689	11,948	6,510	7,311
General & administrative (excludes depreciation & amortization, shown below)	26,448	21,168	17,312	11,534	4,869
Marketing & ad sales (excludes depreciation & amortization, shown below)	172,992	96,884	14,248	3,185	1,329
Impairment of goodwill	11,461	—	—	—	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57

Total operating expenses	458,961	282,139	79,479	30,691	16,193

Operating Loss	(438,780)	(281,606)	(79,479)	(30,691)	(16,193)

Other income (expense)
Interest income	$5,111	$15,198	$27,606	$2,915	26
Interest expense	(63,573)	(18,131)	—	(9,120)	—
Other (income) expense	2,230	160	—	—	—
Net loss	(495,012)	(284,379)	(51,873)	(36,896)	(16,167)
8.25% Series B preferred stock dividend requirement	(3,766)	(3,766)	(5,935)	—	—
8.25% Series C preferred stock dividend requirement	(17,093)	(19,387)	(9,277)	—	—
Series B preferred stock deemed dividend	—	—	(11,211)	—	—
Series C preferred stock beneficial conversion feature	—	—	(123,042)	—	—

Net loss attributable to common stockholders	$(515,871)	$(307,532)	$(201,338)	$(36,896)	$(16,167)

Net loss per share:
Basic and diluted	$(5.95)	$(5.13)	$(4.15)	$(2.40)	$(2.42)
Weighted average shares used in computing net loss per share — basic and diluted	86,735,257	59,920,196	48,508,042	15,344,102	6,689,250

6

Other data(1)
Ratio of earnings to combined fixed charges and preferred dividends (2)	—	—	—	—	—
Deficiency of earnings to combined fixed charges and preferred dividends	$493,627	$325,482	$90,925	$52,717	$29,312
EBITDA(3)	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)
Cash flow from operating activities	(294,289)	(203,048)	(37,447)	(16,785)	(1,301)
Cash flow from investing activities	(7,037)	(221,361)	(559,401)	(234,412)	(43,912)
Cash flow from financing activities	151,646	382,003	771,053	301,585	45,522
XM subscriptions (end of period)(4)	347,159	27,733	—	—	—
	December 31,
	2002	2001	2000	1999	1998
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$42,815	$210,852	$224,903	$120,170	$310
Restricted investments	29,742	72,759	161,166	—	—
System under construction.	55,016	55,056	674,796	229,940	78,998
Property and equipment, net	847,936	922,149	50,052	2,551	1,146
Goodwill, net	—	11,461	12,376	13,294	—
Other intangibles, net	153,732	155,207	151,845	144,504	90,031
Total assets	1,160,280	1,456,203	1,293,218	515,189	170,485
Total long-term debt, net of current portion	412,540	411,520	262,665	212	140,332
Total liabilities	567,969	529,552	337,266	30,172	177,668
Stockholders' equity (deficit)	592,311	926,651	955,952	485,017	(7,183)

(1)
For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends and the deficiency of earnings to cover combined fixed charges and preferred dividends, "earnings" includes pre-tax income (loss) adjusted for fixed charges and preferred dividends. "Fixed charges" consist of interest expensed and capitalized, amortization of deferred financing charges, and that portion of operating lease rental expense (deemed to be one third of rental expense) representative of interest.
(2)
The ratios of combined fixed charges and preferred dividends to earnings are not present for the years ended 2002, 2001, 2000, 1999 and 1998 because earnings were inadequate to cover combined fixed charges and preferred dividends.
(3)
Net loss before interest income, interest expense, depreciation and amortization is commonly referred to in our business as "EBITDA." EBITDA is not a measure of financial performance under generally accepted accounting principles. We believe EBITDA is often a useful a measure of a company's operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as

7

  those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.

	Years Ended December 31,
	2002	2001	2000	1999	1998
	(In thousands)
Reconciliation of Net Loss to EBITDA:
Net loss as reported	$(495,012)	$(284,379)	$(51,873)	$(36,896)	$(16,167)
Add back non-EBITDA items included in net loss:
Interest income	(5,111)	(15,198)	(27,606)	(2,915)	(26)
Interest expense	63,573	18,131	—	9,120	—
Depreciation & amortization	118,588	42,660	3,573	1,512	57

EBITDA	$(317,962)	$(238,786)	$(75,906)	$(29,179)	$(16,136)

(4)
We consider subscribers to be those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those that are currently in promotional periods.

8

RISK FACTORS

        Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our SEC filings, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

        Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward looking statement.

9

USE OF PROCEEDS

        Unless otherwise described in a supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus along with funds available from prior offerings and from other financing sources for operational, promotional, subscriber acquisition, joint development and manufacturing costs and expenses and for working capital and general corporate purposes. In addition, we may also issue securities under this prospectus in exchange for products or services rendered to us.

10

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The description is not complete, and we refer you to the indenture that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

        The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under an indenture between us and one or more commercial banks to be selected as trustees, which we refer to as the "trustee". The indenture may be supplemented by one or more supplemental indentures. We refer to the indenture, together with any supplemental indenture, as the "indenture" throughout the remainder of this prospectus.

        The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

        We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the date or dates when payments on the principal must be made or the method of determining that date or dates;

  •
  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the places where payments may be made and the manner of payments;

  •
  any mandatory or optional redemption provisions;

11

  •
  subordination provisions;

  •
  the denominations in which debt securities will be issued;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  the certificates or forms required for the issuance of debt securities in definitive form;

  •
  the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants;

  •
  the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to debt securities of the series and any corresponding changes to the indenture as then in effect;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

  •
  any other specific terms of the debt securities.

        If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Registrar and Paying Agent

        The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any

12

premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  •
  events requiring adjustment to the conversion or exchange price;

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

  •
  any anti-dilution provisions, if applicable.

Registered Global Securities

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for that registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

        We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as "participants", or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

13

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of a beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

14

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Events of Default

        Unless otherwise provided for in the prospectus supplement, the term "event of default," when used in the indenture means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to make sinking fund payments, if any, when due;

  •
  failure to perform other covenants for 60 days after notice that performance was required;

  •
  events in bankruptcy, insolvency or reorganization of our company; or

  •
  any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing

15

involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of that default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as stated below or as provided in the prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

16

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as "defeasance." We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as "covenant defeasance." We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

  •
  in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        Except as provided in the prospectus supplement, the indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series; and

  •
  evidence and provide for the acceptance of appointment by a successor trustee.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture

17

or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee of that series in New York, New York.

        If the trustee becomes a creditor of our company, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

  •
  would not conflict with any rule of law or with the indenture;

  •
  would not be unduly prejudicial to the rights of another holder of the debt securities; and

  •
  would not involve any trustee in personal liability.

        The indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

18

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

19

DESCRIPTION OF COMMON STOCK

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, $.01 par value per share, 15,000,000 shares of Class C common stock, $.01 par value per share, 15,000,000 shares of Series A convertible preferred stock, $.01 par value per share, 3,000,000 shares of 8.25% Series B convertible redeemable preferred stock, $.01 par value per share, 250,000 shares of 8.25% Series C convertible redeemable preferred stock, $.01 par value per share and 250,000 shares of Series D junior participating preferred stock, $.01 par value per share. The following summary description of our capital stock is subject to our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

Common Stock

        As of April 1, 2003, there were 108,185,044 shares of Class A common stock outstanding and no shares of Class C common stock outstanding.

  Class A Common Stock

        Holders of our Class A common stock are entitled

  •
  to one vote for each share held on any matter submitted for stockholder approval;

  •
  to receive on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

  •
  upon the liquidation, dissolution, winding up or insolvency of the company, to share ratably in the net assets of our company available after we pay our liabilities and any preferential amounts to which holders of the Series A convertible preferred stock may be entitled.

        Holders of our Class A common stock have no preemptive, redemption or sinking fund rights.

  Anti-Takeover Protections

        Our stockholder rights plan and certain provisions of our certificate of incorporation may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price that certain investors might be willing to pay in the future for shares of our Class A common stock.

        In November 2001, our board of directors adopted a stockholder rights plan, which we implemented in August 2002 and amended in January 2003. Pursuant to the stockholder rights plan, we made a dividend distribution of one "right" on each share of Class A common stock, Series A preferred stock and Series C preferred stock (as converted) outstanding. Under the plan, if a person or group acquires 15% or more of our outstanding common stock or commences a tender offer or exchange offer for 15% or more of our outstanding common stock, each right not owned by the acquiror or its affiliates will entitle its holder to pay to us $50 and receive newly issued shares of common stock worth $100. This ability of stockholders other than the acquiror to purchase additional shares at a 50% discount from market, among other provisions in the plan, would cause an unapproved takeover to be much more expensive to an acquiror, resulting in a strong incentive to negotiate with our board of directors to redeem the rights or approve the transaction instead of pursuing a hostile strategy. The rights may be redeemed by us at $0.005 per right within 10 days (or such later date as may be determined by a majority of continuing directors) after the accumulation of 15% or more of our outstanding common stock by a single acquiror or group.

        Our certificate of incorporation provides that we may issue preferred stock without the further approval of stockholders. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination

20

with any stockholder for a period of three years unless the transaction meets certain conditions. Our certificate of incorporation requires unanimous written consent of stockholders to the taking of corporate action of stockholders without a meeting of stockholders.

  Class C Common Stock

        Holders of our Class C common stock are entitled to the same rights as holders of Class A common stock except that the holders of our Class C common stock are not entitled to vote on any matter submitted for stockholder approval.

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is EquiServe Trust Company, N.A.

21

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 60,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of April 1, 2003, 11,853,793 shares of Preferred Stock were issued and outstanding, consisting of 10,786,504 shares of Series A convertible preferred stock, 867,289 shares of 8.25% Series B convertible redeemable preferred stock, 200,000 shares of 8.25% Series C convertible redeemable preferred stock and no shares of Series D junior participating preferred stock.

        Under our certificate of incorporation, shares of Preferred Stock may be issued from time to time, in one or more series as authorized by our Board of Directors. Prior to issuance of shares of each series, the Board of Directors may file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then market price of such shares.

        The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any supplement to this prospectus may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

General

        Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of Preferred Stock offered thereby will describe the specific terms of such securities, including:

        (1)   the title and stated value of such Preferred Stock;

        (2)   the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

        (3)   the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

        (4)   whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

        (5)   the procedures for any auction and remarketing, if any, for such Preferred Stock;

        (6)   the provisions for a sinking fund, if any, for such Preferred Stock;

        (7)   the provisions for redemption, if applicable, of such Preferred Stock;

22

        (8)   any listing of such Preferred Stock on any securities exchange;

        (9)   the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculation thereof) and conversion period;

        (10) a discussion of federal income tax considerations applicable to such Preferred Stock;

        (11) the rank of such Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

        (12) the voting rights, if any, of holders of such Preferred Stock;

        (13) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs; and

        (14) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Transfer Agent

        The registrar and transfer agent for a particular series of Preferred Stock will be set forth in the applicable prospectus supplement.

23

DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable prospectus supplement. Shares of Preferred Stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Stock converted into other securities.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of Preferred Stock to be withdrawn, the preferred stock depositary

24

will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of Preferred Stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method we determine.

        From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such Preferred Stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's depositary shares. The preferred stock depositary will vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of Preferred Stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

25

Conversion of Preferred Stock

        The depositary shares, as such, are not convertible into our Common Stock or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the Preferred Stock represented by the depositary shares evidenced by such depositary receipts into whole shares of our Common Stock, other shares of our Preferred Stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of our Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our Common Stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

        The Deposit Agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into securities of ours not so represented by depositary shares.

Charges of Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any

26

duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related Preferred Stock.

        Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of us and the preferred stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

27

DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of our debt securities, Preferred Stock, depositary shares or Common Stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered: (1) the title and issuer of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the currencies in which the price or prices of such warrants may be payable; (5) the designation, amount and terms of the securities purchasable upon exercise of such warrants; (6) the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security; (7) if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable; (8) the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased; (9) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (10) the minimum or maximum amount of such warrants which may be exercised at any one time; (11) information with respect to book-entry procedures, if any; (12) a discussion of certain federal income tax considerations; and (13) any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

28

DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of shares of our Common Stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The Rights Agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable: (1) the date for determining the shareholders entitled to the rights distribution; (2) the aggregate number of shares of Common Stock purchasable upon exercise of such rights and the exercise price; (3) the aggregate number of rights being issued; (4) the date, if any, on and after which such rights may be transferable separately; (5) the date on which the right to exercise such rights shall commence and the date on which such right shall expire; (6) any special United States federal income tax consequences; and (7) any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

29

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in

30

respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

31

PLAN OF DISTRIBUTION

        The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of a specific plan for each offering in the applicable prospectus supplement relating to such offering. Such description will include, among other things, the terms of any underwriting arrangements applicable to such offering.

        We may sell securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities.

        Underwriters may offer and sell securities offered by means of this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell securities by means of this prospectus upon the terms and conditions as are set forth in the prospectus supplement relating to such securities. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities that may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular securities offered shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or such institutional investors thereunder.

        We may agree to sell securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters' purchase price for the securities

32

based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

        In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. These transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations.

        The securities also may be sold directly by us or through agents designated by us from time to time. Any person or entity to whom we directly sell our securities may be deemed to be an underwriter under the Securities Act. The plan of distribution for such person or entity would be described in the applicable prospectus supplement. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

33

LEGAL MATTERS

        Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

EXPERTS

        The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries (the "Company") as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

34

PROSPECTUS

XM SATELLITE RADIO HOLDINGS INC.

51,407,893 Shares of Common Stock

Corporate Headquarters:
1500 Eckington Place, N.E.
Washington, D.C. 20002
(202) 380-4000

        On January 28, 2003, we completed a series of financing transactions with General Motors Corporation and its subsidiary, OnStar Corporation. We also issued a warrant to purchase shares of our Class A common stock to R. Steven Hicks in connection with a private placement that closed on January 28, 2003. At the closing, we entered into a registration rights agreement with, among others, General Motors, OnStar and Mr. Hicks. Under that agreement, we agreed to file a registration statement to permit the selling securityholders named in this prospectus, including certain holders of our Series C preferred stock, to sell the number of shares of Class A common stock indicated in this prospectus.

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "XMSR." On August 7, 2003, the last reported sale price of our common stock was $10.52.

        An investment in our securities involves risks. Please read the section entitled "Risk Factors" beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

        The date of this prospectus is August 8, 2003.

        This registration statement was filed pursuant to the Company's obligations to General Motors and certain other stockholders. This amended registration statement is being filed to add one of the Company's Series C preferred stockholders as a selling stockholder and to register additional shares underlying the Series C preferred stock.

SUMMARY

    Our Business

        We are a nationwide provider of audio entertainment and information programming for reception by vehicle, home and portable radios. Our digital audio XM Radio service offers 100 channels of music, news, talk, sports and children's programming for a monthly fee; we also offer one premium channel. We believe XM Radio appeals to consumers because of our clear sound quality from a digital signal, innovative programming and nationwide coverage. Since our nationwide launch on November 12, 2001, we have built our subscriber base to over 692,000 subscribers as of June 30, 2003 through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers.

        Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

    January 2003 Financing Transactions

        On January 28, 2003, we announced that we had completed three separate financing transactions that we believe will significantly improve our liquidity over the next three years. The transactions consisted of (1) an exchange offer relating to $325 million aggregate principal amount of outstanding debt issued by our subsidiary, XM Satellite Radio Inc., or "XM," (2) a restructuring of our payment obligations to General Motors Corporation, and (3) a private placement resulting in gross proceeds to us of $225 million. You can obtain more information regarding the recent refinancing transactions by reviewing a copy of our Current Report on Form 8-K, filed with the SEC on January 29, 2003, which is incorporated by reference into this prospectus.

    Transactions with General Motors

        In one of the recent financing transactions, we restructured a substantial portion of our payment obligations under our distribution agreement with General Motors and its subsidiary, OnStar Corporation:

  •
  In lieu of our obligation to make $115 million in guaranteed payments to OnStar under the distribution agreement from 2003 to 2006, we issued to OnStar approximately $89 million in aggregate principal amount of a 10% senior secured convertible note due December 31, 2009. The note will become convertible at the holder's option on a quarterly basis through 2006, at 90% of the then fair market value of our Class A common stock but subject to a $5.00 minimum per share conversion price and an escalating maximum per share conversion price for each fiscal year. Interest on this note is payable in cash or, at our option, shares of our Class A common stock having a fair market value equal to the amount of the interest installment at the time of payment. This prospectus relates to, among other things, the shares of Class A common stock issuable as payment of interest on the note.

  •
  We may finance up to $100 million of payments that may become due under the distribution agreement by drawing under a senior secured credit facility, also maturing in December 2009, that General Motors has agreed to make available to us if we meet financial covenants relating to the number of subscribers not originated by General Motors and our pre-marketing cash flow excluding expenses associated with the distribution agreement. Interest payments under the credit facility will be payable in cash or, at our option, shares of our Class A common stock having a fair market value equal to the amount of the interest installment at the time of payment. In connection with the establishment of the credit facility, we issued to General

1

    Motors a warrant to purchase up to 10,000,000 shares of our Class A common stock exercisable at $3.18 per share. This prospectus relates to, among other things, the shares of Class A common stock issuable as payment of interest under the credit facility.

  •
  We may make up to $35 million in future subscriber acquisition payments that we may owe to OnStar under the distribution agreement in shares of our Class A common stock having a fair market value equal to the amount of the required payment at the time of payment. This prospectus relates to, among other things, the shares of Class A common stock issuable as payment of future subscriber acquisition payments under the distribution agreement.

        The note issued to OnStar and the proposed credit facility with General Motors are secured by substantially all of our assets on a shared basis with the notes issued in the exchange offer and the notes issued in the private placement. They also are guaranteed by our material subsidiaries other than the subsidiary that holds our FCC licenses and the subsidiary through which we own our corporate headquarters. The note issued to OnStar and the credit facility with General Motors are equal in right of payment to the notes issued in the exchange offer and the notes issued in the private placement. We have the right to prepay the note issued to OnStar and the credit facility with General Motors at any time. The note issued to OnStar is convertible and the warrant exercisable only to the extent General Motors would not beneficially own more than 19.9% of our Class A common stock upon any conversion or exercise.

        As part of the transactions with General Motors, we amended our distribution agreement to provide OnStar limited use of our studio facilities and XM audio content for its telematics service.

    Issuance of warrant to R. Steven Hicks

        In connection with the $225 million private placement, we issued to R. Steven Hicks a warrant to purchase up to 900,000 shares of our Class A common stock exercisable at $3.18 per share. This prospectus relates to, among other things, shares of Class A common stock issuable upon exercise of the warrant issued to Mr. Hicks.

    Series C Preferred Stock

        In August 2000, we completed a private placement of 235,000 shares of Series C convertible redeemable preferred stock, which yielded gross proceeds of $235 million. The Series C preferred stock is convertible, at the holders' option, into Class A common stock at the conversion price then in effect. Currently, the conversion price is $8.97. The Series C preferred stock may be redeemed beginning on February 8, 2005 in cash or, at the holder's option, in Class A common stock. We must redeem the Series C preferred stock in Class A common stock on February 1, 2012. This prospectus relates to, among other things, the shares of Class A common stock issuable upon conversion of the Series C preferred stock held by certain investors.

    Series A Convertible Notes

        In July 1999, we issued $250 million of Series A subordinated convertible notes in a private placement. In October 1999, the Series A convertible notes, together with related accrued interest, were converted into shares of our Class A common stock and Series A convertible preferred stock. This prospectus relates to, among other things, the shares of Class A common stock issued upon conversion of the Series A convertible notes in October 1999 or upon conversion of Series A preferred stock held by certain investors.

2

Recent Developments

        Our two in-orbit satellites, XM Rock and XM Roll, currently provide excellent performance but continue to experience progressive solar array power degradation consistent with that experienced by other Boeing 702 satellites in-orbit. There has been no meaningful change in the previously predicted rate of degradation.

        We have now put in place firm contractual arrangements to launch our spare satellite (XM-3) during the fourth quarter of 2004 (while our two existing satellites are still performing above minimum acceptable levels), and for Boeing to construct a new ground spare (XM-4) to be completed by the fourth quarter of 2005. We have also entered into a contract with Sea Launch to provide an XM-4 launch, as needed in the future.

        Under these contract arrangements, our major cash outlays to launch XM-3 will not arise until the fourth quarter of 2004 and those to construct XM-4 will not occur until the first quarter of 2005. We have recently raised sufficient funds to launch XM-3, but will need to obtain insurance reimbursement or other funds to complete construction of XM-4.

        Currently, we have insurance claims in process relating to the power degradation trends experienced by our two in-orbit satellites. A group of our insurers recently denied these claims, asserting that the satellites are still performing above the insured levels and the power trend lines are not definitive; these insurers also allege that we failed to comply with certain policy provisions regarding material change and other matters. We will be responding to the insurers' position and will proceed to settlement discussions, arbitration or litigation (as needed) to recover the insured losses.

3

RISK FACTORS

        Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our Current Report on Form 8-K, filed with the SEC on June 3, 2003, which are incorporated by reference in this prospectus, and those set forth following this paragraph. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

        We have issued and outstanding securities exercisable for or convertible into a significant number of our shares of Class A common stock, including securities issued to General Motors, some of which also give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. As of June 30, 2003, we had outstanding 123,324,577 shares of Class A common stock. On a pro forma basis as of June 30, 2003, if we issued all shares issuable upon conversion of the new notes (but not including accreted value and any in-kind interest payments) and conversion or exercise of other outstanding securities (many of which have a conversion or exercise price significantly above our current market price), we would have had 291,629,844 shares of Class A common stock outstanding on that date (not including a performance-based warrant held by Sony Electronics that may in the future be exercisable for up to 2% of our Class A common stock on a fully diluted basis). Issuances of a large number of shares could adversely affect the market price of our Class A common stock.

        In addition to the shares of our Class A common stock that are already publicly-traded, the holders of approximately 16,492,059 shares of our Class A common stock, all of our Series A preferred stock, all of our Series C preferred stock and GM have the right to request registration of their shares, including in future public offerings of our equity securities. We have previously filed registration statements under the Securities Act to cover all 25,000,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. We have also registered for resale 101,713,219 shares issuable upon conversion of our 10% senior secured discount convertible notes due 2009 and registered 25,514,960 shares issuable upon exercise of recently issued warrants under separate registration statements. The sale into the public market of a large number of privately-issued shares could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

Risk Factors Related to Recent Developments

Premature degradation or failure of our satellites could damage our business.

        If one of our satellites were to fail or suffer performance degradation prematurely and unexpectedly, it likely would affect the quality of our service, interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. In September 2001, Boeing Satellite Systems (BSS) advised us of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including both XM Rock and XM Roll. Since the issue is common to Boeing 702 class satellites, we and the manufacturer are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a spare satellite under construction that is being modified to address the solar power anomaly, the ability to provide full service for some period of time with XM Rock and XM Roll collocated in one orbit slot

4

and the spare located in the other slot (which would allow partial use of the satellites through the first quarter of 2008), our arrangements to construct a new ground spare, and various mitigation actions to extend the full or partial use of the satellites, we believe that we will be able to launch additional satellites prior to the time the solar power problem might cause the broadcast signal strength to fall below minimum acceptable levels. Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). There is no assurance that such actions will allow us to maintain adequate broadcast signal strength. Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information.

        A number of other factors could decrease the useful lives of our satellites, including:

  •
  defects in construction;

  •
  loss of on board station-keeping system;

  •
  failure of satellite components that are not protected by back-up units;

  •
  electrostatic storms; and

  •
  collisions with other objects in space.

        In addition, our network of terrestrial repeaters communicates principally with one satellite. If the satellite communicating with the repeater network fails unexpectedly, we would have to repoint all the repeaters to communicate with the other satellite. This would result in a degradation of service that could last several days and could harm our business.

Losses from satellite degradation may not be fully covered by insurance, and insurance proceeds may not be available in a timely manner.

        We purchased launch and in-orbit insurance policies from global space insurance underwriters covering XM Rock and XM Roll. Due to the solar array degradation, we have filed a claim for the aggregate sum insured on both satellites ($200 million per satellite) less applicable salvage under our insurance policies. In July 2003, a group of our insurance carriers denied our claim and asserted that XM Rock and XM Roll are still performing above insured levels, the power trend lines are not definitive and that we failed to comply with certain policy provisions regarding material change and other matters. We have announced that we will respond to the insurance carriers' position and proceed to settlement discussions, arbitration or litigation, as needed, to recover our insured losses, but we may not prevail in this matter or recover the amounts we are seeking from the insurers.

        In addition, any amounts we recover from our insurance may not fully cover our losses. For example, our insurance does not cover the full cost of constructing, launching and insuring two new satellites, nor will it cover and we do not have protection against business interruption, loss of business or similar losses. Also, our insurance contains customary exclusions, salvage value provisions, material change and other conditions that could limit our recovery.

        Further, any insurance proceeds may not be received on a timely basis in order to launch our spare satellite or construct and launch a replacement satellite. Although we have funds available for the launch of our spare satellite, if adequate insurance proceeds are not received in a timely manner we will need additional funds for the new ground spare satellite (XM-4). This may impair our ability to make timely payments on our outstanding notes and other financial obligations.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

  •
  Our significant expenditures and losses;

  •
  The unproven market for our service;

  •
  The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

  •
  Potential need for additional financing; and

  •
  Our substantial indebtedness.

        For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" set forth in our Current Report on Form 8-K, filed with the SEC on June 3, 2003. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

6

USE OF PROCEEDS

        We will not receive any proceeds from the offer and sale of any securities by the selling securityholders, other than as set forth below. We have agreed to pay the expenses of registering the Class A common stock being offered by the selling securityholders pursuant to this prospectus.

        We will receive proceeds from the exercise of the warrant to purchase the shares of our Class A common stock covered by this prospectus. The holder of the warrant is not obligated to exercise this warrant. If the warrant is exercised in full by payment in cash of the initial stated exercise price of $3.18 per share, then we will receive gross proceeds of approximately $2.9 million, which we will use for working capital and general corporate purposes.

        We will not receive proceeds from the sale of shares of Class A common stock issued as payment of interest on the note. However, to the extent interest payments on the note are paid in shares of Class A common stock, we will not have to pay such obligations in cash.

        We will not receive proceeds from the sale of shares of Class A common stock issued as payment of interest under the senior secured credit facility or convertible note with General Motors or OnStar. However, to the extent interest payments are paid in shares of Class A common stock, we will not have to pay such obligations in cash.

        We will not receive proceeds from the sale of shares of Class A common stock issued to make subscriber acquisition payments under our distribution agreement with General Motors. However, to the extent subscriber acquisition payments under the distribution agreement are paid in shares of Class A common stock, we will not have to make such payments in cash.

7

SELLING SECURITYHOLDERS

        Certain of the shares of Class A common stock that are being registered for resale under this prospectus may be acquired by General Motors (including OnStar Corporation) upon: (i) issuance in satisfaction of subscriber acquisition payment obligations under a distribution agreement and (ii) payment of interest under a 10% senior secured convertible note and a senior secured credit facility. Certain shares of Class A common stock that are being registered for resale under this prospectus may be acquired by AEA XM Investors I LLC and AEA XM Investors II LLC upon conversion of 8.25% Series C convertible redeemable preferred stock due 2012 at a current conversion price of $8.97 per share. The Series C preferred stock was issued in August 2000 in a transaction exempt from the registration requirements of the Securities Act. The shares of Class A common stock registered for resale under this prospectus include shares which may be issued upon conversion, exchange or redemption of the Series C preferred stock. The number of shares of Class A common stock registered includes the estimated number issuable upon conversion of the Series C preferred stock at February 8, 2005, the first optional redemption date. The number of shares of Class A common stock issuable upon conversion of the Series C preferred stock increases over time as dividends accrue, and therefore will depend on when the Series C preferred stock is converted. (In addition, the number of shares would increase whenever the conversion price is adjusted under the anti-dilution provisions.) From time to time, we may enter into transactions with one or more holders of the Series C preferred stock in which we issue shares of our Class A common stock in exchange for the Series C preferred stock held by those holders. Although the terms of any exchange transactions may vary, the number of shares of Class A common stock issued in exchange for Series C preferred stock may differ from the number of shares of Class A common stock into which the Series C preferred stock is then convertible. Certain shares of Class A common stock that are being registered for resale under this prospectus were or may be acquired by Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC upon conversion of Series A convertible notes, upon conversion of Series C preferred stock or in our initial public offering. Certain shares of Class A common stock being registered for resale under this prospectus may be acquired by American Honda Motor Co., Inc. upon conversion of Series C preferred stock. Certain shares of Class A common stock being registered for resale under this prospectus were or may be acquired by Hughes Electronics Corporation from one of our former stockholders, upon conversion of Series C preferred stock, upon conversion of Series A preferred stock or in our initial public offering. The remaining shares of Class A common stock that are being registered for resale under this prospectus may be acquired by R. Steven Hicks upon exercise of warrant at an exercise price of $3.18 per share. The warrant was originally issued in January 2003 in a transaction exempt from the registration requirements of the Securities Act. The Series C preferred stock, the shares of Class A common stock issuable upon conversion thereof, the Series A preferred stock, the shares of Class A common stock issuable upon conversion thereof, the Series A convertible notes, the shares of Class A common stock issuable upon conversion thereof, the warrant, the shares of Class A common stock issuable upon exercise thereof and the shares of Class A common stock issuable under the credit facility and distribution agreement constituted "restricted securities" under the Securities Act prior to this registration.

        The selling securityholders may from time to time offer and sell pursuant to this prospectus the respective numbers of shares of Class A common stock as are set forth opposite their names in the table below. The following table sets forth the name of each selling securityholder and the following information as of June 30, 2003:

  •
  the number of shares of Class A common stock beneficially owned by each selling securityholder;

  •
  the maximum number of shares that may be offered for sale by such selling securityholder under this prospectus;

8

  •
  the number of shares beneficially owned by each selling securityholder, assuming all such shares are sold; and

  •
  the percentage of our outstanding Class A common stock beneficially owned by such selling securityholder.

        The selling securityholders may offer all, some or none of the Class A common stock shown in the table. Because the selling securityholders may offer all or some portion of the common stock, we have assumed for purposes of completing the last column in the table that all shares of Class A common stock offered hereby will have been sold by the selling securityholders upon termination of sales pursuant to this prospectus.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Class A Common Stock Beneficially Owned After Completion of the Offering(1)
General Motors(2)	28,793,194	5,000,000	28,793,194	19.9%
R. Steven Hicks(3)	900,000	900,000	0	*
AEA XM Investors I LLC(4)	7,337,597	8,725,825	0	*
AEA XM Investors II LLC(4)	948,636	1,128,113	0	*
Madison Dearborn Capital Partners III, L.P.(5)(7)	6,755,213	8,033,258	0	*
Madison Dearborn Special Equity III, L.P.(6)(7)	149,981	178,356	0	*
American Honda Motor Co., Inc.(8)	23,292,335	8,211,614	16,387,142	11.7%
Hughes Electronics Corporation(9)	18,700,941	15,946,082	3,277,428	2.6%
Columbia XM Radio Partners, L.L.C.(10)	2,416,865	739,045	1,795,397	*
Columbia XM Satellite Partners III, LLC(11)	1,298,583	1,173,194	0	*
Columbia Capital Equity Partners III (QP), LP(11)	1,517,178	1,372,406	363,113	*

*
Indicates less than 1% ownership.

(1)
Based on 123,324,577 shares of outstanding Class A common stock as of June 30, 2003.

(2)
Includes both General Motors Corporation and its subsidiary, OnStar Corporation, which have entered into certain arrangements with us, as described above under the heading "January 2003 Financing Transactions." Our arrangements with General Motors and OnStar are also described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. Under our agreements with General Motors, certain securities held by General Motors are not convertible or exercisable to the extent General Motors would own more than 19.9% of our Class A common stock.

(3)
R. Steven Hicks is a member of our board of directors. Mr. Hicks joined our board of directors in connection with the closing of a $225 million private placement on January 28, 2003. Mr. Hicks is a non-managing member of Baystar Capital, affiliates of which purchased 10% senior secured discount convertible notes in January 2003 private placement.

(4)
Represents Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of such securities. Excludes approximately 274,860 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009 held by AEA XM Investors IA LLC, a Delaware limited liability company ("AEA XM IA"), and approximately 2,248,760 shares of Class A common stock issuable, as of June 30, 2003, upon conversion of 10% senior secured discount convertible notes due 2009 held by AEA XM Investors IIA LLC, a Delaware limited liability company ("AEA

9

  XM IIA"). As the general partner of each of XM Investors I LP, a Delaware limited partnership, XM Investors II LP, a Delaware limited partnership, XM Investors IA LP, a Delaware limited partnership, and XM Investors IIA LP, a Delaware limited partnership, which are the managing members of AEA XM Investors I LLC, a Delaware limited liability company ("AEA XM I"), AEA XM Investors II LLC, a Delaware limited liability company ("AEA XM II"), AEA XM IA and AEA XM IIA, respectively, AEA XM Investors Inc., a Delaware corporation ("AEA XM Investors"), may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA. Our arrangements with AEA XM I and AEA XM II are described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. By virtue of being the sole shareholder of AEA XM Investors, AEA Investors Inc. may be deemed to have beneficial ownership of any and all shares of Class A common stock beneficially owned by AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA. Pierce J. Roberts, Jr., a member of our board of directors, was a managing director of AEA Investors LLC, an affiliate of each of AEA Investors Inc., AEA XM Investors, AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA.

(5)
Includes 6,755,213 shares issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of such securities.

(6)
Includes 149,981 shares issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of such securities.

(7)
Our arrangements with Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P. are described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. James N. Perry, Jr., a member of our board of directors, is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P.

(8)
Includes 6,905,193 shares issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of such securities. Our arrangements with American Honda Motor Co., Inc. are described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. Thomas G. Elliott, a member of our board of directors, is Executive Vice President, Automobile Operations and a director of American Honda Motor Co., Inc.

(9)
Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 2,762,077 shares issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of the Series C preferred stock. Our arrangements with Hughes Electronics Corporation are described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. Jack Shaw, a member of our board of directors, is Chief Executive Officer and a director of Hughes Electronics Corporation.

(10)
Includes 621,467 shares issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions of the Series C preferred stock.

(11)
Represents Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock plus accrued and unpaid dividends and an indeterminate number of shares that may be issued pursuant to the antidilution and stock dividend provisions thereof.

        Other than as noted above or elsewhere in this prospectus, none of the selling securityholders has had any material relationship with us or our affiliates within the past three years.

        Information concerning the selling securityholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.

10

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors in interest, may offer and sell, from time to time, the Class A common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the respective selling securityholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The Class A common stock may be sold by or for the account of the selling securityholders or their successors in interest from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale,

  •
  in the over-the counter market,

  •
  otherwise than on such exchanges or services or in the over-the-counter market,

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise,

  •
  through the settlement of short sales,

  •
  through a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  through a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account,

  •
  involving an ordinary brokerage transaction or a transaction in which the broker-dealer solicits purchasers,

  •
  that are privately negotiated,

  •
  through an underwritten offering, or

  •
  through a combination of the above methods of sale.

        In connection with the sale of the Class A common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the Class A common stock and deliver these securities to close out such short positions, sell short and deliver these securities to close out such short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities.

        At the time a particular offering of the Class A common stock is made, a supplement to this prospectus, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, that such broker-dealer(s) did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus and other facts material to the transaction. Each broker-dealer that receives the Class A common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus and any prospectus supplement in connection with any sale of Class A common stock.

11

        In addition, upon receiving notice from a selling securityholder that a donee, pledgee or transferee or other successor-in-interest intends to sell shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee. We have agreed with the selling securityholders to keep the registration statement of which this prospectus is a part effective until all shares are sold by the selling securityholders or all unsold shares are immediately saleable without restriction (including without volume limitations) and without registration under the Securities Act.

        The aggregate proceeds to the selling securityholders from the sale of the Class A common stock offered by them hereby will be the purchase price of such shares of Class A common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our outstanding Class A common stock is included for quotation on the Nasdaq National Market.

        In order to comply with the securities laws of certain jurisdictions, if applicable, the Class A common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling securityholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 or any other available exemption rather than pursuant to this prospectus. There is no assurance that any selling securityholder will sell any or all of the Class A common stock described herein, and any selling securityholder may transfer, devise or gift such securities by other means not described in this prospectus.

        To the extent required, the shares of Class A common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We entered into a registration rights agreement for the benefit of the selling securityholders to register their Class A common stock under applicable federal and state securities laws under particular circumstances and at specified times. The registration rights agreement provides for cross-indemnification of the selling securityholders and our company and their respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the Class A common stock, including liabilities under the Securities Act. We will pay all of our expenses and substantially all of the expenses incurred by the selling securityholders incident to the offering and sale

12

of the Class A common stock, provided that each selling securityholder will be responsible for payment of commissions, concessions and discounts of underwriters, broker-dealers or agents. The selling securityholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of Class A common stock and activities of the selling securityholders.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

        The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries (the "Company") as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the SEC on May 15, 2003;

  •
  Our Proxy Statement, filed with the SEC on April 21, 2003;

  •
  Our Current Reports on Form 8-K, filed with the SEC on:

  •
  January 15, 2003;

  •
  January 29, 2003;

  •
  May 8, 2003;

  •
  June 3, 2003;

  •
  June 11, 2003; and

  •
  August 7, 2003;

  •
  The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed with the SEC for the purpose of updating such description.

        In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

13

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov.

        In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

    XM Satellite Radio Holdings Inc.
    1500 Eckington Place, N.E.
    Washington, DC 20002
    Attn: Investor Relations
    (202) 380-4000

        Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

        You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

        References in this prospectus to the terms "we," "our" or "us" or other similar terms mean XM Satellite Radio Holdings Inc. and its subsidiaries.

14

PROSPECTUS

         XM SATELLITE RADIO HOLDINGS INC.

101,713,219 Shares of Common Stock

Corporate Headquarters:
1500 Eckington Place, N.E.
Washington, D.C. 20002
(202) 380-4000

        On January 28, 2003, we completed a private placement raising gross proceeds of $225,000,000 through the sale of $210,000,000 aggregate initial value of our 10% senior secured discount convertible notes due 2009 and $15,000,000 of our Class A common stock. At the closing, we entered into a registration rights agreement with the purchasers in the private placement. Under that agreement, we agreed to file a registration statement to permit the selling securityholders named in this prospectus to sell the number of shares of Class A common stock indicated in this prospectus.

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "XMSR." On August 7, 2003, the last reported sale price of our common stock was $10.52.

        An investment in our securities involves risks. Please read the section entitled "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

The date of this prospectus is August 8, 2003.

Summary	1
Risk Factors	3
Use of Proceeds	6
Selling Securityholders	7
Plan of Distribution	11
Legal Matters	13
Experts	13
Incorporation of Documents by Reference	13
Where You Can Find Additional Information	14

        This post-effective amendment is being filed to update the selling stockholder table to reflect transfers among certain holders of 10% senior secured discount convertible notes of XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" beginning on page 3.

  •
  The unproven market for our service;

  •
  The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

  •
  Our substantial indebtedness;

  •
  Dependence on third parties; and

  •
  Future subscriber acquisition costs or subscriber turnover possibly being higher than expected.

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

ii

SUMMARY

Our Business

        We are a nationwide provider of audio entertainment and information programming for reception by vehicle, home and portable radios. Our digital audio XM Radio service offers 100 channels of music, news, talk, sports and children's programming for a monthly subscription fee; we also offer one premium channel. We believe XM Radio appeals to consumers because of our clear sound quality from a digital signal, innovative programming and nationwide coverage. Since our nationwide launch on November 12, 2001, we have built our subscriber base to over 692,000 subscribers as of June 30, 2003 through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers.

        Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

  January 2003 Issuance of Shares and Convertible Notes

        On January 28, 2003, we announced that we had completed three separate financing transactions that we believe will significantly improve our liquidity over the next three years. The transactions consisted of (1) an exchange offer relating to $325 million aggregate principal amount of outstanding debt issued by our subsidiary, XM Satellite Radio Inc., or "XM," (2) a restructuring of our payment obligations to General Motors Corporation, and (3) a private placement resulting in gross proceeds to us of $225 million, which is described briefly below. You can obtain more information regarding the recently completed financing transactions by reviewing a copy of our Current Report on Form 8-K, filed with the SEC on January 29, 2003, which is incorporated by reference into this prospectus.

        In one of these transactions, we closed on the sale of $210 million in initial value of our 10% senior secured discount convertible notes due December 31, 2009 to several investors. Interest on these notes will accrete at a rate of 10% per year from the closing through December 31, 2005, so that at January 1, 2006 the aggregate principal amount of the notes will be $279.3 million. From January 1, 2006, interest will accrue at a rate of 10% per year, payable semi-annually in cash or, at our option, in additional notes. If all interest is paid in new notes, these notes would have an aggregate principal value of $412.6 million when they mature in December 2009. The accreted value of notes is convertible at any time in whole or in part into shares of our Class A common stock at the option of the holders at a conversion price of $3.18. The conversion price is subject to equitable adjustment from time to time in the event of stock splits, recapitalizations and similar events. We do not have the right to prepay or redeem these notes, but have the ability after four years to require the conversion of the notes into Class A common stock in limited circumstances. This mandatory conversion would only be available to us if:

  •
  we achieve break-even in our earnings before interest, taxes, depreciation and amortization;

  •
  our Class A common stock trades at 200% of the conversion price for a specified period of time;

  •
  the aggregate amount of our outstanding indebtedness after conversion is less than $250 million; and

  •
  our Series C preferred stock is no longer outstanding.

        Also on January 28, 2003, we closed on our agreement to sell 5,555,556 shares of our Class A common stock to an institutional investor at a purchase price of $15 million, or $2.70 per share. We agreed with the purchaser of our Class A common stock and the purchasers of the notes that we would

1

register for resale their Class A common stock or the Class A common stock issuable upon conversion of these notes.

Recent Developments

        Our two in-orbit satellites, XM Rock and XM Roll, currently provide excellent performance but continue to experience progressive solar array power degradation consistent with that experienced by other Boeing 702 satellites in-orbit. There has been no meaningful change in the previously predicted rate of degradation.

        We have now put in place firm contractual arrangements to launch our spare satellite (XM-3) during the fourth quarter of 2004 (while our two existing satellites are still performing above minimum acceptable levels), and for Boeing to construct a new ground spare (XM-4) to be completed by the fourth quarter of 2005. We have also entered into a contract with Sea Launch to provide an XM-4 launch, as needed in the future.

        Under these contract arrangements, our major cash outlays to launch XM-3 will not arise until the fourth quarter of 2004 and those to construct XM-4 will not occur until the first quarter of 2005. We have recently raised sufficient funds to launch XM-3, but will need to obtain insurance reimbursement or other funds to complete construction of XM-4.

        Currently, we have insurance claims in process relating to the power degradation trends experienced by our two in-orbit satellites. A group of our insurers recently denied these claims, asserting that the satellites are still performing above the insured levels and the power trend lines are not definitive; these insurers also allege that we failed to comply with certain policy provisions regarding material change and other matters. We will be responding to the insurers' position and will proceed to settlement discussions, arbitration or litigation (as needed) to recover the insured losses.

2

RISK FACTORS

        Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our Current Report on Form 8-K, filed with the SEC on June 3, 2003, which are incorporated by reference in this prospectus, and those set forth following this paragraph. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

        We have issued and outstanding securities exercisable for or convertible into a significant number of our shares of Class A common stock, including securities issued to General Motors and the 10% senior secured discount convertible notes, some of which also give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. As of June 30, 2003, we had outstanding 123,324,577 shares of Class A common stock. On a pro forma basis as of June 30, 2003, if we issued all shares issuable upon conversion of the new notes (but not including accreted value and any in-kind interest payments) and conversion or exercise of other outstanding securities (many of which have a conversion or exercise price significantly above our current market price), we would have had 291,629,844 shares of Class A common stock outstanding on that date (not including a performance-based warrant held by Sony Electronics that may in the future be exercisable for up to 2% of our Class A common stock on a fully diluted basis). Issuances of a large number of shares could adversely affect the market price of our Class A common stock.

        In addition to the shares of our Class A common stock that are already publicly-traded, the holders of approximately 16,492,059 shares of our Class A common stock, all of our Series A preferred stock, all of our Series C preferred stock, GM and the holders of our 10% senior secured discount convertible notes have the right to request registration of their shares, including in future public offerings of our equity securities. We have previously filed registration statements under the Securities Act to cover all 26,500,000 shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our stock plans. We are now registering 101,713,219 shares under this registration statement. We previously registered 25,514,960 shares under a separate registration statement to cover shares issued upon exercise of the exchange warrants. The sale into the public market of a large number of privately-issued shares could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

Risk Factors Related to Recent Developments

Premature degradation or failure of our satellites could damage our business.

        If one of our satellites were to fail or suffer performance degradation prematurely and unexpectedly, it likely would affect the quality of our service, interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. In September 2001, Boeing Satellite Systems (BSS) advised us of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including both XM Rock and XM Roll. Since the issue is common to Boeing 702 class satellites, we and the manufacturer are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a spare satellite under construction that is being modified to address the solar power anomaly, the ability to provide full service for some period of time with XM Rock and XM Roll collocated in one orbit slot

3

and the spare located in the other slot (which would allow partial use of the satellites through the first quarter of 2008), our arrangements to construct a new ground spare, and various mitigation actions to extend the full or partial use of the satellites, we believe that we will be able to launch additional satellites prior to the time the solar power problem might cause the broadcast signal strength to fall below minimum acceptable levels. Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). There is no assurance that such actions will allow us to maintain adequate broadcast signal strength. Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information.

        A number of other factors could decrease the useful lives of our satellites, including:

  •
  defects in construction;

  •
  loss of on board station-keeping system;

  •
  failure of satellite components that are not protected by back-up units;

  •
  electrostatic storms; and

  •
  collisions with other objects in space.

        In addition, our network of terrestrial repeaters communicates principally with one satellite. If the satellite communicating with the repeater network fails unexpectedly, we would have to repoint all the repeaters to communicate with the other satellite. This would result in a degradation of service that could last several days and could harm our business.

Losses from satellite degradation may not be fully covered by insurance, and insurance proceeds may not be available in a timely manner.

        We purchased launch and in-orbit insurance policies from global space insurance underwriters covering XM Rock and XM Roll. Due to the solar array degradation, we have filed a claim for the aggregate sum insured on both satellites ($200 million per satellite) less applicable salvage under our insurance policies. In July 2003, a group of our insurance carriers denied our claim and asserted that XM Rock and XM Roll are still performing above insured levels, the power trend lines are not definitive and that we failed to comply with certain policy provisions regarding material change and other matters. We have announced that we will respond to the insurance carriers' position and proceed to settlement discussions, arbitration or litigation, as needed, to recover our insured losses, but we may not prevail in this matter or recover the amounts we are seeking from the insurers.

        In addition, any amounts we recover from our insurance may not fully cover our losses. For example, our insurance does not cover the full cost of constructing, launching and insuring two new satellites, nor will it cover and we do not have protection against business interruption, loss of business or similar losses. Also, our insurance contains customary exclusions, salvage value provisions, material change and other conditions that could limit our recovery.

        Further, any insurance proceeds may not be received on a timely basis in order to launch our spare satellite or construct and launch a replacement satellite. Although we have funds available for the launch of our spare satellite, if adequate insurance proceeds are not received in a timely manner we will need additional funds for the new ground spare satellite (XM-4). This may impair our ability to make timely payments on our outstanding notes and other financial obligations.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

  •
  Our significant expenditures and losses;

  •
  The unproven market for our service;

  •
  The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

  •
  Our need for additional financing; and

  •
  Our substantial indebtedness.

        For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" set forth in our Current Report on Form 8-K, filed with the SEC on June 3, 2003. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

5

USE OF PROCEEDS

        We will not receive any proceeds from the offer and sale of any securities by the selling securityholders. We have agreed to pay the expenses of registering the Class A common stock being offered by the selling securityholders pursuant to this prospectus.

6

SELLING SECURITYHOLDERS

        The large majority of shares of Class A common stock that are being registered for resale under this prospectus may be acquired by the selling securityholders upon conversion of our 10% senior secured discount convertible notes, which were originally issued and sold in January 2003 in a transaction exempt from the registration requirements of the Securities Act. The remaining shares were issued in private placements exempt from the registration requirements of the Securities Act. The notes and the shares of Class A common stock issuable upon conversion thereof, and the shares issued in private placements, constitute "restricted securities" under the Securities Act prior to this registration.

        Interest on the notes will accrete at a rate of 10% per year from the closing through December 31, 2005, such that at January 1, 2006 the aggregate principal amount of the notes will be approximately $279.3 million. The accreted value of notes held by an investor is convertible into shares of our Class A common stock at an initial conversion price of $3.18 per share. The shares of Class A common stock registered for resale under this prospectus include shares which may be issued upon conversion, exchange or redemption of the notes. The number of shares of Class A common stock registered equals the number issuable upon conversion of the fully accreted aggregate principal amount of the notes. The principal amount of the notes will continue to accrete until January 2006, at which time the principal amount will be fully accreted. The number of shares of Class A common stock actually issued upon conversion therefore will depend on when the notes are converted. From time to time either prior to or after January 2006, we may enter into transactions with one or more holders of the notes in which we issue shares of our Class A common stock in exchange for the notes held by those holders. Although the terms of any exchange transactions may vary, we would expect to issue in exchange for notes more than the number of shares of Class A common stock into which the notes are then convertible, but not to exceed the total number of shares registered for resale under this prospectus with respect to the exchanged notes. The conversion price is subject to equitable adjustment from time to time in the event of stock splits, recapitalizations and similar events. Any additional shares of Class A common stock issued as a result of any adjustment in the conversion price also will be covered by this prospectus. Under the terms of the notes, certain selling securityholders may not convert the notes without first providing us with 61 days notice if such conversion would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of Class A common stock that would exceed the percentage designated by the selling securityholder at or prior to the closing of the issuance and sale of the notes. Each selling securityholder could choose prior to this closing to designate a percentage limiting beneficial ownership, ranging from 4.999% to 9.999% of our Class A common stock following such conversion, or no limiting percentage at all, excluding for purposes of such determination shares of Class A common stock issuable upon conversion of the notes that have not been converted. The number of shares in the first and second columns does not reflect this limitation.

        The selling securityholders may from time to time offer and sell pursuant to this prospectus the respective numbers of shares of Class A common stock as are set forth opposite their names in the table below. The following table sets forth the name of each selling securityholder and the following information as of June 30, 2003:

  •
  the number of shares of Class A common stock beneficially owned by each selling securityholder;

  •
  the maximum number of shares which may be offered for sale by such selling securityholder under this prospectus;

  •
  the number of shares beneficially owned by each selling securityholder, assuming all such shares are sold; and

  •
  the percentage of our outstanding Class A common stock beneficially owned by such selling securityholder.

7

        The selling securityholders may offer all, some or none of the Class A common stock shown in the table. Because the selling securityholders may offer all or some portion of the Class A common stock, we have assumed for purposes of completing the last column in the table that all shares of Class A common stock offered hereby will have been sold by the selling securityholders upon termination of sales pursuant to this prospectus.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering(1)		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering	Percentage of Outstanding Class A Common Stock Beneficially Owned After Completion of the Offering(1)(2)
AEA XM Investors IA LLC	274,860	(3)	350,745	7,337,597	3.7%
AEA XM Investors IIA LLC	2,248,760	(3)	2,869,607	948,636	*
Columbia Capital Equity Partners II (QP), L.P.	1,011,370		1,290,595	0	*
Columbia XM Radio Partners, LLC	2,416,865		1,402,791	1,317,571	*
Columbia Capital Equity Partners III (QP), L.P.	1,517,178		463,363	1,154,064	*
Columbia XM Satellite Partners III, LLC	1,298,583		398,186	986,546	*
Hughes Electronics Corporation	18,700,941		4,182,275	15,423,513	7.9%
Black Bear Fund I, L.P.	9,268,169		5,446,544	5,000,000	2.6%
Black Bear Fund II, L.L.C.	516,872		659,572	0	*
Black Bear Offshore Master Fund Limited	8,914,609		11,375,793	0	*
George Haywood	7,917,481		2,927,593	5,623,281	3.0%
Hearst Communications, Inc.	1,695,086		2,163,072	0	*
American Honda Motor Co., Inc.	23,292,335		20,911,374	6,905,193	3.5%
Superius Securities Group, Inc. Money Purchase Plan	1,261,810		1,610,176	0	*
John Dealy	320,158		209,114	156,287	*
Avdan Partners, L.P.	709,420		292,760	480,000	*
Michael W. Harris	199,923		255,119	0	*
Paul Greenwald	802,698		815,544	163,599	*
SF Capital Partners, Ltd.	2,458,071		3,136,707	0	*
A.R. Sanchez, Jr.	477,743		418,228	150,000	*
Royal Bank of Canada	12,880,293		16,436,342	0	*
U.S. Trust Company	294,969		376,405	0	*
Excelsior Value & Restructuring Fund	5,555,556		5,555,556	0	*

8

Neera Singh and Rajendra Singh JTWROS	491,614	627,342	0	*
Hersh Raj Singh Educational Trust	245,807	313,671	0	*
Samir Raj Singh Educational Trust	245,807	313,671	0	*
Everest Capital Master Fund LP	846,745	1,053,402	21,250	*
Clear Channel Investments, Inc.	8,329,877	8,329,877	0	*
AIG DKR Soundshore Holdings Ltd.	473,916	604,757	0	*
AIG DKR Soundshore Opportunity Holding Fund Ltd.	326,137	416,178	0	*
AIG DKR Soundshore Strategic Holding Fund Ltd.	183,175	233,747	0	*
Richard Buik	16,387	20,911	0	*
Bear, Stearns & Co. Inc.	3,542,661	4,520,734	0	*
Peter P. Panels	13,110	16,729	0	*

*
Indicates less than 1% ownership.

        (1)   Includes the shares of Class A common stock which are issuable upon conversion of convertible securities held by the selling securityholder. The conversion price and the number of shares of Class A common stock issuable upon conversion of the convertible securities owned by the selling securityholder are subject to adjustment under specified circumstances. Accordingly, the number of shares of Class A common stock issuable upon conversion may increase or decrease from time to time.

        (2)   Based on 123,324,577 shares of outstanding Class A common stock as of June 30, 2003.

        (3)   Represents Class A common stock issuable upon conversion of the principal amount at January 1, 2006 of 10% senior secured discount convertible notes due 2009. Excludes 7,337,597 shares issuable upon conversion of Series C preferred stock and accrued dividends held by AEA XM Investors I LLC, a Delaware limited liability company ("AEA XM I"), and 948,636 shares of Class A common stock issuable upon conversion of Series C preferred stock and accrued dividends held by AEA XM Investors II LLC, a Delaware limited liability company ("AEA XM II"). As the general partner of each of XM Investors I LP, a Delaware limited partnership, XM Investors II LP, a Delaware limited partnership, XM Investors IA LP, a Delaware limited partnership, and XM Investors IIA LP, a Delaware limited partnership, which are the managing members of AEA XM I, AEA XM II, AEA XM Investors IA LLC, a Delaware limited liability company ("AEA XM IA") and AEA XM Investors IIA LLC, a Delaware limited liability company ("AEA XM IIA"), respectively, AEA XM Investors Inc., a Delaware corporation, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA.

9

        Since February 2000, we have been a party to a contract with Hughes Electronics Corporation for the design, development and manufacture our terrestrial repeaters. Since August 1999, we have been a party to a contract with LCC International for the engineering and site preparation of our terrestrial repeater network. Dr. Rajendra Singh is a director of LCC International and controls its largest shareholder. We have operational assistance agreements with each of Clear Channel Communications, Inc., an affiliate of Clear Channel Investments, Inc., an affiliate of DIRECTV Enterprises, LLC, a holder of our Series C preferred stock and subsidiary of Hughes Electronics Corporation, and TCM, LLC, an affiliate of each of Columbia Capital Equity Partners II (QP), L.P., Columbia XM Radio Partners, LLC, Columbia Capital Equity Partners III (QP), L.P. and Columbia XM Satellite Partners III, LLC, to make available a certain amount of our bandwidth. Each of these arrangements is further described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference.

        Each of the selling securityholders is a party to our second amended and restated shareholders and noteholders agreement and our second amended and restated registration rights agreement, each of which is described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. Hughes Electronics Corporation, Clear Channel Investments, Inc., Columbia XM Satellite Partners III, LLC, Columbia Capital Equity Partners III (QP) L.P. and Columbia XM Radio Partners LLC, each of which is an affiliate of Columbia Capital Equity Partners II (QP), L.P., American Honda Motor Co., Inc., affiliates of OnStar Corporation, and AEA XM Investors I LLC and AEA XM Investors II LLC, which are affiliates of AEA XM Investors IA LLC and AEA XM Investors IIA LLC, were parties to our amended and restated shareholders agreement and amended and restated registration rights agreement. General Motors Corporation, the parent of Hughes Electronics Corporation, has entered into certain arrangements with us, as described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. We have agreed to use our reasonable best efforts to cause a stock loan of 7,500,000 shares of our Class A common stock to be made available to BayStar Capital during the next two years.

        AEA XM Investors IA LLC and AEA XM Investors IIA LLC (and their affiliates AEA XM Investors I LLC and AEA XM Investors II LLC), Columbia Capital Equity Partners II (QP), L.P., Columbia XM Radio Partners, LLC, Columbia Capital Equity Partners III (QP), L.P., Columbia XM Satellite Partners III, LLC, Hughes Electronics Corporation and American Honda Motor Co., Inc. are parties to a director designation agreement under which they have the right to designate members of our board of directors and certain committees of our board, as described in our Proxy Statement, filed with the SEC on April 21, 2003 and incorporated herein by reference. One of our directors, Chester A. Huber, Jr., is President of OnStar Corporation. Randall T. Mays, a member of our board of directors, is executive vice president of Clear Channel Investments, Inc. Pierce J. Roberts, Jr., a member of our board of directors, is a managing director of AEA Investors Inc., an affiliate of AEA XM Investors IA LLC, AEA XM Investors IIA LLC, AEA XM Investors I LLC, AEA XM Investors II LLC and AEA XM Investors Inc. Jack Shaw, a member of our board of directors, is Chief Executive Officer of Hughes Electronics Corporation. Hughes Electronics is also a subsidiary of General Motors, the parent of OnStar Corporation. R. Steven Hicks, who became a director upon the closing of the sale of the 10% senior secured discount convertible notes, is a non-managing member of BayStar Capital, an affiliate of BayStar Capital II, LP and BayStar International II, Ltd. Thomas G. Elliott, who became a director upon the closing of the sale of the 10% senior secured discount convertible notes, is Executive Vice President, Automobile Operations of American Honda Motor Co., Inc. John Dealy provides various consulting services to our company.

        Other than as noted above or elsewhere in this prospectus, none of the selling securityholders has had any material relationship with us or our affiliates within the past three years.

        Information concerning the selling securityholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.

10

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, which term includes their transferees, pledgees or donees or their successors in interest, may offer and sell, from time to time, the Class A common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the respective selling securityholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The Class A common stock may be sold by or for the account of the selling securityholders or their successors in interest from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale,

  •
  in the over-the counter market,

  •
  otherwise than on such exchanges or services or in the over-the-counter market,

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise,

  •
  through the settlement of short sales,

  •
  through a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  through a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account,

  •
  involving an ordinary brokerage transaction or a transaction in which the broker-dealer solicits purchasers,

  •
  that are privately negotiated,

  •
  through an underwritten offering, or

  •
  through a combination of the above methods of sale.

In connection with the sale of the Class A common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the Class A common stock and deliver these securities to close out such short positions, sell short and deliver these securities to close out such short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities.

        At the time a particular offering of the Class A common stock is made, a supplement to this prospectus, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, that such broker-dealer(s) did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus and other facts material to the transaction. Each broker-dealer that receives the Class A common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus and any prospectus supplement in connection with any sale of Class A common stock.

11

        In addition, upon receiving notice from a selling securityholder that a donee, pledgee or transferee or other successor-in-interest intends to sell shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee. We have agreed with the selling securityholders to keep the registration statement of which this prospectus is a part effective until all shares are sold by the selling securityholders or all unsold shares are immediately saleable without restriction (including without volume limitations) and without registration under the Securities Act.

        The aggregate proceeds to the selling securityholders from the sale of the Class A common stock offered by them hereby will be the purchase price of such shares of Class A common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our outstanding Class A common stock is included for quotation on the Nasdaq National Market.

        In order to comply with the securities laws of certain jurisdictions, if applicable, the Class A common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling securityholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 or any other available exemption rather than pursuant to this prospectus. There is no assurance that any selling securityholder will sell any or all of the Class A common stock described herein, and any selling securityholder may transfer, devise or gift such securities by other means not described in this prospectus.

        To the extent required, the shares of Class A common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We entered into a registration rights agreement for the benefit of the selling securityholders to register their Class A common stock under applicable federal and state securities laws under particular circumstances and at specified times. The registration rights agreement provides for cross-indemnification of the selling securityholders and our company and their respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the Class A common stock, including liabilities under the Securities Act. We will pay all of our expenses and substantially all of the expenses incurred by the selling securityholders incident to the offering and sale of the Class A common stock, provided that each selling securityholder will be responsible for payment

12

of commissions, concessions and discounts of underwriters, broker-dealers or agents. The selling securityholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of Class A common stock and activities of the selling securityholders.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P.

EXPERTS

        The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries (the "Company") as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the SEC on May 15, 2003;

  •
  Our Definitive Proxy Statement on Form 14A, filed with the SEC on April 21, 2003;

  •
  Our Current Reports on Form 8-K, filed with the SEC on:

  •
  January 15, 2003;

  •
  January 29, 2003;

  •
  May 8, 2003;

  •
  June 3, 2003;

  •
  June 11, 2003; and

  •
  August 7, 2003;

  •
  The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on September 23, 1999, including any amendment or report filed with the SEC for the purpose of updating such description.

In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

13

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov.

        In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

  XM Satellite Radio Holdings Inc.
  1500 Eckington Place, N.E.
  Washington, DC 20002
  Attn: Investor Relations
  (202) 380-4000

        Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning us and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

        You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

        References in this prospectus to the terms "we," "our" or "us" or other similar terms mean XM Satellite Radio Holdings Inc. and its subsidiaries.

14

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Prospectus Supplement Summary
Risk Factors
Use of Proceeds
Dilution
Price Range of Our Class A Common Stock
Dividend Policy
Capitalization
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Executive Compensation and Other Information
Certain Relationships and Related Party Transactions
Principal and Selling Stockholders
Description of Capital Stock
Underwriting
Legal Matters
Experts
Incorporation of Information Filed With the SEC
Where to Find Additional Information
Financial Statements
Prospectus
Summary
Risk Factors
Use of Proceeds
Description of Debt Securities
Description of Common Stock
Description of Preferred Stock
Description of Depositary Shares
Description of Warrants
Description of Rights
Book-Entry Securities
Plan of Distribution
Legal Matters
Experts
Prospectus
Summary
Risk Factors
Use of Proceeds
Selling Securityholders
Plan of Distribution
Legal Matters
Experts
Incorporation of Documents by Reference
Where You Can Find Additional Information
Prospectus
Summary
Risk Factors
Use of Proceeds
Selling Securityholders
Plan of Distribution
Legal Matters
Experts
Incorporation of Documents by Reference
Where You Can Find Additional Information

18,000,000 shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

                                                                                                                                                                                                                                                                                                                                                   , 2004

Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
Citigroup
Credit Suisse First Boston
Merrill Lynch & Co.
UBS Investment Bank